As filed with the Securities and Exchange Commission on March 12, 1997
                                                    Registration No. 333-10843
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                                AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------

                         SRI RECEIVABLES MASTER TRUST
                      (Issuer of Collateral Certificates)

                      SRI RECEIVABLES PURCHASE CO., INC.
                  (Originator of the Trust described herein)
            (Exact name of registrant as specified in its charter)

                              ------------------

        DELAWARE                                                51-0349276
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                      9999
                          (Primary Standard Industrial
                           Classification Code Number)

                            10201 SOUTH MAIN STREET
                             HOUSTON, TEXAS  77025
                                (713) 667-5601
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ------------------

                                JAMES A. MARCUM
             EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                      SRI RECEIVABLES PURCHASE CO., INC.
                            10201 SOUTH MAIN STREET
                             HOUSTON, TEXAS  77025
                                (713) 667-5601
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    COPY TO:

                                KENNETH P. MORRISON
                                 KIRKLAND & ELLIS
                              200 EAST RANDOLPH DRIVE
                              CHICAGO, ILLINOIS 60601
                                  (312) 861-2000

                               ------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                              ------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                      SRI RECEIVABLES PURCHASE CO., INC.

                            CROSS REFERENCE SHEET

         (PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING LOCATION IN PROSPECTUS OF INFORMATION REQUIRED BY ITEMS OF PART I OF FORM S-4)

          ITEM NUMBER AND CAPTION             CAPTION OR LOCATION IN PROSPECTUS
          -----------------------             ---------------------------------
 1.     Forepart of Registration Statement and
        Cover Page of Prospectus.............          Outside Front Cover Page

 2.     Inside Front and Outside Back Cover
        Pages of Prospectus..................          Inside Front Cover Page; Table of Contents

 3.     Risk Factors, Ratio of Earnings to Fixed       Summary; Summary Historical Financial and
        Charges and Other Information........          Operating Data of SRPC; Risk Factors; Selected
                                                       Historical Financial and Operating Data of SRPC;
                                                       Business of SRPC; The Exchange Offer; Certain
                                                       Federal Income Tax Consequences

 4.     Terms of the Transaction.............          Outside Front Cover Page; Summary; The
                                                       Exchange Offer; Description of Notes; Certain
                                                       Federal Income Tax Consequences

 5.     Pro-Forma Financial Information......          Inapplicable

 6.     Material Contacts with the Company Being
        Acquired.............................          Inapplicable

 7.     Additional Information Required......          Inapplicable

 8.     Interests of Named Experts and
        Counsel..............................          Legal Matters

 9.     Disclosure of Commission Position on
        Indemnification for Securities Act
        Liabilities..........................          Inapplicable

10.     Information with Respect to S-3
        Registrants..........................          Inapplicable

11.     Incorporation of Certain Information by
        Reference............................          Inapplicable

12.     Information with Respect to S-2 or S-3
        Registrants..........................          Inapplicable

13.     Incorporation of Certain Information by
        Reference............................          Inapplicable

          ITEM NUMBER AND CAPTION             CAPTION OR LOCATION IN PROSPECTUS
          -----------------------             ---------------------------------
14.     Information with Respect to Registrants
        other than S-3 or S-2 Registrants....          Outside Front Cover Page; Summary; Risk
                                                       Factors; Selected Historical Financial and
                                                       Operating Data of SRPC; SRPC Management's
                                                       Discussion and Analysis of Financial Condition
                                                       and Results of Operations; Business of SRPC;
                                                       Business of SRI; SRI's Credit Card Business; The
                                                       Accounts; Financial Statements of SRPC

15.     Information with Respect to S-3
        Companies............................          Inapplicable

16.     Information with Respect to S-2 or S-3
        Companies............................          Inapplicable

17.     Information with Respect to Companies Other
        Than S-3 or S-2 Companies............          Inapplicable

18.     Information if Proxies, Consents or
        Authorizations are to be Solicited...          Inapplicable

19.     Information if Proxies, Consents or            Management; Executive Compensation; Certain
        Authorizations are not to be Solicited or      Relationships and Related Transactions; Principal
        in an Exchange Offer.................          Stockholders

******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************

                  SUBJECT TO COMPLETION, DATED MARCH 12, 1997

PROSPECTUS

                      SRI RECEIVABLES PURCHASE CO., INC.

          OFFER TO EXCHANGE ITS 12.5% SERIES B NOTES FOR ANY AND ALL
            OF ITS OUTSTANDING 12.5% TRUST CERTIFICATE-BACKED NOTES

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            ,
1997, UNLESS EXTENDED.

    SRI Receivables Purchase Co., Inc., a Delaware corporation ("SRPC"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (the "PROSPECTUS") and the accompanying Letter of Transmittal (the "LETTER OF TRANSMITTAL" which, together with the Prospectus, constitutes the "EXCHANGE OFFER") to exchange its 12.5% Series B Notes (the "NEW NOTES"), which have been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), pursuant to the Registration Statement of which this Prospectus is a part, for a like principal amount of its issued and outstanding 12.5% Trust Certificate-Backed Notes (the "OLD NOTES"), of which an aggregate of $30 million in principal amount is outstanding. The New Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture, dated as of ______________, 1997 (the "INDENTURE"), by and among SRPC, Specialty Retailers, Inc., a Delaware corporation ("SRI"), as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and Bankers Trust Company, as indenture trustee (in such capacity, the "INDENTURE TRUSTEE") and as collateral agent (in such capacity, the "COLLATERAL AGENT"). The Old Notes and the New Notes are referred to herein collectively as the "NOTES." The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes except that the New Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. See "The Exchange Offer" and "Description of the Notes."

    The New Notes are being issued by SRPC, a wholly owned subsidiary of Palais Royal, Inc., a Texas corporation ("PALAIS"). Until February 1997, when SRI merged with and into Palais, Palais was a wholly owned subsidiary of SRI, which was a wholly owned subsidiary of the holding company Stage Stores, Inc., a Delaware corporation ("STAGE STORES"), previously known as Apparel Retailers, Inc. ("ARI").

     Principal on the Notes is expected to be paid in one installment on December 15, 2000. Interest on the Notes will accrue at the rate of 12.5% per annum and will be payable semi-annually on June 15 and December 15 of each year, commencing on December 16, 1996, except that under certain circumstances, interest on the Notes will be payable monthly. The Notes are rated B+ by Standard & Poor's, a Division of The McGraw-Hill Companies ("S&P") and BB- by Duff & Phelps Credit Rating Co. ("DCR").

    PRINCIPAL, INTEREST AND PREMIUM, IF ANY, ON THE NOTES WILL BE SECURED BY, AND WILL BE PAID SOLELY FROM THE DISTRIBUTIONS ON, THE COLLATERAL CERTIFICATES. THE NOTES WILL NOT BE GENERAL RECOURSE OBLIGATIONS OF SRPC AND HOLDERS WILL NOT HAVE RECOURSE TO OTHER ASSETS OF SRPC. FURTHERMORE, THE NOTES WILL NOT BE OBLIGATIONS OF STAGE STORES, SRI, PALAIS OR ANY OF THEIR AFFILIATES AND HOLDERS WILL NOT HAVE RECOURSE TO THE ASSETS OF STAGE STORES, SRI, PALAIS OR SUCH AFFILIATES.
                                                      (CONTINUED ON NEXT PAGE)

      SEE "RISK FACTORS" ON PAGE 24 FOR A DISCUSSION OF CERTAIN RISKS TO BE
                CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ____________________, 1997

     The Notes will be subject to redemption on or after December 15, 1997 at the option of SRPC, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. In addition, the Notes will be subject to early amortization upon the occurrence of any Event of Default.

     The Notes are secured by the Collateral Certificates, which consist of the Transferor Certificate and the Class D Certificates. The Transferor Certificate represents the fractional undivided interest in the Trust assets that are not allocated to any holders of Investor Certificates. The amount of the Transferor Certificate will vary according to the amount of Principal Collections held by the Trust, the level of utilization of the 1993-2 Class A-R Certificates and 1993-2 Class B-R Certificates and other factors. The 1993-1 Class D Certificate was issued on July 30, 1993 with an Initial Invested Amount of $30,000,000. The 1995-1 Class D Certificate was issued on August 11, 1995 with an Initial Invested Amount of $5,120,000. The Class D Certificates do not bear interest and have a Scheduled Amortization Period Commencement Date of December 1, 1999 and a Scheduled Series Termination Date of January 1, 2003. See "Description of the Collateral." The Collateral Certificates will be pledged to the Indenture Trustee or the Collateral Agent for the benefit of holders of the Notes.

     SPRC has not issued, and has no current plans to issue, any significant debt that would be senior to, subordinate to, or pari passu with the Notes. Under the Indenture, SRPC may issue additional debt securities that are pari passu with or subordinate to, but not senior to, the Notes; however, SPRC is restricted by its certificate of incorporation and certain contractual covenants from incurring additional indebtedness without the consent of the Rating Agencies and certain Certificateholders.

     SRPC will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on , 1997, unless extended (such date, or such later date to which the Exchange Offer may be extended, the "EXPIRATION DATE"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange by SRPC. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by SRPC. See "The Exchange Offer."

     Any waiver, extension or termination of the Exchange Offer will be publicly announced by SRPC through a release to the Dow Jones News Service and as otherwise required by applicable law or regulations.

     Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "COMMISSION") to third parties, SRPC believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold, and otherwise transferred by a holder thereof (other than broker-dealers, as set forth below, and any holder that is an "affiliate" of SRPC within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the New Notes in the ordinary course of its business and has no arrangement or understanding with any person to participate in the distribution of the New Notes. Eligible Holders wishing to accept the Exchange Offer must represent to SRPC in the Letter of Transmittal that such conditions have been met. See "The Exchange Offer-- Purpose and Effect of the Exchange Offer." Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering such prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resale of New Notes received for such broker-dealer's own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. SRPC has agreed that, for a period of six months from the date on which the Registration Statement is declared effective, it will make this Prospectus available to any such broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The New Notes constitute a new issue of securities with no established trading market. SRPC does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. BT Securities Corporation (the "INITIAL PURCHASER") has made application on behalf of SRPC to have the Old Notes designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. No assurance can be given that an active public or other market will develop for the Notes or as to the liquidity of the trading market for the Notes. Any Old Notes not tendered and accepted in the Exchange Offer will continue to accrue interest and will remain outstanding and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, Holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and SRPC will have no further obligation to such Holders to provide for the registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered Old Notes could be adversely affected.

     This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Notes as of , 1997.

                               TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
AVAILABLE INFORMATION........................................................6
SUMMARY......................................................................7
   The Offering..............................................................7
   The Exchange Offer .......................................................7
   Principal Terms of the New Notes ........................................10
   The Trust and the Collateral Certificates ...............................11
   Other Matters Relating to the Notes .....................................15
   Certain Structural Features..............................................17
   Use of Proceeds..........................................................18
   Risk Factors.............................................................18
   The Companies............................................................19
SUMMARY HISTORICAL FINANCIAL DATA
   OF SRPC..................................................................23
RISK FACTORS................................................................24
   The Notes and the Collateral Certificates................................24
   Limited Recourse Provisions of the Notes.................................24
   Subordination............................................................24
   Fluctuating Balance of Transferor Interest...............................25
   Limited Foreclosure Rights...............................................25
   Payments and Maturity....................................................25
   Interest Rate Risk.......................................................25
   Control..................................................................26
   Ability to Issue New Series of Notes.....................................26
   Master Trust Considerations..............................................26
   Lack of Public Market....................................................26
   Transfer of the Receivables..............................................27
   Possible Changes to the Terms of the
     Accounts...............................................................28
   Consumer and Debtor Protection Laws......................................28
   Equalization Account.....................................................28
   Ratings..................................................................28
   Possible Impact of SRI and Palais
     Guarantees.............................................................29
   Business of SRI..........................................................29
   Social, Legal and Economic Factors and
     Seasonality............................................................29
   Forms of Payment in SRI Stores...........................................29
   Dependence on SRI and Palais.............................................30
   Competition..............................................................30
USE OF PROCEEDS.............................................................31
CAPITALIZATION OF SRPC......................................................32
SELECTED HISTORICAL FINANCIAL DATA
   OF SRPC..................................................................33
MANAGEMENT'S DISCUSSION AND
   ANALYSIS OF
   FINANCIAL CONDITION AND RESULTS
   OF OPERATIONS............................................................34
   General..................................................................34
   Results of Operations....................................................35
   Liquidity and Capital Resources..........................................36
DESCRIPTION OF THE TRUST....................................................37
BUSINESS OF SRPC............................................................40
BUSINESS OF SRI.............................................................41
   General..................................................................41
   Retail Concept and Operating Strategy....................................41
   Growth Strategy..........................................................43
   Company Operations.......................................................44
   Competition..............................................................46
   Employees................................................................46
   Properties...............................................................46
   Litigation...............................................................47
SRI'S CREDIT CARD BUSINESS..................................................48
   General..................................................................48
   New Account Underwriting.................................................48
   Creation of Account Balances.............................................48
   Account Balances and Yield Experience....................................49
   Loss and Delinquency Experience..........................................50
   Plan for Credit Card Bank................................................52
THE ACCOUNTS................................................................53
   Billing And Payments.....................................................56
MANAGEMENT..................................................................58
EXECUTIVE COMPENSATION......................................................59
   Compensation Committee...................................................60
   Management, Employment and Consulting
     Agreements.............................................................61
   Stock Option Plan........................................................62
   1996 Equity Incentive Plan...............................................62
   SRI Retirement Plan......................................................65
   Company Deferred Compensation Plan.......................................66
CERTAIN RELATIONSHIPS AND RELATED
   TRANSACTIONS.............................................................68
PRINCIPAL STOCKHOLDERS......................................................69
DESCRIPTION OF CERTAIN
   INDEBTEDNESS OF STAGE STORES
   AND ITS AFFILIATES.......................................................71
   Revolving Note...........................................................71
   Bank of Boston Facility..................................................71
   SRI Debt.................................................................71
   Other Debt...............................................................72
THE EXCHANGE OFFER .........................................................74
   Purpose and Effect of the Exchange Offer.................................74
   Terms of the Exchange Offer .............................................75
   Expiration Date; Extensions; Amendments..................................75
   Interest on the New Notes ...............................................75
   Procedures for Tendering.................................................76
   Terms and Conditions of the Letter of
     Transmittal ...........................................................77
   Withdrawal of Tenders ...................................................78
   Conditions to the Exchange Offer ........................................78
   Exchange Agent ..........................................................79
   Fees and Expenses .......................................................79
   Accounting Treatment ....................................................79
   Other ...................................................................80
DESCRIPTION OF THE NOTES....................................................81
   Principal, Maturity and Interest.........................................81
   Optional Redemption......................................................81

                                                                           PAGE
                                                                           ----
   Cash Flows Allocable to the Holders......................................82
   Accounts.................................................................83
   Deposits into the Interest Reserve Account...............................83
   Deposits into the Principal Reserve
     Account................................................................84
   Transfers to the Payment Account;
     Payment of Principal and Interest......................................85
   Final Payments...........................................................86
   Statements to Holders of the Notes.......................................86
   Events of Default and Remedies...........................................86
   Collateral Security......................................................87
   No Personal Liability of Directors,
     Officers, Employees and Shareholders...................................88
   Legal Defeasance.........................................................89
   Amendment, Supplement and Waiver.........................................89
   Transfer and Exchange....................................................90
   Book-Entry, Delivery and Form............................................90
   Certificated Securities..................................................92
   Same-Day Settlement and Payment..........................................92
   Registration Rights......................................................92
   Concerning the Indenture Trustee.........................................92
   Additional Information...................................................92
DESCRIPTION OF THE COLLATERAL...............................................93
   Overview of Trust Allocations............................................93
   The Outstanding Certificates.............................................93
   Principal Terms..........................................................94
   Trust Assets.............................................................96
   Receivables..............................................................96
   Amortization Period......................................................96
   Shared Principal Collections.............................................97
   Transferor Percentage Cash Flows.........................................98
   Transferor Shared Principal Collection
     Cash Flows.............................................................98
   Transferor Excess Finance Charge Cash
     Flows..................................................................98
   Transferor/Class D Cash Flows............................................98
   Class D Daily Cash Flows.................................................99
   Eligible Accounts; Eligible Receivables .................................99
   Automatic Addition of Accounts  ........................................100
   Removal of Accounts.....................................................100
   Collection and Other Servicing Procedures
      .....................................................................101
   Discount Option  .......................................................101
   Trust Accounts  ........................................................102
   Equalization Account  ..................................................102
   Interest Payments.......................................................103
   Allocation Percentages..................................................103
   Application of Collections..............................................104
   Reallocation of Cash Flows..............................................112
   Exchanges...............................................................112
   Interest Rate Caps......................................................114
   Defaulted Receivables; Rebates and
     Fraudulent Charges; Portfolio
     Reassignment  ........................................................114
   Recourse Arrangements...................................................114
   Investor Charge-Offs    ................................................115
   Final Payment of Principal on Senior
     Certificates; Termination  ...........................................116
   Pay Out Events  ........................................................117
   Servicing Compensation and Payment of
     Expenses  ............................................................118
   Certain Matters Regarding SRPC and SRI
      .....................................................................119
   Servicer Default  ......................................................120
   The Receivables Trustee.................................................121
   Definitions.............................................................122
HYPOTHETICAL MODEL SCENARIOS...............................................130
   Overview................................................................130
   The Model...............................................................130
   Model Assumptions.......................................................131
   Hypothetical Inputs.....................................................132
   Basic Monthly Outputs...................................................136
   Stress Factors..........................................................137
   Simplified Priorities...................................................137
   Model Results...........................................................138
   Certain Definitions.....................................................139
CERTAIN LEGAL ASPECTS OF THE
   RECEIVABLES.............................................................141
   Transfer of Receivables.................................................141
   Certain Matters Relating to Bankruptcy..................................141
   Consumer and Debtor Protection Laws.....................................142
FEDERAL INCOME TAX CONSEQUENCES
    .......................................................................142
   Debt Characterization and Interest Income ..............................143
   Exchange of Old Notes for New Notes.....................................143
   Disposition of Notes....................................................143
   Information Reporting and Backup
     Withholding ..........................................................144
   Tax Consequences to Foreign Holders ....................................144
ERISA CONSIDERATIONS.......................................................144
PLAN OF DISTRIBUTION ......................................................145
LEGAL MATTERS..............................................................146
INDEPENDENT ACCOUNTANTS....................................................146
INDEX OF DEFINED TERMS.....................................................147
INDEX TO FINANCIAL STATEMENTS..............................................F-1

                             AVAILABLE INFORMATION

      SRPC has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "REGISTRATION STATEMENT") under the Securities Act covering the New Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to SRPC and the Exchange Offer, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof, which may be inspected at the public reference facilities of the Commission, at the addresses set forth below. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

      SRPC will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and in accordance therewith will file reports and other information with the Commission. The Registration Statement, as well as such reports and other information filed by SRPC pursuant to the Exchange Act, may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Such material may also be obtained from the World Wide Web site maintained by the Commission (http://www.sec.gov).

      In the event that Stage Stores ceases to be subject to the information requirements of the Exchange Act, Stage Stores has agreed that, so long as the Notes remain outstanding, it will file with the Commission and distribute to holders of the Notes copies of the financial information that would have been contained in such annual reports and quarterly reports, including management's discussion and analysis of financial condition and results of operations, that Stage Stores would have been required to file with the Commission pursuant to the Exchange Act. Such financial information shall include annual reports containing consolidated financial statements and notes thereto, together with an opinion thereon expressed by independent accountants, as well as quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year. Stage Stores will also make such reports available to prospective purchasers of the Notes, securities analysts and broker-dealers upon their request. In addition, Stage Stores has agreed that for so long as any of the Notes remain outstanding it will make available to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as SRPC has either exchanged the Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Notes pursuant to an effective registration statement filed by SRPC.

                                     SUMMARY

      THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IN THE INDENTURE. SRPC'S FISCAL YEAR ENDS ON THE SATURDAY NEAREST TO JANUARY 31 IN THE FOLLOWING CALENDAR YEAR. REFERENCES TO YEARS MEAN SRPC'S FISCAL YEAR. FOR EXAMPLE, REFERENCES TO "1995" MEAN THE FISCAL YEAR ENDED FEBRUARY 3, 1996. INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" PRIOR TO MAKING A DECISION TO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER. FOR A LISTING OF THE PAGES ON WHICH TERMS ARE DEFINED, SEE "INDEX OF DEFINED TERMS" APPEARING ON PAGE 148.

                                   THE OFFERING

The Offering......................     The Old Notes were sold by SRPC on May
                                       30, 1996 to the Initial Purchaser
                                       pursuant to a Purchase Agreement, dated
                                       as of May 23, 1996 (the "PURCHASE
                                       AGREEMENT"). The Initial Purchaser
                                       subsequently resold the Old Notes to
                                       qualified institutional buyers pursuant
                                       to Rule 144A and to persons other than
                                       U.S. persons outside the United States
                                       in reliance upon Regulation S under the
                                       Securities Act and to a limited number
                                       of institutional accredited investors
                                       that agreed to comply with certain
                                       transfer restrictions and other
                                       conditions (the "OFFERING").

Registration Rights Agreement.....     Pursuant to the Purchase Agreement, SRPC
                                       and the Initial Purchaser entered into a Registration Rights Agreement, dated as of May 30, 1996 (the "REGISTRATION
                                       RIGHTS AGREEMENT"), which grants the
                                       Holders of the Old Notes certain
                                       exchange and registration rights. The
                                       Exchange Offer is being made pursuant to the Registration Rights Agreement and such exchange rights terminate upon the consummation of the Exchange Offer.

                                THE EXCHANGE OFFER

Securities Offered................     $30,000,000 aggregate principal amount
                                       of 12.5% Series B Notes, which have been registered under the Securities Act.

The Exchange Offer................     $1,000 principal amount of New Notes in
                                       exchange for each $1,000 principal
                                       amount of Old Notes duly tendered and
                                       not withdrawn prior to acceptance
                                       thereof. SRPC will issue the New Notes
                                       to Holders (who have properly tendered
                                       and not withdrawn their Old Notes) as
                                       promptly as practicable after the
                                       Expiration Date.

Transferability of New Notes Under
 Federal Securities Laws..........     Based on an interpretation by the staff
                                       of the Commission set forth in no-
                                       action letters issued to third parties,
                                       SRPC believes that New Notes issued
                                       pursuant to the Exchange Offer in
                                       exchange for Old Notes may be offered
                                       for resale, resold and otherwise
                                       transferred by any Holder thereof (other than broker-dealers, as set forth below, and any such Holder that is an "affiliate" of SRPC within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business, that such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and that such Holder is not engaging in or intending to engage in the distribution of the New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of
                                       Transmittal states that by so
                                       acknowledging and by delivering a
                                       prospectus, such broker-dealer will not
                                       be deemed to admit that it is an
                                       "underwriter" within the meaning of the
                                       Securities Act. This Prospectus, as it
                                       may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. SRPC has agreed that, for a period of six months from the date on which the Registration
                                       Statement is declared effective, it will make this Prospectus available to any such broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of SRPC may not rely on the position of the staff of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION
                                       (available May 13, 1988) or similar
                                       no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Failure to comply with such requirements in such instance may result in such Holder incurring liability under the Securities Act for which the holder is not indemnified by SRPC.

                                       This Exchange Offer is not being made
                                       to, nor will SRPC accept surrenders for
                                       exchange from, Holders of Old Notes in
                                       any jurisdiction in which this Exchange
                                       Offer or the acceptance thereof would
                                       not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration Date...................     5:00 p.m., New York City time, on
                                                   , 1997 unless the Exchange
                                       Offer is extended, in which case the
                                       term "EXPIRATION DATE" means the latest
                                       date and time to which the Exchange
                                       Offer is extended. SRPC has no current
                                       intention to extend the Exchange Offer.
                                       Any extension, if made, will be publicly announced through a release to the Dow
                                       Jones News Service and as otherwise
                                       required by applicable law or
                                       regulations.

Accrued Interest on the New Notes and
 Old Notes........................     Holders of Old Notes that are accepted
                                       for exchange will not receive any
                                       accrued interest thereon. However, each
                                       New Note will bear interest from the
                                       most recent date to which interest has
                                       been paid on the Old Note for which such New Note was exchanged, or if no interest has been paid, from the date of original issuance of such Note.

Conditions to the Exchange Offer..     The Exchange Offer is subject to certain
                                       customary conditions, which may be
                                       waived by SRPC. See "The Exchange
                                       Offer--Conditions to the Exchange Offer" and "--Terms of the Exchange Offer."

Procedures for Tendering Notes....     Each Holder of an Old Note wishing to
                                       accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old
                                       Notes and any other required
                                       documentation to the Exchange Agent at
                                       the address set forth herein prior to
                                       5:00 p.m., New York City time, on the
                                       Expiration Date.

                                       By executing a Letter of Transmittal,
                                       each Holder represents to SRPC that,
                                       among other things, the New Notes
                                       acquired pursuant to the Exchange Offer
                                       are being obtained in the ordinary
                                       course of business of the person
                                       receiving such New Notes, whether or not such person is the Holder, that neither the Holders nor any such other person has any arrangement or understanding with any person to participate in the distribution of such New Notes, that such Holder is not engaging in or intending to engage in the distribution of the New Notes and that neither the Holder nor any such other person is an "affiliate" of SRPC, as defined under Rule 405 of the Securities Act. See "The Exchange Offer--Purpose and Effect of the Exchange Offer."

Special Procedure for Beneficial
Owners............................     Any beneficial owner whose Old Notes are
                                       registered in the name of a broker,
                                       dealer, commercial bank, trust company
                                       or other nominee and who wishes to
                                       tender should contact such registered
                                       holder promptly and instruct such
                                       registered holder to tender on such
                                       beneficial owner's behalf. If such
                                       beneficial owner wishes to tender on
                                       such owner's own behalf, such owner
                                       must, prior to completing and executing
                                       a Letter of Transmittal and delivering
                                       Old Notes, either make appropriate
                                       arrangements to register ownership of
                                       the Old Notes in such owner's name or
                                       obtain a properly completed bond power
                                       from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration
                                       Date. See "The Exchange
                                       Offer--Procedures for Tendering."

Guaranteed Delivery Procedures....     Holders of Old Notes who wish to tender
                                       their Old Notes and whose Old Notes are
                                       not immediately available or who cannot
                                       deliver their Old Notes, a Letter of
                                       Transmittal or any other documents
                                       required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Old
                                       Notes according to the guaranteed
                                       delivery procedures set forth in "The
                                       Exchange Offer--Procedures for
                                       Tendering."

Withdrawal Rights.................     Subject to the conditions set forth
                                       herein, tenders of Old Notes may be
                                       withdrawn at any time prior to 5:00
                                       p.m., New York City time, on the
                                       Expiration Date. See "The Exchange
                                       Offer--Withdrawal of Tenders."

Acceptance of Old Notes and Delivery
of New Notes......................     Subject to the terms and conditions of
                                       the Exchange Offer, including the
                                       reservation of certain rights by SRPC,
                                       SRPC will accept for exchange any and
                                       all Old Notes which are properly
                                       tendered in the Exchange Offer, and not
                                       withdrawn, prior to 5:00 p.m., New York
                                       City time, on the Expiration Date.
                                       Subject to such terms and conditions,
                                       the New Notes issued pursuant to the
                                       Exchange Offer will be delivered
                                       promptly following the Expiration

                                       Date. See "The Exchange Offer--Terms of
                                       the Exchange Offer" and "--Conditions to the Exchange Offer."

Exchange Agent....................     Bankers Trust Company is serving as
                                       Exchange Agent (the "EXCHANGE AGENT") in connection with the Exchange Offer. The
                                       Exchange Agent's telephone number is
                                       (800) 735-7777.

Certain Federal Income Tax
 Considerations...................     Holders will not recognize gain for
                                       federal income tax purposes in respect
                                       of the exchange of Old Notes for New
                                       Notes. Each New Note will have the same
                                       adjusted tax basis as the Old Note for
                                       which it was exchanged. The holding
                                       period of each New Note will include the holding period of the Old Note for which it is exchanged. See "Certain Federal
                                       Income Tax Consequences." Persons
                                       considering the exchange of Old Notes
                                       for New Notes should consult their tax
                                       advisors with regard to the application
                                       of the United States federal income tax
                                       laws to their particular situations as
                                       well as any tax consequences arising
                                       under the laws of any state, local or
                                       foreign taxing jurisdiction.

Untendered Notes..................     Following the consummation of the
                                       Exchange Offer, Holders of Old Notes
                                       will not have any further registration
                                       rights and such Old Notes will continue
                                       to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected. Old Notes that are not exchanged pursuant to the Exchange
                                       Offer will remain outstanding and
                                       continue to accrue interest.

Consequences of Failure to
Exchange..........................     The Old Notes that are not exchanged
                                       pursuant to the Exchange Offer will
                                       remain restricted securities.
                                       Accordingly, such Old Notes may be
                                       resold only (i) to SRPC, (ii) pursuant
                                       to Rule 144A or Rule 144 under the
                                       Securities Act or pursuant to some other exemption from registration under the
                                       Securities Act, (iii) outside the United
                                       States to a foreign person pursuant to
                                       the requirements of Regulation S under
                                       the Securities Act or (iv) pursuant to
                                       an effective registration statement
                                       under the Securities Act. See "The
                                       Exchange Offer--Consequences of Failure
                                       to Exchange."

                         PRINCIPAL TERMS OF THE NEW NOTES

General...........................     The form and terms of the New Notes are
                                       the same as the form and terms of the
                                       Old Notes (which they replace) except
                                       that (i) the New Notes have been
                                       registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and
                                       (ii) Holders of New Notes will not be
                                       entitled to certain rights under the
                                       Registration Rights Agreement, which
                                       rights will terminate when the Exchange
                                       Offer is consummated. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of the Notes."

Notes Offered.....................     $30,000,000 principal amount of 12.5%
                                       Series B Notes, which have been
                                       registered under the Securities Act. The
                                       Notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

Note Interest.....................     The Notes will bear interest at the rate
                                       of 12.5% per annum payable semi-
                                       annually on June 15 and December 15,
                                       commencing on December 16, 1996.
                                       Interest will be paid to holders of
                                       record on the last day of the preceding
                                       month. Under certain circumstances,
                                       interest will be payable monthly. See
                                       "Description of the Notes--Deposits into the Interest Reserve Account."

Note Principal....................     Principal is expected to be paid in full
                                       on December 15, 2000 (the "EXPECTED
                                       MATURITY DATE").

Optional Redemption...............     The Notes will be subject to redemption
                                       at the option of SRPC, in whole or in
                                       part, upon not less than 30 nor more
                                       than 60 days' notice, at the redemption
                                       prices set forth below (expressed as
                                       percentages of principal amount) plus
                                       accrued and unpaid interest thereon to
                                       the redemption date, if redeemed during
                                       the applicable period beginning on the
                                       dates indicated below:

                                             YEAR                PERCENTAGE
                                             ----                ----------
                                       December 15, 1996   The greater of (i)
                                                           106.25% or (ii) 100%
                                                           plus the coupon
                                                           discounted at a rate
                                                           equal to the yield on
                                                           the date of the
                                                           redemption notice of
                                                           the class of United
                                                           States Treasury Notes
                                                           maturing closest to
                                                           August 15, 1999, plus
                                                           100 basis points, to
                                                           August 15, 1999

                                       December 15, 1998.. 106.25%

                                       August 15, 1999 and
                                       thereafter......... 100%

Limited Recourse..................     Principal, interest and premium, if any,
                                       on the Notes will be secured by, and
                                       will be paid solely from distributions
                                       on, the Collateral Certificates
                                       (including any excess cash flows
                                       allocable to the Collateral
                                       Certificates). See "Description of the
                                       Notes--Principal, Maturity and
                                       Interest." The Notes will not be general recourse obligations of SRPC and Holders will not have recourse to other assets of SRPC. Furthermore, the Notes will not be obligations of Stage Stores, SRI, Palais or any of their affiliates and Holders will not have recourse to the assets of Stage Stores, SRI, Palais or such affiliates.

                    THE TRUST AND THE COLLATERAL CERTIFICATES

The Trust.........................     The SRI Receivables Master Trust was
                                       formed in 1993 in connection with the
                                       implementation of SRI's private label
                                       credit card accounts receivable
                                       securitization program (the "ACCOUNTS
                                       RECEIVABLE PROGRAM") pursuant to a
                                       Pooling and Servicing Agreement by and
                                       among SRPC, as Transferor, SRI, as
                                       Servicer, and Bankers Trust Company, as
                                       Trustee (together with any amendments
                                       and supplements thereto, the "POOLING
                                       AND SERVICING AGREEMENT"). The Trust, as a master trust, is expected to issue
                                       Series from time to time. The Trust's
                                       assets include (i) all Receivables
                                       existing from time to time in the
                                       Accounts, (ii) all funds to be collected from cardholders in respect of the Receivables, (iii) all right, title and interest of SRPC in, to and under the Receivables Purchase Agreement, (iv) the
                                       Interest Rate Caps for each Series, (v)
                                       the benefit of funds on deposit in the
                                       Equalization Account, (vi) the
                                       Collection Account, Distribution
                                       Account,

                                       Interest Funding Account and the
                                       Principal Account for each Series and
                                       (vii) proceeds of the foregoing. The
                                       Receivables consist of amounts charged
                                       by cardholders to the Accounts for goods and services, and all related monthly finance charges, late charges, returned check fees, proceeds allocable to finance charges, certain recoveries (net of collection expenses) on Receivables which were previously charged off as uncollectible, and all other fees billed to cardholders on the Accounts in any month ("RECEIVABLES"). The amount of Receivables fluctuates from day to day as new Receivables are generated and as existing Receivables are collected, written off as uncollectible, or otherwise adjusted. SRPC transfers to the Trust, on a daily basis, all of the Receivables generated by cardholders which SRPC purchases through Palais, the originator of the Receivables.

The Receivables...................     The Receivables in the Trust are divided
                                       into two components: principal
                                       Receivables and finance charge
                                       Receivables. At any time, finance charge
                                       Receivables are equal to all amounts
                                       billed in respect of the periodic
                                       finance charges, late charges, returned
                                       check fees, transaction charges, all
                                       other fees and charges and recoveries,
                                       plus discount option receivables, if
                                       any, and investment earnings on amounts
                                       on deposit in the Equalization Account
                                       and the Principal Reserve Account, if
                                       any, as of the date of determination.
                                       Principal Receivables are equal to the
                                       remainder of such Receivables.

Classes of Certificates; Allocation
of Trust Assets...................     The Trust's assets are allocated among
                                       the Senior Classes of Certificates, the
                                       1993-1 Class D Certificate and the
                                       1995-1 Class D Certificate (the "CLASS D
                                       CERTIFICATES"), the Variable Funding
                                       Certificates and the Transferor
                                       Certificate. The Certificateholders of
                                       any Class of any Series do not have any
                                       recourse against any assets of the Trust other than those allocated to such Certificateholders pursuant to the
                                       Pooling and Servicing Agreement and any
                                       applicable Supplement. The Transferor
                                       Certificate represents the fractional
                                       undivided interest in the Trust assets
                                       that are not represented by the Class
                                       Invested Amounts of the Senior Classes,
                                       the Class D Invested Amounts or the
                                       Variable Funding Class Invested Amounts
                                       (the "TRANSFEROR CERTIFICATE"). The
                                       amount of the Transferor Certificate
                                       will vary according to the amount of
                                       principal Receivables held by the Trust, the level of utilization of the 1993-2
                                       Class Certificates and other factors.

                                       The Senior Certificates evidence
                                       undivided interests in the assets of the Trust allocated to such Senior Certificates and represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of interest on the Senior Certificates at the Class A Certificate Rate, Class B Certificate Rate, or Class C Certificate Rate, as the case may be, and the payment of principal to the extent of the Class Invested Amount for such Senior Class (which may in certain circumstances be less than the aggregate unpaid principal amount of such Senior Certificates). See "Description of the Collateral-The Outstanding Certificates."

                                       The aggregate principal amount of any
                                       Certificate in any Series other than a
                                       Variable Funding Series, except as
                                       otherwise provided herein, will remain
                                       fixed at the Initial Invested Amount
                                       thereof through the Amortization Period
                                       Commencement Date for such Series. See
                                       "Description of the
                                       Collateral-Application of
                                       Collections-Payments of Principal."

                                       The Class D Certificates evidence
                                       undivided interests in the assets of the Trust allocated to such Class D Certificates and represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of principal to the extent of the Class D Invested Amount. No payment of principal with respect to the Class D Certificates may be made until the final principal payment of the Class Invested Amounts of the Senior Certificates have been made. No interest is payable on the Class D Certificates at any time.

Allocations of Collections........     During each Fiscal Month, SRI allocates
                                       among the interests of each Class of
                                       Certificateholders for each Designated
                                       Series, the interest of the holders of
                                       the Variable Funding Certificates and
                                       the Transferor Interest all Finance
                                       Charge Collections and all Principal
                                       Collections and the amount of all
                                       Receivables in defaulted Accounts.
                                       Finance Charge Collections and the
                                       amount of Receivables in defaulted
                                       Accounts are allocated at all times to
                                       the interest of each Class of
                                       Certificateholders of a Designated
                                       Series based on the applicable Class
                                       Floating Allocation Percentage (or the
                                       Class D Floating Allocation Percentage,
                                       in the case of the Class D
                                       Certificateholders) and to the interest
                                       of the holders of the Variable Funding
                                       Certificates based on the applicable
                                       Class Variable Funding Floating
                                       Allocation Percentage.

                                       On any business day on or after the
                                       Amortization Period Commencement Date
                                       for a Series, Principal Collections will be allocated to the interest of each Class of Certificateholders for such Designated Series based on the applicable Class Fixed Allocation Percentage (or the Class D Fixed Allocation Percentage, in the case of the Class D Certificateholders) for such Designated Series, and for each Class of Certificateholders of a Variable Funding Series, based on the applicable Class Variable Funding Fixed Allocation Percentage. On any business day when Principal Collections are being allocated for payment to the Senior Certificates of a Designated Series, Principal Collections will be allocated to the interest of holders of each Class of the Senior Certificates for such Designated Series based on the applicable Class Fixed Allocation Percentage for such Class of
                                       Certificates. See "Description of the
                                       Collateral-Allocation Percentages."

Exchanges of the Transferor
Certificate.......................     The Transferor Certificate will be held
                                       by SRPC as Transferor, and will be
                                       transferable only as provided in the
                                       Pooling and Servicing Agreement. The
                                       Pooling and Servicing Agreement also
                                       provides that, pursuant to any one or
                                       more Supplements, the Transferor may
                                       tender the Transferor Certificate or, if provided in the relevant Supplement,
                                       Certificates comprising any Series and
                                       the Transferor Certificate, to the
                                       Receivables

                                       Trustee in exchange for Certificates
                                       comprising one or more new Series and a
                                       reissued Transferor Certificate (an
                                       "EXCHANGE"). However, at all times, the
                                       interest in the principal Receivables in the Trust and amounts on deposit in the Equalization Account represented by the Transferor Interest must equal or exceed the Minimum Transferor Interest. The Transferor may offer any Series for sale in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed price offerings or in negotiated transactions or otherwise.

                                       Under the Pooling and Servicing
                                       Agreement, an Exchange of the Transferor
                                       Certificate for Certificates comprising
                                       one or more Series and a reissued
                                       Transferor Certificate may occur only
                                       upon delivery to the Receivables Trustee of the following: (i) a Supplement specifying the principal terms of each Series to be issued in connection therewith, (ii) an opinion of counsel to the effect that the Certificates of such Series will be characterized as indebtedness or as a partnership interest for federal income tax purposes under existing law, and that the issuance of such Series will not have a material adverse effect on the federal income tax characterization of any outstanding Series or result in the Trust being subject to tax at the entity level, (iii) if required by such Supplement, the form of Enhancement and an appropriate Enhancement agreement with respect thereto, (iv) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its original rating on any then outstanding Series rated by it, (v) an officer's certificate of the Transferor stating that, after giving effect to such Exchange, the Transferor Interest would be at least equal to the Minimum Transferor Interest, and (vi) the existing Transferor Certificate and, if applicable, the existing Certificates representing the Series to be exchanged. See "Description of the
                                       Collateral-Exchanges."

Interest on Trust Certificates....     Interest on the Senior Certificates will
                                       be distributed on each Distribution
                                       Date, in an amount equal to one-fourth
                                       of the product of the applicable
                                       Certificate Rate and the applicable
                                       Class Invested Amount as of the
                                       preceding Record Date. Interest will be
                                       calculated on the basis of actual days
                                       elapsed during each Interest Accrual
                                       Period over a year of 360 days.

                                       Interest payments on the Senior
                                       Certificates on each Distribution Date
                                       will be funded from the portion of
                                       Finance Charge Collections collected
                                       during the preceding three Fiscal Months and from certain other funds, allocated to the Senior Certificates as set forth in the Pooling and Servicing Agreement, deposited on each business day during each Fiscal Month in the Interest Funding Account. See "Description of the Collateral --Interest Payments."

                                       The Class D Certificates and the 1993-2
                                       Class B-R Certificates do not bear
                                       interest.

                                       The Transferor Certificate does not bear interest at a stated rate, but the holder of the Transferor Certificate is entitled to Excess Finance Charges as described in "--Collateral Certificates" below and in "Description of the Collateral--Application of
                                       Collections--Payment of Fees, Interest
                                       and Other Items." Such amounts are
                                       payable even if the Transferor Interest
                                       is zero.

                       OTHER MATTERS RELATING TO THE NOTES

Collateral Certificates...........     The Notes will be secured by the Class D
                                       Certificates, totaling $35,120,000 in
                                       aggregate principal amount, and certain
                                       rights with respect to the Transferor
                                       Certificate (together with the Class D
                                       Certificates, the "COLLATERAL
                                       CERTIFICATES"). SRPC will assign and
                                       pledge to the Indenture Trustee the
                                       Collateral Certificates for the benefit
                                       of the Holders of the Notes pursuant to
                                       one or more pledge agreements. In
                                       addition, SRPC may issue additional
                                       notes from time to time ranking PARI
                                       PASSU with the Notes offered hereby.

                                       On July 30, 1993, $140,000,000 aggregate
                                       Class Invested Amounts of floating rate
                                       Certificates (Classes A-1, B-1 and C-1)
                                       were issued by the Trust and sold to
                                       investors, and a $30,000,000 Class D-1
                                       Certificate was issued by the Trust to
                                       SRPC. On August 11, 1995, $25,000,000
                                       aggregate Class Invested Amounts of
                                       Floating Rate Certificates (Classes A-1,
                                       B-1 and C-1) were issued by the Trust
                                       and sold to investors, and a $5,120,000
                                       Class D-1 Certificate was issued by the
                                       Trust to SRPC. On July 30, 1993, the
                                       Trust also established a facility for
                                       the issuance of up to $40 million in
                                       revolving certificates to financial
                                       institutions (the "1993-2 CLASS A-R
                                       CERTIFICATES") and issued revolving
                                       1993-2 Class B-R Certificates (the
                                       "1993-2 CLASS B-R CERTIFICATES"). The
                                       Class D Certificates, the 1993-1 Class
                                       A, B and C Certificates, the 1995-1
                                       Class A, B and C Certificates and the
                                       1993-2 Class A-R Certificates and 1993-2
                                       Class B-R Certificates are collectively
                                       referred to herein as the "INVESTOR
                                       CERTIFICATES." At the option of the
                                       Transferor, the invested amount of the
                                       1993-2 Class A-R Certificates can be
                                       increased up to $40.0 million or reduced to zero from time to time while such certificates are outstanding. The Transferor draws on the 1993-2 Class A-R Certificates primarily to fund working capital needs during the Seasonal Period. The Class B-R Certificates' invested amount is increased and decreased in tandem with the invested amount of the 1993-2 Class A-R Certificates. Although SRPC holds the 1993-2 Class B-R Certificates, the 1993-2 Class B-R Certificates will not be pledged to the Indenture Trustee or the Collateral Agent for the benefit of Holders of Notes.

                                       The Transferor Certificate represents
                                       the fractional undivided interest in the Trust assets that is not represented by the Aggregate Invested Amount of any outstanding Series of Investor Certificates or the Variable Funding Class Invested Amounts of any outstanding Variable Funding Series of Certificates. The amount of the Transferor Certificate will vary, according to the amount of principal Receivables held by the Trust, the level of utilization of the 1993-2 Class A-R Certificates and 1993-2 Class B-R Certificates and other factors. See "Description of the Collateral--The Outstanding Certificates" and
                                       "--Principal Terms." A Minimum
                                       Transferor Interest is required to be
                                       maintained equal to (i) during November, December and January, 2% of the sum of the aggregate amount of principal Receivables in the Trust and the amount on deposit in the Equalization Account and (ii) at all other times, zero. SRPC, as holder of the Transferor Certificate, is entitled to the Transferor Daily Cash Flows. See "Description of the Notes--Cash Flows Allocable to the Holders."

                                       The holder of the Transferor Certificate is entitled to all Excess Finance Charge Collections from each Series not used
                                       (x) to cover shortfalls, if any, in
                                       amounts payable from Finance Charge
                                       Collections to Certificateholders of
                                       other Series, (y) to pay any unpaid
                                       commercially reasonable costs and
                                       expenses of a successor Servicer, if
                                       any, or (z) to make any unpaid Required
                                       Adjustment Payment. See "Description of
                                       the Collateral--Application of
                                       Collections--Payments of Fees, Interest
                                       and Other Items." Since the
                                       establishment of the Trust and the
                                       issuance of the Senior Certificates and
                                       the Collateral Certificates, no Excess
                                       Finance Charge Collections have been
                                       used to make any such payments, and all
                                       Excess Finance Charge Collections have
                                       been paid to SRPC.

                                       The Class D Certificates do not bear
                                       interest. The Class D Certificates are
                                       subordinated in right of payment to the
                                       other Investor Certificates of the
                                       corresponding Series. No distributions
                                       will be made on a Class D Certificate
                                       until such time as payment of the full
                                       Invested Amount with respect to the
                                       Class A, B and C Certificates of the
                                       same Series has been made. See "Risk
                                       Factors--Subordination" and "Description of the Notes--Deposits into the Principal Reserve Account--Generally."

Principal Reserve Account.........     The Indenture Trustee will establish and
                                       maintain a Principal Reserve Account for the benefit of Holders of the Notes.
                                       Commencing on the first business day in
                                       the June 2000 Fiscal Month, or earlier
                                       upon the occurrence of certain events,
                                       SRPC will deposit into the Principal
                                       Reserve Account a required percentage of daily cash flows in order to facilitate the repayment of the Notes on the Expected Maturity Date. The amount to be retained in the Principal Reserve
                                       Account will in no event be required to
                                       exceed the outstanding principal amount
                                       of the Notes. See "Description of the
                                       Notes--Deposits into the Principal
                                       Reserve Account."

Interest Reserve Account..........     The Indenture Trustee will establish and
                                       maintain an interest reserve account for the benefit of Holders of the Notes.
                                       Commencing on the first business day of
                                       each month, SRPC will deposit into the
                                       interest reserve account a specified
                                       percentage of daily cash flows until the applicable monthly interest reserve amount has been set aside. See
                                       "Description of the Notes--Deposits into the Interest Reserve Account."

Originator Recourse Arrangements..     The Collateral Certificates will have
                                       the benefit of certain payments required to be made by SRPC to the Trust for the benefit of Certificateholders with respect to breaches of representations and warranties and diluted receivables.
                                       Such payment obligations of SRPC are
                                       supported by corresponding obligations
                                       imposed on Palais pursuant to the
                                       Amended and Restated Receivables
                                       Purchase Agreement by and among SRPC and Palais (as amended, the "RECEIVABLES
                                       PURCHASE AGREEMENT"), including: (i) in
                                       the event of a breach of any
                                       representation or warranty
                                       made by Palais with respect to a
                                       Receivable sold by Palais or in the
                                       event that a Receivable sold by Palais
                                       is not an Eligible Receivable, Palais is obligated to pay SRPC the outstanding balance of the Receivable; (ii) in the event of a breach of certain representations and warranties made by
                                       Palais, SRPC may direct Palais to
                                       repurchase an amount of Receivables as
                                       designated by SRPC; and (iii) if SRI as
                                       Servicer adjusts downward the amount of
                                       any Receivable because of a rebate,
                                       refund, unauthorized charge, billing
                                       error or return of merchandise, or
                                       adjusts downward the amount of any
                                       Receivable without receiving collections therefor or charging off such amount as uncollectible, then Palais may be required to pay SRPC such amount. In addition, subject to certain limitations, SRI will indemnify SRPC from liabilities incurred as a result of actions of SRI as Servicer.

Events of Default.................     Following the occurrence of an Event of
                                       Default, the Notes will be subject to
                                       early amortization. See "Description of
                                       the Notes--Deposits into the Interest
                                       Reserve Account," "--Deposits into the
                                       Principal Reserve Account," "--Transfers to the Payment Account; Payment of Principal and Interest" and-- "Events of Default and Remedies."

Indenture Trustee.................     Bankers Trust Company.

Collateral Agent..................     Bankers Trust Company.

Administrative Agent..............     Specialty Retailers, Inc.

Tax Status........................     In the opinion of Kirkland & Ellis
                                       ("FEDERAL TAX COUNSEL"), for federal
                                       income tax purposes the Notes will be
                                       characterized as debt and the issuance
                                       of the Notes will not cause the Trust to be characterized as an association (or publicly traded partnership) taxable as a corporation. SRPC and each Holder, by acceptance of a Note, will agree to treat the Notes as debt. See "Certain
                                       Federal Income Tax Consequences."

Non-Petition Covenant.............     Each Holder agrees that, prior to a date
                                       that is one year and one day after the
                                       payment in full of the Notes and the
                                       Investor Certificates, it will not
                                       commence, or join with any other
                                       creditor of SRPC in commencing, any
                                       bankruptcy or similar proceeding against
                                       SRPC.

Ratings...........................     The Notes are rated B+ by S&P and BB- by
                                       DCR.

                            CERTAIN STRUCTURAL FEATURES

      The Notes are secured by (i) a pledge to the Indenture Trustee for the benefit of Holders of (x) $35,120,000 in aggregate principal amount of Class D Certificates and (y) the Interest Reserve Account and the Principal Reserve Account and (ii) a pledge of the Transferor Certificate to the Collateral Trustee for the benefit of Holders and future holders of notes issued by SRPC.

      Payments on the Notes will be supported by certain cash flows generated from the accounts receivable allocable to the Class D Certificates and the Transferor Interest. Excess finance charges and, to the extent of any Transferor Interest, principal and finance charge collections allocated to the Transferor Interest are available sources of cash flow. See "Description of the Notes--Cash Flows Allocable to the Holders."

      In addition, the Collateral Certificates will have the benefit of certain payments required to be made by SRPC to the Trust for the benefit of Certificateholders. Such payment obligations of SRPC are supported by corresponding obligations imposed on Palais pursuant to the Receivables Purchase Agreement. Collections allocated to the holder of the Transferor Certificate and the Class D Certificates are available to fund a reserve that will be available to fund the payment of the Notes prior to payment in full of the principal amount of the Senior Certificates. See "Description of the Collateral--Recourse Arrangements."

                                  USE OF PROCEEDS

      SRPC will not receive any cash proceeds from the Exchange Offer. The net proceeds of the Offering, which were approximately $27.5 million after payment of the Initial Purchaser's commission and related expenses, were transferred to Palais and ultimately used to fund the acquisition of Uhlmans. See "Use of Proceeds."

                                   RISK FACTORS

      Before tendering their Old Notes in the Exchange Offer, Holders should consider carefully certain risk factors relating to the Notes. See "Risk Factors."

                                   THE COMPANIES
SRPC

      SRPC is a wholly owned, limited-purpose subsidiary of SRI and was formed in 1993 to implement SRI's Accounts Receivable Program. SRPC is operated in a fashion that is intended to ensure that its assets and liabilities are distinct from those of SRI and its other affiliates so that SRPC's creditors would be entitled to satisfy their claims from SRPC's assets prior to any distribution to SRI or its affiliates. SRPC purchases, on a daily basis in transactions intended to be true sales for creditors' rights purposes, all of the accounts receivable generated by holders of SRI's proprietary credit cards through Palais, the originator of the receivables. SRPC in turn transfers, on a daily basis, all of the accounts receivable so purchased, to the Trust, which was also formed in connection with the Accounts Receivable Program. See "Business of SRPC." SRPC's principal executive offices are located at 10201 South Main Street, Houston, Texas 77025 (Telephone Number (713) 667-5601).

SRI

      GENERAL

      SRI operates retail stores under the trade names "Bealls," "Palais Royal" and "Stage." SRI's retail concept is to offer moderately priced, branded fashion apparel, accessories and footwear for women, men and children. SRI currently operates 315 stores in nineteen states located throughout the central United States. These stores are smaller than typical department stores yet larger than most specialty stores. The store format allows SRI to operate in small towns and communities with as few as 15,000 people or in large metropolitan and suburban areas. During 1995, SRI opened 68 new stores, the majority of which were opened under the name Stage. To date in fiscal year 1996, SRI has opened 35 stores and consummated the acquisition of Uhlmans Inc. ("UHLMANS"), a privately held retailer with 34 locations in Ohio, Indiana and Michigan. See "Business of SRI--General" and "--Growth Strategy."

      RETAIL CONCEPT AND OPERATING STRATEGY

      SUCCESSFUL RETAIL CONCEPT. SRI's retail concept centers on providing moderately priced branded fashion apparel, accessories and footwear for women, men and children. SRI believes that its retail concept is successful because of its (i) ability to operate profitably in smaller markets, (ii) effective merchandising strategy and automated merchandise allocation system, (iii) emphasis on customer service, (iv) targeted advertising and marketing strategy, and (v) strong operating and information systems and technology.

      ABILITY TO OPERATE PROFITABLY IN SMALLER MARKETS. SRI's store format and locations are designed to offer a convenient and efficient shopping experience for customers. The stores are typically between 18,000 and 30,000 square feet in size, which is smaller than typical department stores yet larger than most specialty stores. SRI's store format is large enough to offer apparel and accessories for all members of the family and small enough to allow for profitable strategic location either in rural markets where SRI faces lower levels of competition and lower occupancy costs, or in numerous, convenient locations in metropolitan/suburban areas. SRI's smaller market stores generally experience higher profit margins due to lower operating costs, including payroll and advertising costs.

      EFFECTIVE MERCHANDISING STRATEGY AND AUTOMATED MERCHANDISE ALLOCATION SYSTEM. SRI's merchandising strategy focuses on the traditionally higher margin merchandise categories of women's, men's and children's apparel, accessories and footwear. SRI offers a select assortment of first-quality, moderately priced merchandise that is divided into distinct departments, including misses, men's, boy's, shoes, intimate apparel, juniors, children's, accessories, cosmetics and gifts. Merchandise mix may vary significantly from store to store to accommodate differing demographic factors. SRI offers leading national brand names as well as its own private label quality merchandise. SRI's 42 buyers, who have an average of approximately 10 years of experience with SRI, regularly evaluate new vendors and the market for new merchandise. Buyers are responsible for specific merchandise categories to enhance their knowledge of the related vendors and the merchandise available in their assigned categories. SRI believes that the combination of the size and experience of its buyer group, its strong merchandising systems and its participation in a cooperative buying service allows SRI to compete effectively with department and specialty stores.

      EMPHASIS ON CUSTOMER SERVICE. A primary corporate objective is to provide excellent customer service through stores staffed with highly trained and motivated sales associates. In many of its smaller stores, SRI has implemented its "Team One" operating format, which focuses employees on selling and customer service during peak hours while handling non-customer oriented tasks such as shipping/receiving and security tagging during off-peak hours. This format allows for better customer service through the utilization of greater numbers of personnel directly for customer service while also allowing for the efficient completion of other tasks. SRI monitors the quality of its customer service and actively solicits feedback by conducting over 3,000 telephone surveys with its credit card customers each month. SRI believes that its strong customer service is a significant competitive advantage over department stores, which generally offer lower levels of customer service.

      ADVERTISING AND MARKETING. SRI defines its target market as fashion-conscious, middle-income consumers, primarily females aged 20 to 55, in both urban and rural markets. Store layouts and visual merchandising are designed to create a friendly, modern and convenient shopping environment, consistent with making the customer feel "at home." SRI uses a multi-media advertising approach to build traffic in the stores, and makes efficient use of its proprietary credit card database to communicate directly with its customers through the mail. In some urban markets, including the greater Houston area, SRI is able to spread the cost of advertising across a concentrated group of stores.

      STRONG OPERATING AND INFORMATION SYSTEMS AND TECHNOLOGY. SRI supports its retail concept with highly automated, integrated systems in such areas as merchandising, sales promotions, credit, personnel management, store design, accounting and distribution. SRI has developed and utilizes an automated store personnel scheduling system that analyzes historical hourly sales trends to schedule sales personnel accordingly. This system optimizes labor costs while producing a higher level of customer service. SRI's merchandising systems assist merchandise planners in allocating inventory for each store based on its specific attributes and recent sales trends. Additional systems allow SRI to efficiently transfer slow moving merchandise to stores selling such items more rapidly, identify merchandise requiring markdowns and maintain in-stock positions in basic items such as hosiery and jeans. These systems have enabled SRI to better manage its inventory while reducing costs and have contributed to an improvement in margins.

      GROWTH STRATEGY

      The following are the primary elements of SRI's growth strategy:

      NEW STORE OPENINGS IN SMALLER MARKETS. In 1995, SRI opened 68 new stores in ten states, compared to ten new store openings in three states in 1994. In 1996, SRI opened 35 stores and acquired 34 additional stores as a result of the Uhlmans acquisition. See "Business of SRI--Growth Strategy."

      SRI continues to identify locations in both its existing and new markets which are potential sites for new stores. Such sites are primarily located in smaller communities, where SRI experiences its highest margins and where SRI believes it has a competitive advantage over local retailers and where traditionally it is also difficult for larger department stores to operate profitably. In addition, expansion into these markets may be accomplished at a lower cost than in larger markets, which together with SRI's use of its existing systems such as merchandising, credit, distribution and store personnel scheduling in these markets, thereby minimizes the incremental cost of opening new stores.

      MAKING SELECTED STRATEGIC ACQUISITIONS. SRI believes that it can benefit from selected strategic acquisitions by (i) applying its merchandising, sales and customer service methods to acquired retailers, (ii) introducing its strong management systems and (iii) consolidating overhead functions. SRI believes that such acquisitions allow it to improve overall profitability by amortizing its fixed cost structure over a larger revenue base and by improving sales per square foot and profitability of acquired stores. SRI believes that retail chains operating in small towns offer attractive acquisition opportunities, as such markets typically have only limited competition from locally owned retailers and little or no competition from regional department stores.

      SRI AS ADMINISTRATIVE AGENT

      SRI will act as Administrative Agent under the Indenture for the New Notes being offered in the Exchange Offer.

      SRI's principal executive offices are located at 10201 South Main Street, Houston, Texas 77025 (Telephone Number (713) 667-5601).

                            Corporate Organization

The table set forth describes the pro forma (indicated by dashes) corporate organization reflecting the exchange offer being made hereby.


                              Stage Stores, Inc.
                                      |
                                      |
                          Specialty Retailers, Inc.
                                  (Servicer)
                                      |
                                      |
                              Palais Royal, Inc.
                                 (Originator)
                                 |    |   /|\
                                 |    |    |
                                 |    |    |
                          True   |    |    |  S and/or
                       Sale of   |    |    |  Revolving
                   Receivables  \|/   |    |  Note

                               SRI Receivables          Transfer of
                              Purchase Co., Inc.        Receivables
                              (Holder of Class D   -------------------> SRI Receivables
        Pledge of Class D      Certificates and                           Master Trust
      |-------------------- Transferor Certificate)                        /|\   |
      |  Certificates and               |      /|\                          |    |
      |  Certain Rights with            |       |                           |    |
      |  Respect to Transferor          |       |                           |    |
      |  Certificates for               |       |                           |    |
      |  Benefit of                     |       |  12.5% Trust           $  |    |  Previously placed
      |  Noteholders        12.5%       |       |  Certificate-Backed       |    |  Class A, B and C
      |                 Series B Notes  |       |  Notes                    |    |  Certificates
      |                                 |       |                           |   \|/
     \|/                               \|/      |                 Investors in Series 1993-1
   Trustee or                          Noteholders                     and Series 1995-1
Collateral Agent

                     SUMMARY HISTORICAL FINANCIAL DATA OF SRPC

      The following table presents summary historical financial data of SRPC derived from the Financial Statements of SRPC. The information in the table should be read in conjunction with the Financial Statements of SRPC included elsewhere in this Prospectus.

                                           Nine Months Ended         Fiscal Year(1)         From
                                           -----------------         --------------     Inception to
                                         November 2,  October 28,                         January 29,
                                            1996       1995         1995        1994        1994
                                          --------    --------    --------    --------    --------
                                                          (dollars in thousands)
STATEMENT OF INCOME DATA:
  Gain associated with Retained
    Certificates(2) ...................   $  4,547    $ 26,975    $ 23,397    $ 25,095    $  9,498
  Interest income (expense) on balances
    with Palais .......................      2,043         686         825         495         (88)
  Interest income .....................         97         127         228         104          94
  Interest expense ....................     (1,603)       --          --          --          --
  Amortization of debt issue costs ....       (233)       --          --          --          --
                                              (714)       (622)     (1,152)       (892)       (530)
                                          --------    --------    --------    --------    --------
  General and administrative
    Operating income ..................      4,137      27,166      23,298      24,802       8,974
  Income tax expense ..................     (1,538)    (10,086)     (8,651)     (9,031)     (3,194)
                                          --------    --------    --------    --------    --------
  Net income ..........................   $  2,599    $ 17,080    $ 14,647    $ 15,771    $  5,780
                                          ========    ========    ========    ========    ========
  Dividends paid to Palais.............   $ 29,477    $ 21,710    $ 26,454    $  5,579    $   --
                                          ========    ========    ========    ========    ========
OTHER DATA:
  Ratio of earnings to fixed charges(3)       3.25        --          --          --          --

BALANCE SHEET DATA (AT END OF PERIOD):
  Retained Certificates in Trust ......   $ 58,101    $ 45,615    $ 66,833    $ 64,693    $ 38,023
  Total assets ........................     72,063      64,740      77,171      74,543      50,172
  Receivable from (payable to) Palais .     (5,393)      9,116     (18,522)     (8,928)       (233)
  Stockholder's equity ................     33,123      62,183      56,360      63,696      49,266

----------------------
(1)All fiscal years presented consist of fifty-two weeks except 1995 which consisted of fifty-three weeks.

(2)The gain associated with Retained Certificates decreased for the nine months ended November 2, 1996 as compared to the comparable period in 1995 due to an increase in the purchase price of receivables. See note 3 to SRPC's audited financial statements.

(3)Prior to the issuance of the Notes, SRPC had no significant fixed charges. Accordingly, the ratio of earnings to fixed charges is only presented for the nine months ended November 2, 1996.

                                RECENT DEVELOPMENTS

      During October 1996, Stage Stores completed an initial public offering of its Common Stock (the "COMMON STOCK OFFERING"). The net proceeds from the Common Stock Offering were approximately $165.9 million after deducting underwriting discounts and expenses related to the Common Stock Offering. The net proceeds were primarily used to retire all of the outstanding ARI Senior Discount Debentures. Following the consummation of such offering, Stage Stores Common Stock commenced quotation on the Nadsaq National Market under the symbol "STGE."

      Mr. Fuchs retired as Chairman of SRPC and Stage Stores effective January 28, 1997. Mr Tooker was appointed Chairman upon Mr. Fuchs's retirement.

      On February 3, 1997, SRI merged with and into Palais. In connection with the merger, Palais changed its name to Specialty Retailers, Inc. References herein to Palais and SRI after February 3, 1997 shall refer to the corporation surviving such merger.

      On March 5, 1997, Stage Stores issued a press release concerning the acquisition of C.R. Anthony Company, a retailer operating 224 specialty stores in 13 states. The acquisition is subject to the approval of the shareholders of C.R. Anthony Company and certain other closing conditions.

                                   RISK FACTORS

      HOLDERS SHOULD CONSIDER CAREFULLY THE INFORMATION SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, BEFORE TENDERING THEIR OLD NOTES IN THE EXCHANGE OFFER.

THE NOTES AND THE COLLATERAL CERTIFICATES

      LIMITED RECOURSE PROVISIONS OF THE NOTES

      The Notes are secured by, and will be paid solely from distributions on, the Collateral Certificates. See "Description of the Notes--Principal, Maturity and Interest." The Notes will not be general obligations of SRPC and Holders will not have recourse to other assets of SRPC. Furthermore, the Notes will not be obligations of Stage Stores, SRI, Palais or any of their affiliates and Holders will not have recourse to the assets of Stage Stores, SRI, Palais or such affiliates. Therefore, Holders' recourse on the Notes will be limited to the amount of distributions on the Collateral Certificates.

      NON-PETITION OBLIGATION

      Each Holder will agree that, prior to a date that is one year and one day after the payment in full of the Notes and the Investor Certificates, it will not commence, or join with any other creditor of SRPC in commencing, any bankruptcy or similar proceeding against SRPC. To this extent, the ability of Holders to enforce their right to payment in respect of the notes will be limited.

      SUBORDINATION

      The Class D Certificates, which constitute the principal security for the Notes, do not bear interest and are subordinated in right of payment to the Senior Certificates. See "Description of the Collateral--Application of Collections." No principal distributions will be made in respect of the Class D Certificates until all of the Invested Amounts of the Senior Certificates have been paid or set aside. To the extent that collections on the Receivables are insufficient to pay such Invested Amounts, payments on the Notes will be impaired.

      POSSIBLE COLLATERAL IMPAIRMENT

      The Class D Invested Amount, which represents the principal balance of the Class D Certificates, will be reduced (by unreimbursed Class D Investor Charge-Offs) prior to the allocation of Investor Charge-Offs to any Senior Certificates. The Class D Invested Amount will also be reduced by the amount of funds deposited in the Negative Carry Account. Thus, the value of the Class D Certificates as collateral may decrease over the life of the Notes. Therefore, the ability of SRPC to make payments on the Notes could be affected. See "Description of the Collateral--Investor Charge-Offs."

      FLUCTUATING BALANCE OF TRANSFEROR INTEREST

      The interest in the Trust represented by the Transferor Certificate will have a fluctuating balance, depending upon the amount of principal Receivables in the Trust, amounts on deposit in the Equalization Account, the level of utilization of the 1993-2 Certificates and other factors. The interest represented by the Transferor Certificate will be decreased in the event that SRPC elects to issue one or more additional series of Investor Certificates. Also, during nine months of the year, the required Minimum Transferor Interest is zero. If the interest in the Trust represented by the Transferor Certificate is zero, then no Finance Charge Collections or Principal Collections will be allocated directly to such interest, and the holder of the Transferor Certificate will be entitled only to Excess Finance Charge Collections to the extent described in "Description of the Collateral--Application of Collections--Payments of Fees, Interest and Other Items" and to Principal Collections which are not applied to repay Class Invested Amounts or for other purposes as described in "Description of the Collateral--Shared Principal Collections."

      LIMITED FORECLOSURE RIGHTS

      Upon the occurrence of an Event of Default, the Indenture Trustee may foreclose upon the Collateral Certificates only under certain conditions. If the Notes become due and payable prior to the Expected Maturity Date or are not paid in full at the Expected Maturity Date, then only if the Class Invested Amounts with respect to all current or future Investor Certificates that have a higher initial rating than the Notes have been paid in full to the holders thereof will the Indenture Trustee have the right to foreclose upon the Collateral Certificates in accordance with instructions from the Holders of a majority in aggregate principal amount of the Notes or, in the absence of such instructions, in such manner as the Indenture Trustee deems appropriate in its discretion. Such limitations on Holders' foreclosure rights may affect the Indenture Trustee's ability to collect all amounts owing on the Notes. In addition, the proceeds received by the Indenture Trustee will be applied by the Indenture Trustee first to pay expenses and fees and other amounts payable to the Indenture Trustee and thereafter to pay all amounts then owing to the Holders.

      PAYMENTS AND MATURITY

      The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts (or that new Accounts will be created) or that any particular pattern of cardholder repayments will occur, all of which may adversely affect the Collateral Certificates. If there were a significant decline in the amount of Receivables generated and the Transferor Interest were reduced below the Minimum Transferor Interest or amounts in the Equalization Account result in significant Negative Carry Amounts, a Pay Out Event could occur and the commencement of the Early Amortization Period could be triggered. In addition, changes in periodic finance charges can alter cardholder monthly payment rates. A significant decrease in the cardholder monthly payment rate could slow the return of principal on the Investor Certificates and the Transferor Certificate, which could extend the payment of principal on the Notes beyond the Expected Maturity Date. See "Description of the Collateral--Pay Out Events" for a discussion of other Pay Out Events. If a Pay Out Event occurs, the Early Amortization Period will commence and the average life and maturity of the Collateral Certificates may be significantly reduced. A Pay Out Event would constitute an Event of Default under the Indenture and may result in early payment of the Notes. There can be no assurance that Holders would be able to reinvest any principal distributed prior to the Expected Maturity Date in other suitable investments having a comparable yield.

      INTEREST RATE RISK

      The payment of principal and interest on the Notes will be funded in part by Transferor Excess Finance Charge Cash Flows. Because the Senior Certificates of Series 1993-1 and Series 1995-1 receive interest payments calculated based on a floating rate, as LIBOR increases to the level at which cap payments are made pursuant to the interest rate caps for such Series, the amount of Transferor Excess Finance Charge Cash Flows may be reduced and, accordingly, payment on the Notes could be impaired.

      CONTROL

      The Class A, B and C Certificateholders have the ability to control the outcome of votes on certain matters that could affect the Collateral Certificates, including the declaration of a Pay Out Event for either Designated Series and the termination of SRI as Servicer. In addition, the Pooling and Servicing Agreement and the Receivables Purchase Agreement may be amended without the prior consent of the Holders of the Notes. However, SRPC must consent to any such amendment. SRPC will agree with Holders not to grant any such consent if such amendment would materially adversely affect the rights of Holders without first obtaining the consent of the Holders of a majority of the outstanding principal amount of the Notes. See "Description of the Notes--Amendment, Supplement and Waiver."

      ABILITY TO ISSUE NEW SERIES OF NOTES

      SRPC may issue additional series of notes ranking pari passu with, or subordinated to, the Notes. Any such issuance may increase the leverage of SRPC. SRPC will not issue such additional series of notes without first obtaining the confirmation by the Rating Agencies of the then existing ratings on the Notes. Any such new series of notes would be secured by the Transferor Retained Class of a newly issued series and by a ratable interest in the Transferor Certificate. Therefore, that portion of the collateral for the Notes represented by the Transferor Certificate would be shared with such new series of notes.

      MASTER TRUST CONSIDERATIONS

      The Trust, as a master trust, is expected to issue additional series of Investor Certificates from time to time. While the principal terms of any series will be specified in a supplement to the Pooling and Servicing Agreement, the provisions of a supplement and, therefore, the terms of any additional series, will not be subject to the review or consent of Holders of Notes or holders of the Investor Certificates of any previously issued series. Such principal terms may include methods for determining applicable investor percentages and allocating collections, provisions creating security or enhancements, different classes of certificates (including subordinated classes of certificates), provisions subordinating the new series to another series (if the supplement relating to such series so permits) or another series to such new series (if the supplement for such other series so permits), and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to the new Series. In addition, the provisions of any supplement may give the holders of the Certificates issued pursuant thereto consent, approval, or other rights that could result in such holders having the power to cause SRPC, SRI, or the Receivables Trustee to take or refrain from taking certain actions, including actions with respect to the exercise of certain rights and remedies under the Pooling and Servicing Agreement, without regard to the position or interest of the Certificateholders of any other Series. There can be no assurance that the principal terms of any other Series, including any Series issued from time to time hereafter, might not have an adverse impact on the timing and amount of payments received by SRPC, as holder of the Collateral Certificates, which may affect payment of the Notes.

      LACK OF PUBLIC MARKET

      The Old Notes have not been registered under the Securities Act and, if not exchanged for New Notes pursuant to this Prospectus, will continue to be subject to significant restrictions on resale. The New Notes constitute a new issue of securities with no established trading market. SRPC does not intend to list the Notes on any national securities exchange or to seek the admission thereof to trading on the NASDAQ Stock Market. Prior to this offering, there has been no active market for the Notes. Application has been made to have the Old Notes designated for trading in the

PORTAL market. No assurance can be given that an active public or other market will develop for the Notes or as to the liquidity of the trading market for the Notes.

      TRANSFER OF THE RECEIVABLES

      The Receivables Purchase Agreement provides that Palais sells all of its right, title, and interest in and to the Receivables owned by it to SRPC. Palais represents and warrants in the Receivables Purchase Agreement that the sale of Receivables to SRPC is a valid transfer and assignment of the Receivables to SRPC. Palais and SRPC have agreed that if, notwithstanding their intent, the sale of Receivables to SRPC is not treated as a sale, the Receivables Purchase Agreement will be deemed to create a security interest in the Receivables. In a bankruptcy proceeding involving SRI or Palais, if the sale of the Receivables is not treated as a sale, but is deemed to create a security interest in the Receivables, SRPC's interest in the Receivables may be subject to tax or other governmental liens relating to Palais and arising before the subject Receivables came into existence and to certain administrative expenses of the bankruptcy proceeding. Palais has taken certain actions required to perfect SRPC's interest in the Receivables.

      While the Pooling and Servicing Agreement provides that SRPC transfer all of its right, title, and interest in and to the Receivables to the Trust, a court could treat such transactions as an assignment of collateral as security for the benefit of holders of certificates issued by the Trust. It is possible that the risk of such treatment may be increased by the retention by SRPC of the Transferor Certificate, the Class D Certificates, a class of the Variable Funding Certificates and any other Transferor Retained Class. SRPC represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. SRPC has taken and will take certain actions required to perfect the Trust's interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Receivables Trustee will have a first priority perfected security interest therein, subject only to permitted liens. If the transfer of the Receivables to the Trust is deemed to create a security interest therein under the Uniform Commercial Code, a tax or government lien on property of SRPC arising before Receivables come into existence may have priority over the Trust's interest in such Receivables, thereby possibly affecting payments on the Collateral Certificates and, accordingly, the Notes. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

      INSOLVENCY RISK CONSIDERATIONS

      To the extent that SRPC has granted a security interest in the Receivables to the Trust and that security interest was validly perfected before any insolvency of SRPC and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay, or defraud SRPC or its creditors, that security interest should not be subject to avoidance in the event of insolvency or receivership of SRPC, and payments to the Trust with respect to the Receivables should not be subject to recovery by a bankruptcy trustee or receiver of SRPC. If, however, such a bankruptcy trustee or receiver were to assert a contrary position, delays in payments on the Collateral Certificates and possible reductions in the amount of those payments could occur, which would adversely affect payment of the Notes. If a bankruptcy trustee or receiver were appointed for SRI, and no Servicer Default other than such bankruptcy or receivership or insolvency of SRI exists, the bankruptcy trustee or receiver may have the power to prevent either the Receivables Trustee or the majority of the Certificateholders from effecting a transfer of servicing to a successor Servicer. If a bankruptcy trustee or receiver were appointed for SRPC, causing a Pay Out Event with respect to all Series then outstanding, new Principal Receivables would not be transferred to the Trust pursuant to the Pooling and Servicing Agreement and the Receivables Trustee would sell the portion of the Receivables allocable in accordance with the Pooling and Servicing Agreement to each Series (unless holders of more than 50% of the principal amount of each class of each Series instruct otherwise), thereby causing early termination of the Trust and a loss to the Certificateholders (including SRPC, as holder of the Class D Certificates) if the net proceeds allocable to the Certificateholders from such sale, if any, were insufficient to pay the Certificateholders in full. The net proceeds of any such sale of the portion of the Receivables allocated in accordance with the Pooling and Servicing Agreement to each Series will first be used to pay amounts due to holders of the Class A, B and C Certificates, and will thereafter be used to pay amounts due to the Class D Certificateholders. If the only Pay Out Event to occur is either the insolvency of SRPC or the appointment of a bankruptcy trustee or receiver for SRPC, the bankruptcy trustee or receiver may have the power to continue to require SRPC to transfer new Receivables to the

Trust and to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver for SRPC may have the power to cause early payment of the Certificates, which would cause the early repayment of the Notes. There can be no assurance that Holders would be able to reinvest any such accelerated distribution in other suitable investments having a comparable yield. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

      POSSIBLE CHANGES TO THE TERMS OF THE ACCOUNTS

      Pursuant to the Receivables Purchase Agreement, Palais does not transfer the Accounts to SRPC, but only the Receivables arising in the Accounts. Pursuant to the Pooling and Servicing Agreement, SRPC does not transfer the Accounts to the Trust, but only such Receivables. Palais has the right to determine the monthly periodic finance charges and other fees that will be applicable from time to time to the Accounts, to alter the minimum monthly payment required on the Accounts, and to change various other terms with respect to the Accounts and to take such other actions as the market may dictate. A decrease in the monthly periodic finance charge and other fees would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event and the commencement of an Early Amortization Period. Under the Receivables Purchase Agreement, Palais may change the terms of the contracts relating to the Accounts or its credit and collection policies only if certain conditions are met and if such change is permitted by SRPC. There can be no assurance that changes in applicable law, changes in the marketplace, or prudent business practice might not result in a determination by Palais to take actions which would change the terms of the Accounts. Certain changes in the terms of the Accounts could adversely affect the Collateral Certificates and the Notes.

      CONSUMER AND DEBTOR PROTECTION LAWS

      The Accounts and the Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the making and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect SRI's ability to collect on the Receivables or maintain previous levels of finance charges, late fees, and other fees. Any failure by SRI to comply with such legal requirements also could adversely affect SRI's ability to collect on the Receivables. Although SRPC makes certain representations and warranties relating to the validity and enforceability of the Accounts and the Receivables, the Trustee does not make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects or compliance with such representations and warranties, or for any other purpose, or assume any responsibility for the enforceability, accuracy or completeness of such representations and warranties. In the event of a breach of certain representations and warranties, SRPC may be obligated to accept the reassignment and transfer of the entire Trust portfolio A complete reassignment would eliminate the Trust's source of funds for payments on the Collateral Certificates and adversely affect SRPC's ability to make payments on the Notes. See "Certain Legal Aspects of the Receivables--Consumer and Debtor Protection Laws."

      Application of federal and state bankruptcy and debtor relief laws to the obligations represented by the Receivables could adversely affect the Collateral Certificates and the Notes, if such laws result in any Receivables being written off as uncollectible. See "Description of the Collateral--Defaulted Receivables; Rebates and Fraudulent Charges; Portfolio Reassignment."

      EQUALIZATION ACCOUNT

      Under certain circumstances, the Pooling and Servicing Agreement requires the deposit of funds into the Equalization Account. Such amounts deposited in the Equalization Account are invested in specified Cash Equivalents, which are likely to earn a much lower yield than the Receivables. Such lower yield may result in a reduction of Portfolio Yield, which in turn may result in a Pay Out Event, which in turn would cause the early repayment of the Notes. There can be no assurance that the Holders would be able to reinvest any such accelerated distribution in other suitable investments having a comparable yield.

      RATINGS

      The Notes are rated B+ by S&P and BB- by DCR. The ratings address the likelihood of the receipt by Holders of payments required under the Indenture, and are based primarily on the credit quality of the Notes.

      A security rating is not a recommendation to buy, sell or hold securities, inasmuch as such ratings do not comment as to the market price or suitability for a particular investor, and may be subject to revision or withdrawal at any time by S&P or DCR if, in their judgment, circumstances so warrant. The ratings do not address the likelihood of an Event of Default. The ratings of the Notes are also dependent on the ratings of any senior unsecured debt of SRI. S&P has informed SRI and SRPC that, if any such debt were downgraded by S&P, the Notes would also be subject to downgrading. Each security rating should be evaluated independently of any other security rating.

      SRPC has not requested a rating on the Notes by any rating agency other than S&P and DCR. There can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by S&P and DCR.

      POSSIBLE IMPACT OF SRI AND PALAIS GUARANTEES

      SRI is obligated as a guarantor of Palais's obligations under the Revolving Credit Agreement, and Palais is a guarantor of SRI's Senior Notes and Senior Subordinated Notes. See "Description of Other Indebtedness of SRI and its Affiliates." To the extent that Palais is obligated to satisfy the guarantee of SRI's debt in whole or in part, the ability of Palais to meet its obligation under the Receivables Purchase Agreement to repurchase from SRPC certain receivables may be impaired. If Palais were not able to make such repurchases from SRPC, SRPC's ability to make payments on the Notes could be adversely affected.

BUSINESS OF SRI

      SOCIAL, LEGAL AND ECONOMIC FACTORS AND SEASONALITY

      Changes in credit card use and payment patterns by cardholders may result from a variety of social, legal and economic factors. There is no basis for predicting whether, or to what extent, social, legal or economic factors will affect future card use or repayment patterns. The origination of Receivables generated by SRI is affected by local economic conditions, which are beyond the control of both SRPC and SRI. As a result, any decline in the economic conditions in these localities, particularly in the Houston area where SRI operates 34 stores, could have a material adverse effect on SRI's and SRPC's profitability and on the payments on the Notes. As most of the cardholders have mailing addresses in Texas, restrictive legislative actions in Texas could also have a direct impact on the timing and amount of payments on the Collateral Certificates and may impact the timing of payments on the Notes. SRI currently has six stores located near the Texas-Mexico border and has plans to open several additional stores in that region. Economic conditions in Mexico, and particularly any devaluation of the Mexican peso, may affect the generation of Receivables and the collectibility of Receivables in the Texas-Mexico border region. Any decline in the generation and collectibility of such Receivables could adversely affect the Collateral Certificates and the Notes. See "The Accounts--Composition of Accounts by Geographic Distribution."

      SRI's business is seasonal and its sales and profits traditionally have been lower during the first nine months of the year (February through October) and higher during the last three months of the year (November through January). Any substantial decrease in sales for the last three months of the year could have a material adverse effect on the generation of Receivables and, as a result, the Collateral Certificates, which may have a direct impact on the timing of payments on the Notes.

      FORMS OF PAYMENT IN SRI STORES

      All of the SRI stores accept cash, checks and Visa, MasterCard and Discover cards in addition to SRI Cards. Sales using cash, checks and such other credit cards do not generate Receivables. See "SRI's Credit Card Business-Creation of Account Balances." Purchases using cash, checks and non-SRI cards accounted for approximately 44% of net sales in 1995. Purchases using SRI Cards have historically been lower in recently opened stores than in more mature stores because of the time necessary to attract new accounts and to acclimate new customers to the use of SRI Cards. Although the use of SRI Cards in recently opened SRI stores has historically increased as such stores mature, there can be no assurance that sales through SRI Cards will continue to increase or maintain their historic percentage of retail sales. Lower purchases using SRI Cards would decrease the funds available to support the Collateral Certificates and could adversely affect payment on the Notes.

      DEPENDENCE ON SRI AND PALAIS

      The SRI Cards currently can be used to purchase merchandise and services only from SRI stores. Accordingly, the Trust is dependent upon SRI stores for the generation of Receivables. The Receivables Purchase Agreement does not prohibit Palais from selling all or a portion of its business or assets or SRI from selling stock of Palais. Accordingly, there can be no assurance that Palais will continue to generate Receivables at the same rate as in prior years, which may affect the Collateral Certificates and payment on the Notes.

      COMPETITION

      The retail apparel business is highly competitive. Although competition varies widely from market to market, SRI faces substantial competition, particularly in urban markets, from national, regional and local department and specialty stores. Some of SRI's competitors are considerably larger than SRI and have substantially greater financial and other resources than SRI. There can be no assurance that SRI will continue to generate Receivables at the same rate as in prior years, which may affect the Collateral Certificates and, accordingly, payment on the Notes.

                                 USE OF PROCEEDS

      SRPC will not receive any cash proceeds from the Exchange Offer. The net proceeds of the Offering, which were approximately $27.5 million after payment of the Initial Purchaser's discount and related expenses, were transferred to Palais and ultimately used to fund in part the acquisition of Uhlmans.

      SRPC applied such proceeds to help fund (i) the purchase by Palais, for approximately $28.7 million in cash consideration and the assumption and repayment of debt (subject to adjustments), of the capital stock of Uhlmans and
(ii) the integration costs and capital expenditures relating to the Uhlmans acquisition. See "Business of SRI--Growth Strategy."

                              CAPITALIZATION OF SRPC

      The following table sets forth the capitalization of SRPC as of November 2, 1996. This presentation should be read in conjunction with the Financial Statements of SRPC and other information appearing elsewhere in this Prospectus.

                                                          November 2, 1996
                                                          -----------------
                                                            (dollars in
                                                             thousands)
Payable to Palais........................................  $    5,393
                                                           ----------
12.5% Trust Certificate-Backed Notes.....................      30,000
Stockholder's equity.....................................      33,123
                                                           ----------
Total capitalization.....................................      63,123
                                                           ----------
    Total capitalization and payable to Palais........... $    68,516
                                                          ===========

                   SELECTED HISTORICAL FINANCIAL DATA OF SRPC

      The following table presents summary historical financial data of SRPC derived from the Financial Statements of SRPC. The information in the table should be read in conjunction with the Financial Statements of SRPC included elsewhere in this Prospectus.

                                           Nine Months Ended         Fiscal Year(1)      Inception to
                                           -----------------         --------------          From
                                         November 2,  October 28,                         January 29,
                                            1996       1995         1995        1994        1994
                                          --------    --------    --------    --------    --------
                                                          (dollars in thousands)
STATEMENT OF INCOME DATA:
  Gain associated with Retained
    Certificates(2) ...................   $  4,547    $ 26,975    $ 23,397    $ 25,095    $  9,498
  Interest income (expense) on balances
    with Palais .......................      2,043         686         825         495         (88)
  Interest income .....................         97         127         228         104          94
  Interest expense ....................     (1,603)       --          --          --          --
  Amortization of debt issue costs ....       (233)       --          --          --          --
                                              (714)       (622)     (1,152)       (892)       (530)
General and administrative Expenses....     --------    --------    --------    --------    --------

    Operating income ..................      4,137      27,166      23,298      24,802       8,974
  Income tax expense ..................     (1,538)    (10,086)     (8,651)     (9,031)     (3,194)
                                          --------    --------    --------    --------    --------
  Net income ..........................   $  2,599    $ 17,080    $ 14,647    $ 15,771    $  5,780
                                          ========    ========    ========    ========    ========
  Dividends paid to Palais.............   $ 29,477    $ 21,710    $ 26,454    $  5,579    $   --
                                          ========    ========    ========    ========    ========
OTHER DATA:
  Ratio of earnings to fixed charges(3)       3.25        --          --          --          --

BALANCE SHEET DATA (AT END OF PERIOD):
  Retained Certificates in Trust ......   $ 58,101    $ 45,615    $ 66,833    $ 64,693    $ 38,023
  Total assets ........................     72,063      64,740      77,171      74,543      50,172
  Receivable from (payable to) Palais .     (5,393)      9,116     (18,522)     (8,928)       (233)
  Stockholder's equity ................     33,123      62,183      56,360      63,696      49,266

----------------------
(1) All fiscal years presented consist of fifty-two weeks except 1995 which consisted of fifty-three weeks.

(2) The gain associated with Retained Certificates decreased for the nine months ended November 2, 1996 as compared to the comparable period in 1995 due to an increase in the purchase price of receivables. See note 3 to SRPC's audited financial statements.

(3) Prior to the issuance of the Notes, SRPC had no significant fixed charges. Accordingly, the ratio of earnings to fixed charges is only presented for the nine months ended November 2, 1996.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
GENERAL

      OVERVIEW OF SRPC AND SRI. SRPC is an indirect, wholly owned, limited-purpose subsidiary of SRI and was formed in 1993 pursuant to the Accounts Receivable Program. SRPC purchases substantially all of the accounts receivable generated by the use of the SRI Cards on a daily basis and sells these accounts receivable to the Trust. SRI, through Palais, operates retail stores under the trade names "Bealls", "Palais Royal" and "Stage." SRI offers to its customers a proprietary credit card which can only be used to purchase merchandise and services at SRI locations. SRPC is dependent upon Palais for the generation of accounts receivable as Palais is its only source of accounts receivable.

      SRI's retail concept is to offer moderately priced, branded fashion apparel, accessories and footwear for women, men and children. SRI currently operates 315 stores in nineteen states located throughout the central United States. These stores are smaller than typical department stores yet larger than most specialty stores. The store format allows SRI to operate in small towns and communities with as few as 15,000 people or in large metropolitan and suburban areas.

      ACCOUNTS RECEIVABLE PROGRAM. The Accounts Receivable Program provides SRPC with a source of funds from the sale of accounts receivable to the Trust. In connection with the implementation of the Accounts Receivable Program, Palais transferred or sold all of its accounts receivable to SRPC. SRPC, in turn, transferred all of the accounts receivable to the Trust for $140.0 million in cash and a certificate representing an undivided interest in the Trust. The Trust obtained the $140.0 million through the issuance of term certificates to third-party investors. The Trust has also issued a $25.0 million term certificate and $40.0 million of revolving certificates, each representing undivided interests in the Trust. The holders of the revolving certificates agreed to purchase interests in the Trust equal to the amount of accounts receivable in the Trust above the level required (aggregating $204.1 million at November 2, 1996) to support the term certificates (and, during the fourth quarter, a seasonal minimum retained interest of SRPC) up to a maximum of $40.0 million. If receivable balances in the Trust fall below the level required to support the term certificates, the seasonal retained interest and revolving certificates, certain principal collections may be retained in the Trust until such time as the accounts receivable balances exceed the amount of accounts receivable required to support the Trust Certificates and any required transferor's interest. As of November 2, 1996, the outstanding balance under the revolving certificate was $8.8 million. The Trust may issue additional series of certificates from time to time on various terms. Terms of any future series will be determined at the time of issuance.

      On an ongoing daily basis, Palais sells substantially all of the accounts receivable generated from purchases by the holders of SRI's proprietary credit card to SRPC. SRPC in turn transfers, on a daily basis, the accounts receivable purchased and transferred from Palais to the Trust in exchange for cash or a certificate representing an undivided interest in the Trust. Total accounts receivable transferred to the Trust during 1995 and 1994 were $411.6 million and $362.3 million, respectively. The cash flows generated from the accounts receivable in the Trust are dedicated to (i) the purchase of new accounts receivable generated by Palais, (ii) payment of a return on the certificates and
(iii) the payment of a servicing fee to SRI. Any remaining cash flows are remitted to SRPC. The term certificates entitle the holders to receive a return, based upon LIBOR, plus a specified margin paid on a quarterly basis. Principal payments commence in December 1999 but can be accelerated upon occurrence of certain events. The revolving certificate entitles the holder to receive a return based upon a floating LIBOR rate, plus a specified margin, or prime rate, at the option of SRPC paid on a monthly basis. The Trust is currently protected against increases above 12% under an agreement entered into with a bank. The Trust is exposed to loss in the event of non-performance by the bank. However, the Trust does not anticipate non-performance by the bank. At November 2, 1996, the average rate of return on the term certificates was 7.0%. The purchase commitment for the revolving certificate is five years, subject to renewal at the option of the parties. The revolving certificate holders are entitled to repayment in the event the accounts receivable decrease below that required to support such certificates.

      Effective October 1994, the Receivables Purchase Agreement and the Pooling and Servicing Agreement were amended to allow SRPC to sell defaulted accounts receivable to Palais, subject to certain limitations (the "AMENDMENT").

Sales of defaulted accounts receivable are limited to 95% of the immediately preceding fiscal year's default ratio applied to eligible accounts receivable transferred to the Trust during any fiscal period.

      Effective during 1995, the Receivables Purchase Agreement was amended to allow a floating purchase price of the receivables purchased by SRPC from Palais. As a result of this amendment, SRPC paid Palais premiums of $14.8 million for the first nine months of 1996 and $12.0 million for fiscal 1995.

      The most significant component of SRPC's statement of income is the gain associated with the Retained Certificates. This gain consists primarily of actual and projected (a) service charge and late fee income less (b)(i) payments of returns to the holders of the Investor Certificates, (ii) payments in excess of the face value of accounts receivable purchased from Palais attributable to the accounts receivable portfolio, (iii) payments of servicing fees to SRI and
(iv) bad debt expense associated with defaulted accounts receivable not sold to Palais pursuant to the Amendment.

      The financial information, discussion and analysis that follow should be read in conjunction with SRPC's Financial Statements included elsewhere herein and SRI's Consolidated Financial Statements included in SRI's 1995 Annual Report on Form 10-K.

RESULTS OF OPERATIONS

NINE MONTHS ENDED NOVEMBER 2, 1996
COMPARED TO NINE MONTHS ENDED OCTOBER 28, 1995

      The gain associated with the Retained Certificates for the first nine months of 1996 decreased 83.3% to $4.5 million from $27.0 million in the first nine months of 1995 due to an increase in premium payments to Palais for the purchase of accounts receivable in excess of face value partially offset by an increase in the amount of service charge income. SRPC paid a $14.8 million premium on accounts receivable purchased during the first nine months of 1996. There were no such premium payments during the first nine months of 1995 as the amendment to the Receivables Purchase Agreement was not effective until the fourth quarter of 1995. Bad debt expense increased significantly during the first nine months of 1996 due primarily to the sale of approximately $21.7 million in defaulted accounts receivable during the first nine months of 1995 to Palais as compared to $12.3 million for the first nine months of 1996. Service charge income for the first nine months of 1996 increased 22.0% to $37.1 million from $30.4 million in the first nine months of 1995. Such increase was due to an increase in average accounts receivable balances combined with the increased yield on the accounts receivable portfolio resulting primarily from an increase in late fee charges applied to delinquent accounts.

1995 COMPARED TO 1994

      The gain associated with the Retained Certificates for 1995 decreased 6.8% to $23.4 million from $25.1 million in 1994 due primarily to a $12.0 million increase in premiums paid for accounts receivable purchased during 1995 combined with a $2.9 million increase in the return to the holders of the Investor Certificates due to higher prevailing interest rates during 1995. These increases were partially offset by a $8.4 million increase in service charge income. Service charge income for 1995 increased 24.4% to $42.9 million from $34.5 million in 1994. Such increase was due to (i) an increase in average accounts receivable balances, (ii) an increase in the late fee rate charged on delinquent accounts discussed above and (iii) the fifty-third week of 1995. Pursuant to the Amendment, SRPC sold $26.4 million and $5.6 million in defaulted accounts receivable to Palais during 1995 and 1994, respectively, that had been previously expensed by SRPC for financial reporting purposes. The $20.8 million increase in defaulted accounts receivable sold was due to a full year of sales during 1995 versus five months during 1994 combined with the sale during 1995 of $11.8 million in defaulted accounts receivable which were expensed by SRPC for financial reporting purposes during 1994 and 1993.

1994 COMPARED TO 1993

      The gain associated with the Retained Certificates for 1994 increased 164.2% to $25.1 million from $9.5 million in 1993. Such increase was due to a full year of results for 1994 versus six months in 1993 (as SRPC was incorporated on July 27, 1993).

LIQUIDITY AND CAPITAL RESOURCES

      SRPC issued $30.0 million in aggregate principal amount of the Notes on May 30, 1996. Substantially all of the net proceeds from the issuance of the Notes were transferred to Palais to fund the acquisition of Uhlmans. The Notes are secured by the Collateral Certificates, including SRPC's retained interest in accounts receivable. Interest on the Notes is payable semi-annually on June 15 and December 15 of each year, commencing December 15, 1996 from amounts received by SRPC from such retained interest. The Expected Maturity Date of the Notes is December 15, 2000. The issuance of the Notes does not impact the ability of the Trust to issue additional certificates under the Accounts Receivable Program to third-party investors.

      Intercompany interest is charged at LIBOR plus 1.0% (6.5% at November 2, 1996). The payable balance to Palais was $5.4 million and $18.5 million at November 2, 1996 and February 3, 1996, respectively. The payable balance is generally higher during the fourth quarter of the year due to increased transfers of accounts receivable from Palais due to Christmas season sales.

      During June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 125"). The statement provides standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. A transfer will be considered a sale to the extent consideration other than beneficial interests in the assets transferred are received in exchange and control over the assets is surrendered. SRPC is currently evaluating the accounting implications of the standards set forth in this statement. Although SRPC has not completed its evaluation of this statement and is unable to determine the exact impact of the adoption of the statement, SRPC believes the adoption of SFAS 125 will not have a material impact on its financial position or results of operations.

      SRPC's primary sources of funds are the issuance of term certificates by the Trust to third-party investors, advances under the revolving certificate and principal and finance charge collections on accounts receivable previously sold or transferred to the Trust. SRPC's primary uses of funds include dividends paid to Palais, payment of interest on the Notes and the purchase of accounts receivable from Palais. Dividends paid to Palais during 1995 and 1994 were $26.5 million and $5.6 million, respectively. The increase in dividends paid to Palais during 1995 as compared to 1994 was due to the purchase of defaulted accounts receivable pursuant to the Amendment. Prior to April 1996, SRPC declared a cash dividend in the amount of defaulted accounts receivable sold to Palais. Management does not anticipate declaring such a dividend during the remainder of 1996 but anticipates that dividends paid to Palais during 1996 will be approximately equal to its 1996 net income plus $27.5 million of proceeds from the issuance of the Notes. Management anticipates that interest payments on the Notes will be approximately $3.8 million during the next twelve months. Management believes that collections on accounts receivable will be sufficient to permit the Company to meet its cash requirements during the next twelve months.

                            DESCRIPTION OF THE TRUST

      The SRI Receivables Master Trust was formed in 1993 in connection with the implementation of SRI's private label credit card accounts receivable securitization program. The Trust, as a master trust, is expected to issue Series from time to time. The Trust has not engaged and will not engage in any business activity other than acquiring and holding Trust assets and proceeds therefrom, issuing Series of Certificates and the Transferor Certificate and making payments thereon and related activities. As a consequence, the Trust does not and is not expected to have any source of capital resources other than the Trust assets. The Trust will be governed by the laws of the State of New York.

      In July 1993 and August 1995, the Trust issued to SRPC the Collateral Certificates (comprised of the $30,000,000 Class D-1 Certificate, Series 1993-1 and the $5,120,000 Class D-1 Certificate, Series 1995-1 and certain rights with respect to the Transferor Certificate). See "Business of SRPC." SRPC has assigned and pledged the Collateral Certificates to the Indenture Trustee for the benefit of Holders of the Notes pursuant to the Indenture. See "Description of the Notes--Collateral Security." SRPC will receive cash flows in respect of the Class D Certificates and the Transferor Certificate. Certain of such cash flows, to the extent of the Note Allocation Percentage, will be applied for the benefit of the Holders as described in "Description of the Notes--Deposits into the Interest Reserve Account" and "Description of the Notes--Deposits into the Principal Reserve Account."

      The Class D Certificates and the Transferor Certificate represent undivided interests in the assets of the Trust. The Trust was formed pursuant to the Pooling and Servicing Agreement between SRPC, as Transferor, SRI, as Servicer, and Bankers Trust (Delaware), as Trustee (the "RECEIVABLES TRUSTEE"). SRPC, SRI and the Receivables Trustee from time to time execute supplements to the Pooling and Servicing Agreement (each, a "SUPPLEMENT") in connection with the issuance of each series (each, a "SERIES") of certificates representing an undivided interest in the assets of the Trust (the "CERTIFICATES"). Each Supplement contains information concerning the rights and obligations of the holders of the Certificates (each, a "CERTIFICATEHOLDER") of that Series. The Series pursuant to which the 1993-1 Certificates and the Series pursuant to which the 1995-1 Certificates were issued are sometimes each referred to herein as a "DESIGNATED SERIES."

      Pursuant to the Series 1993-1 Supplement to the Pooling and Servicing Agreement dated as of July 30, 1993 (the "SERIES 1993-1 SUPPLEMENT"), $121,500,000 aggregate principal amount of Floating Rate Class A-1 Certificates, Series 1993-1 (the "1993-1 CLASS A CERTIFICATES"), $8,500,000 aggregate principal amount of Floating Rate Class B-1 Certificates, Series 1993-1 (the "1993-1 CLASS B CERTIFICATES") and $10,000,000 aggregate principal amount of Floating Rate Class C-1 Certificates, Series 1993-1 (the "1993-1 CLASS C CERTIFICATES") were issued to investors, and a $30,000,000 Class D-1 Certificate, Series 1993-1 (the "1993-1 CLASS D CERTIFICATE") was issued to SRPC. The 1993-1 Class A, B, C and D Certificates are referred to as the "1993-1 CERTIFICATES."

      Pursuant to the Series 1993-2 Supplement to the Pooling and Servicing Agreement dated as of July 30, 1993 (the "SERIES 1993-2 SUPPLEMENT"), the 1993-2 Class A-R Certificates and the 1993-2 Class B-R Certificates (collectively, the "1993-2 CERTIFICATES") were issued. The Class B-R Certificates do not bear interest. None of the 1993-2 Certificates will be pledged to the Indenture Trustee for the benefit of the Holders. The principal amount of the 1993-2 Certificates is subject to being increased or decreased at the option of the Transferor during the Revolving Period for the 1993-2 Certificates. The 1993-2 Certificates are subject to termination by SRPC, at its option.

      The Trust may issue additional Series of Certificates with fluctuating principal amounts (any such Certificates, including the 1993-2 Certificates, being the "VARIABLE FUNDING CERTIFICATES" and each such Series, including the Series 1993-2, being a "VARIABLE FUNDING SERIES"). The principal amount of the Variable Funding Certificates will vary from time to time at the option of SRPC.

      Pursuant to the Series 1995-1 Supplement to the Pooling and Servicing Agreement dated as of August 11, 1995 (the "SERIES 1995-1 SUPPLEMENT"), $21,700,000 aggregate principal amount of Floating Rate Class A-1 Certificates, Series 1995-1 (the "1995-1 CLASS A CERTIFICATES"), $1,500,000 aggregate principal amount of Floating Rate Class B-1 Certificates, Series 1995-1 (the "1995-1 CLASS B CERTIFICATES") and $1,800,000 aggregate principal amount of Floating

Rate Class C-1 Certificates, 1995-1 (the "1995-1 CLASS C CERTIFICATES") were issued to investors, and a $5,120,000 Class D-1 Certificate, Series 1995-1 (the "1995-1 CLASS D CERTIFICATE") was issued to SRPC. The 1995-1 Class A, B, C and D Certificates are referred to as the "1995-1 CERTIFICATES".

      The Transferor Certificate represents the fractional undivided interest in the Trust assets that is not represented by the Investor Certificates. The amount of the Transferor Certificate varies daily according to the amount of principal Receivables held by the Trust, the amount on deposit in the Equalization Account, the level of utilization of the Variable Funding Certificates and other factors.

      The Trust's assets include (i) all Receivables existing from time to time in the Accounts, (ii) all funds to be collected from cardholders in respect of the Receivables, (iii) all right, title and interest of SRPC in, to and under the Receivables Purchase Agreement, (iv) the Interest Rate Caps for each Series,
(v) the benefit of funds on deposit in the Equalization Account, (vi) the Collection Account, the Distribution Account, the Interest Funding Account and the Principal Account for each Series and (vii) proceeds of the foregoing. The Trust's assets are allocated among each Series and the Transferor Interest. Certificateholders do not have any recourse against any assets of the Trust other than those allocated to such Certificateholders pursuant to the Pooling and Servicing Agreement and any applicable Supplement.

      SRPC purchases all of the Receivables arising from time to time (i) in all of the consumer revolving credit card accounts which were owned by Palais on the Original Closing Date for the Series 1993-1 Certificates, (ii) in each Automatic Additional Account and (iii) in certain circumstances, each Supplemental Account (collectively, the "ACCOUNTS"), whether such Receivables are then existing or thereafter created.

      SRPC automatically transfers to the Trust all of its right, title and interest in and to the Receivables purchased by it. SRPC has the right, under certain circumstances, to cause the Receivables in any Removed Accounts to no longer be transferred to the Trust and to accept the transfer from the Trust of all Receivables in any Removed Accounts, whether such Receivables are then existing or thereafter created.

      The Receivables consist of amounts charged by cardholders to the Accounts for goods and services, and all related monthly finance charges, late charges, returned check fees, proceeds allocable to finance charges, certain recoveries (net of collection expenses) on Receivables which were previously charged off as uncollectible, and all other fees billed to cardholders on the Accounts in any Fiscal Month. The amount of Receivables fluctuates from day to day as new Receivables are generated and as existing Receivables are collected, written off as uncollectible, or otherwise adjusted.

      Collections on the Receivables are deposited into the Collection Account maintained in the name of the Trust and are allocated on each business day between Finance Charge Collections and Principal Collections. Finance Charge Collections and Principal Collections are then allocated on each business day among the Transferor Interest and the respective interests of the Certificateholders of each Series issued and outstanding. In general, in accordance with such allocations and provisions of the Pooling and Servicing Agreement and such applicable Supplement, (i) Finance Charge Collections and certain other amounts will be applied on each business day to fund interest payments on the Certificates of any Series then outstanding, to pay certain fees and expenses, to cover investor default amounts and to reimburse investor charge-offs and to make required payments to SRPC, and (ii) Principal Collections and certain other amounts are applied on each business day to fund principal on the Certificates of any Series then outstanding (including through deposits made to the Principal Account for such Series and to make required payments to SRPC), EXCEPT that during any Revolving Period applicable to a Series, Principal Collections otherwise allocable to the Certificateholders of such Series (other than such amounts allocable to a Transferor Retained Class, such as the Class D Certificates, which amounts will either be deposited in the Equalization Account to the extent required or paid to the Transferor) are treated as Shared Principal Collections and first paid to the amortizing Series and then paid to the holder of the Transferor Certificate or, to the extent required pursuant to the Pooling and Servicing Agreement, deposited in the Equalization Account. See "Description of the Collateral--Application of Collections--Allocations" and "--Payment of Fees, Interest and Other Items."

      During an Amortization Period for any Series, Principal Collections allocable to the Certificates (other than the Transferor Retained Class) and certain other amounts are no longer reinvested in the Trust, but instead are distributed for each Series as principal payments quarterly on each Distribution Date beginning with the first Distribution Date following the Amortization Period Commencement Date. Following the payment in full of the Invested Amount of the Senior Certificates, Principal Collections are distributed to the Class D Certificateholders until the Class D Invested Amount for such Series is paid in full. See "Description of the Collateral--Final Payment of Principal on Senior Certificates; Termination."

                                BUSINESS OF SRPC

      SRPC is an indirect, wholly owned, limited-purpose subsidiary of SRI and was formed in 1993 to implement SRI's Accounts Receivable Program. SRPC is operated in a fashion that is intended to ensure that its assets and liabilities are distinct from those of SRI and its other affiliates so that SRPC's creditors would be entitled to satisfy their claims from SRPC's assets prior to any distribution to SRI or its affiliates. SRPC purchases, on a daily basis in transactions intended to be true sales for creditors' rights purposes, all of the accounts receivables generated by holders of the SRI Cards through Palais, the originator of the Receivables. In the event of a breach of representation or warranty by Palais with respect to a Receivable sold by Palais or in the event that a Receivable sold by Palais is not an Eligible Receivable, Palais may be obligated to make certain payments to SRPC or to repurchase such Receivable. SRPC in turn transfers to the Trust, on a daily basis, all of the accounts receivable so purchased. The Trust has contracted with SRI to service the Receivables as Servicer. See "Description of the Collateral--Collection and Other Servicing Procedures."

      On July 30, 1993, in the first series of transactions under the Accounts Receivable Program, the Trust issued and sold to investors $140 million of term certificates (the 1993-1 Class A Certificates, 1993-1 Class B Certificates and 1993-1 Class C Certificates). In addition, the Trust issued $40.0 million of revolving certificates (the 1993-2 Class A-R Certificates). The holders of the revolving certificates agreed to purchase interests in the Trust equal to the amount of accounts receivable in the Trust above the level required (aggregating $204.1 million at November 2, 1996) to support the term certificates (and, during the fourth quarter, a seasonal minimum retained interest of SRPC) up to a maximum of $40.0 million. In the 1993 issuance, the Trust sold to SRPC the $30 million Series 1993-1 Class D Certificate and the revolving 1993-2 Class B-R Certificates pursuant to which up to $15.6 million may be drawn by SRPC. From time to time, there may be no amounts drawn on the 1993-2 Class A-R Certificates and the 1993-2 Class B-R Certificates. The Trust also issued to SRPC in 1993 an exchangeable Transferor Certificate, representing the fractional undivided interest in the Trust's assets that are not represented by the Certificates issued to investors. On August 11, 1995, the Transferor exchanged the Transferor Certificate for a new series of certificates comprised of $25 million of additional term certificates (the 1995-1 Class A Certificates, the 1995-1 Class B Certificates and the 1995-1 Class C Certificates), which the Transferor sold to investors, and the $5.1 million 1995-1 Class D Certificate, which, together with a Transferor Certificate of reduced principal amount, were retained by the Transferor. See "Description of the Collateral--The Outstanding Certificates." At the option of SRPC, the Trust may issue additional series of certificates from time to time. Terms of any future series will be determined at the time of issuance.

      The Notes are secured by, and will be paid solely from distributions on, the Class D Certificates and the Transferor Certificate, to the extent specified herein, which represent undivided interests in the assets of the Trust. Payments on the Notes will be supported by certain cash flows generated from the accounts receivable allocable to the Class D Certificates and the Transferor Interest. See "Description of the Notes--Cash Flows Allocable to the Holders." In addition, the Collateral Certificates will have the benefit of certain payments required to be made by SRPC to the Trust for the benefit of Certificateholders. See "Description of the Collateral--Recourse Arrangements."

                                 BUSINESS OF SRI
GENERAL

      SRI, through Palais, operates retail stores under the trade names "Bealls," "Palais Royal" and "Stage." SRI's retail concept is to offer moderately priced, branded fashion apparel, accessories and footwear for women, men and children. SRI currently operates 315 stores in nineteen states located throughout the central United States.

      Stores have been operated under the Bealls and Palais Royal tradenames since the 1920s and have developed strong name recognition in the markets they serve. Bealls stores are primarily located in rural markets in Texas, Oklahoma and New Mexico while Palais Royal is located primarily in Houston, Texas. The Stage tradename was developed by SRI in 1994, has been registered nationally and is the trade name that SRI intends to promote in all markets where its traditional names are unrecognized. During 1995, SRI opened 68 new stores, the majority of which were opened under the name Stage.

      Stage Stores (formerly ARI) was formed during 1993 as the direct parent of SRI when the existing stockholders of SRI exchanged all of their common stock for common stock of ARI. Concurrent with the formation of ARI, ARI completed its refinancing (the "REFINANCING") and distribution plans. The Refinancing included the implementation of the Accounts Receivable Program, the formation of SRPC and the issuance of new SRI long-term debt instruments which replaced certain previously existing SRI debt. The Refinancing, together with funds generated internally, provided capital to finance new store openings and the acquisition of 45 Beall-Ladymon leases.

      During 1993, management formalized its growth strategy to expand into small market areas where SRI can become the dominant retailer by providing quality, branded merchandise for the entire family at a fair price. SRI is implementing this strategy by either opening new stores in select locations or acquiring select apparel retail concerns or their related store leases.

RETAIL CONCEPT AND OPERATING STRATEGY

      SUCCESSFUL RETAIL CONCEPT. SRI's retail concept centers on providing moderately priced branded fashion apparel, accessories and footwear for women, men and children. SRI believes that its retail concept is successful because of its (i) ability to operate profitably in smaller markets, (ii) effective merchandising strategy and automated merchandise allocation system, (iii) emphasis on customer service, (iv) targeted advertising and marketing strategy and (v) strong operating and information systems and technology.

      ABILITY TO OPERATE PROFITABLY IN SMALLER MARKETS. SRI's store format and locations are designed to offer a convenient and efficient shopping experience for customers. The stores are typically between 12,000 and 30,000 square feet in size, which is smaller than typical department stores yet larger than most specialty stores. SRI's store format is large enough to offer apparel and accessories for all members of the family and small enough to allow for profitable strategic location either in rural markets where SRI faces lower levels of competition and lower occupancy costs, or in numerous, convenient locations in metropolitan/suburban areas. SRI's smaller market stores generally experience higher profit margins due to lower operating costs, including payroll and advertising costs.

      Many of SRI's stores are located in small towns and communities with 15,000 to 30,000 people, or even fewer. SRI believes that its ability to operate stores profitably in small markets is an important competitive advantage over department stores, which are generally unable to operate profitably in small communities. In addition, SRI's stores have an advantage over locally operated retailers due to SRI's ability to offer a broader and higher quality assortment of continuously replenished, branded merchandise at fair prices. In larger communities, SRI's retailing concept differentiates it from both department and specialty stores. As compared to department stores, SRI believes that it offers multiple convenient locations and better customer service. As compared to specialty stores, SRI believes that its stores offer more leading brand names and a greater assortment of merchandise. All of SRI's stores have several distinctive features, such as store size, layout and location, merchandising strategy and personalized customer service, which are designed to provide a convenient shopping experience and to build strong customer loyalty.

      EFFECTIVE MERCHANDISING STRATEGY AND AUTOMATED MERCHANDISE ALLOCATION SYSTEM. SRI's merchandising strategy focuses on the traditionally higher margin merchandise categories of women's, men's and children's apparel, accessories and footwear. SRI offers a select assortment of first-quality, moderately priced merchandise that is divided into distinct departments, including misses, men's, boy's, shoes, intimate apparel, juniors, children's, accessories, cosmetics and gifts. Merchandise mix may vary significantly from store to store to accommodate differing demographic factors. SRI offers leading national brand names such as Levi Strauss, Liz Claiborne, Bill Blass, Carole Little, Kasper by Leslie Fay, Elizabeth Arden, Guess, Dockers, Hanes, Haggar, Chorus Line, Parson Place, Nike, Reebok and other moderately priced, high quality brands, as well as its own private label quality merchandise. SRI's 42 buyers, who average approximately 10 years of experience with SRI, regularly evaluate new vendors and the market for new merchandise. Buyers are responsible for specific merchandise categories to enhance their knowledge of the related vendors and the merchandise available in their assigned categories. This focused buying approach, combined with SRI's in-depth understanding of each of its individual markets and its highly automated merchandise allocation system, enables SRI to keep each of its stores stocked with a broad, frequently replenished assortment of high quality merchandise that has been finely tuned to meet the fashion needs of its customers. In addition, SRI is a member of Associated Merchandising Corporation ("AMC"), a cooperative buying service, through which SRI purchases imported merchandise for its private label program. Such membership provides SRI with group purchasing opportunities offering higher profit margins. SRI believes that the combination of the size and experience base of its buyer group, its strong merchandising systems and its participation in AMC allows SRI to compete effectively with department and specialty stores.

      Offering merchandise at moderate prices is also an important element of SRI's merchandising strategy. In addition, SRI offers promotions to its customers at selected events during the year.

      SRI's merchandising strategy is based upon its in-depth understanding of the needs of its customer base. Bealls and Palais Royal have over 70 years of presence in their respective markets. SRI's primary target customers are women who are high school and college graduates between the ages of 20 and 55 with household incomes between $30,000 and $75,000. SRI attempts to maximize its share of its target customers' purchases by carrying merchandise for the entire family, since the target customer is often the principal decision-maker of where to purchase the family's apparel. In addition, SRI markets basic, essential clothing such as jeans, slacks, shirts, and simple but fashionable dresses, which are not as subject to cyclical impact on discretionary spending as high fashion items.

      SRI believes that it can continue to increase sales and operating income through its automated inventory planning, allocation and transfer systems. SRI has devoted significant computer programming resources to the design and development of, and created a new division to implement, its automated, algorithm-based merchandise allocation and transfer systems. These systems allow specific merchandise to be allocated and, if necessary, transferred to stores where it is being more rapidly sold. SRI believes that the use of this proprietary system, which maximizes in-stock positions by merchandise class, increases sales and reduces markdowns, thereby improving margins.

      EMPHASIS ON CUSTOMER SERVICE. A primary corporate objective is to provide excellent customer service through stores staffed with highly trained and motivated sales associates. In many of its smaller stores, SRI has implemented its "Team One" operating format, which focuses employees on selling and customer service during peak hours while handling non-customer oriented tasks such as shipping/receiving and security tagging during off-peak hours. This format allows for better customer service through the utilization of greater numbers of personnel directly for customer service while also allowing for the efficient completion of other tasks. SRI monitors the quality of its customer service and actively solicits feedback by conducting over 3,000 telephone surveys with its credit card customers each month. SRI believes that its strong customer service is a significant competitive advantage over department stores which generally offer lower levels of customer service.

      In contrast to many competitors, SRI provides extensive training to new sales associates in order to provide a uniformly high level of service to customers. All sales associates are evaluated and compensated based on sales and on their ability to meet specific customer service standards, such as offering prompt assistance to a customer upon entering a department, suggesting additional complementary items, responding promptly to fitting room needs once the customer rings a "call button" mounted inside each fitting room in certain stores, sending thank-you notes to charge customers, contacting customers about promotional events, and establishing consistent contact with customers in order to create a customer base for each sales associate. In addition, sales associates are provided with a clearly defined career path wherein superior performance leads to career advancement, recognition and improved compensation. SRI believes that this approach allows it to better retain employees and provide better customer service than its competitors. SRI's "neversay-no" policy forbids sales associates in SRI from saying "no" to a customer request without involving their immediate supervisor.

      SRI's private label credit card program includes more than 1.5 million active accounts, providing approximately 55.6% of net sales in 1995, and is an important element of its customer service. SRI provides its cardholders with additional services and special sales and promotions, which SRI believes builds strong customer loyalty. SRI believes that promotions utilizing the cardholder base are among the most effective promotions undertaken by SRI. SRI's most active cardholders (those who purchase $750 or more of merchandise per year) are automatically entitled to VIP membership, which includes extra services such as free gift wrapping, emergency check cashing, free credit card registration, discounts on alterations, free 24-hour message service and other benefits.

      ADVERTISING AND MARKETING. SRI defines its target market as fashion-conscious, middle-income consumers, primarily females aged 20 to 55, in both urban and rural markets. Store layouts and visual merchandising are designed to create a friendly, modern and convenient shopping environment, consistent with making the customer feel "at home."

      SRI uses a multi-media advertising approach to build traffic in the stores, and makes efficient use of its proprietary credit card database to communicate directly with its customers through the mail. In some urban markets, including the greater Houston area, SRI is able to spread the cost of advertising across a concentrated group of stores. Newspaper advertising accounted for approximately 60% of the media budget in 1994 and 1995, with the balance devoted to radio, television and direct mail. SRI spent $22.3 million (approximately 3.9% of sales) and $25.9 million (approximately 3.8% of sales) on advertising and promotion media, payroll and production in 1994 and 1995, respectively.

      STRONG OPERATING AND INFORMATION SYSTEMS AND TECHNOLOGY. SRI supports its retail concept with highly automated, integrated systems in such areas as merchandising, sales promotions, credit, personnel management, store design, accounting and distribution. SRI believes that its automated systems provide it with a significant competitive advantage over competitors that lack similar capabilities. For example, SRI has developed and utilizes an automated store personnel scheduling system that analyzes historical hourly sales trends to schedule sales personnel accordingly. This system optimizes labor costs while producing a higher level of customer service. SRI believes that these systems increase sales per square foot, reduce markdowns and overhead and create important efficiencies and cost savings in the most labor intensive areas of the business, allowing store personnel to focus on customer service and selling. SRI's merchandising systems assist merchandise planners in allocating inventory for each store based on its specific attributes and recent sales trends. Additional systems allow SRI to efficiently transfer slow moving merchandise to stores selling such items more rapidly, identify merchandise requiring markdowns and maintain in-stock positions in basic items such as hosiery and jeans. These systems have enabled SRI to better manage its inventory while reducing costs and have contributed to an improvement in margins.

GROWTH STRATEGY

      The following are the primary elements of SRI's growth strategy:

      NEW STORE OPENINGS IN SMALLER MARKETS. In 1995, SRI opened 68 new stores in ten states, including as a result of the Beall-Ladymon acquisition described below, compared to ten new store openings in three states in 1994. In 1996, SRI opened 35 new stores and acquired 34 additional stores as a result of the acquisition of Uhlmans.

      SRI continues to identify locations in both its existing and new markets which are potential sites for new stores. Such sites are primarily located in smaller communities, where SRI traditionally experiences its highest margins and where SRI believes it has a competitive advantage over local retailers and where it is also difficult for larger department stores to operate profitably. In addition, expansion into these markets may be accomplished at a lower cost than in larger markets, which together with SRI's use of its existing systems such as merchandising, credit, distribution and store personnel scheduling in these markets, thereby minimizes the incremental cost of opening new stores.

      MAKING SELECTED STRATEGIC ACQUISITIONS. SRI believes that it can benefit from selected strategic acquisitions by (i) applying its merchandising, sales and customer service methods to acquired retailers, (ii) introducing its strong management systems and (iii) consolidating overhead functions. SRI believes that such acquisitions allow it to improve overall profitability by amortizing its fixed cost structure over a larger revenue base and by improving sales per square foot and profitability of acquired stores. SRI believes that retail chains operating in small towns offer attractive acquisition opportunities, as such markets typically have only limited competition from locally owned retailers and little or no competition from regional department stores. During 1994, this strategy resulted in the acquisition of forty-five store leases from Beall-Ladymon, located primarily in Louisiana, Arkansas and Mississippi. The former Beall-Ladymon stores reopened in the first quarter of 1995 under the name of Stage, the banner that SRI has registered nationally and intends to promote in all new markets where its traditional names are unrecognized. Management continues to actively search for other potential locations that meet its site selection criteria, which include market size, economic demographics, customer profile and competitive environment and, as a result, has opened 35 total new stores to date in 1996. Substantially all of these additional stores were opened as Stage stores.

      SRPC applied the proceeds of the Offering (i) to the purchase by Palais, for approximately $28.2 million in cash consideration and the assumption and repayment of debt (subject to adjustments), of the capital stock of Uhlmans and
(ii) to the funding by Palais of integration costs and capital expenditures relating to the Uhlmans acquisition. Uhlmans sells moderately priced, branded apparel and accessories for men, women and children, principally in small urban centers in the midwest where Uhlmans' 34 stores had sales of approximately $60 million in fiscal year 1995. The acquisition is intended to help SRI broaden its national distribution base and pursue its growth strategy in the midwest. SRI believes that it can increase margins and achieve economies previously not obtained by Uhlmans by implementing SRI's credit and collection policies and buying and merchandising strategies and by reducing central office overhead and warehousing and distribution costs.

COMPANY OPERATIONS

      MERCHANDISE PURCHASING AND ALLOCATION. SRI offers a select assortment of quality, moderately priced soft goods, which are divided into departments including misses, men's, boys, juniors, children's, intimate, petites, accessories, cosmetics, gifts and shoe departments. Sales associates are encouraged to adopt a "can do" attitude in order to "exceed a customer's expectations." Merchandise mix may vary significantly from store to store to accommodate differing demographic factors. SRI modifies its assortments to focus on merchandise its buyers expect will have the broadest appeal to its targeted customers based upon sales analyses and individual store attributes.

      SRI purchases merchandise from a vendor base of over 2,000 suppliers. SRI's leading vendors for 1995 were Levi Strauss, Liz Claiborne, Haggar, Guess, Hanes, Nike, Chorus Line, Parson Place and Reebok. SRI was one of Levi Strauss's top ten customers in 1995. No one supplier accounted for more than 9% of SRI's 1995 purchases. SRI is also a member of the cooperative buying service AMC, and as such is entitled to make purchases of imported merchandise for its private label program. The membership provides SRI with group purchasing opportunities. Private label products result in better gross margins for SRI and excellent value for the customer, as a result of the lower purchase cost of such apparel as compared to branded items in the same categories. Private label purchases were approximately 11%, 10% and 8% of total purchases in 1995, 1994 and 1993, respectively. SRI currently intends to keep private label merchandise sales below 15% of total purchases.

      Set forth below is certain information regarding the percentage of net sales by major merchandise departments for SRI for 1995 and 1994.

      DEPARTMENT                        1995    1994
      ----------                        ----    ----
Mens and Young Men..................     22%    20%
Misses Sportswear...................     15     15
Juniors.............................     13     15
Accessories and Gifts...............      9     10
Children............................      9      9
Shoes...............................      8      8
Intimate............................      6      6
Special Sizes.......................      5      5
Cosmetics...........................      5      4
Misses Dresses......................      4      4
Boys................................      3      3
                                          1      1
Furs and Coats......................    ----   ----
                                        100%   100%
Total...............................    ====   ====

      SRI's integrated merchandising systems provide its buyers with the information and analytical support needed to maximize efficiency and to increase sales, reduce markdowns and increase inventory turnover through better inventory management. These systems include, among others: (i) an automated merchandise financial planning and allocation system which recognizes the attributes and current merchandise needs by classification of merchandise for each store; (ii) a staple stock replenishment system to ensure SRI is in stock on basic items such as hosiery, foundation garments, dress shirts and jeans; (iii) markdown exception analysis and merchandise transfer exception reporting; and (iv) an assortment planning system which enables SRI to closely tailor the merchandise assortment in each store based on local demographics and historical trends and automatically allocate merchandise accordingly. SRI utilizes its information systems to monitor slow and fast moving merchandise for the purpose of enabling SRI to transfer slower moving merchandise from one store to another store where such merchandise is selling more rapidly.

      CREDIT SERVICES. SRI offers its own private label credit card program, which enhances SRI's relationship with core customers by tailoring credit availability to individual customers and facilitating frequent communication of promotional offerings. The number of private label credit accounts and dollar volume of charges reflects an important element in SRI's marketing strategy. SRI believes that private label credit card holders shop more regularly and purchase more merchandise than customers who pay cash. In addition, SRI maintains a database of all charge purchases of these customers. This data base is a significant competitive advantage, allowing SRI to target promotional material, via direct mail, to its regular customers. At February 3, 1996, there were more than 1.5 million active accounts. Private label credit card purchases provided approximately 55.6% of net sales in 1995. SRI seeks to develop and grow such credit card purchases through a marketing strategy emphasizing (i) direct mail of promotional materials to existing cardholders to communicate new merchandise offerings, (ii) promotion of customer incentive programs and (iii) the issuance of new credit through the opening of new accounts and extension of credit on existing accounts. It is SRI's policy to expand the number and use of private label credit card accounts on a controlled basis by utilizing computerized systems such as point-scoring for approving new accounts and behavioral scoring for monitoring account performance and approving additional purchases.

      SRI supports its private label credit card program with an efficient back office credit operation in Jacksonville, Texas. SRI's internally developed, fully computerized and highly automated credit systems analyze customer payment histories, automatically approve or reject new sales at point of sale and enable account representatives to efficiently collect delinquent accounts. See "SRI's Credit Card Business."

      MANAGEMENT INFORMATION SYSTEMS. SRI relies on proprietary management information systems to maximize productivity and minimize costs in the most labor-intensive areas of its business, including merchandising, distribution, personnel management, credit and accounting. In addition, SRI's merchandising systems allow it to maximize its return on inventory investment and its gross profit margin by facilitating good merchandise planning, efficient allocation of merchandise and timely markdowns of slow selling items.

      SRI has made substantial investments in management information systems and utilizes a central mainframe computer which supports almost every aspect of the business. In addition, electronic point-of-sale ("POS") terminals at each store record and transmit to SRI's corporate headquarters a real time, full accounting of each day's sales by transaction and item. SRI has an independent dedicated communications system which links its corporate headquarters with each store, thus allowing the merchandising department to track sales of all items at all stores at all times and enabling immediate POS credit approval for the use of private label credit cards.

      DISTRIBUTION. SRI's 450,000 square foot automated and centralized distribution center enables it to distribute most merchandise within 48 hours of receipt and has the current capacity to support in excess of $1 billion in aggregate annual sales volume. Management feels that the distribution center's existing capacity could be expanded, with certain enhancements, to handle additional SRI needs. SRI's centralized distribution system results in more efficient distribution costs per unit, lower freight costs and reduced accounts payable processing costs. In 1995, SRI entered into an arrangement with a major freight forwarder for the delivery of merchandise from the distribution center to all SRI stores on a daily basis. Pursuant to this arrangement, the price paid by SRI is based upon the weight of the shipments rather than the number of pieces of inventory delivered. Such pricing results in a more cost-efficient method of distribution. Distribution expenses, net of handling fees charged to vendors, were less than 0.5% of net sales in each of 1994 and 1995, which SRI believes is below industry averages.

COMPETITION

      The retail apparel business is highly competitive. Although competition varies widely from market to market, SRI faces substantial competition, particularly in urban markets, from national, regional and local department and specialty stores. Some of SRI's competitors are considerably larger than SRI and have substantially greater financial and other resources than SRI. SRI believes that its distinctive retail concept, combined with its emphasis on operating system and technology, distinguishes it from department store and specialty store competitors. SRI believes that its knowledge of local markets has enabled it to establish a strong franchise in most of its markets.

EMPLOYEES

      During 1995, SRI employed an average of 9,946 employees, of which 1,069 were salaried and 8,877 were hourly. Central office (which includes corporate, credit and distribution center offices) employees averaged 296 salaried and 684 hourly employees during 1995. In its stores during 1995, SRI employed an average of 773 salaried and 8,193 hourly employees. Such averages will vary during the year as SRI traditionally hires additional employees and increases the hours of part-time employees during peak seasonal selling periods. There are no collective bargaining agreements in effect with respect to any of SRI's employees. SRI believes that it has a good relationship with its employees.

      SRI has developed performance monitoring systems to assure achievement of selling and service standards at the store level. All of SRI's sales associates participate in incentive-based compensation programs with objectives that are defined at the individual department and store level. During 1995, 95% of all Company personnel participated in incentive and recognition programs based on individual performance.

PROPERTIES

      SRI's corporate headquarters is located in a 130,000 square foot building in Houston, Texas. SRI leases the land and building at its Houston facility. See "Certain Relationships and Related Transactions--Transactions with Management." SRI owns its distribution center and its credit department facility, both located in Jacksonville, Texas.

      SRI currently operates stores located in the following states:

                                         Number of
Location                                  Stores
---------------------------------------  ---------

Alabama................................      3
Arizona ...............................      3
Arkansas...............................     12
Colorado...............................      5
Illinois...............................     12
Indiana................................      6
Iowa...................................      6
Kansas.................................      3
Louisiana..............................     27
Michigan...............................      6
Minnesota .............................      1
Mississippi............................      6
Missouri...............................      6
Nebraska ..............................      1
New Mexico.............................      9
Ohio...................................     26
Oklahoma...............................     13
South Dakota ..........................      2
Texas..................................    168
                                           ---
      Total............................    315
                                           ===

      Stores range in size from 4,000 to 46,000 square feet with the majority between 12,000 and 30,000 square feet. In general, Palais Royal stores are located in metropolitan Houston; Bealls stores are located in small rural markets primarily in Texas, Oklahoma, New Mexico and Alabama; and Stage stores are located in states other than Texas, Oklahoma, New Mexico and Alabama. These stores are primarily located in strip shopping centers. All store locations are leased except for three Bealls stores and two Stage stores that are owned. All leases provide for a base rent amount plus contingent rentals, generally based upon a percentage of gross sales. The recently acquired Uhlmans stores, the majority of which will be operated by SRI as Stage stores, range in size from 4,100 to 32,900 square feet, with the majority between 12,000 and 20,000 square feet.

LITIGATION

      From time to time SRI and its subsidiaries are involved in various litigation matters arising in the ordinary course of its business. None of the matters in which SRI or its subsidiaries are currently involved, either individually or in the aggregate, is material to the financial position, results of operations or cash flows of SRI or its subsidiaries.

                           SRI'S CREDIT CARD BUSINESS
GENERAL

      SRI provides certain credit related services for the stores operated by its wholly owned subsidiary, Palais. SRI also performs certain credit related services in its role as Servicer under the Pooling and Servicing Agreement. SRI performs these services at its credit operations located in Jacksonville, Texas and Houston, Texas. SRI credit operations involve approximately 234 full and part-time employees and an internally developed, computerized and highly automated credit collection system. The system analyzes customer payment histories, automatically approves or rejects new sales at point of sale and enables account representatives to efficiently contact delinquent customers and respond to customer needs in the collections effort. Data processing support for SRI's credit card business is provided by SRI's Management Information Services division located in Houston, Texas.

      The Accounts under which the Receivables arise are created by Palais and enable the holders of the credit cards issued by Palais (the "SRI CARDS") to purchase all of the various types of merchandise and services offered by SRI.

NEW ACCOUNT UNDERWRITING

      The vast majority of all new accounts are originated through in-store solicitations by sales associates. New account applications are also solicited from certain target groups through direct mail campaigns that may be coordinated with the opening of new stores or other special promotions. Such direct mail solicitations often include pre-approved applications. Such pre-approved applications are often directed at college students meeting various criteria and other persons who have been pre-screened through information available from credit bureaus to identify potential customers who are likely to respond to solicitations and who present a positive credit profile.

      All credit applications received from prospective cardholders, other than pre-approved applications, are evaluated through the use of computerized credit scoring systems. These systems rate applicants for several factors including length of time at residence, occupation, number of inquiries and worst reference from a credit bureau report, and other characteristics. Based upon the outcome of the processing, the application may be approved and assigned a credit limit, denied, or designated for further follow-up. During the credit application process, applications are also reviewed for fraud, irregular credit bureau reports and the possibility of duplicate accounts. In some cases, an application is processed immediately to permit the applicant, if approved, to make purchases on the same day. In addition, if a customer has a major credit card, an account can be opened immediately via on-line access to credit bureaus from the store location using credit bureau scores for approval and limit setting, and the customer is then granted immediate credit availability.

      During 1995, SRI approved approximately 82% of new applications (including in-store applications) which had not been pre-approved. SRI may change its credit evaluation policies or screening methods at any time.

      Each cardholder is subject to an agreement governing the terms and conditions of such cardholder's account. Pursuant to each agreement, SRI, through its subsidiary Palais, reserves the right, subject to applicable law, to change or terminate any terms, conditions, services or features of the related account (including increasing or decreasing finance charges, other charges or minimum payments). Credit guidelines are maintained by SRI and are adjusted upward or downward at each monthly billing cycle based on credit account history behavioral scoring models. Such models, developed and continuously monitored in conjunction with an outside credit consultant, calculate a numerical risk evaluation for each score value, and are used by management to determine credit authorization and risk limit decisions for each account. Each account transaction is entered and approved at the time of the transaction through direct communication with SRI's centralized credit authorization system.

CREATION OF ACCOUNT BALANCES

      Account balances are created through the use of the SRI Cards to charge purchases of merchandise and services from SRI stores, and, to a minimal extent, ancillary services such as special purpose insurance with respect to account balances. Consequently, the Trust depends on the continued ability of the stores operated by Palais to generate credit sales. In addition, because many of the SRI stores accept Visa, MasterCard and Discover cards, the Trust also depends upon decisions of customers purchasing merchandise and services to use the SRI Cards rather than such other cards or cash.

      SRI believes that newly opened stores experience a lower use of SRI Cards as the preferred payment method. In 1995, SRI opened 68 new stores, in which sales through SRI Cards accounted for approximately 47% of total retail sales. SRI believes that the opening of these new stores largely contributed to the decrease in use of SRI Cards as a percentage of retail sales from 57.4% to 55.6% from 1994 to 1995. SRI expects that the use of SRI Cards in these new stores will increase as the stores mature. SRI also believes that the increase in the use of other credit cards in SRI stores from 7.5% of total sales in 1993 to 9.8% in 1995 was attributable largely to the acceptance by Palais Royal of such other cards and the increase in the use of co-branded cards generally throughout the United States.

      The following table summarizes for the periods indicated the percentages of total retail sales made with the SRI Cards compared with cash and checks and all other cards currently accepted by the SRI stores.

                         RETAIL SALES BY PAYMENT METHOD

                                                Fiscal Year
                               ---------------------------------------------
                                 1995              1994              1993
                                 ----              ----              ----
                                         Percent of Retail Sales (1)
                               ---------------------------------------------

SRI Cards..................     55.6%             57.4%               57.4%
All Other Cards(2).........      9.8               9.2                 7.5
Cash and Checks............     34.6              33.4                35.1
                              ---------        ----------         ----------
Total ....................     100.0%            100.0%              100.0%
                              =========        ==========         ==========
-----------------------
(1)   Retail sales include the price of merchandise, sales tax and service fees.

(2) Includes VISA, MasterCard and Discover. Palais Royal stores began accepting these cards during 1992.

      The Palais Royal and Bealls accounts require a minimum payment of one-eighth of the balance rounded to the nearest five dollars, with a minimum payment of $5.00. Stage accounts minimum payment requirements are as follows:

                             STAGE MINIMUM PAYMENTS

                    Account
                    Balance                 Minimum Payment
                   ----------            ---------------------
                   Under $10              the Account Balance
                   $10 to $100                    $10
                   $101 to $150                   $15
                   $151 to $200                   $20
                   $201 to $250                   $25
                   $251 to $300                   $30
                   $301 to $350                   $35
                   $351 to $400                   $40
                   $401 to $450                   $45
                   $451 to $500                   $50
                   Over $500          1/10 of the Account Balance

ACCOUNT BALANCES AND YIELD EXPERIENCE

      The following table shows total and average Receivables balances, finance and other charges billed, and the yield therefrom for the portfolio of SRI Cards accounts (the "SRI PORTFOLIO"):

         ACCOUNT BALANCES AND YIELD EXPERIENCE FOR THE SRI PORTFOLIO
                           (dollars in thousands)
                                                      Fiscal Year
                                           ------------------------------------
                                             1995          1994         1993
                                           -------        -------     -------
Total Receivables outstanding at year end.    $228,354   $210,941    $189,237
Average Receivables outstanding (1).......    $207,142   $183,318    $172,668
Net finance charges and fees billed ......    $ 41,827   $ 34,712    $ 32,459
Yield from finance charges and fees (2) ..        20.2%      18.9%       18.8%
--------------------
(1) Average Receivables outstanding is calculated based on Receivables outstanding at the end of each fiscal month for each period indicated.

(2) Yield from finance charges and fees is calculated as net finance charges and fees billed divided by the average Receivables outstanding.

      Finance charges are computed on the average daily balance of an account. The annual percentage rate is 21% for most states. The most recent in-state annual percentage rate change that affected SRI took place in Texas on October 1, 1991 when the annual percentage rate was increased to 21% from 18%. The change was phased-in on a "grandfathered" basis; new purchases are assessed for the higher rate while balances created prior to the rate change continue to be charged the lesser rate of 18% until paid. Finance charges are assessed from the date of purchase where permitted by applicable state law, although a grace period is applicable if the account is paid in full within 30 days following the billing date.

      SRI has implemented certain changes which increased the yield of the SRI Portfolio. On August 28, 1995, the late fee was increased to $10.00, from a fee of the lesser of $5.00 or 5% of the minimum payment past due after 10 days, assessed on account payments 21 days past due. The increase in yield from finance charges and fees from 1994 to 1995 was attributable largely to such increase in the late fee charged. A late fee may only be charged once to a specific payment due.

      Cash collections on the SRI Portfolio may not reflect the historical experience shown in the account balances and yield experience table. During periods of increasing delinquencies, billings of monthly finance charges and fees may exceed cash receipts as amounts collected on Receivables lag behind amounts billed to obligors. Conversely, as delinquencies decrease, cash receipts may exceed billings of monthly finance charges and fees as amounts collected in a current period may include amounts billed during prior periods. However, SRI believes that during the periods shown, revenues on an as-billed basis closely approximated revenues on a cash basis. Revenues from monthly finance charges and fees on both an as-billed and a cash basis will be affected by numerous factors, including the monthly finance charges and fees on principal Receivables, the fluctuation of the principal Receivables portfolio, the amount of other fees paid by obligors, the percentage of obligors who pay off their balances in full each month and do not incur monthly finance charges on purchases, promotional programs at the SRI stores, and changes in the delinquency rate on the Receivables. Revenue from monthly finance charges and fees also varies somewhat within a fiscal year due to the seasonal nature of SRI's business.

LOSS AND DELINQUENCY EXPERIENCE

      All receivables in a particular account are considered delinquent if such account has an unpaid balance past the original due date. Such accounts with amounts of $5.00 or more past due are assigned to SRI's collection system. Under current procedures, cardholders automatically receive a statement message advising such cardholders of the account delinquency. When an account enters the collection system it is given a score by various scoring models, which result in the assignment of the account to one of three collection strategies. Each collection strategy provides for a series of actions which principally consist of statement messages, collection notices and telephone contacts. Accounts are scored on their billing dates and are reviewed at 15-day intervals and assigned to progressively more active collection strategies. The current policy of SRI is generally to recognize a loss on a receivable after the seventh month following the last payment on an account or, if no such payment has been made, eight months following the origination of such receivable.

SRI may change its charge-off policy and collection practices at any time in accordance with its business judgment and applicable law.

      The following table sets forth the loss experience with respect to payments by cardholders for the SRI Portfolio for each of the periods presented. There can be no assurance, however, that the loss experience for the Receivables in the future will be similar to the historical experience set forth below.

                      LOSS EXPERIENCE FOR THE SRI PORTFOLIO
                             (dollars in thousands)

                                                     Fiscal Year
                                            -----------------------------
                                              1995       1994      1993
                                            --------   --------  --------
Average Receivables outstanding(1).........$ 207,142  $ 183,318  $ 172,668
Net charge-offs(2).........................$  16,398  $  11,062  $   9,616
Net charge-offs as a percentage of average
     Receivables outstanding(3)............     7.92%      6.03%      5.57%
---------------------------
(1) Average receivables outstanding is calculated based on Receivables outstanding at the end of each fiscal month for each period indicated.

(2) Net charge-offs reflects charge-offs relating to merchandise purchases less recoveries, and does not include the amount of any reductions in average receivables outstanding due to fraud, returned goods or customer disputes.

(3) SRI believes that the increase in such percentages from 1993 to 1995 was attributable to an increase in late fees, which generally have higher charge-off rates, an increase in personal bankruptcies during such period, and the devaluation of the Mexican peso during such period.

      The following table sets forth the delinquency experience with respect to accounts for which no payment had been received within 30 days of the end of the most recent billing cycle for each such account for each of the periods shown (stated on a sum of the cycles basis) for the SRI Portfolio for each of the periods presented. The table does not include "current delinquent" accounts, which are accounts which are delinquent but for which SRI has received some payment in the 30 days preceding the most recent billing date. The amounts shown in the table as "past due" are the total receivables for such accounts. There can be no assurance, however, that the delinquency experience for the SRI Portfolio in the future will be similar to the historical experience set forth below.

                   AVERAGE DELINQUENCIES FOR THE SRI PORTFOLIO
                             (dollars in thousands)

                                     Average for Fiscal Year(1)
                           -------------------------------------------------------------------------
                                   1995                        1994                       1993
                           ------------------          ------------------         ------------------
                           Amount  Percentage(2)       Amount  Percentage(2)      Amount  Percentage(2)
                           ------  ----------          ------  ----------         ------  ----------
61-90 days past due..    $   7,922    3.89%           $ 6,180      3.43%         $ 5,593      3.27%
91-120 days past due.        4,013    1.97              2,905      1.61            2,479      1.45
121 days or more past        9,225    4.53              6,426      3.57            5,262      3.08
                         ---------   -----            -------      ----          -------      ----
Total                    $  21,160   10.39%           $15,511      8.61%         $13,334      7.80%
                         =========   =====            =======      ====          =======      ====

------------------------
(1) Average delinquencies is the arithmetic average of delinquencies by category at the last cycle closing of each fiscal month during each period indicated.

(2) The percentages are the quotients obtained by dividing the delinquent amount by average receivables outstanding.

      Losses and delinquencies are affected by a number of factors, including competitive and general economic conditions and consumer debt levels. Additional late fee and finance charge assessments began in September 1995 with a change in the amounts of late fees assessed. The late fee increased from 5% of the payment with a cap of $5.00 (for 77% of the Receivables) to $10.00. SRI believes that the increase in late fees resulted in increased delinquencies and increased write-offs because payments made by cardholders (to the extent inadequate to pay all outstanding finance charges, late fees and principal) are applied to finance charges and late fees before being applied to the principal balance. As a higher percentage of such payments is used to satisfy late fees, a greater amount of the principal remains unpaid. Losses and delinquencies have also increased from 1993 to 1995 as a result of an increase in personal bankruptcies during such period and the devaluation of the Mexican Peso during such period. It is not possible to determine the precise extent to which the loss and delinquency experience described above reflects the influence of these factors.

      The following table summarizes the repurchases of Receivables in defaulted Accounts and Receivables Dilutions by Palais since 1993 and the yield on the SRI Portfolio during such period. For a description of such repurchases, see "Description of the Collateral--Defaulted Receivables; Rebates and Fraudulent Charges, Portfolio Reassignment."

                  RECEIVABLES REPURCHASES AND NET PORTFOLIO YIELD
                              (dollars in thousands)

                                                      Fiscal Year
                                               ---------------------------------
                                                     1995      1994       1993
                                               ---------------------------------
Defaulted Receivables repurchased(1)..........     $ 14,297  $ 12,644  $  5,840
Dilution repurchases(2).......................     $ 46,787  $ 39,834  $ 39,372
Net Portfolio Yield on Series 1993-1
 Certificates(3) .............................         3.33%     4.35%     6.98%
Net Portfolio Yield on Series 1995-1
 Certificates(3) .............................         3.49%    N/A(4)    N/A(4)
---------------------
(1) Receivables repurchased are allocated to the fiscal year in which such Receivable was charged off, not the fiscal year when the repurchase occurred.

(2) Includes only Receivables Dilutions in respect of merchandise which was refused or returned by a cardholder or Receivables created through a fraudulent or counterfeit charge.

(3) Net Portfolio Yield means Portfolio Yield minus the Base Rate. See "Description of the Collateral--Pay Out Events."

(4) Not applicable since the Series 1995-1 Certificates were not issued until August 1995.

PLAN FOR CREDIT CARD BANK

      SRI is currently considering organizing a national credit card bank (the "BANK") as a wholly owned subsidiary. SRI believes that the chartering of a national bank would enable it to continue to offer its customers services on competitive terms while reducing the costs of its credit card program and increasing the size of its accounts receivable pool. SRI's credit operations are currently subject to the differing laws of the various jurisdictions in which SRI offers credit. The lack of uniformity in SRI's current lending structure results in higher operating costs and decreased efficiency in extending credit than SRI expects to experience through the Bank. The increased flexibility afforded by a national bank charter will permit SRI, through the Bank, to act more efficiently in adjusting credit terms nationwide and in expanding the types of credit offered to SRI's customers.

      The activities of the Bank would be limited to those permitted for credit card banks under the Bank Holding Company Act of 1956, as amended by the Competitive Equality Banking Act of 1987, and under the Bank's articles of association. The Bank will also be subject to independent supervision and examination by federal banking regulators, such as the Office of the Comptroller of the Currency (the "OCC") and the Federal Deposit Insurance Corporation (the "FDIC"). In addition, the Bank will be required to comply with certain capital adequacy and maintenance regulations, affiliate transaction prohibitions and general banking safety and soundness requirements. There can be no assurance that the Bank will be established.

                                  THE ACCOUNTS

      The Accounts include substantially all of the SRI Card accounts, some of which are recently solicited and unseasoned. At August 3, 1996, there were more than 1.5 million active Accounts (characterized by having purchases in the prior twelve months). The Receivables include delinquent Receivables and may include obligations of cardholders who are or are about to become bankrupt or insolvent, as well as Accounts already charged off (although the Receivables in such charged-off Accounts are considered to have a zero balance). Additional accounts originated in the normal operation of the credit card business are generally added on a daily basis as Automatic Additional Accounts. See "Description of the Collateral--Automatic Addition of Accounts."

      The Receivables arising from the Accounts at August 3, 1996 totaled $221.9 million. Approximately 3.5% of the total Receivables were represented by finance charge Receivables. At August 3, 1996, the average principal Receivable balance of the Accounts was $236. At August 3, 1996, the Accounts had an average credit guideline of $728, and the percentage of aggregate total Receivable balance to the aggregate total credit guideline in the accounts was approximately 32%. At August 3, 1996, 45.6% of the Accounts with a balance had been opened prior to December 31, 1992. Billing addresses for the Accounts include the majority of states in the U.S., Mexico, Canada and other countries.

      The following tables summarize the SRI Portfolio on a consolidated basis for all SRI stores by various criteria at August 3, 1996. Because the composition of the SRI Portfolio may change in the future, these tables are not necessarily indicative of the character of the Receivables at any time after August 3, 1996.

                   COMPOSITION OF ACCOUNTS BY ACCOUNT BALANCE
                     for billing cycles ending on or before
                                 August 3, 1996
                             (dollars in thousands)

                                                                           Percentage of
                                          Percentage of                       Total
                             Number of    Total  Number     Receivables     Receivables
                             Accounts(1)    of Accounts    Outstanding(1)   Outstanding
                             -----------  -------------    --------------   -----------
$0.00 or Less..............      19,825          2.18%     $    (428)         (0.20)%
$0.01 to $250.00...........     565,890         62.23         62,562          29.08
$250.01 to $500.00.........     225,726         24.82         79,372          36.90
$500.01 to $750.00.........      61,590          6.77         37,190          17.29
$750.01 to $1,000.00.......      22,561          2.48         19,246           8.95
$1,000.01 to $1,250.00.....       9,824          1.08         10,899           5.07
$1,250.01 to $1,500.00.....       2,412          0.27          3,256           1.51
$1,500.01 to $1,750.00.....         787          0.09          1,266           0.59
$1,750.01 to $2,000.00.....         344          0.04            640           0.30
$2,000.01 or More..........         380          0.04          1,103           0.51
                                -------        ------        -------         ------
                                909,339        100.00%     $ 215,106         100.00%
    Total................       =======        ======        =======         ======

----------------------
(1) Represents accounts which had a balance at August 3, 1996, stated on a sum of cycles basis.

                       COMPOSITION OF ACCOUNTS BY CREDIT LIMITS
                                   at August 3, 1996
                                (dollars in thousands)

                                                                           Percentage of
                                          Percentage of                        Total
                            Number of     Total Number     Receivables      Receivables
                            Accounts(1)    of Accounts    Outstanding(1)    Outstanding
                          --------------- --------------- --------------  --------------
$0.00...................    158,261          17.40%       $  55,382           25.75%
$0.01 to $250.00........     32,499           3.57            4,504            2.09
$250.01 to $500.00......    145,524          16.00           29,331           13.64
$500.01 to $750.00......     15,847           1.74            5,464            2.54
$750.01 to $1,000.00....    257,283          28.29           57,805           26.87
$1,000.01 to $1,250.00..    269,236          29.61           52,044           24.19
$1,250.01 to $1,500.00..      5,430           0.60            3,924            1.82
$1,500.01 to $1,750.00..        731           0.08              792            0.37
$1,750.01 to $2,000.00..     23,821           2.62            5,051            2.35
$2,000.01 or More.......        707           0.09              809            0.38
                            -------         -------       ---------          -------
      Total.............    909,339         100.00%       $ 215,106          100.00%
                            =======         =======       =========          =======

----------------------
(1) Represents accounts which had a balance at August 3, 1996, stated on a sum of cycles basis.

                    COMPOSITION OF ACCOUNTS BY PAYMENT STATUS
                     for billing cycles ending on or before
                                 August 3, 1996
                             (dollars in thousands)

                                                                                 Percentage of
                                                 Percentage of                       Total
                                 Number of        Total Number    Receivables      Receivables
                                  Accounts        of Accounts    Outstanding(1)    Outstanding
                                -----------      -------------   --------------   -------------
Current........................     622,092         68.41%        $128,994           59.97%
Current delinquent(2)..........      73,349          8.07           25,035           11.64
1-30 days past due.............     135,287         14.88           34,474           16.03
31-60 days past due............      32,929          3.62            9,322            4.33
61-90 days past due............      15,844          1.74            5,368            2.50
91-120 days past due...........      10,552          1.16            3,934            1.83
Over 120 days past due.........      19,286          2.12            7,979            3.70
                                    -------        -------         -------          ------
      Total....................     909,339        100.00%        $215,106          100.00%
                                    =======        =======         =======          ======

----------------------
(1) Represents Accounts which had a balance at August 3, 1996, stated on a sum of cycles basis.

(2) Payment was received in the current period but was not sufficient to satisfy all amounts in arrears.

                         COMPOSITION OF ACCOUNTS BY AGE
                     for billing cycles ending on or before
                                 August 3, 1996
                             (dollars in thousands)

                                                                                         Percentage
                                                   Percentage of                          of Total
                                    Number of      Total Number      Receivables         Receivables
                                    Accounts(1)    of Accounts       Outstanding(1)      Outstanding
                                    -----------    -------------     --------------      -----------
1996............................     113,896          12.53             $18,236              8.48
1995............................     202,979          22.32              44,797             20.83
1994............................     105,120          11.56              26,197             12.18
1993............................      73,104           8.04              18,431              8.57
1992............................      52,360           5.75              13,537              6.29
1991 or earlier.................     361,880          39.80              93,908             43.65
                                     -------         -------            -------            -------
      Total.....................     909,339         100.00%            215,106            100.00%
                                     =======         =======            =======            =======

----------------------
(1) Represents Accounts which had a balance at August 3, 1996, stated on a sum of cycles basis.

               COMPOSITION OF ACCOUNTS BY GEOGRAPHIC DISTRIBUTION
                                at August 3, 1996
                             (dollars in thousands)

                                                                                  Percentage of
                                                  Percentage of                       Total
                      Number of    Number of      Total Number      Receivables     Receivables
Location               Stores     Accounts(1)     of Accounts     Outstanding(1)    Outstanding
-------------------  --------     ----------      ------------    --------------   ------------
Alabama............     3           18,764           0.69%             1,165           0.54%
Arizona............     2            7,065           0.26                 11           0.01
Arkansas...........    13           75,301           2.79              6,496           3.02
Colorado...........    11           93,592           3.47              3,711           1.73
Illinois...........    11           26,031           0.96              1,073           0.50
Indiana............     3              261           0.01                  8          --
Iowa...............     6            5,531           0.20                284           0.13
Kansas.............     3            8,256           0.31                323           0.15
Louisiana..........    27          160,494           5.94             13,933           6.48
Michigan...........     6              260           0.01                 11           0.01
Minnesota..........     1              221           0.01                  4          --
Mississippi........     7           28,183           1.04              2,492           1.16
Missouri...........     5           16,547           0.61                729           0.34
Nebraska...........     1            1,702           0.06                 19           0.01
New Mexico.........     9           60,620           2.24              4,256           1.98
Ohio...............    25              243           0.01                  7          --
Oklahoma...........    13           85,656           3.17              5,065           2.35
South Dakota.......     2            1,776           0.07                  2          --
Texas..............   165        1,704,833          63.12            165,895          77.12
Wyoming............     1              335           0.01                 55           0.03
Other..............    --          405,322          15.02              9,567           4.44
                    -------      ---------         -------           --------        -------
      Total........   314        2,700,993         100.00%           215,106         100.00%
                    =======      =========         =======           ========        =======

----------------------
(1) Represents Accounts which have been opened or had a purchase in the last three years or which had either a positive or negative balance at August 3, 1996.

BILLING AND PAYMENTS

      The accounts for Bealls, Palais Royal and Stage are segregated and grouped into billing cycles for purposes of administrative convenience. Each billing cycle has a separate monthly billing date (which may vary slightly from month to month) at which time the activity in the related accounts during the month ending on such billing date is processed and billed to cardholders. New accounts are assigned to billing cycles in a manner which is intended, for purposes of administrative convenience, to equalize the number of accounts in the billing cycles.

      Monthly billing statements are sent by SRI's data processing facility in Houston, Texas to holders of the SRI Cards who have positive or negative balances. The billing statements present the total amount due and show the allocation between principal, current fees, current finance charges, and the minimum payment due. Subject to applicable law, late fees and returned check fees are also added to a cardholder's outstanding balance. No issuance fees, annual fees, over credit limit fees, or transaction fees are currently charged to obligors on the Accounts. Palais may change its billing practices, including the minimum monthly payment amounts, at any time. See "Description of the Collateral--Collection and Other Servicing Procedures."

      A monthly finance charge is assessed on the Accounts, except those Accounts that have a zero balance at the beginning or end of any month. The charge is based on the average daily balance outstanding on an Account during a monthly billing period and is calculated by multiplying the average daily balance by the applicable finance charge rate. Current purchase transactions are included in the average daily balance where permitted by the applicable state law. Finance charges are assessed from date of purchase, although a grace period is applicable if the account is paid in full within 30 days following the billing date. Payments by obligors generally are applied in the following order (pursuant to applicable law): (i) finance charges; (ii) other charges or fees; and (iii) the unpaid principal balance of purchases allocated first to the longest outstanding receivable. The annual finance charge rate is 21% per annum, generally subject (where permitted) to a minimum monthly charge of $.50, except in those states in which a lower rate is established by law and in those states in which a lower rate is chosen by SRI for competitive reasons. For 1995, the average net finance charge rate including late fees for the SRI Portfolio was 20.2% per annum (excluding late fees, such rate was 18.0%). Under the terms of the account agreements governing the Accounts, SRI may change its finance charge rates at any time. There can be no assurance that finance charges, fees, and other charges will remain at current levels in the future. See "Description of the Collateral--Collection and Other Servicing Procedures" and "Risk Factors--Possible Changes to the Terms of the Accounts."

      SRPC expects that there will be sufficient funds to pay the principal amount of the Notes in full on the Expected Maturity Date, based on the following assumptions: (a) cardholder monthly payment rates for the Accounts are not less than 12.49% (which rate is the payment rate assumed beginning in month three of the Model described in "Hypothetical Model Scenarios--Hypothetical Inputs--Payment Rate" and is below the lowest monthly payment rate shown in the "Cardholder Monthly Payment Rates--SRI Portfolio" table below), (b) the aggregate amount of principal Receivables outstanding, together with funds on deposit in the Equalization Account, does not decline below $204,000,000 prior to the Expected Maturity Date, (c) the total amount of Investor Charge-Offs as a percentage of total Receivables outstanding and yield from finance charge Receivables, fees, and other charges remain constant at the levels indicated in the related tables for the fiscal year ended February 3, 1996, and (d) no Event of Default occurs. SRPC cannot predict, and no assurance can be given, as to the cardholder monthly payment rates that will actually occur in any future period, as to whether any of the above assumptions will prove to have been correct, or as to whether the actual rate of payment of principal of the Notes will be as anticipated. The occurrence of any event that results in worse conditions than those assumed could materially affect the payment experience of the Notes.

      The following table sets forth the highest and lowest cardholder monthly payment rates for the SRI Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total closing monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal Receivables and finance charge Receivables with respect to the Accounts.

                      CARDHOLDER MONTHLY PAYMENT RATES (1)
                                  SRI PORTFOLIO

                                                       Fiscal Year
                                         ---------------------------------------
                                            1995         1994          1993
                                         ---------    ---------     ---------
Lowest Month............................    15.0%        15.2%         14.8%
Highest Month...........................    20.2         19.5          22.8
Monthly Average.........................    17.3         16.5          17.0
--------------------
(1)   Annualized.

      The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions, payment habits of individual cardholders, and other factors. There can be no assurance that collections of principal Receivables with respect to the SRI Portfolio, and thus the rate at which the Holders could expect to receive payments of principal on their Notes, will be similar to the historical experience set forth above. If an Event of Default occurs, the average life and maturity of the Notes could be significantly reduced.

                                   MANAGEMENT

      The following sets forth certain information with respect to the directors and executive officers of SRPC.

Name                 Age                 Position
------------------  -----  -----------------------------------------------------
Carl Tooker           49   Chairman, President and Chief Executive Officer
James Marcum          37   Executive Vice President and Chief Financial Officer
Joshua Bekenstein     38   Director
R. Wayne Cain         59   Director
Adam Kirsch           35   Director

      Mr. Tooker joined SRI as a Director, President and Chief Operating Officer in July 1993. On July 1, 1994, Mr. Tooker was appointed Chief Executive Officer. Mr. Tooker became Chairman upon the retirement of Bernard Fuchs on January 28, 1997. Mr. Tooker has 24 years of experience in the retail industry, 18 of which were spent in the May Co. where he served as Chairman and Chief Operating Officer of Filene's of Boston from 1988 to 1990. In 1990, Mr. Tooker joined Rich's, a division of Federated Department Stores, Inc., as President and Chief Operating Officer, and in 1991 Mr. Tooker was promoted to Rich's Chief Executive Officer, where he served until joining SRI in 1993.

      Mr. Marcum joined SRI in June 1995 as Executive Vice President and Chief Financial Officer. Prior to joining SRI, Mr. Marcum held various positions at the Melville Corporation where he was employed since 1983 and where he served as Treasurer from 1986 to 1989, Vice President and Controller of Marshalls, Inc., a division of the Melville Corporation, from 1989 to 1990 and from 1990 to 1995 as Senior Vice President and Chief Financial Officer of Marshalls, Inc. From 1980 to 1983, Mr. Marcum was employed at Coopers and Lybrand L.L.P.

      Mr. Bekenstein has been a director since December 1988 and was Vice Chairman of the Board of Directors and Chief Financial Officer of SRI from May 1992 until June 1995 when Mr. Marcum was appointed Chief Financial Officer. In March 1996, Mr. Bekenstein resigned as Vice Chairman. Mr. Bekenstein continues to serve as a director. Mr. Bekenstein has been a Managing Director of Bain Capital, Inc. since May 1993 and a General Partner of Bain Venture Capital since its inception in 1987. Mr. Bekenstein also currently serves on the Board of Directors of Waters Corporation.

      Mr. Cain has been a director of SRPC since February 1997. Mr. Cain has been Treasurer and Vice President of Navistar Financial Corporation since 1985. Prior to 1985, Mr. Cain served as Assistant Treasurer of Navistar International Corporation. Mr. Cain also currently serves as a director of Harco Holdings, Inc., Harco Insurance Services, Inc., Harco Leasing Company, Inc., Harco National Insurance Company, Navistar Financial Corporation, Navistar Financial Retail Receivables Corporation, Navistar Financial Securities Corporation, Navistar, Inc., and Truck Retail Instalment Paper Corp.

      Mr. Kirsch has been a Managing Director of Bain Capital, Inc. since May 1993 and a General Partner of Bain Venture Capital since 1990 and was an associate and principal of Bain from 1987 to 1990. Mr. Kirsch also currently serves as a director of Brookstone, Inc., Duane Reade Holding Corp., Dade Holdings Inc. and the Wesley-Jessen Corporation.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

      The following summarizes the principal components of compensation of SRPC's Chief Executive Officer and its other two executive officers. The compensation and benefits set forth below fully reflect compensation and benefits earned for work performed on behalf of SRI and SRPC.

                                                                                                               LONG-TERM
                                                                                                                 COMPEN-
                                                                                                                 SATION
                                                                       ANNUAL COMPENSATION                       AWARDS
                                                                  --------------------------------------     ------------
                                                                                                               SECURITIES
                                                                                               OTHER ANNUAL    UNDERLYING  ALL OTHER
                                                  FISCAL        SALARY           BONUS         COMPENSATION     OPTIONS/      COMP.
NAME AND PRINCIPAL POSITION                        YEAR          ($)              ($)              ($)           SARS(#)     ($)(1)
-------------------------------------------       ------       -------          -------        ------------    ----------  ---------
Bernard Fuchs, ............................        1995        437,500           28,870          189,375(3)         --           252
  Chairman (Retired) (2) ..................        1994        450,000           65,265           35,625(4)         --         1,260
                                                   1993        450,000           59,200        3,713,000(5)     186,612        1,260

Carl Tooker, ..............................        1995        538,416           43,305           67,600(6)         --            87
  Chairman, President and .................        1994        468,750           56,128           67,600(6)      47,363          174
  Chief Executive Officer(2) ..............        1993        247,916           75,000          132,116(6)     189,454          --

James Marcum, .............................        1995        183,333           55,000          184,722(8)      94,727          173
  Executive Vice President ................        1994            --               --               --             --           --
  and Chief Financial Officer .............        1993            --               --               --             --           --

---------------------
(1) Amounts shown for 1995 reflect premiums paid for life insurance coverage.

(2) Mr. Fuchs retired as Chairman on January 28, 1997. Mr. Tooker was appointed Chairman upon Mr. Fuchs's retirement.

(3) Amount shown reflects a distribution related to options vested of $35,625 and the value realized upon the exercise of options for Common Stock of $153,750. Value realized is based upon the fair market value of the stock at the exercise date minus the exercise price.

(4) Amount shown reflects a distribution related to options vested.

(5) Amount shown reflects the value realized upon the exercise of options for Common Stock. Value realized is based upon the fair market value of the stock at the exercise date minus the exercise price.

(6) Amount shown reflects a distribution related to options vested of $38,000 and housing and automobile allowances of $29,600 paid to Mr. Tooker during 1994 and 1995.

(7) Amount shown reflects moving expenses of $114,861 and housing and automobile allowances of $17,255 paid to Mr. Tooker during 1993.

(8) Amount shown reflects moving expenses paid to Mr. Marcum during 1995.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

   The following discloses options granted during 1995 for SRPC's executive officers.

                                                                                                  Potential Realizable Value at
                                                                                                     Assumed Annual Rates of
                                                                                                   Stock Price Appreciation For
                                               Individual Grants                                           Option Term
                   -----------------------------------------------------------------------        -----------------------------
                    Number of
                   Securities         % of Total
                   Underlying          Options/
                    Options/         SARs Granted                                                                        10%
                      SARs           to Employees                                                   5% Annual          Annual
                   Granted(#)       in Fiscal Year      Exercise or                                Growth Rate         Growth
       Name            (1)               (%)           Base Price ($)    Expiration Date            ($)               Rate ($)
------------       ----------       --------------     --------------    ----------------          -----------     ----------
James Marcum       94,727                23.2                3.04          6/01/05                   180,000        459,000

------------
(1) All of such options were granted under SRI's Third Amended and Restated Stock Option Plan. The options granted under such plan are subject to vesting and repurchase provisions upon termination of employment.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

         The following summarizes exercises of stock options (granted in prior years) by SRPC's executive officers during 1995, as well as the number and value of all unexercised options held by SRPC's officers at the end of 1995.

                                                                                      Number of
                                                                                      Securities
                                                                                      Underlying         Value of Unexercised
                                                                                     Unexercised             In-the-Money
                                                                                   Options/SARs at       Options/SARs at FY-
                                                                                      FY-End (#)              End($)(2)
                                             Shares                                ---------------       ---------------------
                                           Acquired on       Value Realized          Exercisable/            Exercisable/
                 Name                     Exercise (#)           ($)(1)             Unexercisable           Unexercisable
-------------------------------------     ------------       --------------        ---------------       ---------------------
Bernard Fuchs                                79,949              153,750            44,426/62,235          210,540/264,120
Carl Tooker                                    --                  --               85,254/151,563         420,000/702,000
James Marcum                                   --                  --                  -/94,727               -/212,000

------------
(1) Value is based upon the fair market value of the stock at the exercise date minus the exercise price. Fair market value is determined in good faith by the Board of Directors and is based upon historical and projected financial performance.

(2) Value is based upon the fair market value of the stock as of February 3, 1996 minus the exercise price.

COMPENSATION COMMITTEE

         The current members of the Compensation Committee of SRI are Mr. Tooker and Mr. Bekenstein. Mr. Fuchs and Mr. Bekenstein served as members of the Compensation Committee during the last fiscal year. Mr. Fuchs had regularly abstained from voting on matters relating directly to his compensation as an executive officer, and Mr. Tooker is expected to abstain from voting on matters directly relating to his compensation as an executive officer.

MANAGEMENT, EMPLOYMENT AND CONSULTING AGREEMENTS

         FUCHS CONSULTING AGREEMENT

         Stage Stores and Bernard Fuchs entered into a consulting agreement (the "FUCHS CONSULTING AGREEMENT"), dated as of February 1, 1997 pursuant to which Mr. Fuchs agrees to render consulting services to Stage Stores and will receive a consulting fee of $200,000 in fiscal 1997 and $100,000 in each fiscal year thereafter. The Fuchs Consulting Agreement will terminate January 31, 2002. In addition to the consulting fee, Mr. Fuchs will receive reasonable out of pocket expenses as well as an additional $12,000 of business expenses per year not requiring verification and reimbursement for membership dues and reasonable business expenses incurred at the University Club and Houstonian Club.

         Prior to February 1, 1997, Mr. Fuchs was party to a Management Agreement which was terminated as of such date and replaced by the Fuchs Consulting Agreement.

         In February 1993, SRI entered into a stock option agreement with Mr. Fuchs providing the grant of options to acquire up to 142,090 shares of SRI's common stock at an original purchase price of $5.28 per share. Such options are subject to vesting and repurchase restrictions. In connection with the formation of ARI, such options were converted into options to acquire shares of ARI (now Stage Stores) common stock (the "COMMON STOCK") at a price of $0.11 per share and the right to receive payments equaling $1.00 per option share ratably over the vesting schedule.

         TOOKER EMPLOYMENT AGREEMENT

         Stage Stores and Carl Tooker entered into an employment agreement (the "TOOKER EMPLOYMENT AGREEMENT") which provides for Mr. Tooker's employment as President and Chief Executive Officer. The Tooker Employment Agreement provides for an initial base salary of $600,000 plus an annual incentive bonus as agreed to with the Compensation Committee. The Tooker Employment Agreement also provides for annual performance and salary reviews, and for participation in all other bonus and benefit plans available to executive officers of Stage Stores.

         If Stage Stores terminates Mr. Tooker other than for good cause (as defined in the Tooker Employment Agreement) or if Mr. Tooker voluntarily terminates his employment for good reason, Mr. Tooker would be entitled to 18 months' base salary, any accrued or unpaid bonus, salary and deferred compensation, any expense allowances and any earned but unpaid benefits under Stage Stores' benefit plans. The Tooker Employment Agreement also provides that, following a change in control (as defined in the Tooker Employment Agreement) if Mr. Tooker is terminated other than for good cause or Mr. Tooker resigns for good reason, Mr. Tooker would be entitled to three years' base salary (as opposed to eighteen months) plus the amounts referred to above. In the event of a change of control of Stage Stores in which Stage Stores does not survive, all unvested options for the purchase of Common Stock held by Mr. Tooker would vest immediately. The Tooker Employment Agreement contains certain non-compete and confidentiality provisions. The Tooker Employment Agreement will renew annually in accordance with its terms unless terminated by either party.

         MARCUM EMPLOYMENT AGREEMENT

         Stage Stores entered into an employment agreement with James Marcum (the "MARCUM EMPLOYMENT AGREEMENT") which provides for an initial base salary of $300,000 as well as annual incentive bonuses as agreed to with the Compensation Committee. The Marcum Employment Agreement also provides for annual performance reviews, salary increases at the discretion of the Compensation Committee, and participation in all other bonus and benefit plans available to executive officers of Stage Stores.

         If Stage Stores terminates Mr. Marcum other than for good cause (as defined in the Marcum Employment Agreement), Mr. Marcum would be entitled to one year's base salary, any accrued or unpaid bonus, salary and deferred compensation, any expense allowances, and any earned but unpaid benefits under Stage Stores' benefit plans. The Marcum Employment Agreement also provides that, following a change of control (as defined in the Marcum Employment Agreement), Mr. Marcum would be entitled to two years' base salary (as opposed to one) plus the amounts referred to above. In the event of a change of control of Stage Stores in which Stage Stores does not survive, all unvested options for the purchase of Common Stock held by Mr. Marcum would vest immediately. The Marcum Employment Agreement contains certain non-compete and confidentiality provisions. The Marcum Employment Agreement will renew annually in accordance with its terms unless terminated by either party.

         MANAGEMENT AGREEMENTS

         SRI, Bain Capital, Inc. ("BAIN") and certain of its affiliates, Citicorp Venture Capital ("CVC") also entered into management agreements with certain other officers, pursuant to which such officers purchased from either Bain and certain of its affiliates, and affiliates of Citicorp or SRI, shares of Common Stock and Senior Preferred Stock of ARI (subsequently redeemed in connection with the Refinancing). The shares of Common Stock acquired pursuant to such management agreements ("EXECUTIVE STOCK") are subject to certain vesting provisions in addition to restrictions on transfer and repurchase options. The management agreements give SRI, or if SRI does not exercise its repurchase right, Bain and certain of its affiliates, CVC and Acadia, the right to repurchase all or a portion of such Executive Stock upon termination of the officer's employment. The repurchase price upon termination is the lower of the fair market value or the original cost to the officer for unvested Executive Stock and the fair market value for vested Executive Stock. Executive Stock vests 40% two years from the date of issue and in 20% annual increments thereafter.

         If the Board of Directors and the holders of a majority of the Common Stock then outstanding approve the sale of SRI to an independent third party (whether by merger, consolidation or sale of all or substantially all of the outstanding capital stock), the holders of Executive Stock are required to consent and raise no objections against such transaction. Additionally, holders of Executive Stock are required to agree to sell all of their Executive Stock and rights to acquire Common Stock issued pursuant to the Stock Option Plan, as defined below, if the transaction is structured as a sale of stock. SRI has the right to redeem the Executive Stock held by any holder who fails to comply with these provisions.

STOCK OPTION PLAN

         In 1993, Stage Stores adopted the Third Amended and Restated Stock Option Plan, a successor plan to prior Stage Stores plans (the "STOCK OPTION PLAN"), designed to provide incentives to present and future execute, managerial, marketing, technical, other key employees, and consultants and advisors of Stage Stores and its subsidiaries as selected in the sole discretion of the Board of Directors. The Stock Option Plan provided for aggregate options grants of up to 1,894,540 shares. As of September 20, 1996, options to purchase an aggregate of 1,511,523 shares of Common Stock at prices from $0.11 to $21.11 are currently outstanding under the Stock Option Plan. In connection with the Common Stock Offering, the Compensation Committee has granted options to purchase 255,762 shares of Common Stock under this plan to members of executive management at an exercise price of $21.11 per share with a five-year cliff vesting requirement. No additional grants shall be made under the Stock Option Plan after the consummation of the Common Stock Offering.

1996 EQUITY INCENTIVE PLAN

         In connection with the Common Stock Offering, Stage Stores has adopted the 1996 Equity Incentive Plan (the "INCENTIVE PLAN") designed to update and replace the Stock Option Plan.

         The Incentive Plan provides for the granting to employees and other key individuals who perform services for Stage Stores and its subsidiaries ("PARTICIPANTS") of the following types of incentive awards: stock options, stock appreciation rights ("SARS"), restricted stock, performance units, performance grants and other types of awards that the Board of Directors or the Compensation Committee (the "PLAN ADMINISTRATOR") deems to be consistent with the purposes of the Incentive Plan. An aggregate of 1,500,000 shares of Common Stock have been reserved for issuance under the Incentive Plan; however, no Participant shall be entitled to receive grants of Common Stock, stock options or SARs with respect to Common Stock, in any calendar year in excess of 400,000 shares in the aggregate. The Incentive Plan affords Stage Stores latitude in tailoring incentive compensation for the retention of key personnel, to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices.

         The Plan Administrator will have exclusive discretion to select the Participants and to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Incentive Plan. The Incentive Plan is scheduled to terminate ten years from the date that the Incentive Plan was initially approved and adopted by the stockholders of Stage Stores, unless extended for up to an additional five years by action of the Board of Directors. With limited exceptions, including termination of employment as a result of death, disability or retirement, or except as otherwise determined by the Plan Administrator, rights to these forms of contingent compensation are forfeited if a recipient's employment or performance of services terminates within a specified period following the award. Generally, a Participant's rights and interest under the Incentive Plan will not be transferable except by will or by the laws of descent and distribution.

         Options, which include nonqualified stock options and incentive stock options, are rights to purchase a specified number of shares of Common Stock at a price fixed by the Plan Administrator. The option price may be less than, equal to or greater than the fair market value of the underlying shares of Common Stock, but in no event less than the fair market value on the date of grant. Options generally will expire not later than ten years after the date on which they are granted. Options will become exercisable at such times and in such installments as the Plan Administrator shall determine. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash or Common Stock of Stage Stores) as the Plan Administrator may determine.

         An SAR may be granted alone, or in tandem with another option or award, or a holder of an option or other award may be granted a related SAR, either at the time of grant or by amendment thereafter. In the event that an SAR is granted in tandem with another award, the holder of the SAR must surrender the SAR and surrender, unexercised, any related option or other award, and the holder will receive in exchange, at the election of the Plan Administrator, cash or Common Stock or other consideration, or any combination thereof, equal in value to the difference between the exercise price or option price per share and the fair market value per share on the last business day preceding the date of exercise, times the number of shares subject to the SAR or option or other award, or portion thereof, which is exercised.

         A restricted stock award is an award of a given number of shares of Common Stock which are subject to a restriction against transfer and to a risk of forfeiture during a period set by the Plan Administrator. During the restriction period, the Participant generally has the right to vote and receive dividends on the shares. Dividends received while under restriction are treated as compensation.

         Performance grants are awards whose final value, if any, is determined by the degree to which specified performance objectives have been achieved during an award period set by the Plan Administrator, subject to such adjustments as the Plan Administrator may approve based on relevant factors. Performance objectives are based on such measures of performance, including, without limitation, measures of industry, Stage Stores, unit or Participant performance, or any combination of the foregoing, as the Plan Administrator may determine. The Committee may make such adjustments in the computation of any performance measure as it deems appropriate. A target value of an award is established (and may be amended thereafter) by the Plan Administrator and may be a fixed dollar amount, an amount that varies from time to time based on the value of a share of Common Stock, or an amount that is determinable from other criteria specified by the Plan Administrator. Payment of the final value of an award is made as promptly as practicable after the end of the award period or at such other time or times as the Plan Administrator may determine.

          Upon the liquidation or dissolution of Stage Stores all outstanding awards under the Incentive Plan shall terminate immediately prior to the consummation of such liquidation or dissolution, unless otherwise provided by the Plan Administrator. In the event of a proposed sale of all or substantially all of the assets of Stage Stores, or the merger of Stage Stores with or into another corporation, all restrictions on any outstanding awards may lapse and Participants may be entitled to the full benefit of such awards, as determined by the Plan Administrator, immediately prior to the closing date of such sale or merger.

CERTAIN FEDERAL TAX CONSEQUENCES UNDER THE INCENTIVE PLAN

         The following discussion addresses certain federal income tax consequences under current law to recipients of awards made under the Incentive Plan. The following discussion is intended only as a general summary of the federal income tax consequences arising under the Incentive Plan based upon the Internal Revenue Code of 1986, as amended (the "CODE") as currently in effect. Because federal income tax consequences will vary as a result of individual circumstances, each Participant should consult his tax advisor with respect to the tax consequences of such participation. Moreover, the following summary relates only to a Participants' federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

         A Participant to whom a nonqualified stock option is granted will not recognize any income at the time of the grant. When a Participant exercises a nonqualified stock option, he generally will recognize ordinary compensation income equal to the difference, if any, between the fair market value of the Common Stock he receives at such time and the option's exercise price. The Participant's tax basis in such shares will be equal to the exercise price paid plus the amount includable in his gross income as compensation, and his holding period for such shares will begin on the day on which he recognizes taxable income in respect of such shares.

         A Participant to whom an incentive stock option is granted will not recognize any ordinary income at the time of grant or at the time of exercise. However, upon the exercise of an incentive stock option, the Participant generally will be required to include the excess of fair market value of the Common Stock over the option's exercise price in his alternative minimum taxable income and, as a result, he may be subject to an alternative minimum tax ("AMT"). In order to obtain incentive stock option treatment for federal income tax purposes, a Participant (i) must be an employee of the Company or a subsidiary continuously from the date of grant until any termination of employment and (ii) in the event of such a termination, must exercise an incentive stock option within three months after such termination, except if disabled, in which case exercise may occur within one year from the date of termination of employment. If a Participant holds Common Stock received upon the exercise of an incentive stock option for more than one year after exercise and more than two years after the option was granted (the "STATUTORY HOLDING PERIODS"), then upon a sale of such Common Stock he will recognize long-term capital gain or loss equal to the difference, if any, between the sale price of such shares and the option's exercise price. If the Participant has not held such shares for the Statutory Holding Periods, when he sells such share (a "DISQUALIFYING DISPOSITION") he will recognize ordinary compensation income equal to the lesser of (i) the excess, if any, of the fair market value of such shares on the date of exercise over the exercise price or (ii) the excess, if any, of the sale price over the exercise price. Any additional gain or any loss on such sale will constitute capital gain or loss, short- or long-term depending upon whether the Participant has held the Common Stock for more than one year after the exercise date. The tax basis of such shares to the Participant, for purposes of computing such other gain or loss, will be equal to the exercise price paid plus the amount includable in his gross income as compensation, if any.

         A participant will not recognize any taxable income as a result of the inclusion of SARs in a nonqualified stock option or an incentive stock option. At the time of exercise, a Participant generally will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the Common Stock he receives to satisfy his SARs. The Participant's tax basis in any such shares received pursuant to a SAR will be equal to the amount includable in his gross income as compensation in respect of such shares, and the Participant's holding period therefor will begin on the day on which he recognizes taxable income in respect of such shares.

         With respect to restricted stock awards, unless he files a timely election with the Internal Revenue Service under Section 83(b) of the Code (a "SECTION 83(B) ELECTION"), a Participant who receives Common Stock pursuant to a restricted stock award will not recognize any taxable income upon the receipt of such award, but will recognize taxable compensation income at the time his interest in such shares is no longer subject to the repurchase option imposed by the Plan in an amount equal to the fair market value of such shares at such time. Alternatively, by filing a Section 83(b) election within 30 days after the shares are granted, the Participant may elect to recognize ordinary income equal to the fair market value of the shares on the grant date. In either event, the Participant's tax basis in such shares will be equal to the amount includable in his gross income as compensation, and his holding period for such shares will begin on the date his compensation income is determined. If a Participant does not make a Section 83(b) election, dividends paid on restricted stock awards will be includable in his income as compensation when received.

         A Participant to whom a performance grant award is made will not recognize taxable income at the time such award is made. Such Participant generally will recognize taxable income, however, at the time cash, Common Stock or other Stage Stores securities or property are paid to him pursuant to such award in an amount equal to the amount of such cash and the fair market value at such time of such shares, securities or property. The tax basis of any such shares, securities or property received by a Participant pursuant to a performance grant award will be equal to the amount includable in his gross income as compensation in respect of such shares, securities or property, and the holding period therefor will begin on the day on which he recognizes taxable income in respect of such shares, securities or property. Any income equivalents paid to a Participant with respect to his performance grant award should generally be regarded as compensation.

         If a Participant who receives Common Stock under the Incentive Plan (whether pursuant to the exercise of an option, as a restricted stock award, or as a performance grant award) is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (such recipient, an "INSIDER"), the tax consequences may be different from those described above. Generally, an Insider will not recognize income (or, in the case of the exercise of an incentive stock option, alternative minimum taxable income) on receipt of Common Stock until he is no longer subject to liability with respect to the disposition of such Common Stock. However, by filing a Section 83(b) election with the Internal Revenue Service no later than 30 days after the date of transfer of property (e.g., after exercise of a nonqualified stock option that was granted within six months of such exercise to the extent a six month holding period is required), an Insider may elect to be taxed based upon the fair market value of the Common Stock at the time of such transfer.

         Subject to certain limitations described in the next paragraph, the company for which a Participant is performing services generally will be allowed to deduct amounts that are includable in the Participant's income as ordinary compensation income at the time such amounts are so includable, provided that such amounts qualify as reasonable compensation for personal services actually rendered.

         With limited exceptions, Stage Stores may not deduct certain compensation paid to its chief executive officer or any of its four other highest paid executives to the extent such compensation exceeds $1 million in any taxable year. Depending on the circumstances, some or all of the compensation paid to such an executive under the Incentive Plan may be nondeductible.

SRI RETIREMENT PLAN

         The Specialty Retailers, Inc. Restated Retirement Plan (the "SRI RETIREMENT PLAN") is a qualified defined benefit plan. Benefits under the SRI Retirement Plan are administered through a trust arrangement providing benefits in the form of monthly payments or a single lump sum payment. The SRI Retirement Plan covers substantially all employees who have completed one year of service with 1,000 hours of service. The SRI Retirement Plan is administered by the retirement plan committee (the "COMMITTEE"), and its three to five members are appointed by SRI. All determinations of the Committee are made in accordance with the provisions of the SRI Retirement Plan in a uniform and nondiscriminatory manner.

         Generally, a participant is eligible for a benefit on his/her normal retirement date, which is the later of age 65 or the fifth anniversary of the date of hire. A participant may elect an early retirement benefit if he/she is at least 55 years old, has 10 Years of Service (as defined below) and retires from active employment with SRI. Early retirement benefits are reduced according to a formula established in the SRI Retirement Plan based upon each full month that the participant's age is less than 65 on the date the payments commence. If a participant who is vested terminates employment, he/she is entitled to a deferred benefit payable at his/her normal retirement date or an earlier date, if requested, but not before age 55.

         The amount of a participant's retirement benefit is based on each Year of Credited Service (as defined below) and on his/her earnings for that year. The individual yearly benefits are then totaled to determine the annual benefit at age 65. A participant's accrued benefits in the superseded plan are determined in accordance with the terms of those plans except as modified by the terms of the SRI Retirement Plan. The annual amount of the participant's normal retirement benefit is derived, subject to certain limitations, by adding (i) 1% of earnings up to $30,600 plus 1 1/2% of the excess of such earnings over $30,600 for each Year of Credited Service earned on or after July 1, 1989 through December 31, 1991, (ii) 1% of earnings up to $31,800 plus 1 1/2% of the excess of such earnings over $31,800 for each Year of Credited Service earned after December 31, 1991, (iii) 1% of earnings up to $42,500 plus 1 1/2% of the excess of such earnings over $42,500 for each Year of Credited Service earned after December 31, 1994 and (iv) accrued benefits determined in accordance with the terms of the SRI Retirement Plan under any superseded plan. The normal retirement benefit formula produces an annual benefit which is paid to the participant in equal monthly installments. The standard form of payment for a single participant is a monthly benefit payable for the participant's life only. The standard form of payment for a married participant is a 50% joint and survivor benefit, which provides a reduced monthly benefit to the participant during his/her lifetime, and 50% of that benefit to the participant's spouse for his/her lifetime in the event of the participant's death. Other forms of the payment are also provided including lump sum payouts, but they require participant election. In addition, the Committee may elect to pay the benefit equivalent of a benefit payable at normal retirement date in the form of a lump sum payment, if the lump sum payment does not exceed $3,500.

         Any participant who is credited with 1,000 or more hours of service in a calendar year receives a "YEAR OF SERVICE," while any participant who is credited with 1,284 or more hours of service in a calendar year receives a "YEAR OF CREDITED SERVICE." Years of Service determine a participant's eligibility for benefits under the SRI Retirement Plan, and the percentage vested in those benefits. After five Years of Service, a participant is 100% vested. Participants in any superseded plan earn Years of Service and Years of Credited Service pursuant to sightly different criteria for plan years beginning prior to January 1, 1990.

         The SRI Retirement Plan is funded entirely by SRI contributions which are held by a trustee for the exclusive benefit of the participants. SRI voluntarily agreed to contribute the amounts necessary to provide the assets required to meet the future benefits payable to SRI Retirement Plan participants. Under the SRI Retirement Plan, contributions are not specifically allocated to individual participants. Although SRI intends to continue the SRI Retirement Plan indefinitely, it can terminate the plan at any time, upon which all participants will become 100% vested in any benefit accrued to the extent funds are available in trust. In this event, assets will be allocated to benefit categories in the order specified in the SRI Retirement Plan.

         The Specialty Retailers, Inc. Benefit Equalization Plan (the "EQUALIZATION PLAN") is a nonqualified defined benefit plan which is intended to replace the benefits that cannot be provided under the terms of the SRI Retirement Plan on account of certain limitation imposed under the Internal Revenue Code (for example, the SRI Retirement Plan cannot consider compensation for a participant which is in excess of $150,000 when determining the participant's benefit). The Equalization Plan is unfunded. However, upon a change of control as defined in the Equalization Plan, SRI is required to deposit into a rabbi trust sufficient funds to cover all obligations then accrued under the Equalization Plan.

         SRI is currently considering adopting a supplemental employee retirement plan (the "PROPOSED SERP"). If adopted, the Proposed SERP may provide for certain additional retirement benefits for SRI's senior management upon retirement at or after a certain age with a certain number of years of service with SRI. Additionally, the Proposed SERP may provide for certain accelerated benefits which could be triggered upon, among other things, a change of control of Stage Stores.

         The estimated annual benefits payable upon retirement under the SRI Retirement Plan and Equalization Plan at normal retirement age subject to certain adjustments permitted by applicable federal law, for the individuals named in the cash compensation table above would be as follows: Mr. Fuchs-$0; Mr. Tooker-$172,000; and Mr. Marcum-$133,000. No amounts were paid or distributed during 1995 or to date in 1996 pursuant to the SRI Retirement Plan to any of the individuals named or included in the group in the cash compensation table above.

COMPANY DEFERRED COMPENSATION PLAN

         On February 26, 1996 and effective April 1, 1996, SRI adopted the Specialty Retailers, Inc. Deferred Compensation Plan (the "DEFERRED COMPENSATION PLAN") that provides officers of SRI with the opportunity to participate in an unfunded, deferred compensation program that is not qualified under the Code. Generally, the Code and ERISA restrict contributions to a 401(k) plan by highly compensated employees. The Deferred Compensation Plan is intended to allow officers to defer income at the same rates as those employees not restricted by such regulations. Under the Deferred Compensation Plan, participants may defer up to 15% of their salary and bonus (not otherwise covered by SRI's 401(k) plan) and earn a rate of return based on select indices chosen by each participant. SRI may, but is not obligated to, establish a grantor trust for the purposes of holding assets to provide benefits to the participants. SRI will match 25% of the first 6% of each participant's contributions to the Deferred Compensation Plan not otherwise covered by SRI's 401(k) plan. Company contributions vest over five years of service.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Substantially all of SRPC's transactions are with SRI, Palais or the Trust. See Notes 3 and 4 to SRPC's annual financial statements contained elsewhere herein. SRPC transfers, on a daily basis, the accounts receivable purchased from Palais to the Trust. SRI acts as agent to service the accounts receivable and receives a servicing fee equal to 2% of the outstanding balance of principal Receivables. During 1995, SRPC paid $3.8 million of servicing fees to SRI and sold $306.8 million of accounts receivable to the Trust.

         In connection with purchase of accounts receivable discussed above, SRPC will record a payable to or a receivable from Palais. Intercompany interest is charged at LIBOR plus 1.0% (6.5% at November 2, 1996). Interest income on intercompany balances was $0.8 million during 1995.

                             PRINCIPAL STOCKHOLDERS

         Stage Stores' authorized equity consists of Common Stock and Class B Common Stock. Except as otherwise described herein, all shares of Common Stock and Class B Common Stock are identical and entitle the holders thereof to the same rights and privileges (except with respect to voting privileges). Holders of Class B Common Stock may elect at any time to convert any or all of such shares into Common Stock, on a share-for-share basis, to the extent the holder thereof is not prohibited from owning additional voting securities by virtue of regulatory restrictions. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Except as required by law, holders of Class B Common Stock do not have the right to vote on any matters to be voted upon by the stockholders. As of November 2, 1996, 1,351,967 shares of Class B Common Stock were outstanding, 1,250,584 of which is owned by Court Square Capital Limited (see note (5) to ownership table below). The percentage of shares of Common Stock is calculated assuming all Class B Common Stock is converted.

         During October 1996, Stage Stores completed an initial public offering of its Common Stock. Stage Stores sold 10,750,000 shares at an initial offering price of $16.50 per share.

         The table below sets forth certain information regarding ownership of Common Stock as of November 2, 1996 assuming exercise of options exercisable within sixty days of such date by (i) each person or entity who owns of record or beneficially 5% or more of the Common Stock, (ii) each director and named executive officer of Stage Stores and (iii) all executive officers and directors of Stage Stores as a group. Except as indicated, each of such stockholders is assumed to have sole voting and dispositive power as to the shares shown.

                                              Number of      Percentage of
                                              Shares of        Shares of
                    Name                     Common Stock     Common Stock
                    ----                     ------------     ------------
        Joshua Bekenstein (1) ..........      3,574,183           15.3%
        Adam Kirsch (2) ................      3,580,248           15.3%
        Bain and the Tyler Entities (3)       3,547,828           15.2%
        Acadia Partners, L.P. (4) ......      3,030,095           13.0%
        Court Square Capital Limited (5)      1,620,651            6.9%
        Bernard Fuchs (6) ..............      1,067,526            4.6%
        Carl Tooker ....................        141,901              *
        Mark Shulman ...................         40,733              *
        Jerry Ivie (7) .................         32,323              *
        James Marcum ...................         18,945              *
        Stephen Lovell .................         14,209              *
        Lasker Meyer (8) ...............         12,800              *
        Peter Mulvihill (9) ............           --                *
        All executive officers and
            directors as a group
            (10 Persons) (10) ..........      4,935,040           21.1%
-------------------
 *    Less than 1%.

(1) Amount shown for Mr. Bekenstein includes (i) shares beneficially owned by Bain and the Tyler Entities as Mr. Bekenstein may be deemed to share voting and dispositive power as to all shares owned by Bain and the Tyler Entities and (ii) 4,736 options which are exercisable within 60 days.

(2) Amount shown for Mr. Kirsch includes shares beneficially owned by Bain and the Tyler Entities as Mr. Kirsch may be deemed to share voting and dispositive power as to all shares owned by Bain and the Tyler Entities.

(3) The Tyler Entities (the "TYLER ENTITIES") include Tyler Capital Fund, L.P., Tyler Massachusetts, L.P., and Tyler International, L.P.-II. Such entities are managed by Bain. Bain is a California limited partnership with seven individuals serving as general partners, including Joshua Bekenstein and Adam Kirsch who are directors of SRI. See "Management." The address of Bain and the Tyler Entities is Bain Capital, Two Copley Place, Boston, Massachusetts 02116.

(4) Amounts shown represent shares held by the nominee of Acadia and shares held by FWHY-Coinvestment I Partner L.P. ("FCP") and Rosecliff-Specialty Retailing 1989 Partners, L.P. ("ROSECLIFF"), both affiliates of Acadia. The address of Acadia and FCP is 201 Main Street, Fort Worth, Texas 76102. The address of Rosecliff is 65 East 55th Street, New York, New York 10022.

(5) Court Square Capital Limited, a Delaware corporation ("COURT SQUARE"), is a direct wholly owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is a direct wholly owned subsidiary of Citicorp, a Delaware corporation. Amount and percentage shown include 1,250,584 shares of non-voting Class B Common Stock owned by Court Square. Each share of non-voting Class B Common Stock is convertible, subject to certain restrictions, into one share of Common Stock. The address of Court Square is 399 Park Avenue, 6th Floor, New York, New York 10043.

(6) Amount shown for Mr. Fuchs includes (i) 445,216 shares held by The Fuchs Family Limited Partnership for which Mr. Fuchs may be deemed to possess beneficial ownership and (ii) 8,904 options which are exercisable within 60 days.

(7) Includes 334 shares of Common Stock that may be acquired through options exercisable within 60 days.

(8) Includes 1,670 shares of Common Stock that may be acquired through options exercisable within 60 days.

(9) Mr. Mulvihill is a director and a managing director of the investment adviser to Acadia. In addition, Mr. Mulvihill holds indirectly a limited interest in Acadia and holds directly a limited interest in Oak Hill. However, he does not hold or share voting or dispositive power as to shares beneficially owned by Acadia or Oak Hill.

(10) Amount shown includes 15,644 shares of Common Stock that such persons or group could acquire upon the exercise of options exercisable within 60 days.

     DESCRIPTION OF CERTAIN INDEBTEDNESS OF STAGE STORES AND ITS AFFILIATES

REVOLVING NOTE

         In connection with the purchase of Receivables by SRPC from Palais, SRPC may increase the principal amount of a note payable to Palais (the "REVOLVING NOTE") in lieu of making a cash payment. Interest accrues on the outstanding principal amount of the Revolving Note at an annual rate equal to LIBOR plus 1%. All amounts paid by SRPC with respect to the Revolving Note shall be allocated first to accrued interest until all such interest is paid and then to outstanding principal and shall be payable out of Excess Cash. "EXCESS CASH" means all cash and cash equivalents held by SRPC in excess of any other due and owing obligations of SRPC, including the Notes, and any reserves against future obligations which SRPC deems reasonably necessary or prudent to establish and maintain, including amounts in the Interest Reserve Account and the Principal Reserve Account. Palais may only look to Excess Cash for payment of the Revolving Note and, to the extent that such amounts are insufficient, Palais shall not have any claim against SRPC or additional recourse against SRPC (other than with respect to Excess Cash available in the future). The Revolving Note may not be sold or otherwise transferred. However, the Revolving Note may be pledged to a creditor of Palais or SRI. SRPC may offset any amount due and owing by Palais against any amount due and owing by SRPC to Palais under the terms of the Revolving Note. SRPC has the option to repay all or any portion of the accrued interest on and principal of any Revolving Note at any time.

BANK OF BOSTON FACILITY

         On January 31, 1997, SRI entered into amended and restated revolving credit agreements with the Bank of Boston (the "CREDIT AGREEMENT") to help fund its annual working capital needs. The Credit Agreement provides for a base borrowing level of $50.0 million, seasonal borrowings of an additional $10.0 million and letters of credit of an additional $15.0 million for a total commitment of $75.0 million. The Credit Agreement is available through January 29, 2000 and provides for a commitment fee of 1/2 of 1% per annum on the average daily unused portion of the commitment amount paid on a quarterly basis. Interest is charged on outstanding loans at a base rate plus a specified margin.

         The Credit Agreement contains covenants which, among other things, restrict the (i) incurrence of additional debt, (ii) purchase of certain investments, (iii) payment of dividends, (iv) formation of certain business combinations, (v) disposition of certain assets, (vi) acquisition of subordinated debt, (vii) use of proceeds received under the Credit Agreement,
(viii) aggregate amount of capital expenditures, and (ix) transactions with related parties.

         The Credit Agreement also contains certain financial covenants including: (i) maintenance of the debt service ratio above predetermined levels,
(ii) capital expenditures should not exceed $40.0 million in 1997, (iii) maintenance of the ratio of total funded indebtedness to earnings before interest, taxes, depreciation and amortization ("EBITDA") above predetermined levels, (iv) maintenance of a minimum EBITDA on a quarterly basis, (v) the ratio of consolidated current assets to consolidated current liabilities of 2.5 or above and (vi) the seasonal debt service ratio should be maintained at predetermined levels. A portion of the Credit Agreement is secured by SRI's distribution center located in Jacksonville, Texas, including equipment located therein, a pledge of SRPC stock and a pledge of the Company's trademarks.

SRI DEBT

         SENIOR NOTES. During 1993, SRI issued 10% Senior Notes Due 2000 (the "SENIOR NOTES"). The Senior Notes were originally issued in an aggregate principal amount of $150.0 million and bear interest at 10% payable semi-annually on February 15 and August 15. SRI is required to make a mandatory sinking fund payment on August 15, 1999 equal to twenty-five percent of the original principal amount. Stage Stores has purchased $20.0 million of the Senior Notes which satisfied a portion of the August 15, 1999 sinking fund requirement. The Senior Notes are generally unsecured obligations and rank senior to all subordinated debt including the Series B Senior Subordinated Notes.

         SERIES B SENIOR SUBORDINATED NOTES. During 1993, SRI issued 11% Series B Senior Subordinated Notes Due 2003 (the "SERIES B SENIOR SUBORDINATED NOTES"). The Series B Senior Subordinated Notes were originally issued in an aggregate principal amount of $100.0 million and bear interest at 11% payable semi-annually on February 15 and August 15. SRI is required to make a mandatory sinking fund payment on August 15, 2002 equal to forty percent of the original principal amount. The Series B Senior Subordinated Notes are subordinated to the obligations under the Senior Notes.

         SERIES D SENIOR SUBORDINATED NOTES. During 1995, SRI issued $18.3 million in an aggregate principal amount of 11% Series D Senior Subordinated Notes Due 2003 (the "SERIES D SENIOR SUBORDINATED NOTES"). The Series D Senior Subordinated Notes were issued at a discount of $1.8 million and bear interest at 11% payable semi-annually on February 15 and August 15 of each year. The original issue discount is being charged to interest expense over the term to maturity using the effective interest method. The combination of coupon interest payments and original issue discount results in an effective interest rate of 13.0%. SRI is required to make a mandatory sinking fund payment on September 15, 2002 equal to forty percent of the original aggregate principal amount of the Series D Senior Subordinated Notes. The Series D Senior Subordinated Notes rank PARI PASSU with the existing Series B Senior Subordinated Notes (collectively, the "SENIOR SUBORDINATED NOTES").

         The Senior Notes and the Senior Subordinated Notes contain restrictive covenants which, among other things (i) limit SRI's ability to sell certain assets, pay dividends, retire its common stock or retire certain debt, (ii) limit its ability to incur additional debt or issue stock and (iii) limit certain related party transactions.

OTHER DEBT

         The increasing rate 3 Bealls Holding, Inc. ("BEALLS HOLDING") Subordinated Debentures Due 2002 (the "BEALLS HOLDING SUBORDINATED DEBENTURES") in aggregate principal amount of approximately $15.0 million bear interest at 10% through 1994, 11% in 1995 and 12% thereafter until maturity. Interest is payable semi-annually on June 30 and December 31. Original issue discount of $7.3 million is being charged to interest expense over the term to maturity using the effective interest method. The combination of coupon interest payments and original issue discount results in an effective interest rate of 20.9%. The Bealls Holding Subordinated Debentures may be prepaid, at ARI's option, at their face value. ARI is required to redeem the Bealls Holding Subordinated Debentures beginning no later than December 31, 1997, in no more than six equal annual installments. The Bealls Holding Subordinated Debentures are subordinated to all debt except the ARI Senior Discount Debentures. SRI is the primary obligor under these debentures.

         In connection with the acquisition of Fashion Bar, FB Holdings, Inc. ("FB HOLDINGS") issued approximately $3.6 million aggregate principal amount of 7% FB Holdings Subordinated Notes Due 2000 ("FB HOLDINGS SUBORDINATED NOTES") to former stockholders of Fashion Bar. The FB Holdings Subordinated Notes were recorded at their estimated fair value at issuance date of $3.1 million. The difference between the estimated fair value and principal amount of $0.5 million is being charged to interest expense over the term to maturity using the effective interest method. The FB Holdings Subordinated Notes are due in two equal installments on June 30, 1999 and 2000. SRI is required to prepay certain principal amounts of the FB Holdings Subordinated Notes in certain circumstances. The FB Holdings Subordinated Notes bear interest at 7% per annum, payable quarterly. The combination of coupon interest payments and original issue discount results in an effective interest rate of 9.0%. Prior to and including June 1995, SRI paid interest in the form of additional FB Holdings Subordinated Notes; thereafter, interest will be paid in cash. The principal amount of FB Holdings Subordinated Notes at February 3, 1996 was $4.4 million. The FB Holdings Subordinated Notes are subordinated to all debt except the ARI Senior Discount Debentures. SRI is the primary obligor under these notes.

         In connection with the acquisition of Bealls, Bealls Holding issued the 7% Bealls Holding Junior Subordinated Debentures Due 2003 ("BEALLS HOLDING JUNIOR SUBORDINATED DEBENTURES") at a face value of approximately $12.5 million, net of discount of approximately $8.4 million. Such discount is being charged to interest expense over the term to maturity using the effective interest method. The Bealls Holding Junior Subordinated Debentures are limited to an aggregate principal amount of approximately $18.3 million. Interest is payable semi-annually on June 30 and December 31. The combination of coupon interest payments and original issue discount results in an effective interest rate of

39.4%. The principal amount of Bealls Holding Junior Subordinated Debentures are subordinated to all debt except the ARI Senior Discount Debentures. SRI is the primary obligor under these debentures.

         The Port Arthur Industrial Development Revenue Bond (the "PORT ARTHUR IDRB") bears interest at 75% of the prime rate payable monthly. The interest rate applicable to the Port Arthur IDRB at February 3, 1996 was 6.6%. The Port Arthur IDRB is collateralized by a building with a net book value of approximately $1.7 million. Under a separate agreement, SRI is required to make scheduled annual sinking fund payments ranging from $0.1 million to $0.2 million.

         During 1993, Stage Stores (then ARI) completed the Refinancing, which included the (i) replacement of SRI's previous accounts receivable facility with the Trust and the Investor Certificates and (ii) the issuance by SRI of the Senior Notes and Series B Senior Subordinated Notes. The proceeds from the Refinancing were used primarily to replace certain previously outstanding debts. As a result of the Refinancing, Stage Stores recorded an extraordinary charge of $16.2 million net of applicable income taxes of $8.8 million during 1993.

         Concurrent with the Refinancing, Stage Stores completed its distribution plan which included the issuance of $149.1 million aggregate principal amount of 12 3/4% Senior Discount Debentures Due 2005 (the "ARI SENIOR DISCOUNT DEBENTURES"), the proceeds of which were used to make a distribution to the stockholders of ARI.

         The ARI Senior Discount Debentures were issued at a discount of approximately $69.1 million. Substantially all of the net proceeds from the ARI Senior Discount Debentures were used to make cash payments to the holders of Common Stock equal to $5.85 per share. Interest begins to accrue in August 1998 and is payable semi-annually on February 15 and August 15 commencing February 15, 1999. The discount is being charged to interest expense over the term to maturity using the effective interest method which, together with the coupon interest, results in a 12.74% effective interest rate. The ARI Senior Discount Debentures contain restrictions which, among other things, limit (i) the payment of dividends, (ii) the repurchase of stock and subordinated debt, (iii) the acquisition of additional debt or the creation of certain liens, (iv) disposition of certain assets and (v) certain related party intercompany transactions. The ARI Senior Discount Debentures were secured by all of the issued and outstanding common stock of SRI and is subordinated to all debt. All of the SRI Senior Discount Debentures were retired in 1996 with proceeds of the Common Stock Offering.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         The Old Notes were sold by SRPC on May 30, 1996 to the Initial Purchaser. The Initial Purchaser subsequently resold the Old Notes to qualified institutional buyers pursuant to Rule 144A and to persons other than U.S. persons outside the United States in reliance upon Regulation S under the Securities Act and to a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions. In connection therewith, SRPC entered into the Registration Rights Agreement, which grants Holders of the Old Notes certain exchange and registration rights. SRPC agreed to commence the Exchange Offer promptly after the Registration Statement has been declared effective. A copy of the form of Registration Rights Agreement has been filed as an exhibit to the Registration Statement and is available from SRPC upon request. See "Available Information." Unless the context requires otherwise, the term "HOLDER" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of SRPC or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by the Depository Trust Company, New York, New York ("DTC"), who desires to deliver such Old Notes by book-entry transfer at DTC.

         SRPC has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, SRPC believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any Holder of such New Notes (other than any such Holder that is an "affiliate" of SRPC within the meaning of Rule 405 under the Securities Act and except in the case of broker-dealers, as set forth below) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business, that such Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and that such holder is not engaging in or intending to engage in the distribution of the New Notes. Any Holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes or who is an affiliate of SRPC may not rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. Any resales or other transfers of New Notes must also be conducted in compliance with applicable state securities or blue sky laws. See "Plan of Distribution."

         By tendering in the Exchange Offer, each Holder of Old Notes will represent to SRPC that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such Holder,
(ii) neither the Holder of Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) that such holder is not engaging in or intending to engage in the distribution of the New Notes and (iv) neither the Holder nor any such other person is an "affiliate" of SRPC within the meaning of Rule 405 under the Securities Act or, if such Holder is an "affiliate," that such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering Holder is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that is will deliver a prospectus in connection with any resale of such New Notes.

         Following the consummation of the Exchange Offer, Holders of Old Notes not tendered will not have any further registration rights and the Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

         This Prospectus, together with the Letter of Transmittal, is being sent
to all registered Holders as of           , 1997.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, SRPC will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Subject to the minimum denomination requirements of the New Notes, SRPC will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. As of the date hereof, $30,000,000 of the Old Notes were outstanding.

         The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes except that (i) the New Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) the Holders of New Notes will not be entitled to certain rights under the Registration Rights Agreement. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

         Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Indenture in connection with the Exchange Offer. SRPC intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

         SRPC shall be deemed to have accepted validly tendered Old Notes when, as and if SRPC has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the New Notes from SRPC. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

         Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. SRPC will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

         The term "Expiration Date" shall mean 5:00 p.m., New York City time, on ________________, 1997, unless SRPC, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Although SRPC has no current intention to extend the Exchange Offer, SRPC reserves the right to extend the Exchange Offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer.

         SRPC expressly reserves the right (i) to terminate the Exchange Offer and not accept for exchange any Old Notes if any of the events set forth below under "Conditions to the Exchange Offer" shall have occurred and shall not have been waived by SRPC and (ii) to amend the terms of the Exchange Offer in any manner.

INTEREST ON THE NEW NOTES

         Holders of Old Notes that are accepted for exchange will not receive accrued interest thereon. However, each New Note will bear interest from the most recent date to which interest has been paid on the Old Note for which such New Note was exchanged, or if no interest has been paid, from the date of original issuance of such Note.

PROCEDURES FOR TENDERING

         The tender to SRPC of Old Notes by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and SRPC in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. A Holder of the Old Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered (if in certificated form) and any required signature guarantees, to the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

         If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the New Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered Holder (which term, for the purposes described herein, shall include any participant in DTC whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to SRPC and duly executed by the registered Holder and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office or correspondent in the United States, or by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc. (any of the foregoing hereinafter referred to as an "ELIGIBLE INSTITUTION"). If the New Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered Holder appearing on the register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

         THE METHOD OF DELIVERY OF OLD NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PRIOR INSURANCE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO SRPC. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

         Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal.

         SRPC understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish an account with respect to the Old Notes at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with DTC's procedure for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at the address set forth in the Letter of Transmittal on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

      If the Holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office on or prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the Old Notes are registered and, if possible, the certificate number(s) of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Old Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), SRPC may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

      A tender will be deemed to have been received as of the date when (i) the tendered Holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes will be determined by SRPC, whose determination will be final and binding. SRPC reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the option of SRPC's counsel, be unlawful. SRPC also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. None of SRPC, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

      In addition, SRPC reserves the right in its sole discretion to (a) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date and (b) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers will differ from the terms of the Exchange Offer.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

      The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

      The party tendering Old Notes for exchange (the "TENDERING HOLDER") exchanges, assigns and transfers the Old Notes to SRPC and irrevocably constitutes and appoints the Exchange Agent as the Tendering Holder's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Tendering Holder represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire New Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, SRPC will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Tendering Holder also warrants that it will, upon request, execute and deliver any additional documents deemed by SRPC to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by DTC. All authority conferred by the Tendering Holder will survive the death, bankruptcy or incapacity of the Tendering Holder and every obligation of the Tendering Holder shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Tendering Holder.

      By executing the Letter of Transmittal, each Holder will make to SRPC the representations set forth above under the heading "--Purpose and Effect of the Exchange Offer."

WITHDRAWAL OF TENDERS

      Tenders of Old Notes pursuant to the Exchange Offer are irrevocable, except that Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

      To be effective, a written, telegram, telex or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the address set forth in the Letter of Transmittal not later than the close of business on the Exchange Date. Any such notice of withdrawal must specify the Holder named in the Letter of Transmittal as having tendered Old Notes to be withdrawn, the certificate numbers of Old Notes to be withdrawn and the principal amount thereof, a statement that such Holder is withdrawing his election to have such Old Notes exchanged, and the name of the registered Holder of such Old Notes, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to SRPC that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes or otherwise comply with DTC procedure. All questions as to the validity of notices of withdrawal, including time of receipt, will be determined by SRPC, and such determination will be final and binding on all parties.

CONDITIONS TO THE EXCHANGE OFFER

      Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, SRPC will not be required to issue New Notes in exchange for any properly tendered Old Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service), or, at its option, modify or otherwise amend the Exchange Offer, if either of the following events occur:

      (a) any statute, rule or regulation shall have been enacted, or any action shall have been taken by any court or governmental authority, including the staff of the Commission, which, in the reasonable judgment of SRPC, would prohibit, restrict or otherwise render illegal consummation of the Exchange Offer, or

      (b) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by Holders thereof (other than broker-dealers and any such Holder which is an "affiliate" of SRPC within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement or understanding with any person to participate in the distribution of such New Notes.

      SRPC expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Notes upon the occurrence of either of the foregoing conditions. In addition, SRPC may amend the Exchange Offer at any time prior to the Expiration Date if either of the conditions set forth above occur. Moreover, regardless of whether either of such conditions has occurred, SRPC may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to Holders of the Old Notes.

      The foregoing conditions are for the sole benefit of SRPC and may be waived by SRPC, in whole or in part, in its reasonable discretion. The foregoing conditions must be either satisfied or waived prior to termination of the Exchange Offer. Any determination made by SRPC concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

EXCHANGE AGENT

      Bankers Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

BY MAIL (REGISTERED OR CERTIFIED MAIL RECOMMENDED):  BY OVERNIGHT COURIER OR BY HAND:
      BT Services Tennessee, Inc.                        BT Services Tennessee, Inc.
      Reorganization Unit                                Reorganization Unit
      P.O. Box 292737                                    Corporate Trust & Agency Group
      Nashville, TN  37229-2737                          648 Grassmere Park Drive
                                                         Nashville, TN  37211

                    BY HAND:
                          Bankers Trust Company
                          Corporate Trust & Agency Group
                          123 Washington Street - First Floor Window
                          New York, NY  10008

BY FACSIMILE:  (615) 835-3701              CONFIRM BY TELEPHONE:  (800) 735-7777

      Delivery to an address other than as set forth above, or transmission of instructions via a facsimile number other than the one set forth above, will not constitute a valid delivery.

FEES AND EXPENSES

      The expense of soliciting tenders will be borne by SRPC. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of SRPC and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

      SRPC has not retained any dealer-manager or other soliciting agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. SRPC, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

      SRPC will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes, or Old Notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

      The New Notes will be recorded at the same carrying value as the Old Notes as reflected in SRPC's accounting records on the date of the exchange because the exchange of the Old Notes for the New Notes is the completion of the selling process contemplated in the issuance of the Old Notes. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

OTHER

      Participation in the Exchange Offer is voluntary and Holders should carefully consider whether to accept. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

      No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by SRPC. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of SRPC since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, SRPC may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to Holders of Old Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of SRPC by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

      As a result of the making of the Exchange Offer, SRPC will have fulfilled a covenant contained in the terms of the Registration Rights Agreement. Holders of the Old Notes who do not tender their certificates in the Exchange Offer will continue to hold such certificates and will be entitled to all the rights, and limitations applicable thereto under the Indenture except for certain registration rights under the Registration Rights Agreement and except that the Old Notes will not be entitled to the liquidated damages provided for in the Registration Rights Agreement relating to the timing of consummation of the Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture and the Old Notes. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for untendered Old Notes could be adversely affected.

      FOR INFORMATION CONCERNING THE TAX CONSEQUENCES OF THE EXCHANGE OFFER AND OF HOLDING THE NEW NOTES, SEE "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

                            DESCRIPTION OF THE NOTES

      The following summary of certain provisions of the 12.5% Series B Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture among SRPC, SRI, as Administrative Agent and Bankers Trust Company, as Indenture Trustee and Collateral Agent. A copy of the Indenture and the Registration Rights Agreement described below is available to investors upon request. The Notes will accrue interest at the rate of 12.5% per annum and will be secured by the Collateral Certificates. See "Description of the Collateral."

PRINCIPAL, MATURITY AND INTEREST

      The Notes are limited in aggregate principal amount to $30,000,000 and have an Expected Maturity Date of December 15, 2000. Principal is expected to be paid on the Notes in one payment on the Expected Maturity Date. If principal is not paid in full on the Expected Maturity Date it will be paid monthly thereafter on each Monthly Payment Date, to the extent of available funds. Interest on the Notes will accrue at the rate per annum set forth on the cover page of this Prospectus and will be payable semi-annually on June 15 and December 15 of each year, including the Expected Maturity Date (or, if any such day is not a business day, the first business day thereafter) (each a "SEMI-ANNUAL INTEREST PAYMENT DATE"), commencing December 16, 1996, except that, on and after the occurrence of an Event of Default with respect to the Notes, or on any day following the Expected Maturity Date, interest will be payable on the 15th day (or, if such day is not a business day, then the first business day thereafter) of each month (each a "MONTHLY PAYMENT DATE" and together with each Semi-Annual Interest Payment Date, a "PAYMENT DATE"). Interest will accrue from each Payment Date to the day preceding the next succeeding Monthly Payment Date. Interest will be paid to holders of record on the last day of the month preceding each Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the closing date of the Offering. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      Principal, interest and premium, if any, on the Notes will be secured by, and will be paid solely from distributions on, the Collateral Certificates to the extent provided herein.

      The Notes will be payable both as to principal and interest by the Indenture Trustee through the Depositary in immediately available funds.

OPTIONAL REDEMPTION

      The Notes will be subject to redemption at the option of SRPC, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices set forth below (expressed as percentages of principal amount) plus accrued and unpaid interest thereon to the redemption date, if redeemed during the twelve-month period beginning on the dates indicated below:

      YEAR                                 PERCENTAGE
      ----                                 ----------
December 15, 1996.............      The greater of (i) 106.25% or (ii) 100% plus
                                    the coupon discounted at a rate equal to the yield on the date of the redemption notice of the class of United States Treasury Notes maturing closest to August 15, 1999, plus
                                    100 basis points, to August 15, 1999

December 15, 1998.............      106.25%

August 15, 1999 and thereafter      100%

      If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made on a PRO RATA basis, by lot or by such method as the Indenture Trustee shall deem fair and appropriate, except that no Note of less than $1,000 shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such notice shall state the portion thereof to be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

CASH FLOWS ALLOCABLE TO THE HOLDERS

      The Notes will benefit from, and the Interest Reserve Account relating to the Notes will contain funds deposited in respect of, the Note Allocation Percentage of Transferor Daily Cash Flows. The "NOTE ALLOCATION PERCENTAGE" shall equal (i) the sum of the Class D Initial Invested Amounts of the Designated Series divided by (ii) the sum of the Class D Initial Invested Amounts of the Designated Series plus the Invested Amounts of the Certificates of each Transferor Retained Class that have been pledged for the benefit of any additional issuances of notes by SRPC except that with respect to any Transferor Retained Class of any Variable Funding Series such amount shall be the Invested Amount of such Class of Variable Funding Series on the first day of the then current Fiscal Month.

      "TRANSFEROR DAILY CASH FLOWS" means, on any date of determination, (x) the sum of (i) Transferor Percentage Principal Cash Flows, (ii) Transferor Percentage Finance Charge Cash Flows, (iii) Released Equalization Account Cash Flows, (iv) Transferor Shared Principal Collection Cash Flows, (v) Transferor Excess Finance Charge Cash Flows, and (vi) Transferor/Class D Cash Flows minus
(y) funds deposited in the Equalization Account to maintain the Transferor Interest at least equal to the Minimum Transferor Interest.

      The following capitalized terms are derived from the Pooling and Servicing Agreement, Receivables Purchase Agreement and each applicable Supplement:

      "CLASS D DAILY CASH FLOWS" means on any business day, the payments of Class D Principal made to the Class D Certificateholder of each Designated Series.

      "RELEASED EQUALIZATION ACCOUNT CASH FLOWS" means on any business day the amounts released from the Equalization Account and distributed to the Transferor by reason of the Transferor Interest exceeding the Minimum Transferor Interest.

      "TRANSFEROR" means SRPC.

      "TRANSFEROR/CLASS D CASH FLOWS" means, on any date of determination (x) during the Revolving Period, the sum for all Designated Series of the Class D Floating Allocation Percentage of Principal Collections for such Designated Series for such day and (y) during the Amortization Period, the sum for all Designated Series of the Class D Fixed Allocation Percentage of Principal Collections for such Designated Series, which are paid to the Transferor.

      "TRANSFEROR EXCESS FINANCE CHARGE CASH FLOWS" means Excess Finance Charge Collections for all outstanding Series that would otherwise be paid to the Transferor.

      "TRANSFEROR PERCENTAGE FINANCE CHARGE CASH FLOWS" means on each business day (i) the product of (a) the Transferor Percentage on such day and (b) Finance Charge Collections on such day minus (ii) any amount of such portion of Finance Charge Collections applied to satisfy the Required Amount of any Series.

      "TRANSFEROR PERCENTAGE PRINCIPAL CASH FLOWS" means on each business day the product of (a) the Transferor Percentage on such day and (b) Principal Collections on such day.

(a) "TRANSFEROR SHARED PRINCIPAL COLLECTION CASH FLOWs" means Principal Collections or Finance Charge Collections that are treated as Shared Principal Collections, EXCEPT to the extent that such Shared Principal Collections are applied to (i) Principal Shortfalls on any Series, or (ii) repayment of principal of any Variable Funding Certificates.

ACCOUNTS

      The Indenture Trustee will establish and maintain an interest reserve account (the "INTEREST RESERVE ACCOUNT"), a principal reserve account (the "PRINCIPAL RESERVE ACCOUNT") and a payment account (the "PAYMENT ACCOUNT"), each in the name of the Indenture Trustee and under its exclusive dominion and control for the benefit of the Holders. Funds on deposit in the Interest Reserve Account and the Principal Reserve Account will be invested, at the direction of the Administrative Agent in Cash Equivalents. Any earnings (net of losses and investment expenses) on funds in the Interest Reserve Account and the Principal Reserve Account will be paid to SRPC or, at SRPC's option, retained in the Interest Reserve Account or the Principal Reserve Account, as applicable, and applied toward then current reserve requirements and the Principal Reserve Account. The Indenture Trustee will have the revocable power to make withdrawals and payments from the Interest Reserve Account and the Principal Reserve Account for the purpose of making deposits and payments required under the Indenture. The amounts on deposit in the Payment Account shall not be invested.

DEPOSITS INTO THE INTEREST RESERVE ACCOUNT

      GENERALLY

      In the absence of an Event of Default, interest will be paid to Holders on each Semi-Annual Interest Payment Date.

      Commencing on the first business day of the June 1996 Fiscal Month and prior to the Rapid Reserve Period and so long as an Event of Default has not occurred, on each business day during each of the first four Fiscal Months in a Semi-Annual Interest Period (each such month, a "SCHEDULED DEPOSIT MONTH") SRPC shall deposit in the Interest Reserve Account an amount equal to 10% of the Note Allocation Percentage of Transferor Daily Cash Flows, until SRPC has deposited an amount (the "MONTHLY INTEREST RESERVE AMOUNT") equal to 25% of the Semi-Annual Interest Payment Amount.

      If deposits are being made by SRPC pursuant to the preceding paragraph and an amount has not been deposited into the Interest Reserve Account equal to the Monthly Interest Reserve Amount in any Scheduled Deposit Month, SRPC shall, beginning on the first business day following a Scheduled Deposit Month in which the Monthly Interest Reserve Amount was not deposited into the Interest Reserve Account and on each business day thereafter through the last business day of the sixth Fiscal Month related to such Semi-Annual Interest Period, deposit into the Interest Reserve Account an amount equal to 100% of the Note Allocation Percentage of Transferor Daily Cash Flows until such time as SRPC has deposited in the Interest Reserve Account an amount equal to (i) the current Fiscal Month's Monthly Interest Reserve Amount, if any, and (ii) any portion of the Monthly Interest Reserve Amount for any prior Fiscal Month that has not previously been deposited into the Interest Reserve Account.

      During the Rapid Reserve Period, on each business day during each Scheduled Deposit Month, SRPC shall deposit in the Interest Reserve Account an amount equal to 50% of the Note Allocation Percentage of Excess Transferor Daily Cash Flows, until SRPC has deposited an amount equal to the Monthly Interest Reserve Amount for such Fiscal Month. SRPC shall make the deposits referred to in the preceding sentence until the amounts on deposit in the Interest Reserve Account equal the Semi-Annual Interest Payment Amount.

      If deposits are being made by SRPC pursuant to the preceding paragraph and an amount has not been deposited into the Interest Reserve Account equal to the Monthly Interest Reserve Amount in any Scheduled Deposit Month, SRPC shall, on the first business day of the Fiscal Month following the Scheduled Deposit Month in which the Monthly Interest Reserve Amount was not deposited into the Interest Reserve Account, and on each business day thereafter through the last business day of the sixth Fiscal Month related to such Semi-Annual Interest Period, deposit into the Interest Reserve Account an amount equal to the Note Allocation Percentage of Excess Transferor Daily Cash Flows, until such time as the Semi-Annual Interest Payment Amount has been deposited in the Interest Reserve Account.

      "EXCESS TRANSFEROR DAILY CASH FLOWS" means the amount by which Transferor Daily Cash Flows exceeds the amount paid as Class D Daily Cash Flows.

      "FISCAL MONTH" means the monthly period ending on the Saturday of the last week in any month, based on a standard retail 4/5/4-week calendar quarter, with March, June, September and December always containing 5 weeks. All other months are 4-week periods, except for the January Fiscal Month, which ends on the Saturday closest to January 31. The Fiscal Months "in" or "related to" a Semi-Annual Interest Period or a Monthly Interest Period during which collections are reserved to make payments on the Notes are those Fiscal Months which begin approximately two weeks before the commencement of the Semi-Annual Interest Period or Monthly Interest Period and which end approximately two weeks before the end of the Semi-Annual Interest Period or Monthly Interest Period. For example, the Fiscal Months of June through November are related to the Semi-Annual Interest Period whose Semi-Annual Interest Payment Date is December 15, and, if Monthly Periods are in effect, the Fiscal Month of December will be related to the Monthly Interest Period whose Monthly Payment Date is January 15.

      "MONTHLY INTEREST PAYMENT AMOUNT" means with respect to any Monthly Interest Period one-twelfth of the product of (i) the interest rate set forth on the cover page of this Prospectus and (ii) the principal amount of the Notes as of the close of business on the first day of such Monthly Interest Period.

      "MONTHLY INTEREST PERIOD" means for a Monthly Payment Date, each period from and including the previous Monthly Payment Date (or in the case of the first Monthly Payment Date, the previous Semi-Annual Interest Payment Date) to and including the day preceding such Monthly Payment Date.

      "RAPID RESERVE PERIOD" means the period beginning on the first day of the December 1999 Fiscal Month and continuing until the earlier of the Expected Maturity Date and the occurrence of an Event of Default.

      "SEMI-ANNUAL INTEREST PAYMENT AMOUNT" means, for any Semi-Annual Interest Payment Date, one-half of the product of (i) the interest rate set forth on the cover page of this Prospectus and (ii) the principal amount of the Notes (plus, (i) for the initial Payment Date, interest accrued from the May 30, 1996 to June 14, 1996 and (ii) for the last Semi-Annual Interest Payment Date, an additional day's interest calculated on the basis of a 365-day year).

      "SEMI-ANNUAL INTEREST PERIOD" means each six-month period ending on the day preceding a Semi-Annual Interest Payment Date.

      EVENT OF DEFAULT

      Following the occurrence of an Event of Default and following the Expected Maturity Date, rather than paying interest semi-annually, SRPC will pay interest on a monthly basis on each Monthly Payment Date. On each Monthly Payment Date following the occurrence of an Event of Default, SRPC will pay interest to the Holders equal to the Monthly Interest Payment Amount. SRPC will deposit into the Interest Reserve Account on each business day of the related Fiscal Month (other than the last business day of such Fiscal Month) an amount equal to 100% of the Note Allocation Percentage of Excess Transferor Daily Cash Flows, until an amount equal to 125% of the Monthly Interest Payment Amount has been deposited into the Interest Reserve Account.

       On each business day beginning on the day on which an Event of Default occurs as a result of a Purchase Termination Event which causes SRPC to be foreclosed from purchasing further Receivables under the Receivables Purchase Agreement (a "PURCHASE TERMINATION EVENT OF DEFAULT"), SRPC will deposit in the Interest Reserve Account 100% of the Note Allocation Percentage of Transferor Daily Cash Flows.

DEPOSITS INTO THE PRINCIPAL RESERVE ACCOUNT

      GENERALLY

      Prior to the first day of the June 2000 Fiscal Month, so long as an Event of Default has not occurred, no depos its will be made into the Principal Reserve Account.

      On and after the June 2000 Fiscal Month, so long as a Purchase Termination Event of Default shall not have occurred, on each business day SRPC shall deposit into the Principal Reserve Account the sum of (i) the Class D Daily Cash Flows and (ii) the excess of the Note Allocation Percentage of Excess Transferor Daily Cash Flows over the amount thereof required to be deposited in the Interest Reserve Account on such day, until such time as an amount equal to the outstanding principal amount of the Notes has been deposited into the Principal Reserve Account.

      EVENT OF DEFAULT

      On each business day on and after the date on which an Event of Default (other than a Purchase Termination Event of Default) shall have occurred, and on each business day following the Expected Maturity Date until an amount equal to the outstanding balance of the Notes is deposited in the Principal Reserve Account, SRPC shall deposit into the Principal Reserve Account the sum of (i) the Class D Daily Cash Flows and (ii) the excess of the Note Allocation Percentage of Excess Transferor Daily Cash Flows over the amount thereof required to be deposited in the Interest Reserve Account.

      Notwithstanding the foregoing paragraph, following the occurrence of a Purchase Termination Event of Default, SRPC will not make any additional deposits into the Principal Reserve Account and will only make the deposits into the Interest Reserve Account as described in "--Deposits into the Interest Reserve Account" above.

TRANSFERS TO THE PAYMENT ACCOUNT; PAYMENT OF PRINCIPAL AND INTEREST

      The Indenture Trustee, acting in accordance with the instructions of the Administrative Agent, will on the following dates cause the following amounts to be withdrawn and deposited into the Payment Account to the extent available in the Interest Reserve Account or the Principal Reserve Account, as applicable:

      (a) Unless an Event of Default has occurred, on the Semi-Annual Interest Payment Date from the Interest Reserve Account, an amount equal to the Semi-Annual Interest Payment Amount.

      (b) On the Expected Maturity Date, from the Principal Reserve Account, an amount equal to the principal amount of the Notes.

      (c) Following the occurrence of an Event of Default that is not a Purchase Termination Event of Default, on each Monthly Payment Date,
            (i) from the Interest Reserve Account, the Monthly Interest Payment Amount plus any overdue interest and (ii) from the Principal Reserve Account, the amount on deposit in the Principal Reserve Account at the close of business on the business day prior to such Monthly Payment Date.

      (d) Following a Purchase Termination Event of Default, on the Monthly Payment Date, (i) from the Interest Reserve Account, the Monthly Interest Payment Amount, (ii) from the Principal Reserve Account, the amount on deposit in the Principal Reserve Account at the close of business on the business day prior to such Monthly Payment Date, and (iii) from the Interest Reserve Account, the remaining amount on deposit in the Interest Reserve Account at the close of business on the business day prior to such Monthly Payment Date after withdrawing the amount described in clause (i) of this paragraph.

      On each Semi-Annual Interest Payment Date, any Monthly Payment Date and the Expected Maturity Date, the Administrative Agent shall cause the amounts on deposit in the Payment Account to be withdrawn and paid by the Indenture Trustee to each Holder that was a Holder on the related Record Date.

      The amounts described in clauses (a), (c) (i) and (d) (i) shall be applied as payments in respect of interest and the amounts described in clauses (b), (c)
(ii) and (d) (ii) and (iii) shall be applied as payments in respect of principal on the Notes.

      Payments to Holders shall be made by the Indenture Trustee in immediately available funds (or, if certificated Notes have been issued, by check mailed by the Indenture Trustee to each Holder's address of record in the records of the paying agent).

FINAL PAYMENTS

      SRPC will not be required to make any deposits into the Interest Reserve Account or the Principal Reserve Account after the last day of the Fiscal Month immediately preceding the Legal Maturity Date. If after the Legal Maturity Date the principal amount of the Notes has not been reduced to zero, the payments shall be made to Holders from the proceeds of the sale of the Receivables contemplated by the Series 1995-1 Supplement up to an amount that would reduce the principal amount of the Notes to zero. "LEGAL MATURITY DATE" means January 15, 2003.

STATEMENTS TO HOLDERS OF THE NOTES

      On each Payment Date, the Indenture Trustee will include with each payment to Holders of the Notes a statement prepared by the Administrative Agent, setting forth the following information:

           (i)    the total amount distributed;

          (ii) the amount of such distribution allocable to payments of interest on the Notes;

         (iii) the amount of such distribution allocable to payments of principal on the Notes;

          (iv) the Class D Invested Amounts for Series 1993-1 and Series 1995-1 and the Transferor Interest as of the last day of the preceding Fiscal Month;

           (v) whether an Event of Default or Purchase Termination Event of Default has occurred;

          (vi) whether a Pay Out Event or Servicer Default has occurred with respect to either Designated Series; and

         (vii) the amount, if any, by which Portfolio Yield exceeded the Base Rate for each Designated Series for the preceding Fiscal Month.

In addition, in each Fiscal Month the Indenture Trustee will provide to the Holders of the Notes a copy of the monthly statement relating to the previous Fiscal Month prepared by SRI for the benefit of the holders of the Senior Certificates.

EVENTS OF DEFAULT AND REMEDIES

      The Indenture will provide that each of the following occurrences constitutes a default on the Notes (a "DEFAULT"): (i) default for 30 days in the payment when due of interest on the Notes; (ii) breach of certain restrictions on SRPC's ability to consolidate with or merge into another corporation or convey or transfer its properties and assets substantially as an entirety; (iii) failure by SRPC for 60 days after notice to SRPC by the Indenture Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with other agreements in the Indenture or the Notes; (iv) defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by SRPC whether such indebtedness now exists or is created after the date of the Indenture, which default (a) is caused by a failure to pay when due principal or interest on such indebtedness within the grace period provided in such indebtedness (a "PAYMENT DEFAULT") or (b) results in the acceleration of such indebtedness prior to its express maturity and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more; (v) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against SRPC and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, except that the aggregate of all such undischarged judgments exceeds $1 million; (vi) certain events of bankruptcy or insolvency with respect to SRPC; (vii) the occurrence of a Purchase Termination Event, Pay Out Event or Servicer Default regardless of whether the Certificateholders have exercised a remedy with respect thereto; (viii) defaults of SRI pursuant to its outstanding Senior Notes and Senior Subordinated Notes or any indebtedness issued to extend, refinance or replace the Senior Notes or Senior Subordinated Notes, which default results in the acceleration of such indebtedness; or (ix) SRPC shall become subject to regulation by the Commission as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Defaults arising under clauses (i), (ii), (vi), (vii) and (viii) above will constitute an automatic event of default (an "EVENT OF DEFAULT"). Defaults arising under clauses (iii), (iv), (v) and (ix) above will constitute an Event of Default only upon the affirmative vote of the Holders of more than 50% of the outstanding principal amount of the Notes. If an Event of Default occurs and is continuing, all outstanding Notes will become due and payable without further action or notice. The Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Holders of Notes have only the rights with respect to the Collateral Certificates that are described in "--Collateral Security" below.

      In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of SRPC with the intention of avoiding payment of the premium that SRPC would have had to pay if SRPC then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

      Following the occurrence of an Event of Default, SRPC will redeem the Notes in part on each Monthly Payment Date without premium or penalty to the extent that funds have been deposited in the Principal Reserve Account.

      Although a Default will be deemed to have occurred if payments of principal with respect to SRI's outstanding Senior Notes and Senior Subordinated Notes are accelerated, the Indenture does not contain covenants that restrict SRPC's ability to incur additional debt which is pari passu or subordinate to the Notes, declare dividends or dispose of assets. Pursuant to the Indenture, SRPC may not incur debt that is senior to the Notes.

      SRPC is required to deliver to the Indenture Trustee annually a statement regarding compliance with the Indenture, and SRPC is required upon becoming aware of any default or Event of Default, to deliver to the Indenture Trustee a statement specifying such default or Event of Default.

      Bankers Trust Company, the Indenture Trustee, is an affiliate of the Initial Purchaser and the Receivables Trustee. As such, upon the occurrence of an Event of Default, it will have a conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended, and under a Trust Indenture Act qualified indenture would then be required to resign. Bankers Trust Company has notified SRPC that, upon the occurrence of an Event of Default, it intends to resign as Indenture Trustee. At such time, SRPC would promptly appoint a successor Indenture Trustee. Within one year after such successor Indenture Trustee takes office, Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Indenture Trustee to replace the successor Indenture Trustee appointed by SRPC.

COLLATERAL SECURITY

      The Notes will be secured by the Class D Certificates and the rights under the Transferor Certificate to the Transferor Daily Cash Flows and the Class D Cash Flows described above. The rights under the Transferor Certificate that are retained by the Transferor may be pledged by the Transferor as security for future series of notes or for such other corporate purposes as the Transferor deems appropriate. SRPC will assign and pledge to the Indenture Trustee the Collateral Certificates for the benefit of the Holders of the Notes pursuant to the Indenture. SRPC shall retain at all times the right to exchange the Transferor Certificate for a new Series of Certificates and a Transferor Certificate with a reduced outstanding amount. If the Notes become due and payable prior to the Expected Maturity Date or are not paid in full at the Expected Maturity Date, then only if the Class Invested Amounts with respect to all current or future Investor Certificates that have a higher initial rating than the Notes have been paid in full to the holders thereof will the Indenture Trustee have the right to foreclose upon the Collateral Certificates in accordance with instructions from the Holders of a majority in aggregate principal amount of the Notes or, in the absence of such instructions, in such manner as the Indenture Trustee deems appropriate in its absolute discretion. The proceeds received by the Indenture Trustee will be applied by the Indenture Trustee first to pay expenses and fees and other amounts payable to the Indenture Trustee and thereafter to pay all amounts then owing to the Holders.

      The Indenture and any pledge agreement will provide that the Collateral Certificates will be released upon payment in full of the Notes in accordance with the terms of the Notes and the Indenture.

      The following table sets forth the amounts of certain cash flows distributed to the Transferor from the Accounts Receivable Program for the periods indicated below.

                               SIX MONTHS    TWELVE MONTHS     TWELVE      TEN MONTHS
                                  ENDED         ENDED       MONTHS ENDED     ENDED
                              JAN. 29, 1994  JAN. 28, 1995  FEB. 3, 1996  NOV. 30, 1996
                              -------------  -------------  ------------  -------------
                                               (amounts in thousands)
Finance Charge Collections
   allocated to Series 1993-1,
   1993-2 and 1995-1               14,050        35,912       39,418        38,546
Uses of Collections:
   Senior Certificate Monthly       2,510         8,147       11,241         9,338
       Interest Paid
   Reimbursed Losses(1)             4,794        12,462       17,271        18,542
   Monthly Servicing Fees           1,216         3,403        3,760         3,439
   Commitment Fees Paid                85           201          140            73
                                    -----        ------       ------        ------
Transferor Excess Finance Charge
   Cash Flows                       5,445        11,699        7,006         7,154
                                    =====        ======       ======        ======

----------------
(1)   Includes Investor Default Amounts and Class D Investor Charge-Offs.

      The amounts set forth in the above table as Transferor Excess Finance Charge Cash Flows represent a component of the total amount of funds that are available to make payments in respect of interest and principal on the Notes. In addition, Transferor Percentage Principal Cash Flows, Transferor Percentage Finance Charge Cash Flows, Released Equalization Account Cash Flows, Transferor Shared Principal Collection Cash Flows and Transferor/Class

D Cash Flows may also be available for making payments on the Notes. See "Description of the Notes--Cash Flows Allocable to the Holders." Although Principal Collections are a significant component of the cash flows listed in the preceding sentence, Principal Collections are set forth above because most Principal Collections will not be distributed to the Transferor during an Amortization Period until the Senior Certificates have been retired. See "Description of the Collateral--Application of Collections."

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

      No director, officer, employee, incorporator or shareholder of SRPC, as such, shall have any liability for any obligations of SRPC under the Notes or the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy.

LEGAL DEFEASANCE

      SRPC may, at its option and at any time, elect to have its obligations discharged with respect to the Notes ("LEGAL DEFEASANCE"). Such Legal Defeasance means that SRPC shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes except for (i) the rights of Holders of such Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) SRPC's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trust, duties and immunities of the Indenture Trustee, and SRPC's obligations in connection therewith and (iv) the Legal Defeasance provisions of the applicable Indenture.

      In order to exercise Legal Defeasance, (i) SRPC must irrevocably deposit with the Indenture Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, of such principal or installment of principal of and premium, if any, or interest on such Notes; (ii) SRPC shall have delivered to the Indenture Trustee an opinion of counsel in the United States reasonably acceptable to the Indenture Trustee confirming that (A) SRPC has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to the Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such incurrence) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (iv) such Legal Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which SRPC or any of its Subsidiaries is a party or by which SRPC or any of its Subsidiaries is bound; (v) SRPC shall have delivered to the Indenture Trustee an officer's certificate stating that the deposit was not made by SRPC with the intent of preferring the Holders of such Notes over any other creditors of SRPC or others; and (vi) SRPC shall have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

      Except as provided in the following paragraphs, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for such Notes).

      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder) (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the Expected Maturity Date or Legal Maturity Date or alter or waive the provisions with respect to the redemption of the Notes, (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of the Holders of Notes to receive payments of principal of or interest on the Notes or (vii) make any change in the foregoing amendment and waiver provisions.

      Notwithstanding the foregoing, without the consent of any Holder, SRPC and the Indenture Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of SRPC's obligations to the Holders of the Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder.

      In addition, the Pooling and Servicing Agreement and the Receivables Purchase Agreement may be amended without the prior consent of the Holders of the Notes. However, SRPC must consent to any such amendment. SRPC will agree with Holders not to grant any such consent if such amendment would materially adversely affect the rights of Holders without first obtaining the consent of the Holders of the majority of the outstanding principal amount of the Notes.

TRANSFER AND EXCHANGE

      A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar under the Indenture and the Indenture Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and SRPC may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. SRPC is not required to transfer or exchange any Note selected for redemption. Also, SRPC is not required to transfer or exchange any Note for a period of 15 days before a selection of such Notes to be redeemed.

      The registered Holder of a Note will be treated as the owner for all purposes.

BOOK-ENTRY, DELIVERY AND FORM

      Except as described in the next paragraph, the New Notes initially will be represented by a single, permanent global certificate in definitive, fully registered form (the "GLOBAL NOTE"). The Global Note will be deposited on the date of closing of the Exchange Offer (the "CLOSING DATE") with, or on behalf of, the Depositary and registered in the name of a nominee of the Depositary.

      Any Old Notes (i) originally purchased by or transferred to "foreign purchasers" or Accredited Investors who are not QIBs or (ii) held by QIBs who elected to take physical delivery of their certificates instead of holding their interest through the Global Note (and which are thus ineligible to trade through the Depositary) (collectively referred to herein as the "NON-GLOBAL PURCHASERS") were issued in registered form (the "CERTIFICATED SECURITY"). Upon the transfer of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for Certificated Security, be exchanged for an interest in the Global Note.

      THE GLOBAL NOTE

      SRPC expects that pursuant to procedures established by Depositary (i) upon the issuance of the Global Note, the Depositary or its custodian will credit, on its internal system, the principal amount of Notes of the individual beneficial interests represented by such Global Note to the respective accounts of persons who have accounts with such Depositary and (ii) ownership of beneficial interests in the Global Note will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts were initially designated by or on behalf of the Initial Purchaser and ownership of beneficial interests in the Global Note will be limited to persons who have accounts with the Depositary ("DEPOSITARY PARTICIPANTS") or persons who hold interests through Depositary participants. QIBs may hold their interests in the Global Note directly through the Depositary if they are Depositary participants in such system, or indirectly through organizations which are Depositary participants in such system.

      So long as the Depositary or its nominee, is the registered owner or holder of the Notes, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with Depositary's procedures, in addition to those provided for under the Indenture with respect to the Notes.

      Payments of the principal of, premium (if any) and interest (including Additional Interest) on, the Global Note will be made to the Depositary or its nominee, as the case may be, as the registered owner thereof. None of SRPC, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

      SRPC expects that the Depositary or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Note, will credit Depositary participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depositary or its nominee. SRPC also expects that payments by Depositary participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

      Transfers between Depositary participants in the Depositary will be effected in the ordinary way in accordance with Depositary rules and will be settled in clearinghouse funds. If a Holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of the Notes, or to pledge such securities, such Holder must transfer its interest in the Global Note, in accordance with the normal procedures of Depositary and with the procedures set forth in the Indenture.

      The Depositary has advised SRPC that it will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more Depositary participants to whose account the Depositary interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Indenture, the Depositary will exchange the Global Note for Certificated Securities, which it will distribute to its participants.

      The Depositary has advised SRPC as follows: the Depositary is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Depositary participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the Depositary system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Depositary participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

      Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depositary, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither SRPC nor the Indenture Trustee will have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

      If the Depositary is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by SRPC within 90 days, Certificated Securities will be issued in exchange for the Global Note.

SAME-DAY SETTLEMENT AND PAYMENT

      The Indenture requires that payments in respect of the Notes (including principal, premium, if any, and interest) be made in immediately available funds. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the New Notes are expected to be eligible to trade in the PORTAL Market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the New Notes will therefore be required by the Depositary to be settled in immediately available funds. No assurance can be given as to the effect, if any, of such settlement arrangements on trading activity in the New Notes.

REGISTRATION RIGHTS

      On May 30, 1996, SRPC entered into the Registration Rights Agreement with the Initial Purchaser. Pursuant to the Registration Rights Agreement, SRPC agreed to file with the Commission the Registration Statement with respect to the New Notes. Upon effectiveness of the Registration Statement, SRPC will effect the Exchange Offer. The rights granted to Holders pursuant to the Registration Rights Agreement terminate upon the consummation of the Exchange Offer.

CONCERNING THE INDENTURE TRUSTEE

      The Indenture contains certain limitations on the rights of the Indenture Trustee, should the Indenture Trustee become a creditor of SRPC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Indenture Trustee will be permitted to engage in other transactions; however, if the Indenture Trustee acquires any conflicting interest it must eliminate such conflict within 90 days.

      The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Indenture Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Indenture Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Indenture Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

      Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing to SRPC at 10201 South Main Street, Houston, Texas 77025, Attention: Corporate Secretary.

                          DESCRIPTION OF THE COLLATERAL

      SRPC's payment obligations under the Notes will be secured by the Collateral Certificates (comprised of the $30,000,000 Class D-1 Certificate, Series 1993-1 and the $5,120,000 Class D-1 Certificate Series 1995-1 and certain rights with respect to the Transferor Certificate). SRPC has assigned and pledged the Collateral Certificates to the Indenture Trustee for the benefit of Holders of the Notes pursuant to the Indenture. See "Description of the Notes-Collateral Security." SRPC will receive cash flows in respect of the Class D Certificates and the Transferor Certificate. Certain of such cash flows, to the extent of the Note Allocation Percentage, will be applied for the benefit of the Holders as described in "Description of the Notes--Deposits into the Interest Reserve Account" and "Description of the Notes-Deposits into the Principal Reserve Account."

OVERVIEW OF TRUST ALLOCATIONS

      The Trust assets include (i) all Receivables existing from time to time in the Accounts, (ii) all funds to be collected from cardholders in respect of the Receivables, (iii) all right, title and interest of SRPC in, to and under the Receivables Purchase Agreement, (iv) the Interest Rate Caps, for each Series,
(v) the benefit of funds on deposit in the Equalization Account, (vi) the Collection Account, the Distribution Account, the Interest Funding Account and the Principal Account for each Series and (vii) proceeds of the foregoing. The Trust's assets are allocated among each Series and the Transferor Interest. Certificateholders do not have any recourse against any assets of the Trust other than those allocated to such Certificateholders pursuant to the Pooling and Servicing Agreement and any applicable Supplement. The Transferor Interest represents the right to the assets of the Trust not allocated to any Certificateholders. The principal amount of the Transferor Interest fluctuates as the amount of Receivables in the Trust, the Invested Amount of each Designated Series, the amount of the Variable Funding Certificates and the amount on deposit in the Equalization Account changes from time to time.

      Collections on the Receivables are deposited into the Collection Account maintained in the name of the Trust and are allocated on each business day between Finance Charge Collections and Principal Collections. Finance Charge Collections and Principal Collections are then allocated on each business day among the Transferor Interest and the respective interests of the Certificateholders of each Series issued and outstanding. In general, in accordance with such allocations and provisions of the Pooling and Servicing Agreement and such applicable Supplement, (i) Finance Charge Collections and certain other amounts will be applied on each business day to fund interest payments on the Certificates of any Series then outstanding, to pay certain fees and expenses, to cover investor default amounts and to reimburse investor charge-offs and to make required payments to SRPC, and (ii) Principal Collections and certain other amounts are applied on each business day to fund principal on the Certificates of any Series then outstanding (including through deposits made to the Principal Account for such Series and to make required payments to SRPC), EXCEPT that during any Revolving Period applicable to a Series, Principal Collections otherwise allocable to the Certificateholders of such Series (other than such amounts allocable to a Transferor Retained Class, such as the Class D Certificates, which will either be deposited in the Equalization Account to the extent required or paid to the Transferor) are treated as Shared Principal Collections and first paid to the amortizing Series and then paid to the holder of the Transferor Certificate or, to the extent required pursuant to the Pooling and Servicing Agreement, deposited in the Equalization Account. See "--Application of Collections--Allocations" and "--Application of Collections--Payment of Fees, Interest and Other Items."

THE OUTSTANDING CERTIFICATES

      The Class D Certificates and the Transferor Certificate represent undivided interests in the assets of the Trust. The Trust was formed pursuant to the Pooling and Servicing Agreement between SRPC, as Transferor, SRI, as Servicer, and the Receivables Trustee. SRPC, SRI and the Receivables Trustee from time to time execute Supplements to the Pooling and Servicing Agreement in connection with the issuance of each Series of Certificates. Each Supplement contains information concerning the rights and obligations of the Certificateholders of that Series.

      Pursuant to the Series 1993-1 Supplement, $121,500,000 aggregate principal amount of the 1993-1 Class A Certificates, $8,500,000 aggregate principal amount of the 1993-1 Class B Certificates, and $10,000,000 aggregate principal amount of the 1993-1 Class C Certificates were issued to investors, and the $30,000,000 1993-1 Class D Certificate was issued to SRPC.

      Pursuant to the Series 1993-2 Supplement, the 1993-2 Class A-R Certificates and the 1993-2 Class B-R Certificates were issued. The Class B-R Certificates do not bear interest. None of the 1993-2 Certificates will be pledged to the Indenture Trustee for the benefit of the Holders. The principal amount of the 1993-2 Certificates is subject to being increased or decreased at the option of the Transferor during the Revolving Period for the 1993-2 Certificates. The 1993-2 Certificates are subject to termination by SRPC, at its option.

      The Trust may issue Series of Variable Funding Certificates with fluctuating principal amounts. The principal amount of the Variable Funding Certificates will vary from time to time at the option of SRPC.

      Pursuant to the Series 1995-1 Supplement, $21,700,000 aggregate principal amount of the 1995-1 Class A Certificates, $1,500,000 aggregate principal amount of the 1995-1 Class B Certificates, and $1,800,000 aggregate principal amount of the 1995-1 Class C Certificates were issued to investors, and the $5,120,000 1995-1 Class D Certificate was issued to SRPC.

      The Transferor Certificate represents the fractional undivided interest in the Trust assets that is not represented by the Investor Certificates. The amount of the Transferor Certificate varies daily according to the amount of Principal Collections held by the Trust, the amount on deposit in the Equalization Account, the level of utilization of the Variable Funding Certificates and other factors.

PRINCIPAL TERMS

      The principal terms of each class of each Series of Certificates are as follows:

1993-1 CLASS A CERTIFICATES

      Class A Initial Invested Amount...............................$121,500,000
      Class A Certificate Rate......................................LIBOR + .82%
      Class A Expected Final Payment Date...........................June 1, 2000
      Scheduled Amortization Period Commencement Date...........December 1, 1999
      Scheduled Series Termination Date..........................January 1, 2003
      Series Servicing Fee Percentage.........................................2%
      Issuance Date................................................July 30, 1993
      Ratings............................................................AAA/AAA

1993-1 CLASS B CERTIFICATES

      Class B Initial Invested Amount.................................$8,500,000
      Class B Certificate Rate.....................................LIBOR + 1.39%
      Class B Expected Final Payment Date......................September 1, 2000
      Scheduled Amortization Period Commencement Date...........December 1, 1999
      Scheduled Series Termination Date..........................January 1, 2003
      Series Servicing Fee Percentage.........................................2%
      Issuance Date................................................July 30, 1993
      Ratings................................................................A/A

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1993-1 CLASS C CERTIFICATES

      Class C Initial Invested Amount................................$10,000,000
      Class C Certificate Rate.....................................LIBOR + 3.00%
      Class C Expected Final Payment Date......................September 1, 2000
      Scheduled Amortization Period Commencement Date...........December 1, 1999
      Scheduled Series Termination Date..........................January 1, 2003
      Series Servicing Fee Percentage.........................................2%
      Issuance Date................................................July 30, 1993
      Ratings............................................................BBB/BBB

1993-1 CLASS D CERTIFICATE

      Class D Initial Invested Amount................................$30,000,000
      Class D Certificate Rate................................................0%
      Scheduled Amortization Period Commencement Date...........December 1, 1999
      Scheduled Series Termination Date..........................January 1, 2003
      Series Servicing Fee Percentage.........................................2%
      Issuance Date................................................July 30, 1993

1993-2 CLASS A-R CERTIFICATES

      Class A-R Stated Amount........................................$40,000,000
      Class A-R Invested Amount (as of February 3, 1996)......................$0
      Class A-R Certificate Rate.........Revolving Credit Facility Cost of Funds
      Scheduled Amortization Period Commencement Date...........December 1, 1999
      Scheduled Series Termination Date..........................January 1, 2003
      Series Servicing Fee Percentage.........................................2%
      Issuance Date................................................July 30, 1993
      Ratings............................................................AAA/AAA

1993-2 CLASS B-R CERTIFICATES

      Class B-R Stated Amount........................................$15,555,556
      Class B-R Invested Amount (as of February 3, 1996)......................$0
      Class B-R Certificate Rate..............................................0%
      Scheduled Amortization Period Commencement Date...........December 1, 1999
      Scheduled Series Termination Date..........................January 1, 2003
      Series Servicing Fee Percentage.........................................2%
      Issuance Date................................................July 30, 1993

1995-1 CLASS A CERTIFICATES

      Class A Initial Invested Amount................................$21,700,000
      Class A Certificate Rate......................................LIBOR + .52%
      Scheduled Amortization Period Commencement Date...........December 1, 1999
      Scheduled Series Termination Date..........................January 1, 2003
      Series Servicing Fee Percentage.........................................2%
      Issuance Date..............................................August 11, 1995
      Ratings............................................................AAA/AAA

1995-1 CLASS B CERTIFICATES

      Class B Initial Invested Amount.................................$1,500,000
      Class B Certificate Rate......................................LIBOR +1.50%
      Scheduled Amortization Period Commencement Date...........December 1, 1999
      Scheduled Series Termination Date..........................January 1, 2003
      Series Servicing Fee Percentage.........................................2%
      Issuance Date..............................................August 11, 1995
      Ratings................................................................A/A

1995-1 CLASS C CERTIFICATES

      Class C Initial Invested Amount.................................$1,800,000
      Class C Certificate Rate......................................LIBOR +1.50%
      Scheduled Amortization Period Commencement Date...........December 1, 1999
      Scheduled Series Termination Date..........................January 1, 2003
      Series Servicing Fee Percentage.........................................2%
      Issuance Date..............................................August 11, 1995
      Ratings............................................................BBB/BBB

1995-1 CLASS D CERTIFICATE

      Class D Initial Invested Amount.................................$5,120,000
      Class D Certificate Rate................................................0%
      Scheduled Amortization Period Commencement Date...........December 1, 1999
      Scheduled Series Termination Date..........................January 1, 2003
      Series Servicing Fee Percentage.........................................2%
      Issuance Date..............................................August 11, 1995

TRUST ASSETS

      The Trust's assets include (i) all Receivables existing from time to time in the Accounts, (ii) all funds to be collected from cardholders in respect of the Receivables, (iii) all right, title and interest of SRPC in, to and under the Receivables Purchase Agreement, (iv) the Interest Rate Caps, for each Series, (v) the benefit of funds on deposit in the Equalization Account, (vi) the Collection Account, Distribution Account, Interest Funding Account and the Principal Account for each Series and (vii) proceeds of the foregoing.

      SRPC purchases all of the Receivables arising from time to time (i) in all of the consumer revolving credit card accounts which were owned by Palais on the Original Closing Date for the Series 1993-1 Certificates, (ii) in each Automatic Additional Account and (iii) in certain circumstances, each Supplemental Account (collectively, the "ACCOUNTS"), whether such Receivables are then existing or thereafter created.

      SRPC automatically transfers to the Trust all of its right, title and interest in and to the Receivables purchased by it. SRPC has the right, under certain circumstances, to cause the Receivables in any Removed Accounts to no longer be transferred to the Trust and to accept the transfer from the Trust of all Receivables in any Removed Accounts, whether such Receivables are then existing or thereafter created.

RECEIVABLES

      The Receivables consist of amounts charged by cardholders to the Accounts for goods and services, and all related monthly finance charges, late charges, returned check fees, proceeds allocable to finance charges, certain recoveries (net of collection expenses) on Receivables which were previously charged off as uncollectible, and all other fees billed to cardholders on the Accounts in any Fiscal Month. The amount of Receivables fluctuates from day to

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day as new Receivables are generated and as existing Receivables are collected, written off as uncollectible, or otherwise adjusted.

AMORTIZATION PERIOD

      During an Amortization Period for any Series, Principal Collections allocable to the Certificates (other than the Transferor Retained Class) and certain other amounts are no longer reinvested in the Trust, but instead are distributed for each Series as principal payments quarterly on each Distribution Date beginning with the first Distribution Date following the Amortization Period Commencement Date. Following the payment in full of the Invested Amount of the Senior Certificates, Principal Collections are distributed to the Class D Certificateholders until the Class D Invested Amount for such Series is paid in full. See "--Final Payment of Principal on Senior Certificates; Termination."

SHARED PRINCIPAL COLLECTIONS

      To the extent that Principal Collections and certain other amounts that are allocated to the Certificates of any Class of any Series (other than any Transferor Retained Class, such as the Class D Certificates) are not needed to make payments to the Certificateholders of such Class or required to be deposited in the Principal Account for such Series, they may be applied to cover principal payments due to or for the benefit of Certificateholders of another Series, including principal payments which SRPC elects to make with respect to the Variable Funding Certificates. Any amount not so applied will be deposited in the Equalization Account, to the extent required pursuant to the Pooling and Servicing Agreement and the remainder will be distributed to SRPC, as holder of the Transferor Certificate. In addition, any such reallocation will not result in a reduction in the Certificateholders' Interest of the Series to which such Principal Collections were initially allocated. Such amounts are referred to herein as "SHARED PRINCIPAL COLLECTIONS" and are derived from the following sources:

      (A) for each business day during a Revolving Period for a Designated Series, (i) the product of (a) the Floating Allocation Percentage for such Designated Series and (b) Principal Collections allocated to such Designated Series as set forth in clause (iv) of "--Application of Collections--Allocations;" (ii) the amount allocated with respect to the unpaid Investor Default Amount for such Designated Series for the current day and any prior business day during the then-current Fiscal Month as described in clause (3) of "--Application of Collections--Payment of Fees, Interest and Other Items--Designated Series;" and (iii) for such Designated Series, the amount allocated with respect to the unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs, Class C Investor Charge-Offs and Class D Investor Charge-Offs as described in clauses (4), (6) and (7) of "-- Application of Collections--Payment of Fees, Interest and Other Items--Designated Series;"

      (B) for each business day during a Revolving Period for a Variable Funding Series, to the extent not used to pay amounts in respect of principal of the Variable Funding Certificates, (i) the product of
            (a) the Class Variable Funding Floating Allocation Percentage for such Variable Funding Series and (b) Principal Collections allocated to such Variable Funding Series; (ii) the unpaid Investor Default Amount for such Variable Funding Series for the current day and any prior business day during the then-current Fiscal Month as described in clause (C) of "--Application of Collections--Payment of Fees, Interest and Other Items--Variable Funding Series;" and (iii) the amount of remaining and unreimbursed Class A-R Investor Charge-Offs and Class B-R Investor Charge-Offs as described in clauses (D) and
            (E) of "--Application of Collections--Payment of Fees, Interest and Other Items-- Variable Funding Series;" and

      (C) for each business day during an Amortization Period for a Designated Series, (i) on and prior to the day on which the Class Invested Amount for the Class A Certificateholders of such Designated Series has been deposited in the Principal Account for such Designated Series, the product of (a) the sum of the Class Fixed Allocation Percentage for the Class B Certificates of such Designated Series and the Class Fixed Allocation Percentage for the Class C Certificates of such Designated Series, multiplied by (b) the Principal Collections allocated to such Designated Series; (ii) on and after the day on which the Class Invested Amount for the Class A Certificates of such Designated Series has been deposited in the Principal Account for such Designated Series, the product of (a) the sum of the Class Fixed Allocation Percentage for the Class A Certificates and the Class C Certificates of such Designated Series, multiplied by (b) Principal Collections allocated to such Designated Series; and (iii) on and after the day on which the Class Invested Amount for the Class B Certificates of such Designated Series has been deposited in the Principal Account for such Designated Series, the product of (a) the sum of the Class Fixed Allocation Percentage for the Class A Certificates and the Class B Certificates of such Designated Series, multiplied by (b) Principal Collections allocated to such Designated Series.

TRANSFEROR PERCENTAGE CASH FLOWS

      PRINCIPAL COLLECTIONS. On each business day, SRPC, as holder of the Transferor Certificate, will receive a portion of Principal Collections equal to
(i) the product of (a) the Transferor Percentage and (b) Principal Collections less (ii) the amount of Principal Collections deposited in the Equalization Account as set forth in the second sentence under "--Finance Charge Collections."

      FINANCE CHARGE COLLECTIONS. On each business day, SRPC as holder of the Transferor Certificate, will receive an amount equal to (i) the product of (a) the Transferor Percentage and (b) Finance Charge Collections minus (ii) the sum of (a) the amount of Finance Charge Collections deposited in the Equalization Account as set forth in the next sentence and (b) any amount of such portion of Finance Charge Collections applied to satisfy the Required Amount of any Series pursuant to "--Application of Collections--Payment of Fees, Interest and Other Items."

      Principal Collections and Finance Charge Collections allocated and otherwise payable to SRPC as set forth above on any business day will instead be deposited in the Equalization Account, if and to the extent of any Minimum Transferor Interest Deficiency for such business day.

      RELEASED EQUALIZATION ACCOUNT CASH FLOWS. On each business day during a Revolving Period for a Designated Series, SRPC is entitled to receive funds from the Equalization Account in the amount by which the Transferor Interest exceeds the Minimum Transferor Interest for such day. See "--Equalization Account."

TRANSFEROR SHARED PRINCIPAL COLLECTION CASH FLOWS

      SRPC is entitled to receive Principal Collections and Finance Charge Collections that are treated as Shared Principal Collections, EXCEPT to the extent that such Shared Principal Collections are applied (i) to a Principal Shortfall for any Series, (ii) to repayment of principal of any Variable Funding Certificate, or (iii) in the event that a Minimum Transferor Interest Deficiency exists, to increase the amount in the Equalization Account to the extent necessary to eliminate such deficiency.

TRANSFEROR EXCESS FINANCE CHARGE CASH FLOWS

      On each business day other than during an Early Amortization Period for any Designated Series, SRPC will receive an amount equal to the Excess Finance Charge Collections for such Series less (i) the amount needed for other Series to cover any shortfalls in Required Amounts or other uses of Finance Charge Collections, as further described in "--Application of Collections--Payment of Fees, Interest and Other Items--Designated Series," (ii) any amounts paid to a successor Servicer in respect of unpaid commercially reasonable costs and expenses, and (iii) the unpaid amount, if any, of Required Adjustment Payments, which unpaid amount will be deposited in the Equalization Account. During an Early Amortization Period for any Designated Series, SRPC will receive such amount only on the last business day of each Fiscal Month. On each business day during an Early Amortization Period other than the last business day of the Fiscal Month, Excess Finance Charge Collections are deposited in the Interest Funding Account for such Series and are reapplied as Available Designated Series Finance Charge Collections or Available Variable

Funding Series Finance Charge Collections, as applicable, on the next business day, as described in "--Application of Collections--Payment of Fees, Interest, and Other Items."

TRANSFEROR/CLASS D CASH FLOWS

      On each business day during a Revolving Period for a Designated Series, SRPC will receive an amount equal to the applicable Class D Floating Allocation Percentage of Principal Collections for such day less the amount of any Minimum Transferor Interest Deficiency. During an Amortization Period for a Designated Series, before the Class Invested Amounts for each Senior Class of such Designated Series have been deposited in the Principal Account for such Designated Series, SRPC will receive the Class D Fixed Allocation Percentage of Principal Collections allocated to such Designated Series less the amount of any Minimum Transferor Interest Deficiency.

CLASS D DAILY CASH FLOWS

      The holders of the Class D Certificates (the "CLASS D CERTIFICATEHOLDERS") are entitled to the Class D Daily Cash Flows, as described in "Description of the Notes--Deposits into the Principal Reserve Account." The Class D Daily Cash Flows consist of the following:

      On each business day during an Amortization Period for a Designated Series, on and after an amount equal to the Class Invested Amount for each Senior Class of such Designated Series has been deposited in the Principal Account for such Series, the Class D Certificateholders for such Designated Series will be allocated and paid an amount equal to the sum of (A) the product of (i) the Class D Fixed Allocation Percentage for such Designated Series, multiplied by (ii) Principal Collections, (B) the amount on deposit in the Negative Carry Account for such Designated Series, (C) the amount of Shared Principal Collections allocated to such Designated Series, (D) the amount allocated to make principal payments on the Class D Certificates in respect of the Investor Default Amount for such Designated Series, (E) an amount of Available Designated Series Finance Charge Collections equal to the unreimbursed Class D Investor Charge-Offs and (F) funds contained in the Equalization Account. See "--Equalization Account."

ELIGIBLE ACCOUNTS; ELIGIBLE RECEIVABLES

      An "ELIGIBLE ACCOUNT" means, as of the Original Closing Date for Series 1993-1 (or with respect to Supplemental Accounts, as of each date on which Receivables under Supplemental Accounts are included in the Trust as Accounts or with respect to Automatic Additional Accounts, as of the date the Receivables arising in such Accounts are designated for inclusion in the Trust) each Account owned by Palais (a) which is payable in United States dollars, (b) in which Palais or SRI has not confirmed any record of any fraud-related activity by the obligor on such account, (c) which has not been sold or pledged to any other party and which does not have Receivables which have been sold or pledged to any other party, (d) which was created in accordance with the credit and collection policies of Palais at the time of creation of such Account or the Receivables of which each of S&P and DCR (each, a "RATING AGENCY") permits to be added automatically to the Trust, (e) the Receivables in which Palais has not charged off in its customary and usual manner for charging off Receivables in such Accounts as of the date the Receivables of such Accounts are first designated for inclusion in the Trust unless such Account is subsequently reinstated, and
(f) is not an Automatic Additional Account designated by SRPC to be included as an Account after the occurrence of certain events or in excess of certain limitations specified below (unless the Rating Agencies shall have consented to the inclusion of such Automatic Additional Account as an Eligible Account).

      An "ELIGIBLE RECEIVABLE" means each Receivable that satisfies the following criteria: (a) it arises under an Eligible Account, (b) it constitutes an "account," a "general intangible" or "chattel paper," as defined in Article 9 of the Uniform Commercial Code as then in effect, (c) it is at the time of its transfer to the Trust the legal, valid and binding obligation of a person who
(i) is living, (ii) is not a minor under the laws of his/her state of residence and (iii) is competent to enter into a contract and incur debt (or, with respect to obligations from persons who do not qualify under clauses (ii) or (iii), is so guaranteed by a person who qualifies under clauses (i), (ii) and (iii)); EXCEPT that (1) no more than 10% of all Eligible Receivables shall be from obligors which are (x) non-U.S. persons or (y) the United States, a state or any instrumentality thereof and (2) no such Receivables shall be obligations of affiliates (other than directors, officers and employees) of SRPC; and EXCEPT that no more than 6% of all Eligible Receivables shall be from obligors which are non-U.S. persons, unless the Rating Agency provides its written consent to an increase in such percentage, (d) it and the underlying charge account agreement do not contravene in any material respect any laws, rules, or regulations applicable thereto (including rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, and privacy) that could reasonably be expected to have an adverse impact on the amount of collections thereunder, and Palais is not in violation of any such laws, rules, or regulations in any respect material to such charge account agreement, (e) all material consents, licenses, or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery, creation, and performance of the underlying charge account agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivables, (f) at the time of its transfer to the Trust, SRPC or the Trust has good and marketable title free and clear of all liens and security interests arising under or through SRPC (other than permitted liens),
(g) it is not, at the time of its transfer to the Trust, a Receivable in a defaulted account, or a Receivable the obligor of which is bankrupt on the date such Receivable arose, and (h) it arises under a charge account agreement that has been duly authorized by Palais and which, together with such Receivable, is in full force and effect and constitutes the legal, valid, and binding obligation of the obligor enforceable against the obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim, or defense whatsoever (except the discharge in bankruptcy of the obligor).

AUTOMATIC ADDITION OF ACCOUNTS

      All Accounts created by Palais that meet the definition of "Automatic Additional Accounts" are included as Accounts from and after the date upon which such Automatic Additional Accounts are created and all Receivables in such Automatic Additional Accounts, whether such Receivables are then existing or thereafter created are transferred automatically to the Trust upon purchase by SRPC, subject to the limitations described below.

      Automatic Additional Accounts also consist of any other consumer credit card accounts, the Receivables from which the Rating Agencies permit to be added automatically to the Trust; EXCEPT that the Rating Agencies must also reconfirm the original ratings of the Existing Series when so consenting. SRPC may also designate from time to time additional accounts purchased by Palais or generated by persons that have become additional Originators in accordance with the terms of the Pooling and Servicing Agreement to be included as Automatic Additional Accounts if SRPC has notified the Rating Agencies of such proposed designation and has received confirmation that such designation will not result in a downgrading of the then current rating of any outstanding Series; EXCEPT that the Rating Agencies must also reconfirm the original ratings of the Designated Series when so consenting.

      The limitations referred to in clause (f) of the definition of Eligible Account are designed, in general, to limit the number of Automatic Additional Accounts to be added as Eligible Accounts on any day without Rating Agency consent to a number that does not exceed the lesser of (i) 20% of the sum of (a) the number of Active Accounts as of the later of the Latest Rating Agency Approval and the last day of the twelfth preceding Fiscal Month, (b) the number of Automatic Additional Accounts that were thereafter added with Rating Agency consent, and (c) the number of Supplemental Accounts that were thereafter added, minus the number of Removed Accounts that were thereafter removed, and (ii) 15% of the sum of (a) the number of Active Accounts as of the later of the Latest Rating Agency Approval and the last day of the third preceding Fiscal Month, (b) the number of Automatic Additional Accounts that were thereafter added with Rating Agency consent, and (c) the number of Supplemental Accounts that were thereafter added, minus the number of Removed Accounts that were thereafter removed.

      SRPC, at its option, may terminate or suspend the inclusion of Automatic Additional Accounts at any time. If SRPC has terminated or suspended the inclusion of Automatic Additional Accounts, SRPC may, and in certain circumstances will be required to, add additional accounts ("SUPPLEMENTAL ACCOUNTS"), the Receivables of which will be designated for transfer to the Trust. For purposes of the Pooling and Servicing Agreement, all Receivables arising under such Automatic Additional Accounts are treated as Receivables upon their creation. In connection with the sale of any such Receivables to SRPC, Palais will satisfy all applicable requirements of the Receivables Purchase Agreement.

REMOVAL OF ACCOUNTS

      Subject to the conditions set forth in the next sentence, on each Determination Date on which the Transferor Interest exceeds 5% of aggregate principal Receivables with respect to such Determination Date, SRPC may, but is not obligated to, (i) cause the Receivables in certain Accounts designated by SRPC to no longer be transferred to the Trust and (ii) accept the transfer from the Trust of all Receivables and proceeds thereof from certain Accounts (the "REMOVED ACCOUNTS"), subject in each case to the maintenance of at least the amount of aggregate principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement and any Supplement. There may be no more than one such removal with respect to any Fiscal Month.

      SRPC is permitted to designate and require reassignment to it of the Receivables from Removed Accounts only if: (i) the Receivables Trustee shall have executed and delivered to SRPC a written reassignment and SRPC shall have delivered a computer file or microfiche list containing a true and complete list of all Accounts the Receivables under which will continue to be transferred to the Trust after such removal, (ii) SRPC shall represent and warrant that no selection procedure used by SRPC which is materially adverse to the interests of the Certificateholders was utilized in selecting the Removed Accounts, (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of SRPC, cause, immediately or with the passage of time, a Pay Out Event to occur, (iv) SRPC shall have delivered twenty days' prior written notice of the removal to each Rating Agency which has rated any outstanding Series and, prior to the date on which such Receivables are to be removed, shall have received confirmation from any Rating Agency of its original ratings of any rated Class of any Series as a result of such removal, and (v) SRPC shall have delivered to the Receivables Trustee an officer's certificate confirming the items set forth in clauses (i) through (iv) above.

      Notwithstanding the foregoing (but subject to having no more than one removal per Fiscal Month and maintaining at least the amount of aggregate principal Receivables required pursuant to the Pooling and Servicing Agreement), SRPC is permitted to designate Removed Accounts in connection with the sale by SRI or any affiliate of SRI of all or substantially all of the capital stock or assets of Palais if the conditions in clauses (i), (iii), and (iv) above shall have been met and SRPC shall have delivered to the Receivables Trustee an officer's certificate confirming such items. Under these circumstances, subject to the terms and conditions of the Pooling and Servicing Agreement, SRPC has the option to accept the transfer from the Trust of all Receivables and proceeds thereof in such Removed Accounts or to leave such Receivables and the proceeds thereof in the Trust.

COLLECTION AND OTHER SERVICING PROCEDURES

      SRI, in its capacity as servicer of the Receivables pursuant to the Pooling and Servicing Agreement (the "SERVICER"), is responsible for servicing, enforcing, and administering the Receivables and collecting payment due thereunder in accordance with its usual and customary servicing procedures and credit and collection policies. Servicing functions performed by SRI with respect to the Receivables include statement processing and mailing, collecting and recording payments, investigating payment delinquencies, and communicating with cardholders. Managerial functions performed by SRI on behalf of the Trust include maintaining books and records with respect to the foregoing and other matters pertinent to the Receivables, assisting the Receivables Trustee with any inspections of such books and records by the Receivables Trustee pursuant to the Pooling and Servicing Agreement, preparing and delivering monthly and annual statements to Certificateholders and causing a firm of independent public accountants to prepare and deliver annual reports.

DISCOUNT OPTION

      The Pooling and Servicing Agreement provides that SRPC may at any time designate a fixed percentage from 2% to 4% (the "DISCOUNTED PERCENTAGE") of the amount of Receivables arising in the Accounts on and after the date such option is exercised that otherwise would be treated as principal Receivables to be treated as finance charge Receivables (the "DISCOUNT OPTION RECEIVABLES"). SRPC must provide 30 days' prior written notice to SRI, the Receivables Trustee, any provider of credit enhancement and the Rating Agencies of any such designation, and such designation will become effective on the date specified therein (i) unless in the reasonable belief of SRPC, such

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designation would cause a Pay Out Event of any Series or an event which, with notice or the lapse of time or both, would constitute a Pay Out Event of any Series and (ii) only if the Rating Agencies confirm in writing their then original ratings on any rated Class of any outstanding Series. On the date of processing of any collections, the product of the Discount Percentage and collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be principal Receivables will be deemed "DISCOUNT OPTION RECEIVABLE COLLECTIONS." The exercise of the discount option would reduce Principal Collections and increase Finance Charge Collections, which could extend the time of payment of principal on the Certificates. The exercise of the Discount Option will reduce Principal Collections and increase Finance Charge Collections which will increase the Portfolio Yield over what it would otherwise be. As a result, such designation should decrease the likelihood of the occurrence of a Pay Out Event based upon the reduction of the average Portfolio Yield for any consecutive three Fiscal Months to a rate below the average Base Rate. The former amount deposited into the Collection Account will be applied as provided below in "--Application of Collections" regarding payments with respect to finance charge Receivables.

TRUST ACCOUNTS

      The Receivables Trustee has established and maintains in the name of the Trust for each Series, four separate accounts, each in a segregated trust account (which need not be a deposit account), consisting of an "INTEREST FUNDING ACCOUNT," a "PRINCIPAL ACCOUNT," a "CAP PROCEEDS ACCOUNT" and a "NEGATIVE CARRY ACCOUNT" for the benefit of the Certificateholders of such Series. The Receivables Trustee has also established a "DISTRIBUTION ACCOUNT" for the benefit of the Certificateholders of each Series which is a non-interest bearing segregated demand deposit account established with a "Qualified Institution." SRI has established and maintains, in the name of the Trust, for the benefit of Certificateholders of all Series, a "COLLECTION ACCOUNT" and an "EQUALIZATION ACCOUNT" which are each non-interest bearing segregated accounts.

      Funds in the Principal Account for each Series, the Interest Funding Account for each Series, the Cap Proceeds Account for each Series and the Negative Carry Account for each Series are invested, at the direction of SRPC, in (i) obligations fully guaranteed by the United States of America, (ii) time deposits, promissory notes, or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which are rated at least A-1+ by S&P, (iii) commercial paper having, at the time of the Trust's investment, a rating of at least A-1+ by S&P, (iv) bankers' acceptances issued by any depository institution or trust company described in clause (ii) above,
(v) money market funds which have the highest rating from, or have otherwise been approved in writing by, S&P, (vi) certain open end diversified investment companies, (vii) Eurodollar time deposits that have been rated at least A-1+ by S&P, and (viii) any other investment that the Rating Agencies confirm in writing will not adversely affect their then current ratings of any outstanding Series of Certificates (such investments, "CASH EQUIVALENTS"). Any earnings (net of losses and investment expenses) on funds in each Interest Funding Account are paid to SRPC and any earnings (net of losses and investment expenses) on funds in each Principal Account are treated and applied as Finance Charge Collections for such Series. SRI has the revocable power to withdraw funds from the Collection Account and the Equalization Account, and to instruct the Receivables Trustee to make withdrawals and payments from each Interest Funding Account and each Principal Account, in each case for the purpose of making deposits and distributions required under the Pooling and Servicing Agreement, including the deposits and distributions described in "--Application of Collections." The paying agent has the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to Certificateholders.

EQUALIZATION ACCOUNT

      At any time during which a Series is not in an Amortization Period, or during an Amortization Period, prior to the business day on which an amount equal to the Class Invested Amount for the Class C Certificates has been deposited in the Principal Account for such Series to be applied to the payment of Class C Principal, and the Transferor Interest, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to SRPC, is less than the Minimum Transferor Interest (the existence of such a shortfall being a "MINIMUM TRANSFEROR INTEREST DEFICIENCY"), then funds (to the extent available therefor as described herein) otherwise payable to SRPC are deposited in the Equalization Account on any business day until the Transferor Interest is at least equal to the Minimum Transferor Interest. If, on any business day, the Transferor Interest exceeds the Minimum

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Transferor Interest, funds on deposit in the Equalization Account may, at the option of SRPC, be withdrawn and paid to SRPC to the extent of such excess and will constitute Released Equalization Account Cash Flows. Such deposits into and withdrawals from the Equalization Account may be made on a daily basis.

      Any funds on deposit in the Equalization Account at the beginning of the Amortization Period for any Series will be deposited in the applicable Negative Carry Account or the applicable Principal Account to the extent of the lesser of
(x) the Aggregate Invested Amount of such Series and (y) the product of (i) the product of (A) 100% minus the Transferor Percentage minus the Fixed Allocation Percentage for such Series represented by any Transferor Retained Class of Certificates and (B) the amount on deposit in the Equalization Account at the beginning of the Amortization Period and (ii) the Senior Equalization Account Percentage for such Series.

      Any funds in the Equalization Account on any subsequent day will be allocated to Certificates of such Series other than any Transferor Retained Class to the extent that default amounts allocated to the Transferor Interest or credit adjustments would cause a Minimum Transferor Interest Deficiency and, with respect to any credit adjustment, SRPC has not made a Required Adjustment Payment to the Collection Account in an amount equal to the least of (i) the product of (A) such Minimum Transferor Interest Deficiency and (B) the Senior Equalization Account Percentage for such Series, (ii) the product of (A) the amount of funds available in the Equalization Account and (B) the Senior Equalization Percentage and (iii) the aggregate Adjusted Invested Amount of the Senior Classes of such Series. Remaining funds in the Equalization Account will be allocated to the Invested Amount of any Series in an Amortization Period (other than the Invested Amount of any Transferor Retained Class) to the extent of the least of (i) such Investor Charge-Offs allocated to a Transferor Retained Class, (ii) the product of (A) the amount of funds available in the Equalization Account and (B) the Senior Equalization Account Percentage for such Series and
(iii) the aggregate Adjusted Invested Amount of the Certificates of such Series other than any Transferor Retained Class. Such amounts will be allocated to the Class Invested Amount of the Class A, B and C Certificates (the "SENIOR CERTIFICATES") of such Series in amounts not to exceed the Class Invested Amount of any such Class after subtracting any amounts to be deposited in the Principal Account for such Series with respect thereto. On and after the day on which principal payments are being allocated for payment to any Transferor Retained Class of Certificates of a Series, any amounts remaining on deposit in the Equalization Account will be deposited in the Principal Account for such Series in an amount not to exceed the Invested Amount of such Transferor Retained Class of such Series.

      Any application of funds described in the preceding paragraph or in "--Transferor Excess Finance Charge Cash Flows" resulting from the Transferor's failure to make a Required Adjustment Payment shall not discharge SRPC from its obligation (as described in "--Recourse Arrangements") to make such Required Adjustment Payment.

      Funds on deposit in the Equalization Account are invested by the Receivables Trustee at the direction of SRPC in Cash Equivalents. On each Distribution Date, all net investment income earned on amounts in the Equalization Account since the preceding Distribution Date are withdrawn from the Equalization Account and treated as Finance Charge Collections.

INTEREST PAYMENTS

      Interest will accrue on the Class Invested Amount for each Senior Class at the Class A Certificate Rate, Class B Certificate Rate or Class C Certificate Rate, as the case may be. Interest will be distributed on each Distribution Date to Certificateholders in the amount equal to one-fourth of the product of the applicable Certificate Rate and the applicable Class Invested Amount as of the preceding Record Date. Interest is calculated on the basis of the number of days in an Interest Accrual Period over a year of 360 days.

ALLOCATION PERCENTAGES

      Pursuant to the Pooling and Servicing Agreement, during each Fiscal Month SRI allocates among the interests of the Class A, B, C and D Certificateholders for each Designated Series, the interest of the holders of the Variable Funding Certificates and the Transferor Interest all Finance Charge Collections and all Principal Collections and the amount of all Receivables in defaulted Accounts. Finance Charge Collections and the amount of Receivables in defaulted Accounts are allocated at all times to the interest of the Class A, B, C and D Certificateholders of a Designated Series based on the applicable Class Floating Allocation Percentage or the Class D Floating Allocation Percentage and to the interest of holders of the Variable Funding Certificates based on the Class Variable Funding Floating Allocation Percentage. During the Revolving Period for a Series, all Principal Collections allocable to the Certificates are allocated and paid to SRPC (except for collections applied as Shared Principal Collections paid to the holders of Certificates of another Series, if any, and except for funds deposited in the Equalization Account to remedy a Minimum Transferor Interest Deficiency).

      On any business day on or after the Amortization Period Commencement Date for a Series, Principal Collections will be allocated to the interest of the Certificateholders for such Designated Series based on the Class Fixed Allocation Percentage or the Class D Fixed Allocation Percentage for such Designated Series and for Certificateholders of a Variable Funding Series, based on the Class Variable Funding Fixed Allocation Percentage. On any business day when Principal Collections are being allocated for payment to the Senior Certificates for a Designated Series, Principal Collections will be allocated to the interest of holders of the Senior Certificates for such Designated Series based on the Class Fixed Allocation Percentage for such Class of Certificates, as applicable.

      As a result of the Floating Allocation Percentage, Finance Charge Collections and the portion of defaulted Receivables allocated to the Certificateholders of a Series change each business day based on the relationship of the Aggregate Invested Amounts for a Series to the total amount of principal Receivables and amounts on deposit in the Equalization Account on the preceding business day, whether or not such Series is in its Amortization Period. The percentages of Principal Collections allocable to the Certificateholders for a Series, however, will remain fixed during the Amortization Period for such Series.

APPLICATION OF COLLECTIONS

      ALLOCATIONS. Obligors make payments on the Receivables (i) to SRI, who deposits all such payments in the Collection Account no later than the first business day following the date of receipt, or (ii) to a cashier or other employee of an SRI store by delivery of cash, check, money order or other form of payment (an "IN-STORE PAYMENT"). The majority of payments are made pursuant to clause (i) of the preceding sentence. In-Store Payments are deposited in the Collection Account as promptly as possible after the date of receipt of such collections, but in no event later than the second business day following such date of receipt. On the day on which any deposit to the Collection Account is available, SRI makes the deposits and payments to the accounts and parties as indicated below.

      SRI withdraws the following amounts from the Collection Account for application on each business day as indicated:

      (i) an amount equal to (A) the product of (x) the Transferor Percentage and (y) the aggregate amount of Principal Collections for such day less (B) any amounts deposited in the Equalization Account from Principal Collections if any Minimum Transferor Interest Deficiency exists, is paid to the holder of the Transferor Certificate, which amount shall be deemed a portion of Transferor Percentage Principal Cash Flows;

      (ii) an amount equal to (A) the product of (x) prior to the Class D Principal Payment Commencement Date for a Designated Series, the Class D Floating Allocation Percentage or the Class D Fixed Allocation Percentage, as applicable, of such Designated Series and
            (y) the aggregate amount of Principal Collections for such day less
            (B) any amounts deposited in the Equalization Account from Principal Collections if any Minimum Transferor Interest Deficiency exists, is paid to the holder of the Transferor Certificate, which amount shall be deemed a portion of Transferor/Class D Cash Flows;

      (iii) an amount equal to (A) the product of (x) prior to the date of the commencement of the payment of principal to a Transferor Retained Class of a Variable Funding Series, the Class Variable Funding Floating Allocation Percentage or the Class Variable Funding Fixed Allocation Percentage for such

            Transferor Retained Class, as applicable, of a Variable Funding Series and (y) the aggregate amount of Principal Collections for such day less (B) any amounts deposited in the Equalization Account from Principal Collections if any Minimum Transferor Interest Deficiency exists, is paid to the holder of the Transferor Certificate;

      (iv) an amount equal to the Transferor Percentage of the aggregate amount of Finance Charge Collections is paid to the holder of the Transferor Certificate to the extent such funds are not allocated to
            (a) the Negative Carry Account for such Series or (b) the Equalization Account if a Minimum Transferor Interest Deficiency exists, which amount shall be deemed a portion of Transferor Percentage Finance Charge Cash Flows;

      (v) an amount equal to the sum of (1) the Floating Allocation Percentage of the aggregate amount of Finance Charge Collections allocable to a Series, (2) any Transferor Finance Charge Collections allocable to the Certificates and (3) Excess Finance Charge Collections of other Series allocable to such Series, is allocated and paid as set forth herein into an Account or to the Transferor as described below in "--Payment of Fees, Interest and Other Items";

      (vi) an amount equal to the sum of (A) during a Revolving Period for a Designated Series, the sum of the Class Floating Allocation Percentages for all Senior Classes of such Designated Series and (B) during a Revolving Period for a Variable Funding Series, the Class Variable Funding Floating Allocation Percentage for such Senior Classes of such Variable Funding Series of Principal Collections is applied as Shared Principal Collections;

      (vii) during the Amortization Period for a Designated Series and prior to the Class B Principal Payment Commencement Date for such Designated Series, an amount equal to the Class Fixed Allocation Percentage of Principal Collections for the Class A Certificates of such Designated Series, any amount on deposit in the Equalization Account allocated to such Designated Series, any amounts to be paid in respect of Investor Default Amounts, Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs for such Designated Series and any amount of Shared Principal Collections allocated to such Designated Series on such business day, up to the Class Invested Amount for such Class A Certificates, is deposited in the Principal Account for such Designated Series;

      (viii)during the Amortization Period for a Variable Funding Series and prior to the day on which an amount equal to the Variable Funding Class Invested Amount for the Senior Classes of such Variable Funding Series has been deposited in the Principal Account for such Variable Funding Series, an amount equal to the Class Variable Funding Fixed Allocation Percentage for the Senior Class of such Variable Funding Series of Principal Collections and any amounts on deposit in the Equalization Account allocated to such Variable Funding Series, any amounts to be paid in respect of Investor Default Amounts, Senior Class Investor Charge-Offs and Transferor Retained Class Investor ChargeOffs for such Variable Funding Series and any amount of Shared Principal Collections allocated to such Variable Funding Series on such business day, up to the Variable Funding Class Invested Amount for such Senior Classes of a Variable Funding Series, is deposited in the Principal Account for such Variable Funding Series;

      (ix) during the Amortization Period for a Designated Series on or after the Class B Principal Payment Commencement Date for such Designated Series, an amount equal to the Class Fixed Allocation Percentage for the Class B Certificates of such Designated Series of such Principal Collections, any amount on deposit in the Equalization Account allocated to such Designated Series, any amounts to be paid in respect of the Investor Default Amount, Class B Investor Charge-Offs and Class C Investor Charge-Offs and any amount of Shared Principal Collections allocated to such Designated Series on such business day, up to the Class Invested Amount for such Class B Certificates, is deposited into the Principal Account for such Designated Series;

      (x) during the Amortization Period for a Variable Funding Series and after the day on which an amount equal to the Variable Funding Class Invested Amount for the Senior Classes of such Variable Funding Series has been deposited in the Principal Account for such Variable Funding Series, an amount equal to the Class Variable Funding Fixed Allocation Percentage for the Transferor Retained Class of such Variable Funding Series of Principal Collections, any amount on deposit in the Equalization Account allocated to such Variable Funding Series, any amounts to be paid in respect of the Investor Default Amount, Transferor Retained Class Investor Charge-Offs and any amount of Shared Principal Collections allocated to such Variable Funding Series on such business day, up to the Variable Funding Class Invested Amount for such Transferor Retained Class, is deposited in the Principal Account for such Variable Funding Series;

      (xi) during the Amortization Period for a Designated Series on or after the Class C Principal Payment Commencement Date for such Designated Series, an amount equal to the Class Fixed Allocation Percentage for the Class C Certificates of such Designated Series of such Principal Collections, any amount on deposit in the Equalization Account allocated to such Designated Series, any amounts to be paid in respect of the Investor Default Amount, and Class C Investor Charge-Offs and any amount of Shared Principal Collections allocated to such Designated Series on such business day, up to the Class Invested Amount for such Class C Certificates, is deposited into the Principal Account for such Designated Series;

      (xii) Shared Principal Collections are allocated to each outstanding Series pro rata based on any Principal Shortfall with respect to any Series which is in its Amortization Period, and then, at the option of SRPC, are used to make payments of principal with respect to the Variable Funding Certificates. SRI pays any remaining Shared Principal Collections on such business day to the holder of the Transferor Certificate, which amount constitutes Transferor Shared Principal Collection Cash Flows; and

     (xiii) Excess Finance Charge Collections are allocated as set forth below in "--Payment of Fees, Interest, and Other Items."

      Any Shared Principal Collections and other amounts not paid to SRPC on any date because a Minimum Transferor Interest Deficiency exists, together with any Required Adjustment Payments made by SRPC, as described below, are deposited into and held in the Equalization Account, and on the Amortization Period Commencement Date with respect to any Series, such amounts will be deposited in the Negative Carry Account of such Series until the Required Amount has been deposited therein and then in the Principal Account of such Series until the applicable Principal Account of such Series has been funded in full or the holders of Certificates of such Series have been paid in full. See "--Equalization Account."

      PAYMENT OF FEES, INTEREST, AND OTHER ITEMS.

      DESIGNATED SERIES. On each business day for each Designated Series, SRI determines (x) the sum of (i) the Floating Allocation Percentage of Finance Charge Collections and (ii) investment earnings on amounts on deposit in the Principal Account for each Designated Series (the "AVAILABLE DESIGNATED SERIES FINANCE CHARGE COLLECTIONS") and (y) the Daily Cap Proceeds Amount of each Designated Series, if any, and distributes such amount in the following priority for each Designated Series:

      1) first from the Cap Proceeds Account for such Designated Series, to the extent of the Daily Cap Proceeds Amount for such Designated Series for such business day and then from the Collection Account, an amount equal to the lesser of (A) the Available Designated Series Finance Charge Collections and (B) the excess of (a) the sum of (1) the Senior Certificate Monthly Interest for such Designated Series,
            (2) the amount of any Senior Certificate Monthly Interest previously due for such Designated Series but not deposited in the Interest Funding Account for such Designated Series in prior Fiscal Months, and (3) the aggregate amount of any additional interest at the Certificate Rate for each Class of Senior Certificates with respect to interest amounts that were due for such Class but not paid in a prior Fiscal Month over (b) the amount which has already been deposited in the Interest Funding Account for such Designated Series with respect thereto in the current Fiscal Month, are deposited in the Interest Funding Account for such Designated Series for distribution on the next succeeding Distribution Date to holders of the Senior Certificates of such Designated Series;

      2) if SRI or an affiliate of SRI is not the Servicer, an amount equal to the lesser of (A) any Available Designated Series Finance Charge Collections remaining and (B) the portion of the Monthly Servicing Fee for the current Fiscal Month that has not been previously paid to the Servicer plus any prior Monthly Servicing Fee allocated to such Designated Series that was due but not previously paid to the Servicer is distributed to the Servicer;

      3) an amount equal to the lesser of (A) any Available Designated Series Finance Charge Collections remaining and (B) the sum of (1) the aggregate Investor Default Amount for such Designated Series for such business day and (2) the unpaid Investor Default Amount for such Designated Series for any prior business day during the then-current Fiscal Month, are (x) during the Revolving Period for such Designated Series, treated as Shared Principal Collections, (y) on and after the Class A Principal Payment Commencement Date for such Designated Series, deposited in the Principal Account for such Designated Series for payment to holders of the Senior Certificates of such Designated Series and (z) on and after the Senior Certificate Principal Repayment Date, paid to the Class D Certificateholders of such Designated Series, which amount shall be deemed a portion of Class D Daily Cash Flows;

      4) an amount equal to the lesser of (A) any Available Designated Series Finance Charge Collections remaining and (B) unreimbursed Class A Investor Charge-Offs for such Designated Series, if any, are (y) during the Revolving Period for such Designated Series, treated as Shared Principal Collections, and (z) during the Amortization Period but on and prior to the Class B Principal Payment Commencement Date for such Designated Series, deposited in the Principal Account for such Designated Series for payment to the Class A Certificateholders of such Designated Series;

      5) an amount equal to the lesser of (A) any Available Designated Series Finance Charge Collections remaining and (B) the sum of (1) the amount of interest, if any, which has accrued with respect to the outstanding aggregate principal amount of the Class B and the Class C Certificates at the applicable Certificate Rate for such Designated Series but has not been deposited in the Interest Funding Account for such Designated Series are paid to the Class B or Class C Certificateholders of such Designated Series, as applicable, either on such business day or on a prior business day, and (2) any additional interest at the applicable Certificate Rate with respect to such interest amounts that were due but not paid to Class B or Class C Certificateholders of such Designated Series, as applicable, in any previous Fiscal Month, are deposited in the Interest Funding Account for such Designated Series for distribution on the next succeeding Distribution Date to the Class B or Class C Certificateholders of such Designated Series, as applicable;

      6) an amount equal to the lesser of (A) any Available Designated Series Finance Charge Collections remaining and (B) unreimbursed Class B Investor Charge-Offs and the Class C Investor Charge-Offs for such Designated Series, if any, are (x) during the Revolving Period for such Designated Series, treated as Shared Principal Collections, and
            (y) during the Amortization Period for such Designated Series but on and prior to the Senior Certificate Principal Repayment Date for such Designated Series, deposited in the Principal Account for such Designated Series for payment to the Senior Certificateholders of such Designated Series;

      7) an amount equal to the lesser of (A) any Available Designated Series Finance Charge Collections remaining and (B) unreimbursed Class D Investor Charge-Offs for such Designated Series, if any, are (w) during the Revolving Period for such Designated Series, treated as Shared Principal Collections, (x) during the Amortization Period for such Designated Series but on and prior to the

            Senior Certificate Principal Repayment Date for such Designated Series, deposited in the Principal Account for such Designated Series for payment to the Senior Certificateholders of such Designated Series, and (y) on and after the Senior Certificate Principal Repayment Date for such Designated Series, deposited in the Principal Account for such Designated Series for payment to the Class D Certificateholders of such Designated Series;

      8) if SRI or an affiliate of SRI is the Servicer, an amount equal to the lesser of (A) any Available Designated Series Finance Charge Collections remaining and (B) the portion of the Monthly Servicing Fee for the current Fiscal Month that has not been previously paid to SRI plus any prior Monthly Servicing Fee allocated to such Designated Series that was due but not previously paid to SRI is be distributed to SRI;

      9) an amount equal to the lesser of (A) any Available Designated Series Finance Charge Collections remaining and (B) the unpaid early termination amount on the Senior Certificates for such Series, if applicable, is deposited in the Interest Funding Account for such Designated Series for distribution on the next succeeding Distribution Date to holders of the Senior Certificates of such Designated Series; and

      10) any Available Designated Series Finance Charge Collections remaining after making the above described distributions will constitute "EXCESS FINANCE CHARGE COLLECTIONS" which will be available (x) to cover shortfalls, if any, in amounts payable from Finance Charge Collections to Certificateholders of other Series, (y) to pay any unpaid commercially reasonable costs and expenses of a successor Servicer, if any, and then (z) to make any unpaid Required Adjustment Payment. Excess Finance Charge Collections which are not so used are paid to SRPC and will constitute Transferor Excess Finance Charge Cash Flows, EXCEPT that on any business day during any Early Amortization Period for such Designated Series, the Receivables Trustee will deposit any such Excess Finance Charge Collections into the Interest Funding Account for such Designated Series and will add such funds to the Available Designated Series Finance Charge Collections on each subsequent business day in such Fiscal Month until the last business day of the related Fiscal Month, when the aggregate amount of such remaining Available Designated Series Finance Charge Collections will be distributed as Excess Finance Charge Collections as set forth in this clause (10) (without giving effect to this exception).

      Amounts specified above to be paid to the holders of Senior Certificates will be paid in priority first to the Class A Certificateholders, second to the Class B Certificateholders and then to the Class C Certificateholders.

      VARIABLE FUNDING SERIES. On each business day, for a Variable Funding Series, SRI determines (x) the sum of (i) the Floating Allocation Percentage of Finance Charge Collections for each Variable Funding Series and (ii) investment earnings on amounts on deposit in the Principal Account for such Variable Funding Series (the "AVAILABLE VARIABLE FUNDING SERIES FINANCE CHARGE COLLECTIONS") plus (y) the Daily Cap Proceeds Amount for such Variable Funding Series, if any, and distributes such amount in the following priority:

      A) first from the Cap Proceeds Account for such Variable Funding Series, to the extent of the Daily Cap Proceeds Amount for such Variable Funding Series for such business day and then from the Collection Account, an amount equal to (A) the Available Variable Funding Series Finance Charge Collections for such Variable Funding Series and (B) the sum of (1) the Senior Class Interest accrued since the preceding business day, (2) the amount of Senior Class Interest previously due but not deposited in the Interest Funding Account for such Variable Funding Series in prior Fiscal Months, and
            (3) any additional interest at the Senior Class Certificate Rate for interest that has accrued on interest that was due but not previously deposited in the Interest Funding Account for such Variable Funding Series are (y) during the Revolving Period for such Series, paid to the Class A-R Certificateholders and (z) during an Amortization Period for such Series, deposited in the Interest Funding Account for such Variable Funding Series;

      B) if SRI or an affiliate of SRI is not the Servicer, an amount equal to the lesser of (A) any Available Variable Funding Series Finance Charge Collections remaining and (B) the portion of the Monthly Servicing Fee for the current Fiscal Month that has not been previously paid to the Servicer plus any prior Monthly Servicing Fee allocated to such Variable Funding Series that was due but not previously paid to the Servicer is distributed to the Servicer;

      C) an amount equal to the lesser of (A) any Available Variable Funding Series Finance Charge Collections remaining and (B) the sum of (1) the Investor Default Amount for such Variable Funding Series for such business day and (2) the unpaid Investor Default Amount for such Variable Funding Series for any prior business day during the then-current Fiscal Month, are (x) during a Revolving Period for such Variable Funding Series treated as Shared Principal Collections for such Variable Funding Series, (y) on each business day prior to the last day of each Fiscal Month during an Amortization Period for such Variable Funding Series, deposited in the Principal Account for such Variable Funding Series and (z) on the last business day of a Fiscal Month during an Amortization Period, allocated to the Certificateholders;

      D) an amount equal to the lesser of (A) any Available Variable Funding Series Finance Charge Collections remaining and (B) unreimbursed Senior Class Investor Charge-Offs for such Variable Funding Series, if any are (x) during a Revolving Period for such Variable Funding Series, treated as Shared Principal Collections for such Variable Funding Series, (y) on each business day prior to the last day of each Fiscal Month during an Amortization Period for such Variable Funding Series, deposited in the Principal Account for such Variable Funding Series and (z) on the last business day of a Fiscal Month during an Amortization Period, allocated to the Certificateholders;

      E) an amount equal to the lesser of (A) any Available Variable Funding Series Finance Charge Collections remaining and (B) the portion of the Facilities Costs constituting the Commitment Fees, accrued since the preceding business day and any such Facilities Costs due with respect to any prior business day but not previously deposited in the Interest Funding Account for such Variable Funding Series are
            (x) during a Revolving Period for such Variable Funding Series, deposited in the Interest Funding Account for such Variable Funding Series, (y) on each business day prior to the last day of each Fiscal Month during an Amortization Period for such Variable Funding Series, deposited in the Principal Account for such Variable Funding Series and (z) on the last business day of each Fiscal Month during an Amortization Period, deposited in the Interest Funding Account for such Variable Funding Series;

      F) an amount equal to the lesser of (A) any Available Variable Funding Series Finance Charge Collections remaining and (B) unreimbursed Transferor Retained Class Investor Charge-Offs, if any, are (x) during a Revolving Period for such Variable Funding Series, treated as Shared Principal Collections for such Variable Funding Series,
            (y) on each business day prior to the last day of each Fiscal Month during an Amortization Period for such Variable Funding Series, deposited in the Principal Account for such Variable Funding Series and (z) on the last day of a Fiscal Month during an Amortization Period, allocated to the Certificateholders;

      G) an amount equal to the lesser of (A) any Available Variable Funding Series Finance Charge Collections remaining and (B) the sum of all Facilities Costs not paid which have arisen prior to such business day are (y) during a Revolving Period for such Variable Funding Series, paid to holders of the Senior Certificates and (z) during an Amortization Period for such Variable Funding Series, deposited in the Interest Funding Account for such Variable Funding Series;

      H) if SRI or an affiliate of SRI is the Servicer, an amount equal to the lesser of (A) any Available Variable Funding Series Finance Charge Collections remaining and (B) the portion of the Monthly Servicing Fee for the current Fiscal Month that has not been previously paid to SRI plus any prior

            Monthly Servicing Fee allocated to such Variable Funding Series that was due but not previously paid to SRI is distributed to SRI; and

      I) any Available Variable Funding Series Finance Charge Collections remaining after making the above described distributions are treated as Excess Finance Charge Collections and will be distributed in accordance with clause (10) of "--Designated Series" above.

      "SENIOR CLASS CERTIFICATE RATE" shall mean, for a Variable Funding Series, for any day, the weighted average of the tranche rates with respect to each portion of the Variable Funding Class Invested Amount for such Senior Class of Certificates outstanding at such time (taking into account whether such rate is calculated on a 360 or 365/6 day basis).

      "SENIOR CLASS INTEREST" shall mean, for a Variable Funding Series, with respect to any period, an amount equal to the amount of interest that would accrue over such period at the applicable Senior Class Certificate Rate on the outstanding principal balance of such Senior Certificates.

      "COMMITMENT FEES" shall mean the non-usage fees set forth in the certificate purchase agreement for any such Certificate.

      "FACILITIES COSTS" shall mean the amounts payable with respect to increased costs and other expenses, Commitment Fees, other fees (including the facility agent fee, if any), breakage costs, interest on overdue amounts and any indemnity payments to the Class A-R Certificateholders.

      PAYMENTS OF PRINCIPAL. For each Designated Series, on each business day during the Revolving Period for such Series, the Receivables Trustee, acting in accordance with instructions from SRI, treats the amount described in clause
(vi) of "--Allocations" as Shared Principal Collections which are applied as described in clause (xii) of "-Allocations." On each Transfer Date during the Amortization Period for any such Designated Series, the Receivables Trustee, acting in accordance with instructions from SRI, withdraws the amount on deposit in the Principal Account for such Designated Series and, to the extent of Class A Principal for such Designated Series, deposits such amounts in the Distribution Account for distribution to the Class A Certificateholders of such Designated Series on the next succeeding Distribution Date. The Class A Certificateholders of such Designated Series will be entitled to receive principal payments to the extent of Class A Principal until the Class Invested Amount for the Class A Certificates of such Designated Series is paid in full. The Class B Certificateholders of such Designated Series are entitled to receive principal payments only after the Class Invested Amount for the Class A Certificates of such Designated Series has been paid in full. The Class C Certificateholders of such Designated Series are entitled to receive principal payments only after the Class Invested Amount of the Class A Certificates and the Class Invested Amount of the Class B Certificates of such Series have been paid in full. The Class D Certificateholders of such Designated Series are entitled to receive principal payments only after the Senior Certificate Invested Amount of such Designated Series are paid in full.

      On the Transfer Date preceding the Class B Principal Payment Commencement Date for any such Designated Series, and on each Transfer Date thereafter until the Trust is terminated or until the Class Invested Amount for the Class B Certificates of such Designated Series is paid in full, the Receivables Trustee, acting in accordance with instructions from SRI, withdraws amounts deposited into the Principal Account for such Designated Series to the extent that such amount is equal to or greater than the Class Invested Amount for the Class B Certificates of such Designated Series and deposits such amounts in the Distribution Account for distribution to the Class B Certificateholders of such Designated Series on the next succeeding Distribution Date. The Class B Certificateholders of such Designated Series are entitled to receive principal payments only to the extent of Class B Principal until the Class Invested Amount for the Class B Certificates of such Designated Series is paid in full.

      On the Transfer Date preceding the Class C Principal Payment Commencement Date for any Designated Series, and on each Transfer Date thereafter until the Trust is terminated or until the Class Invested Amount for the Class C Certificates for such Designated Series is paid in full, the Receivables Trustee, acting in accordance with instructions from SRI, withdraws amounts deposited into the Principal Account for such Designated Series and, to the extent of the Class C Principal for such Designated Series, deposits such amounts in the Distribution Account for distribution to the Class C Certificateholders of such Designated Series on the next succeeding Distribution Date. The Class C Certificateholders are entitled to receive principal payments to the extent of Class C Principal until the Class Invested Amount for the Class C Certificates of such Designated Series is paid in full.

      On the Transfer Date preceding the Class D Principal Payment Commencement Date for any Designated Series, and on each Transfer Date thereafter until the Trust is terminated or until the Class D Invested Amount for such Designated Series is paid in full, the Receivables Trustee, acting in accordance with instructions from SRI, withdraws amounts deposited into the Principal Account for such Designated Series in respect of collections processed during the related Fiscal Month and, to the extent of Class D Principal for such Designated Series, deposits such amounts in the Distribution Account for distribution to the Class D Certificateholders of such Designated Series on the next succeeding Distribution Date (the "CLASS D MONTHLY PRINCIPAL"). The Class D Certificateholders of such Designated Series are entitled to receive principal payments to the extent of Class D Principal until the Class D Invested Amount of such Designated Series is paid in full.

      On each Distribution Date with respect to the Revolving Period of the Designated Series and the scheduled Amortization Period of the Designated Series, SRI pays to SRPC any investment earnings (net of losses and investment expenses) with respect to the Collection Account.

      For as long as SRI or any affiliate of SRI remains the Servicer under the Pooling and Servicing Agreement, and (a)(i) SRI provides to the Receivables Trustee a letter of credit or other form of credit enhancement rated in the highest rating category by the Rating Agencies covering the risk of collection of SRI and (ii) SRPC shall not have received notices from the Rating Agencies that such letter of credit or other form of credit enhancement would result in the lowering of such Rating Agency's then-existing rating of any Class of any Series then outstanding or (b) SRI has and maintains a short-term credit rating of at least A-1 by S&P, then (x) SRI may make such deposits and payments on the business day immediately prior to the Distribution Date (the "TRANSFER DATE") in an aggregate amount equal to the net amount of such deposits and payments which would have otherwise been made and (y) certain payments and allocations described herein may be made on a monthly, rather than a daily, basis.

      If any of the criteria set forth in the immediately preceding paragraph are satisfied, payments on the Receivables collected by SRI are not segregated from the assets of SRI. Until such payments on the Receivables collected by SRI are deposited into the Collection Account, such funds could be used by SRI for its own benefit, and the proceeds of any short-term investment of such funds would accrue to SRI. During such times as SRI holds funds representing payments on the Receivables collected by SRI and is permitted to use such funds for its own benefit, the Certificateholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of SRI. SRI pays no fee to the Trust or any Certificateholder for any use by SRI of funds representing collections on the Receivables.

      For each Variable Funding Series, on each business day during a Revolving Period for such Variable Funding Series, the Receivables Trustee, acting in accordance with instructions from SRI, as Servicer, treats the amount described in clause (vi) of "--Allocations" as Shared Principal Collections which are applied as described in clause (xii) of "--Allocations." On each Transfer Date preceding each Distribution Date with respect to the Revolving Period, the Receivables Trustee, acting in accordance with instructions from SRI, as Servicer, may, at its option, apply such amount from the Principal Account and deposit such amount in the Distribution Account for such Variable Funding Series for distribution to holders of the Senior Certificates on the next Distribution Date. The holders of the Senior Certificates of such Variable Funding Series will be entitled to receive, at such times as the Transferor determines to pay principal with respect thereto, principal payments to the extent of the Senior Class Invested Amount for such Variable Funding Series outstanding from time to time. The 1993-2 Class B-R Certificateholders of such Variable Funding Series are entitled to receive principal payments only after the Senior Class Invested Amount for such Variable Funding Series has been paid in full.

      On each business day during an Amortization Period for such Variable Funding Series, the Receivables Trustee, acting in accordance with instructions from SRI, shall withdraw from the Principal Account and deposit in the Distribution Account for such Variable Funding Series an amount equal to the lesser of the Senior Class Invested

Amount and the amount on deposit in the Principal Account allocable to such Variable Funding Series. On each Distribution Date during an Amortization Period, an amount equal to the amount on deposit in the Distribution Account on the related Transfer Date shall be paid to holders of the Senior Certificates.

      On the Transfer Date preceding the Transferor Retained Class Principal Payment Commencement Date for such Variable Funding Series and each Distribution Date thereafter, the Receivables Trustee, acting in accordance with instructions from SRI, as Servicer, shall withdraw from the Principal Account and deposit in the Principal Account for such Variable Funding Series, an amount equal to the lesser of the Transferor Retained Class Invested Amount and the amount on deposit in the Principal Account allocable to such Variable Funding Series. On the Transferor Retained Class Principal Payment Commencement Date for such Variable Funding Series, after the payment of any principal amounts to the Senior Certificates on such date, and on each Distribution Date thereafter until the Transferor Retained Class Invested Amount is paid in full, an amount equal to the amount on deposit in the Distribution Account on such related Transfer Date shall be paid to the Transferor Retained Class Certificateholders.

      Any amounts remaining in the Principal Account and allocable to such Variable Funding Series, after the Variable Funding Class Invested Amount of the Transferor Retained Class has been paid in full, will be treated as Shared Principal Collections and applied in accordance with clause (xii) of "--Allocations."

REALLOCATION OF CASH FLOWS

      On each business day, SRI determines the Required Amount for each Existing Series. To the extent that any amounts are on deposit in the Equalization Account or the Principal Account on any business day, SRI determines the Negative Carry Amount for such Series. For each Series, SRI applies an amount equal to the least of (i) the Required Amount, (ii) the Floating Allocation Percentage for such Series of the Transferor Finance Charge Collections on such business day, and (iii) the Negative Carry Amount for such Series for such business day in the manner specified for application of Finance Charge Collections.

      For each Designated Series, on each business day on and after the date on which $87,000, in the case of Series 1995-1, and $486,000, in the case of Series 1993-1, have been deposited in the Negative Carry Account for such Designated Series (the "NEGATIVE CARRY FILL-UP DATE") but prior to the day on which an amount equal to the Class Invested Amount for the Class C Certificates has been deposited in the Principal Account for such Designated Series to be applied to payment of Class C Principal for such Designated Series, to the extent of any Negative Carry Amount remaining after application of Transferor Finance Charge Collections, SRI applies all or a portion of the amount on deposit in the Negative Carry Account for such Designated Series to the extent of such remaining Negative Carry Amount in the manner specified for application of Finance Charge Collections for such Series. The Class D Invested Amount may be reduced by the Negative Carry Amount. After the Class Invested Amount for the Class C Certificates has been deposited in the Principal Account, the Class D Certificateholders will receive funds on deposit in the Negative Carry Account on the preceding business day.

      To the extent of any remaining Required Amount for each Series, SRI applies all or a portion of the Excess Finance Charge Collections of other Series with respect to such business day allocable to the Series in an amount equal to the remaining Required Amount. Excess Finance Charge Collections allocated to any Series for any business day is equal to the product of (x) Excess Finance Charge Collections available from all other Series for such business day and (y) a fraction, the numerator of which is the Required Amount for such Series for such business day (as reduced by amounts applied pursuant to the two preceding paragraphs) and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from Finance Charge Collections for all Series for such business day.

EXCHANGES

      The Pooling and Servicing Agreement provides for the Receivables Trustee to issue two types of certificates: (i) one or more Series of Certificates, each of which may have one or more classes which are transferable, and (ii) the Transferor Certificate. The Transferor Certificate evidences the Transferor Interest, is held initially by the Transferor, and is transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more Supplements, the holder of the Transferor Certificate may tender the Transferor Certificate and the Certificates evidencing any Series of Certificates to the Trustee in exchange for one or more new Series and a reissued Transferor Certificate. The holder of the Transferor Certificate may define, with respect to any newly issued Series, certain terms including: (i) its name or designation; (ii) its initial invested amount (or method for calculating such amount); (iii) its certificate rate (or the method of allocating interest payments or other cash flows to such Series); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest payment date or dates and the date or dates from which interest shall accrue; (vii) the name of the clearing agency, if any; (viii) the method for allocating collections to Certificateholders of such Series with respect to Principal Collections, Finance Charge Collections, and Receivables in defaulted Accounts and the method by which the principal amount of such Series will amortize or accrue; (ix) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts; (x) the percentage used to calculate monthly servicing fees; (xi) the Minimum Transferor Interest; (xii) the Enhancement provider, if applicable, and the terms of any Enhancement with respect to such Series; (xiii) the base rate applicable to such Series; (xiv) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors; (xv) the termination date of such Series; (xvi) any deposit into any account provided; (xvii) the number of classes of such Series and, if more than one class, the rights and priorities of each such class; (xviii) the fees, if any, to be included in funds available to Certificateholders in such Series; (xix) the subordination, if any, of such new Series with respect to any other Series; (xx) the rights, if any, of the holder of the Transferor Certificate that have been transferred to the holders of such Series; (xxi) the pool factor (consisting of a seven-digit decimal expressing the ratio of the investor interest to the initial investor interest); (xxii) whether such Series will be part of a group or subject to being paired with any other prefunded Series; (xxiii) whether such Series will be prefunded or paired with any other Series; and (xxiv) any other relevant terms, including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper. None of the Transferor, the Servicer, the Receivables Trustee, or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series or in connection with the determination of the principal terms thereof. However, as a condition of an Exchange, the holder of the Transferor Certificate will deliver to the Trustee written confirmation that the Exchange will not result in the Rating Agencies reducing or withdrawing their rating of any outstanding Series. In addition, each Rating Agency must reconfirm its original rating of each Class of rated Certificates. The Transferor may offer any Series to the public or other investors in transactions either registered under the Securities Act or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings, in negotiated transactions, or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor.

      The Pooling and Servicing Agreement provides that the holder of the Transferor Certificate may perform Exchanges and define the principal terms of each Series, including the period during which amortization of the principal amount thereof is intended to occur, which period may have a different length and begin on a different date than such period for any other Series. Accordingly, one or more Series may be in their amortization periods while other Series are not. Moreover, any Series may have the benefit of an Enhancement which is available only to such Series. Under the Pooling and Servicing Agreement, the Receivables Trustee will hold any such form of Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of Enhancement, the holder of the Transferor Certificate may deliver a different form of Enhancement agreement. The Pooling and Servicing Agreement also provides that the holder of the Transferor Certificate may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular class within such Series). Collections allocated to Finance Charge Collections not used to pay interest on the Certificates, the monthly servicing fee, the Investor Default Amount, or investor charge-offs with respect to any Series will be allocated as provided in such Enhancement agreement, if applicable. The holder of the Transferor Certificate also has the option under the Pooling and Servicing Agreement to vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, and classes within a Series may have different priorities. There is no limit to the number of Exchanges that may be performed under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

      Under the Pooling and Servicing Agreement and pursuant to a Supplement, an Exchange may occur only upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the holder of the Exchangeable Certificate may perform an Exchange by notifying the Receivables Trustee at least five business days in advance of the date upon which the Exchange is to occur. Under the Pooling and Servicing Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount), which amount may not be greater than the then-current principal amount of the Transferor Certificate, (ii) its certificate rate (or the method of allocating interest payments or other cash flows to such Series), and (iii) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. The Pooling and Servicing Agreement provides that on the date of the Exchange the Receivables Trustee will authenticate any such Series only upon delivery to the Receivables Trustee of the following: (i) a Supplement specifying the principal terms of such Series, (ii) an opinion of counsel to the effect that the certificates of such Series will be characterized as indebtedness or as partnership interests under existing law for federal and applicable state income tax purposes and that the issuance of such Series will not materially adversely affect the federal income tax characterization of any outstanding Series or result in the Trust being subject to tax at the entity level for federal or applicable state tax purposes, (iii) if required by such Supplement, the form of Enhancement and an appropriate Enhancement agreement with respect thereto executed by the Transferor and the issuer of the Enhancement, (iv) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its original rating on any then-outstanding Series rated by it, (v) the existing Transferor Certificate and, if applicable, the Certificates representing the Series to be exchanged, and (vi) an officer's certificate of the Transferor stating that, after giving effect to such Exchange, certain conditions will be met. Upon satisfaction of such conditions, the Receivables Trustee will cancel the existing Transferor Certificate and the Certificates of the exchanged Series, if applicable, and authenticate the new Series and a new Transferor Certificate.

INTEREST RATE CAPS

      For each Existing Series, SRI entered into an interest rate cap agreement (the "INTEREST RATE CAP") with an interest rate cap provider. Pursuant to the Interest Rate Cap for each Series, the interest rate cap provider makes a payment to the Trust on each cap payment date with respect to such date on which LIBOR, as of the related calculation date, exceeds a given percentage. Such payment, if any, is in an amount equal to the product of (i) the difference between LIBOR and the cap rate, (ii) the "Notional Amount" under the Interest Rate Cap and (iii) the actual number of days from, and including, the preceding cap payment date to, but excluding, such cap payment date divided by 360. Payments received by the Receivables Trustee pursuant to the Interest Rate Cap are deposited in the Cap Proceeds Account for such Series. Following any such payment, so long as any amounts are on deposit in the Cap Proceeds Account for such Series the Daily Cap Proceeds Amount for such Series are applied to make interest payments, as described in "Application of Collections--Allocations--Payment of Fees, Interest and Other Items."

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES; PORTFOLIO REASSIGNMENT

      Receivables in any Account are charged off as uncollectible in accordance with SRI's customary and usual policies and credit and collection policies. See "SRI's Credit Card Business--Loss and Delinquency Experience." On each business day, SRI calculates the Investor Default Amount for such Series for such business day. Until recently, Palais was required, pursuant to the Receivables Purchase Agreement, to repurchase from SRPC Receivables in defaulted Accounts under certain circumstances and subject to certain limitations. The Receivables Purchase Agreement has been amended to give Palais the option, but not the obligation, to make such repurchases.

      If the Servicer adjusts downward the amount of any Receivable because of a Receivables Dilution, and such adjustment causes a Minimum Transferor Interest Deficiency, SRPC shall be obligated to pay to the Servicer (for deposit into the Collection Account) the amount of such Minimum Transferor Interest Deficiency (a "REQUIRED ADJUSTMENT PAYMENT"). Palais is required to pay SRPC the amount of any such Receivables Dilution made by the Servicer, whether or not a Required Adjustment Payment is due.

      In the event that SRPC has breached its representations in the Pooling and Servicing Agreement regarding the Receivables Trustee's holding a first priority security interest in the Receivables, certain basic corporate matters, and the enforceability of the Pooling and Servicing Agreement and the Receivables Purchase Agreement, then (upon the direction of the Receivables Trustee or a majority of the investors in Certificates) SRPC is obligated to accept reassignment of the Trust's portfolio of Receivables in exchange for a deposit with the Receivables Trustee of an amount sufficient to repay the Invested Amount and accrued interest of all Investor Certificates (such reassignment being a "PORTFOLIO REASSIGNMENT"). Under the Receivables Purchase Agreement, Palais has a similar obligation to accept a reassignment from SRPC in the event of a breach of similar representations by Palais. See "--Recourse Arrangements."

RECOURSE ARRANGEMENTS

      The Collateral Certificates have the benefit of Required Adjustment Payments and of the payments required to be made by SRPC to the Trust for the benefit of Certificateholders with respect to breaches of certain representations and warranties as described in "Defaulted Receivables; Rebates and Fraudulent Charges; Portfolio Reassignment." Such payment obligations of SRPC are supported by corresponding obligations imposed on Palais pursuant to the Receivables Purchase Agreement. In the event of a breach of any representation or warranty made by Palais with respect to a Receivable sold by Palais or in the event that a Receivable sold by Palais is not an Eligible Receivable, Palais is obligated to pay SRPC the outstanding balance of such Receivable. In addition, SRPC may direct Palais to repurchase an amount of Receivables designated by SRPC, which designation may include all of the Receivables, in the event of a breach of certain representations and warranties made by Palais.

      As described in "--Equalization Account" and "--Transferor Excess Finance Charge Cash Flows," certain funds may be deposited into or withdrawn from the Equalization Account as a result of SRPC's failure to make any Required Adjustment Payment. Any such deposit or withdrawal shall not discharge SRPC from its obligation to make such adjustment payment.

      In addition, subject to certain limitations, SRI will indemnify SRPC from liabilities incurred as a result of actions of SRI as Servicer.

INVESTOR CHARGE-OFFS

      The Class D Invested Amount for a Designated Series is increased (but not in excess of the unpaid principal balance of the Class D Certificates of such Series) on any business day by the amounts allocated and available for that purpose as described under clause (7) of "--Application of Collections--Payment of Fees, Interest, and Other Items-Designated Series."

      If, on the second business day preceding a Distribution Date (the "DETERMINATION DATE"), the aggregate Investor Default Amount for a Series, if any, for all business days in the preceding Fiscal Month exceeded the aggregate amount of Finance Charge Collections, Transferor Finance Charge Collections, amounts available from the Negative Carry Account, and Excess Finance Charge Collections allocated with respect to Investor Default Amounts during such Fiscal Month, then the Class D Invested Amount for such Series will be reduced by the aggregate amount of such excess, but not more than the aggregate Investor Default Amount for such Series for such Fiscal Month (such reduction being a "CLASS D INVESTOR CHARGE-OFF").

      In the event that any such reduction of the Class D Invested Amount for a Designated Series would cause the Class D Invested Amount for such Designated Series to be a negative number, the Class D Invested Amount for such Designated Series is reduced to zero, and the Class Invested Amount for the Class C Certificates for such Designated Series is reduced by the aggregate amount of such excess, but not more than the aggregate Investor Default Amount for such Fiscal Month (a "CLASS C INVESTOR CHARGE-OFF"). The Class Invested Amount for the Class C Certificates of such Designated Series is thereafter increased (but not in excess of the unpaid principal balance of the Class C Certificates of such Designated Series) in any Fiscal Month by the amounts allocated and available for that purpose as described under clause (6) of "--Application of Collections--Payment of Fees, Interest, and Other Items-Designated Series."

      In the event that any such reduction of the Class Invested Amount for the Class C Certificates of such Designated Series would cause the Class Invested Amount for the Class C Certificates of a Designated Series to be a negative number, the Class Invested Amount for the Class C Certificates of such Designated Series is reduced to zero, and the Class Invested Amount for the Class B Certificates of such Designated Series is reduced by the aggregate amount of such excess, but not more than the aggregate Investor Default Amount for such Fiscal Month (a "CLASS B INVESTOR CHARGE-OFF"). The Class Invested Amount for the Class B Certificates of such Designated Series is thereafter increased (but not in excess of the unpaid principal balance of the Class B Certificates of such Designated Series) in any Fiscal Month by the amounts allocated and available for that purpose as described under clause (6) of "-Application of Collections--Payment of Fees, Interest, and Other Items--Designated Series."

      In the event that any such reduction of the Class Invested Amount for the Class B Certificates of a Designated Series would cause the Class Invested Amount for the Class B Certificates of a Designated Series to be a negative number, the Class Invested Amount for the Class B Certificates is reduced to zero, and the Class Invested Amount for the Class A Certificates of such Designated Series is reduced by the amount by which the Class Invested Amount for the Class B Certificates would have been reduced below zero, but not more than the aggregate Investor Default Amount for such Fiscal Month (a "CLASS A INVESTOR CHARGE-OFF"). If the Class Invested Amount for the Class A Certificates has been reduced by the amount of any Class A Investor Charge-Offs, it is increased on any business day (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amounts allocated and available for such purpose as described under clause (4) of "--Application of Collections--Payment of Fees, Interest, and Other Items-Designated Series." The Class A Investor Charge-Off, the Class B Investor Charge-Off, the Class C Investor ChargeOff and the Class D Investor Charge-Off are collectively referred to as "INVESTOR CHARGE-OFFS."

      If, on any Determination Date, the aggregate Investor Default Amount for a Variable Funding Series, if any, for each business day in the preceding Fiscal Month exceeds the aggregate amount of Finance Charge Collections applied to the payment thereof during an Amortization Period for such Variable Funding Series and the Transferor Finance Charge Collections and Excess Finance Charge Collections, the Transferor Retained Class Invested Amount will be reduced by the aggregate Investor Default Amount for such Variable Funding Series by the amount by which such aggregate Investor Default Amount exceeds the amount applied with respect thereto during such preceding Fiscal Month (a "TRANSFEROR RETAINED CLASS INVESTOR CHARGE-OFF").

      In the event that any such reduction of the Transferor Retained Class Invested Amount for such Variable Funding Series would cause the Transferor Retained Class Invested Amount to be a negative number, the Transferor Retained Class Invested Amount will be reduced by the amount by which the Transferor Retained Class Invested Amount for such Variable Funding Series would have been reduced below zero, but not more than the aggregate Investor Default Amount for such Variable Funding Series for such Fiscal Month (a "SENIOR CLASS INVESTOR CHARGEOFF").

FINAL PAYMENT OF PRINCIPAL ON SENIOR CERTIFICATES; TERMINATION

      The Senior Certificates of a Designated Series are each subject to optional repurchase by SRPC on any Distribution Date after the Aggregate Invested Amount of that Series has been reduced to an amount less than or equal to 10% of the initial outstanding principal amount of the Senior Certificates for such Designated Series, if certain conditions set forth in the Pooling and Servicing Agreement are satisfied. The repurchase price is equal, for each Designated Series, to (i) the Class Invested Amount for the Class A Certificates plus accrued and unpaid interest on the Class A Certificates, (ii) the Class Invested Amount for the Class B Certificates plus accrued and unpaid interest on the Class B Certificates and (iii) the Class Invested Amount for the Class C Certificates plus accrued and unpaid interest on the Class C Certificates. In each case interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

      The Certificates are retired on the day following the Distribution Date for such Series on which the final payment of principal is scheduled to be made to the Certificateholders of such Series, whether as a result of optional reassignment to SRPC or otherwise. In the event that the Aggregate Invested Amount of such Series is greater than zero on the termination date, the Receivables Trustee will sell or cause to be sold (and apply the proceeds first to the Class

A Certificates of such Series until paid in full, then to the Class B Certificates of such Series until paid in full, then to the Class C Certificates of such Series until paid in full, and finally to the Class D Certificates of such Series to the extent necessary to pay such remaining amounts to all Certificateholders of such Series pro rata within each Class as final payment of the Certificates) interests in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement and any applicable Supplement, in an amount up to 110% of the Invested Amount of such Series at the close of business on such date (but not more than the total amount of Receivables allocable to the Certificates). If the sale contemplated by the preceding sentence has not occurred by the applicable Termination Date for such Series, the affected Certificateholders of such Series shall remain entitled to receive proceeds of such sale when it occurs. The net proceeds of such sale and any collections on the Receivables, up to an amount equal to the Aggregate Invested Amount of such Series plus accrued interest due on the Certificates, will be paid on the Termination Date first to Class A Certificateholders of such Series until the Class Invested Amount for the Class A Certificates of such Series is paid in full, then to the Class B Certificateholders of such Series until the Class Invested Amount for the Class B Certificates of such Series is paid in full, then to the Class C Certificateholders of such Series until the Class Invested Amount for the Class C Certificates is paid in full, and then to the Class D Certificateholders of such Series until the Class D Invested Amount is paid in full.

      Unless SRI and the holder of the Transferor Certificate instruct the Receivables Trustee otherwise, the Trust terminates on the earlier of (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account for the payment to certificateholders outstanding sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable certificate rates through the end of the day prior to the next Distribution Date and (b) a date which shall not be later than the expiration of 21 years from the death of the last survivor of the descendants of a specified person living on the date of the Pooling and Servicing Agreement. Upon the termination of the Trust and the surrender of the Transferor Certificate, the Receivables Trustee will convey to the holder of the Transferor Certificate all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to any Series).

PAY OUT EVENTS

      As described in "--Final Payment of Principal on Senior Certificates; Termination," the Revolving Period for each Designated Series will continue unless a Pay Out Event occurs prior to such date. A "PAY OUT EVENT" for a Designated Series refers to any of the following events:

            (i) failure on the part of SRPC (a) to make any payment or deposit on the date required under the Pooling and Servicing Agreement (or within the applicable grace period which will not exceed five business days) or
      (b) to observe or perform in any material respect any other covenants or agreements of SRPC set forth in the Pooling and Servicing Agreement, the Receivables Purchase Agreement or any applicable Supplement, which failure has a material adverse effect on the Certificateholders and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to SRPC by the Receivables Trustee, or to SRPC and the Receivables Trustee by the holders of 50% of the Aggregate Invested Amount of any Series and continues to materially and adversely affect the interests of the Certificateholders for such period;

            (ii) any representation or warranty made by SRPC in the Pooling and Servicing Agreement or any information required to be given by SRPC to the Receivables Trustee to identify the Accounts proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 60 days after written notice to SRPC from the Receivables Trustee, or to SRPC and the Receivables Trustee by Certificateholders representing more than 50% of the Aggregate Invested Amount of any class of any Series outstanding, and as a result of which the interests of the Certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period; EXCEPT that a Pay Out Event pursuant to this subparagraph (ii) will not be deemed to occur thereunder if SRPC has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Receivables Trustee may specify) in accordance with the provisions thereof;

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
            (iii) certain events of insolvency or receivership relating to SRPC or SRI;

            (iv) any reduction of the average of the Portfolio Yields for any three consecutive Fiscal Months to a rate which is less than the weighted average of the Base Rates for three consecutive Fiscal Months;

            (v) the Trust shall become subject to regulation by the Commission as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

            (vi) for any Series, (a) a Minimum Transferor Interest Deficiency exists, (b) the Transferor Interest is less than the Minimum Transferor Interest or (c) the total amount of principal Receivables and the amount on deposit in the Equalization Account is less than the Minimum Aggregate Principal Receivables, in each case for 15 consecutive days;

            (vii) any Servicer Default (as defined below) shall occur which would have a material adverse effect on the Certificateholders; or

            (viii) SRI or any of its affiliates shall fail to own or control 100% of the issued and outstanding stock of SRPC.

      In the case of any event described in clause (i), (ii), or (vii) above, a Pay Out Event will be deemed to have occurred only if, after any applicable grace period, holders of more than 50% of the Aggregate Invested Amount of any Designated Series, by written notice to SRPC and SRI, declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. The Class D Certificateholders are not entitled to vote on any matter. In the case of any event described in clause (iii), (v) or (viii) above, a Pay Out Event with respect to all Series then outstanding (a "TRUST PAY OUT EVENT"), and in the case of any event described in clause (iv) or (vi), a Pay Out Event with respect only to such Series, will be deemed to have occurred without any notice or other action on the part of the Receivables Trustee or the Certificateholders immediately upon the occurrence of such event. On the date on which either a Pay Out Event or a Trust Pay Out Event is deemed to have occurred (the "PAY OUT COMMENCEMENT DATE"), the Early Amortization Period will commence for all Series, in the case of a Trust Pay Out Event or for the applicable Series in the case of a Pay Out Event. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the Fiscal Month in which such Pay Out Event occurred. Furthermore, if a Pay Out Event shall be deemed to have occurred in regards to any event described in clause (i) above and such event shall have been willful on the part of SRPC or if an event described in clause (viii) shall have occurred (either such event, an "EARLY TERMINATION EVENT") on or before the one year anniversary of the Original Closing Date for such Designated Series, then the holders of the Senior Certificates shall receive the early termination amount for such Series, in addition to payments of principal and accrued interest otherwise payable to holders of the Senior Certificates.

      In addition to the consequences of a Pay Out Event discussed above, if,
(i) pursuant to certain provisions of federal law, SRPC voluntarily enters liquidation or a receiver is appointed for SRPC, or (ii) the Transferor Retained Percentage is equal to or less than 1% on the day of such event (an "INSOLVENCY EVENT"), SRPC will immediately cease to transfer principal Receivables to the Trust and promptly give notice to the Receivables Trustee of such event. Within 15 days, the Receivables Trustee will publish a notice of the liquidation or the appointment stating that the Receivables Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. Unless otherwise instructed within a specified period by holders of more than 50% of the Aggregate Invested Amount of each Series outstanding at such time, the Receivables Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to the Series that did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition, or liquidation of the Receivables will be treated as collections on the Receivables and applied as provided above in "--Application of Collections."

      If the only Pay Out Event to occur is either the bankruptcy or insolvency of SRPC or the appointment of a bankruptcy trustee or receiver for SRPC, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      SRI's compensation for its servicing activities and reimbursement for its expenses is the payment to it of a servicing fee in an amount for any Fiscal Month equal to the product of (i) a fraction, the numerator of which is the actual number of days in the measuring period specified in the applicable supplement and the denominator of which is the actual number of days in the year, (ii) the weighted average of the Series servicing fee percentage and (iii) the daily average aggregate outstanding balance of all principal Receivables over the term of the measuring period. The monthly servicing fee will be allocated between the Transferor Interest and the interest of the Certificateholders of each Series. The portion of the servicing fee allocable to the interest of the Certificateholders during each Fiscal Month (the "MONTHLY SERVICING FEE") will be equal to one-twelfth of the product of 2.00% per annum and an adjusted Invested Amount on the preceding record date. The Monthly Servicing Fee is funded from collections of finance charge Receivables allocated to the interest of the Certificateholders for each Series, and will be paid each Fiscal Month from the amount so allocated and on deposit in the Collection Account. See "--Application of Collections--Payment of Fees, Interest, and Other Items" above. The remainder of the servicing fee is allocable to the Transferor Interest. Neither the Trust nor the Certificateholders have any obligation to pay such portion of the servicing fee.

      SRI pays from its servicing compensation certain expenses incurred in connection with servicing the Receivables, including payment of the fees and disbursements of the Receivables Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Certificateholders other than federal, state, and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING SRPC AND SRI

      SRI may not resign from its obligations and duties under the Pooling and Servicing Agreement, EXCEPT upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the Receivables Trustee or a successor to SRI has assumed SRI's responsibilities and obligations under the Pooling and Servicing Agreement. SRI may delegate some or all of its servicing duties; EXCEPT that such delegation will not relieve SRI of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement. In addition, any affiliate of SRI may be substituted in all respects for SRI as Servicer, if such affiliate expressly assumes the performance of every covenant and obligation of SRI under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement provides that SRI indemnify the Trust and the Receivables Trustee from and against any reasonable loss, liability, expense, damage, or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of SRI with respect to the activities of the Trust or the Receivables Trustee; EXCEPT that SRI will not indemnify (a) the Receivables Trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Receivables Trustee in the performance of its duties under the Pooling and Servicing Agreement, (b) the Trust or the Certificateholders for liabilities arising from actions taken by the Receivables Trustee at the request of Certificateholders, (c) the Trust or the Certificateholders for any losses, claims, damages, or liabilities incurred by any of them in their capacities as investors, including losses incurred as a result of defaulted Receivables or Receivables which are written off as uncollectible, or (d) the Trust or the Certificateholders for any liabilities, costs, or expenses of the Trust or the Certificateholders arising under any tax law, including any federal, state, or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust or the Certificateholders in connection with the Pooling and Servicing Agreement to any taxing authority.

      In addition, the Pooling and Servicing Agreement provides that, subject to certain exceptions, SRPC indemnify the Trust and the Receivables Trustee from and against any reasonable loss, liability, expense, damage, or injury (other than to the extent that any of the foregoing relate to any tax law or any failure to comply therewith) suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the New York Uniform Partnership Law in which SRPC is a general partner.

      The Pooling and Servicing Agreement provides that, except for obligations specifically undertaken by SRPC and SRI pursuant to the Pooling and Servicing Agreement, neither SRPC nor SRI nor any of their respective directors, officers, employees, or agents are under any liability to the Trust, the Certificateholders, or any other person for any action taken, or for refraining from taking any action pursuant to the Pooling and Servicing Agreement if neither SRPC nor SRI nor any of their respective directors, officers, employees, or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence of SRPC, SRI, or any such person in the performance of its duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that SRI is not under any obligation to appear in, prosecute, or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.

      Any person into which, in accordance with the Pooling and Servicing Agreement, SRPC or SRI may be merged or consolidated or any person resulting from any merger or consolidation to which SRPC or SRI is a party, or any person succeeding to the business of SRPC or SRI, upon execution of a supplement to the Pooling and Servicing Agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the Pooling and Servicing Agreement, will be the successor to SRPC or SRI, as the case may be, under the Pooling and Servicing Agreement.

      SRI has covenanted that it will maintain, and currently maintains, disaster recovery systems and other information management systems that, in SRI's reasonable judgment, are sufficient to enable it to perform its obligations as Servicer without material interruption or loss of the Receivables or the collections, in the event of damage to, or loss or destruction of, its primary computer and information management systems. During the continuance of a Pay Out Event, prospective Pay Out Event, Servicer Default or event for any Series, which upon the giving of notice or passage of time, would be a Servicer Default, the Receivables Trustee may (at the request of the holders of a majority of the Invested Amount of any Class) request, and SRI shall provide to the Receivables Trustee, copies of back-up data regarding the Receivables, such data to be provided with such frequency as designated by the Receivables Trustee. SRPC and SRI represent and warrant that the Receivables Trustee has adequate proprietary rights, Receivables software and back-up data to permit orderly collection of the Receivables without the participation of SRI.

CERTAIN LIMITATIONS ON SRPC INDEBTEDNESS

      The certificate of incorporation of SRPC limits SRPC's ability to incur indebtedness. Subject to specific exceptions, prior to the incurrence of any debt, SRPC must receive written confirmation from the Rating Agencies that the incurrence of such debt would not have an adverse effect on the ratings of the Investor Certificates. Such confirmation was received in connection with the issuance of the Notes.

      In addition, pursuant to a Certificate Purchase Agreement between SRPC and the holders of the 1993-2 Class A-R Certificates, SRPC is restricted from incurring any indebtedness other than indebtedness to SRI or Palais and certain other permitted indebtedness. In order to issue the Notes, SRPC obtained a waiver of this restriction from such holders.

SERVICER DEFAULT

      In the event of any Servicer Default, either the Receivables Trustee or holders of more than 50% of the Aggregate Invested Amount for all outstanding Series, by written notice to SRI (and to the Receivables Trustee if given by the Certificateholders), may terminate all of the rights and obligations of SRI as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Receivables Trustee may appoint a new Servicer (a "SERVICE TRANSFER"). The rights and interest of SRI under the Pooling and Servicing Agreement and in SRPC are not affected by such termination. Upon such termination, the Receivables Trustee will as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time SRI ceases to act as Servicer, all authority, power, and obligations of SRI under the Pooling and Servicing Agreement will pass to and be vested in the Receivables Trustee. If the Receivables Trustee is unable to obtain any bids from eligible servicers and SRI delivers an officer's certificate to the effect that it cannot in good faith cure the applicable Servicer Default, and if the Receivables Trustee is legally unable to act as successor Servicer, then the Receivables Trustee will give SRPC the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Receivables Trustee.

      A "SERVICER DEFAULT" refers to any of the following events:

            (i) failure by SRI to make any payment, transfer, or deposit, or to give instructions to the Receivables Trustee to make certain payments, transfers, or deposits within two business days after the date SRI is required to do so under the Pooling and Servicing Agreement or any Supplement (except that, with respect to payments to the Certificateholders of principal, there shall be no such two business day grace period);

            (ii) failure on the part of SRI duly to observe or perform in any respect any other covenants or agreements of SRI which has a material adverse effect on the Certificateholders of any Series then outstanding and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to SRI by the Receivables Trustee, or to SRI and the Receivables Trustee by holders of not less than 50% of the Aggregate Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on the Certificateholders of any Series then outstanding for such period; or the delegation by SRI of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

            (iii) any representation, warranty, or certification made by SRI in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the Certificateholders of any Series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to SRI by the Receivables Trustee, or to SRI and Receivables Trustee by the holders of not less than 50% of the Aggregate Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on such Certificateholders for such period; or

            (iv) the occurrence of certain events of bankruptcy, insolvency, or receivership of SRI.

      A delay in or failure of performance, which would otherwise be a Servicer Default, will not constitute a Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by SRI and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, SRI will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement, and SRI will provide the Receivables Trustee, any provider of credit enhancement, SRPC, and the holders of Certificates of all Series outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

      In the event of a Servicer Default, if a bankruptcy trustee or receiver is appointed for SRI and no Servicer Default other than such bankruptcy or receivership or the insolvency of SRI exists, the bankruptcy trustee or receiver may have the power to prevent either the Receivables Trustee or the majority of the Certificateholders from effecting a Service Transfer.

THE RECEIVABLES TRUSTEE

      Bankers Trust (Delaware) is the Receivables Trustee under the Pooling and Servicing Agreement. SRPC, SRI, and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Receivables Trustee and its affiliates. The Receivables Trustee, SRPC, SRI, and any of their respective affiliates may, and currently do, hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Receivables Trustee has the power to appoint a co-Receivables Trustee or separate Receivables Trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Receivables Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Receivables Trustee and such separate Receivables Trustee or co-Receivables Trustee jointly, or, in any jurisdiction in which the Receivables Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate Receivables Trustee or co-Receivables Trustee who will exercise and perform such rights, powers, duties, and obligations solely at the direction of the Receivables Trustee.

      The Receivables Trustee may resign at any time. SRPC may also remove the Receivables Trustee if the Receivables Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Receivables Trustee becomes insolvent. In such circumstances, SRPC is obligated to appoint a successor Receivables Trustee. Any resignation or removal of the Receivables Trustee and appointment of a successor Receivables Trustee does not become effective until acceptance of the appointment by the successor Receivables Trustee.

      In the event that a person who is, or is an affiliate of, SRI, Bankers Trust (Delaware), any Certificateholders, any enhancement provider or any other Person whose affiliation with SRPC or the Trust could violate the condition contained in Section (4)(i) of Rule 3a-7 under the Investment Company Act of 1940, as amended (a "RELATED PERSON") is the Receivables Trustee and (i) the sum of cash and Cash Equivalents in the Equalization Account divided by (ii) the sum of the aggregate principal Receivables and the amount described in clause (i) above is greater than (x) 15% on six consecutive monthly Determination Dates or
(y) 30% on any monthly Determination Date, each after giving effect to all payments made or to be made on the Distribution Date next succeeding the applicable Determination Date, then such Related Person will be replaced as Receivables Trustee with a successor Receivables Trustee who is not a Related Person, or a provider of certain types of credit enhancement, and SRI will (with the approval of the holders of more than 50% of the Aggregate Invested Amount of all Series) promptly appoint a successor Receivables Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Receivables Trustee so removed and one copy to the successor Receivables Trustee.

      If the Receivables Trustee fails to perform any of its obligations under the Pooling and Servicing Agreement, and a Certificateholder delivers written notice of such failure to the Receivables Trustee, and the Receivables Trustee shall not have corrected such failure for 60 days thereafter, then the holders of more than 50% of the Aggregate Invested Amount of all Series (including related commitments) shall have the right to remove the Receivables Trustee and (with the consent of SRPC, which consent shall not be unreasonably withheld) promptly appoint a successor Receivables Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Receivables Trustee so removed and one copy to the successor Receivables Trustee.

DEFINITIONS

      "ACTIVE ACCOUNT" means, as of any particular day, any Account in which there has been either purchase or merchandise return activity during the preceding 12 Fiscal Months.

      "AGGREGATE INVESTED AMOUNT" means, for each Designated Series, the sum of the Class Invested Amounts of each Senior Class and the Class D Invested Amount.

      "ADJUSTED INVESTED AMOUNT" means, with respect to any Series or any Class, when used with respect to any business day, the Invested Amount of such Series or Class, as applicable, minus any amounts then on deposit in any principal account for such Series or Class, as applicable.

      "AGGREGATE INVESTOR PERCENTAGE" means the sum of the Investor Percentages for each outstanding Class of each Series.

      "AMORTIZATION PERIOD" for any Series means, the period commencing on the Amortization Period Commencement Date and continuing until the earlier of
      (x) the Invested Amount of the Certificates for such Series being paid in full or (y) the applicable termination date for such Series.

      "AMORTIZATION PERIOD COMMENCEMENT DATE" means, with respect to any Series, the earlier of the first day of the Fiscal Month in which scheduled amortization begins and the date on which a Pay Out Event is deemed to have occurred.

      "AUTOMATIC ADDITIONAL ACCOUNT" means a consumer revolving credit card account (i) which is originated by Palais during the normal operation of the Palais' credit card business and is not acquired by SRPC or Palais from another credit card issuer, (ii) which was in existence and owned by Palais and the Receivable of which had been transferred to SRPC pursuant to the Receivables Purchase Agreement on the date on which Receivables generated in such account are to be added to the Trust and is in existence at the close of business on the date that Receivables generated therein are designated for inclusion in the Trust, (iii) which is payable in United States dollars, and (iv) the Receivables in which have not been charged off prior to the date of their designation for inclusion in the Trust.

      "BASE RATE" means, for any Designated Series, the sum of (i) the weighted average of the Class A Certificate Rate for such Designated Series, the Class B Certificate Rate for such Designated Series, the Class C Certificate Rate for such Designated Series and the Class D Certificate Rate for such Designated Series plus (ii) the Series servicing fee percentage per annum.

      "CLASS A CERTIFICATE RATE" means, a per annum rate equal to the sum of (i) LIBOR prevailing on the related rate determination date and (ii) for the 1995-1 Class A Certificates, .52% and, for the 1993-1 Class A Certificates, .82%, calculated on the basis of the actual number of days elapsed in such subsequent Interest Accrual Period over a year of 360 days.

      "CLASS A MONTHLY INTEREST" for any Designated Series and any Distribution Date means an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate for such Series and (ii) the outstanding principal balance of the Class A Certificates of such Series as of the close of business on the last day of the Fiscal Month immediately preceding the related Interest Accrual Period.

      "CLASS A PRINCIPAL" for any Designated Series with respect to any Distribution Date during the Amortization Period for such Designated Series means an amount equal to the sum of (i) an amount equal to the Class Fixed Allocation Percentage for the Class A Certificates of such Designated Series of all Principal Collections received during the three Fiscal Months immediately preceding such Distribution Date (or, in the case of the first Distribution Date following the Negative Carry Fill-up Date, the Class Fixed Allocation Percentage for the Class A Certificates of such Designated Series of Principal Collections received after the Negative Carry Fill-up Date and the Class Fixed Allocation Percentage for the Class A Certificates of such Designated Series of any Principal Collection received on the Negative Carry Fill-up Date to the extent not needed for deposit in the Negative Carry Account for such Designated Series), (ii) any amount on deposit in the Equalization Account allocated to the Class A Certificates of such Designated Series with respect to the three preceding Fiscal Months, and (iii) amounts allocated with respect to the aggregate Investor Default Amount for such Designated Series with respect to the preceding Fiscal Month as described in clause (3) of "Application of Collections --Payment of Fees, Interest, and Other Items--Designated Series" and any reimbursements for such Designated Series of unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs, Class C Investor Charge-Offs and Class D Investor Charge-Offs as described in clauses (4), (6) and (7) of "Application of Collections--Payment of Fees, Interest and Other Items--Designated Series"; EXCEPT that with respect to any Distribution Date, Class A Principal will not exceed the Class Invested Amount for the Class A Certificates of such Designated Series; EXCEPT that with respect to the termination date for such Series, Class A Principal is an amount equal to the Class A Invested Amount.

      "CLASS A PRINCIPAL PAYMENT COMMENCEMENT DATE" means, for each Designated Series, the Transfer Date preceding each date of distribution with respect to the Amortization Period.

      "CLASS B CERTIFICATE RATE" means, a per annum rate equal to the sum of (i) LIBOR prevailing on the related rate determination date and (ii) for the 1995-1 Class B Certificates, 1.50% and, for the 1993-1 Class B

      Certificates, 1.39%, calculated on the basis of the actual number of days elapsed in such subsequent Interest Accrual Period over a year of 360 days.

      "CLASS B MONTHLY INTEREST" for any Designated Series, on any Distribution Date means an amount equal to one-twelfth of the product of (i) the Class B Certificate Rate for such Series and (ii) the Class B Invested Amount for such Series as of the close of business on the last day of the Fiscal Month immediately preceding the related Interest Accrual Period.

      "CLASS B PRINCIPAL" for any Designated Series with respect to any Distribution Date on or after the Class B Principal Payment Commencement Date for such Designated Series means an amount equal to the sum of (i) an amount equal to the Class Fixed Allocation Percentage for the Class B Certificates of such Designated Series of all Principal Collections received during the Fiscal Months immediately preceding such Distribution Date (or, in the case of the first Distribution Date following the date on which an amount equal to the Class Invested Amount for the Class A Certificates of such Designated Series is deposited in the Principal Account for such Designated Series to be applied to the payment of Class A Principal for such Designated Series, the Class Fixed Allocation Percentage for the Class B Certificates of such Designated Series of Principal Collections from the date on which such deposit is made), (ii) any amount on deposit in the Equalization Account allocated to the Class B Certificates of such Designated Series with respect to the three preceding Fiscal Months, and (iii) amounts allocated with respect to the Investor Default Amount for such Designated Series with respect to the preceding Fiscal Month as described in clause (3) of "--Application of Collections-Payment of Fees, Interest and Other Items--Designated Series" and any reimbursements for such Series of unreimbursed Class B Investor Charge-Offs, Class C Investor Charge-Offs and Class D Investor Charge-Offs as described in clauses (4), (6) and (7) of "--Application of Collections--Payment of Fees, Interest and Other Items--Designated Series"; EXCEPT that with respect to the termination date for such Designated Series, Class B Principal is an amount equal to the Class Invested Amount for the Class B Certificates.

      "CLASS B PRINCIPAL PAYMENT COMMENCEMENT DATE" means, for any Designated Series, the earlier of (a) the Distribution Date on which the Class Invested Amount for the Class A Certificates for such Designated Series is paid in full, or if there are no remaining Principal Collections allocable to such Series, the Distribution Date following the Distribution Date on which the Class Invested Amount for the Class A Certificates for such Series is paid in full and (b) the Repurchase Distribution Date.

      "CLASS C CERTIFICATE RATE" means, a per annum rate equal to the sum of (i) LIBOR prevailing on the related rate determination date and (ii) for the 1995-1 Class C Certificates, 1.50% and, for the 1993-1 Class C Certificates, 3.00%, calculated on the basis of the actual number of days elapsed in such subsequent Interest Accrual Period over a year of 360 days.

      "CLASS C MONTHLY INTEREST" for any Designated Series, on any Distribution Date means an amount equal to one-twelfth of the product of (i) the Class C Certificate Rate for such Series and (ii) the Class C Invested Amount for such Series as of the close of business on the last day of the Fiscal Month immediately preceding the related Interest Accrual Period.

      "CLASS C PRINCIPAL" for any Designated Series with respect to any Distribution Date on or after the Class C Principal Payment Commencement Date for such Designated Series means an amount equal to the sum of (i) an amount equal to the Class Fixed Allocation Percentage for the Class C Certificates of such Designated Series of all Principal Collections received during the three Fiscal Months immediately preceding such Distribution Date (or, in the case of the first Distribution Date following the date on which an amount equal to the Class Invested Amount for the Class B Certificates of such Designated Series is deposited in the Principal Account for such Designated Series to be applied to the payment of Class B Principal, the Class Fixed Allocation Percentage for the Class C Certificates of such Designated Series of Principal Collections from the date on which such deposit is made), (ii) any amounts on deposit in the Equalization Account allocated to the Class C Certificates of such Designated Series with respect to the three preceding Fiscal Months, and
      (iii) amounts allocated with respect to the Investor Default Amount for such Designated Series with respect to the preceding Fiscal Month as described in clause (3) of "--Application of Collections-Payment of Fees, Interest and Other Items--Designated Series" and any reimbursements for such Designated Series of unreimbursed Class C Investor Charge-Offs and Class D Investor Charge-Offs as described in clauses (6) and (7) of "--Application of Collections--Payment of Fees, Interest and Other Items--Designated Series"; EXCEPT that with respect to the termination date for such Designated Series, Class C Principal is an amount equal to the Class Invested Amount for the Class C Certificates.

      "CLASS C PRINCIPAL PAYMENT COMMENCEMENT DATE" means, for any Designated Series, the earlier of (a) the Distribution Date on which the Class Invested Amount for the Class B Certificates of such Designated Series is paid in full, or if there are no remaining Principal Collections allocable to such Series, the Distribution Date following the Distribution Date on which the Class Invested Amount for the Class B Certificates is paid in full and (b) the Repurchase Distribution Date.

      "CLASS D CERTIFICATE RATE" means, for any Designated Series, 0% per annum.

      "CLASS D FIXED ALLOCATION PERCENTAGE" shall mean, during the Amortization Period with respect to a Designated Series, the percentage equivalent of a fraction, the numerator of which is the Class D Invested Amount for such Series as of the end of the preceding business day and the denominator of which is the greater of (a) the sum of the amount of principal Receivables in the Trust and the amount on deposit in the Equalization Account at the end of the preceding business day and (b) the sum of the numerators with respect to all Classes of all Series then outstanding on such business day used with respect to Principal Collections to calculate the applicable allocation percentage.

      "CLASS D FLOATING ALLOCATION PERCENTAGE" means for each Designated Series, the percentage equivalent of the quotient of (i) the Class D Invested Amount, at the end of the preceding business day divided by (ii) the greater of (a) the total amount of principal Receivables and amounts on deposit in the Equalization Account as of the end of the preceding business day and (b) with respect to Principal Collections only, the sum of the numerators for all Classes of all Series then outstanding used to calculate the applicable allocation percentage.

      "CLASS D INITIAL INVESTED AMOUNT" means, for each Designated Series, the aggregate initial principal amount of the Class D Certificates, which is $30,000,000 in the case of Series 1993-1 and $5,120,000 in the case of Series 1995-1.

      "CLASS D INVESTED AMOUNT" means, for each Designated Series, an amount equal to (a) the initial principal balance of the Class D Certificates, minus (b) the aggregate amount of principal payments made to Class D Certificateholders of such Designated Series prior to such date, minus (c) the amount deposited in the Negative Carry Account for such Designated Series, if any, minus (d) the aggregate amount of Class D Investor Charge-Offs for such Designated Series for all prior Distribution Dates, including the amount by which the Class D Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs," and plus (e) the aggregate amount of Finance Charge Collections and Excess Finance Charge Collections applied (as described in clause (10) of "--Application of Collections--Payment of Fees, Interest and Other Items--Designated Series") on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (d).

      "CLASS D PRINCIPAL" for any Designated Series with respect to any Distribution Date on or after the Class D Principal Payment Commencement Date for such Designated Series means an amount equal to the sum of (i) an amount equal to the product of the Class D Fixed Allocation Percentage of Principal Collections received during the three Fiscal Months immediately preceding such Distribution Date (or, in the case of the first Distribution Date following the date on which an amount equal to the Class Invested Amount for the Class C Certificates for such Designated Series is deposited in the Principal Account to be applied for the payment of Class C Principal, the Class D Fixed Allocation Percentage of Principal Collections from the date on which such deposit is made), (ii) any amounts on deposit in the Equalization Account allocated to the Class D Certificates of such Designated Series with respect to the three preceding Fiscal Months, (iii) amounts allocated with respect to the Investor Default Amount for such Designated Series with respect to the preceding Fiscal Month as described in clause
      (3) of "--Application of Collections--Payment of Fees, Interest and Other Items--Designated Series" and any reimbursements for such Designated Series of unreimbursed Class D Investor Charge-Offs as described in subsection (7) of "--Application of Collections--Payment of Fees, Interest and Other Items--Designated Series"; and (iv) the amount of Shared Principal Collections allocated to such Designated Series with respect to the three preceding Fiscal Months as described in clause (xii) of "-Application of Collections--Allocations;" EXCEPT that with respect to the termination date for such Designated Series, Class D Monthly Principal is an amount equal to the Class D Invested Amount.

      "CLASS D PRINCIPAL PAYMENT COMMENCEMENT DATE" for a Designated Series means the earlier of (a) the Distribution Date on which the Class Invested Amount for the Class C Certificates of such Designated Series is paid in full, or if there are no remaining Principal Collections allocable to such Series, the Distribution Date following the Distribution Date on which the Class Invested Amount for the Class C Certificates is paid in full and (b) the Repurchase Distribution Date.

      "CLASS FIXED ALLOCATION PERCENTAGE" means, for each Class of Senior Certificates of a Designated Series, the percentage equivalent of the quotient of (i) the Class Invested Amount of such Senior Class, at the end of the last day of the Revolving Period for such Series divided by (ii) the greater of (a) the sum of the aggregate amount of Principal Receivables and the amount on deposit in the Equalization Account at the end of the last day of the Revolving Period for such Series and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Receivables for all Series.

      "CLASS FLOATING ALLOCATION PERCENTAGE" means, for each Class of Senior Certificates of a Designated Series, the percentage equivalent of the quotient of (i) the Class Invested Amount of such Senior Class less the amount on deposit in the Principal Account for such Senior Class at the end of the preceding business day divided by (ii) the greater of (a) the total amount of Principal Receivables and amounts on deposit in the Equalization Account at the end of the preceding business day and (b) with respect to Principal Collections only, the sum of the numerators for all Classes of all Series then outstanding used to calculate the applicable allocation percentage.

      "CLASS INVESTED AMOUNT" means, for each Class of Senior Certificates of a Designated Series, an amount equal to (a) the initial principal balance of such Senior Certificates minus (b) the aggregate amount of principal payments made to holders of the Senior Certificates of such Class prior to such date, and minus (c) the aggregate amount of Investor Charge-Offs for such Class for all prior Distribution Dates, including the amount by which the Class Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs," and plus (d) the aggregate amount of Finance Charge Collections and Excess Finance Charge Collections applied (as described in clause (10) of "-Application of Collections--Payment of Fees, Interest and Other Items--Designated Series") on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause
      (c).

      "CLASS VARIABLE FUNDING FIXED ALLOCATION PERCENTAGE" means, for each Class of Variable Funding Certificates, the percentage equivalent of the quotient of (i) the Variable Funding Class Invested Amount of such Class, at the end of the last day of the Revolving Period for such Variable Funding Series divided by (ii) the greater of (a) the sum of the aggregate amount of Principal Receivables and the amount on deposit in the Equalization Account at the end of the last day of the Revolving Period for such Variable Funding Series and (b) the sum of the numerators used to calculate the allocation percentages with respect to principal Receivables for all Series.

      "CLASS VARIABLE FUNDING FLOATING ALLOCATION PERCENTAGE" means, for each Class of Variable Funding Certificates, the percentage equivalent of the quotient of (i) the Variable Funding Class Invested Amount of such Class of Variable Funding Certificates less the amount on deposit in the Principal Account for such Class at the end of the preceding business day divided by (ii) the greater of (a) the total amount of principal Receivables and amounts on deposit in the Equalization Account at the end of the preceding business day and

      (b) with respect to Principal Collections only, the sum of the numerators for all Classes of all Series then outstanding used to calculate the applicable allocation percentage.

      "DAILY CAP PROCEEDS AMOUNT" means, for any Series, with respect to any business day, an amount on deposit in the Cap Proceeds Account for such Series equal to the lesser of (A) the amount determined to be deposited in the Interest Funding Account for such Series pursuant to clause (1)(B) of "--Application of Collections-Payment of Fees, Interest and Other Items--Designated Series" above or clause (B) of subsection (A) of "-Application of Collections--Payment of Fees, Interest and Other Items--Variable Funding Series" below and (B) the sum of (a) the product of (x) the quotient of (I) the amount deposited in the Cap Proceeds Account for such Series on the immediately preceding payment date of the Interest Rate Caps for such Series divided by (II) the number of days from payment date to payment date for such Interest Rate Caps for such Series, times (y) the number of days elapsed since the preceding business day and
      (b) the aggregate amount not transferred prior to such day during the period since the preceding payment date pursuant to this subclause (B).

      "DISTRIBUTION DATE" means, for a Designated Series, the third Wednesday of each March, June, September and December, or if such day is not a business day, the next succeeding business day.

      "EARLY AMORTIZATION PERIOD" means, for any Series, the period beginning on the day on which a Pay Out Event for such Series is deemed to have occurred and ending on the earlier of (i) the day after the Distribution Date on which the Aggregate Invested Amounts have been paid in full and
      (ii) the Termination Date for such Series.

      "ENHANCEMENT" means, with respect to any Series, any letter of credit, cash collateral account, guaranty, guaranteed late agreement, maturity guaranty facility, tax protection agreement, Interest Rate Cap, interest rate swap, or other contract or agreement for the benefit of Certificateholders or any Class of Certificateholders of such Series.

      "EXISTING SERIES" means a Series issued pursuant to the Series 1993-1 Supplement, the Series 1993-2 Supplement or the Series 1995-1 Supplement.

      "FINANCE CHARGE COLLECTIONS" means collections of amounts billed in respect of the periodic finance charges, overlimit fees, late charges, returned check fees, annual membership fees, transaction charges, all other fees and charges and recoveries, plus discount option receivables, if any, and investment earnings on amounts on deposit in the Equalization Account and the Principal Accounts, if any, as of the Determination Date.

      "FIXED ALLOCATION PERCENTAGE" for a Designated Series, means the percentage equivalent of the quotient of (i) the Aggregate Invested Amount for such Series at the end of the last day of the Revolving Period divided by (ii) the greater of (a) the sum of the aggregate amount of Principal Receivables and the amount on deposit in the Equalization Account at the end of the last day of the Revolving Period for such Series and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Series.

      "FLOATING ALLOCATION PERCENTAGE" for a Designated Series, means the sum of the Class Floating Allocation Percentages for each Senior Class of such Designated Series and the Class D Floating Allocation Percentage and, for a Variable Funding Series, means the sum of the Class Variable Funding Floating Allocation Percentages for each Class of such Variable Funding Series.

      "INITIAL INVESTED AMOUNT" means, for each Designated Series, the aggregate initial principal amount of the Senior Certificates.

      "INTEREST ACCRUAL PERIOD" means, with respect to a Distribution Date for each Designated Series, the period from and including the preceding Distribution Date to and excluding such Distribution Date.

      "INVESTOR DEFAULT AMOUNT" means, for each Series, the amount allocated to the Certificateholders of such Series on each business day in an amount equal to the product of the Floating Allocation Percentage for such Series on such day and the amount of principal Receivables in defaulted Accounts identified since the prior reporting date. Defaulted Receivables will not be excluded from the Investor Default Amount by reason of their repurchase by Palais. See "--Defaulted Receivables; Rebates and Fraudulent Charges; Portfolio Reassignment."

      "INVESTOR PERCENTAGE" means, for any business day, for each Class and Series of Certificates (a) with respect to Finance Charge Collections and Receivables in defaulted Accounts at any time or Principal Collections during the Revolving Period, the Floating Allocation Percentage and (b) with respect to Principal Collections during the Amortization Period, the Fixed Allocation Percentage.

      "LATEST RATING AGENCY APPROVAL" means the most recent date of written confirmation from the Rating Agency that the addition of accounts to such date would not result in a downgrading of the rating of any outstanding Class of any Series.

      "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means, as of any Determination Date, an amount equal to the sum of (a) the Initial Invested Amounts for all outstanding Series on any such date except a Variable Funding Series, and (b) during a Revolving Period for a Variable Funding Series, the Invested Amount for such Series on the date of determination or, during an Amortization Period for a Variable Funding Series, the Invested Amount of such Series on the last day of the Revolving Period for such Series.

      "MINIMUM TRANSFEROR INTEREST" means, as of any Determination Date, the product of (i) the sum of (a) the aggregate principal Receivables and (b) the amounts on deposit in the Equalization Account and (ii) the Minimum Transferor Percentage on such Determination Date.

      "MINIMUM TRANSFEROR PERCENTAGE" is (i) during November, December and January, equal to 2% and (ii) at all other times, equal to zero.

      "NEGATIVE CARRY AMOUNT" means, for each Series, the excess of (x) the product of (a) the Base Rate, (b) the amounts on deposit in the Principal Account for such Series and the Equalization Account and (c) the number of days elapsed since the previous business day, divided by the actual number of days in such year over (y) the aggregate amount of all earnings since the previous business day available from Cash Equivalents in which funds on deposit in the Equalization Account are invested.

      "ORIGINAL CLOSING DATE" means July 30, 1993, in the case of the 1993-1 Certificates and August 11, 1995, in the case of the 1995-1 Certificates.

      "PORTFOLIO YIELD" means, for each Designated Series, with respect to any Fiscal Month, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of Available Designated Series Finance Charge Collections and the aggregate Daily Cap Proceeds Amount for such Fiscal Month, calculated on a cash basis minus the Investor Default Amount for such Fiscal Month, and the denominator of which is the average daily Invested Amount during the preceding Fiscal Month.

      "PRINCIPAL COLLECTIONS" means all collections received other than Finance Charge Collections.

      "PRINCIPAL SHORTFALL" means, for any Designated Series, on any business day the Invested Amount of the Class of such Series then receiving principal payments reduced by the application of Principal Collections on such business day.

      "PURCHASE TERMINATION EVENT" means an event which causes SRPC to be foreclosed from purchasing further Receivables under the Receivables Purchase Agreement.

      "RATE DETERMINATION DATE" means, for any Designated Series, with respect to any Interest Accrual Period, the second business day before the first day of such Interest Accrual Period.

      "RECORD DATE" means, with respect to any date of distribution, the last business day of the preceding Fiscal Month.

      "REPURCHASE DISTRIBUTION DATE" means, for any Designated Series, the Distribution Date following a sale or repurchase of Receivables in the event (i) of a Portfolio Reassignment, (ii) a bankruptcy trustee or receiver or liquidator for the winding-up or liquidation of SRPC's affairs is appointed, (iii) the sum of the Transferor Interest and the Invested Amount of any Transferor Retained Class divided by the aggregate amount of principal Receivables at the end of the day immediately prior to such day is equal to or less than 1%, (iv) of a Servicer Default and inability of SRPC to locate a successor servicer, or (v) the Trust is terminated.

      "REQUIRED AMOUNT" means (i) for any Designated Series, on any business day the amount, if any, by which the full amount to be paid pursuant to clauses (1)-(8) above in "--Application of Collections--Payments of Fees, Interest, and Other Items--Designated Series" exceeds the portion of the Available Designated Series Finance Charge Collections, Transferor Finance Charge Collections and Daily Cap Proceeds Amount for such Designated Series, if any, on any business day applied to the payment of the amounts described in such clauses; and (ii) for the Variable Funding Certificates, on any business day the amount, if any, by which the full amount to be paid pursuant to clauses (A)-(H) above in "--Application of Collections--Payments of Fees, Interest, and Other Items--Variable Funding Series" exceeds the portion of the Available Variable Funding Series Finance Charge Collections, Transferor Finance Charge Collections and Daily Cap Proceeds Amount for such Variable Funding Series, if any, on any business day applied to the payment of the amounts described in such clauses.

      "REVOLVING PERIOD" means, for each Series, the period beginning on the Original Closing Date for such Series and ending on the day preceding the Amortization Period Commencement Date for such Series.

      "SENIOR CERTIFICATE MONTHLY INTEREST" means, for any Designated Series, the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest.

      "SENIOR CERTIFICATE PRINCIPAL REPAYMENT DATE" means, for any Designated Series, the date on which an aggregate amount equal to the Senior Certificate Invested Amount has been deposited in the Principal Account for such Designated Series.

      "SENIOR CLASSES" means, for each Designated Series, the Class A, Class B and Class C of such Series.

      "SENIOR EQUALIZATION ACCOUNT PERCENTAGE" shall mean, with respect to any Series on any Business Day, the percentage equivalent of a fraction, the numerator of which is equal to the Adjusted Invested Amount of such Series minus the Adjusted Invested Amount of any Transferor Retained Class in such Series and the denominator of which is equal to the sum of the Adjusted Invested Amounts of all Series in Amortization Periods minus the Adjusted Invested Amount of any Transferor Retained Class.

      "TRANSFEROR FINANCE CHARGE COLLECTIONS" means, on any business day, the product of (a) Finance Charge Collections for such business day, (b) the Transferor Percentage and (c) the Floating Allocation Percentage.

      "TRANSFEROR INTEREST" means, on any Determination Date, the aggregate amount of principal Receivables at the end of the day immediately prior to such Determination Date plus all amounts on deposit in the Equalization Account (but not including investment earnings on such amounts) at the end of such immediately preceding day, minus the aggregate Adjusted Invested Amounts of all Series at the end of such immediately preceding day.

      "TRANSFEROR PERCENTAGE" means, on any Determination Date, when used with respect to Principal Collections, Finance Charge Collections and Receivables in Defaulted Accounts, a percentage equal to 100% minus the Aggregate Investor Percentage with respect to such categories of Receivables.

      "TRANSFEROR RETAINED CLASS" means, for any Series, any Class of Investor Certificates which is required to be retained by SRPC. For the Existing Series, the Class D Certificates and the 1993-2 Class B-R Certificates are Transferor Retained Classes.

      "TRANSFEROR RETAINED CLASS PRINCIPAL PAYMENT COMMENCEMENT DATE" means, for a Variable Funding Series, the earlier of (a) the Distribution Date in an Amortization Period for such Variable Funding Series on which the Senior Class Invested Amount is paid in full or, if there are no Principal Collections allocable to the Certificates of such Variable Funding Series remaining after payments have been made to the Senior Class Certificates on such Distribution Date, the Distribution Date following the Distribution Date on which the Senior Class Invested Amount is paid in full and (b) the Repurchase Distribution Date.

      "VARIABLE FUNDING CLASS INVESTED AMOUNT" means, for each Class of Variable Funding Certificates, an amount equal to (a) the initial principal balance of such Certificates plus the aggregate principal amount of additional Invested Amounts purchased by the holders of such Class of Certificates prior to such date minus (b) the aggregate amount of principal payments made to the Certificateholders of such Class prior to such date, and minus
      (c) the aggregate amount of Investor Charge-Offs for all prior Distribution Dates, including the amount by which the Variable Funding Class Invested Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "--Investor Charge-Offs," and plus (d) the aggregate amount of Finance Charge Collections and Excess Finance Charge Collections applied (as described in clause (10) of "--Application of Collections--Payment of Fees, Interest and Other Items--Designated Series") on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c).

                          HYPOTHETICAL MODEL SCENARIOS
OVERVIEW

      The hypothetical model scenarios set forth in the accompanying Table 3 (the "MODEL RESULTS") have been prepared to assist potential investors in evaluating the impact of certain hypothetical levels of Receivables Charge-offs, Receivables Dilutions and LIBOR on the Notes. Such hypothetical model scenarios are based on certain assumed events described herein, any or all of which may not occur or may not occur to the degree assumed herein. Other events that were not taken into account may occur, and could significantly affect actual cash flows and payment on the Notes. Different assumptions, which could be appropriate, could materially affect the results depicted in the Model Results. The information set forth below contains forward-looking statements (including, but not limited to, the Model Results), and actual results could differ materially from those projected in such forward-looking statements.

      The hypothetical model scenarios do not purport to represent the actual returns that may be achieved by an investor in the Notes. No representation or warranty is made that such returns will be similar to those set forth herein. Potential investors should conduct their own economic analysis, using such assumptions as they deem relevant, prior to making an investment in the Notes.

      The assumptions made for purposes of the cash flow model described below (the "MODEL") are not intended to predict the composition of the SRI Portfolio; the range, magnitude or timing of Receivables Charge-offs or Receivables Dilutions; the actual amount and timing of expenses and liabilities of SRPC, SRI or Palais; the level of interest rates; the likelihood of prepayment of the Notes; or the timing of realizations on the collateral. The assumptions employed in preparing the Model may yield results that are inconsistent with the results that are likely to occur. The assumptions used are hypothetical and have been provided only to give a general sense of how the cash flows might behave under varying scenarios. The actual characteristics and performance of the Receivables will differ, and may differ significantly, from those presented in the Model Results.

      The amount and timing of cash flows available to repay the Notes will depend on numerous factors, including the rate and timing of payments on the Accounts and the levels of Receivables Charge-offs and Receivables Dilutions, general and regional economic conditions, the availability of credit, the financial condition of obligors on the Accounts and the level of prevailing interest rates.

      THE INFORMATION CONTAINED IN THE MODEL RESULTS AND IN THE CASH FLOW MODEL DESCRIBED BELOW IS PRESENTED FOR ILLUSTRATIVE PURPOSES ONLY, SHOULD BE VIEWED AS HYPOTHETICAL, AND DOES NOT PURPORT TO REPRESENT THE ACTUAL RESULTS THAT WILL BE EXPERIENCED OR THE NET AMOUNTS THAT WILL BE RECEIVED WITH RESPECT TO THE COLLATERAL CERTIFICATES OR THE TIMING THEREOF.

THE MODEL

      The results depicted in the Model Results are the outputs of the Model, which was developed for the purpose of the Offering. The Model is intended to demonstrate the impact in a Declining Pool Scenario, as described below, of certain variables. The key variables used in the model are the levels of Receivables Charge-offs and Receivables Dilutions that are experienced in the Receivables pool, and the LIBOR level that is assumed for interest payments on the Senior Certificates.

      The Model operates by taking a set of data inputs (the "HYPOTHETICAL INPUTS"), generating certain resulting levels of monthly collections, defaults and dilutions (the "BASIC MONTHLY OUTPUTS"), and then allocating the Basic Monthly Outputs to a series of priority uses (the "SIMPLIFIED PRIORITIES") which is intended to approximate the priorities for applications of Collections set forth in "Description of the Collateral--Application of Collections" and "Description of the Notes--Cash Flows Allocable to the Holders."

      The elements of the Model described in the preceding paragraph have been established by making certain simplifying assumptions (the "MODEL ASSUMPTIONS"). The Model Assumptions are necessary in order to allow the Model to operate; however, they have the effect of distorting the results of the Model to a degree that cannot be known. Even if all of the Hypothetical Inputs for a given scenario are the same as the actual conditions at the outset of an Amortization Period, it is certain that the actual performance of the Receivables and the Trust will differ from the results predicted by the Model and portrayed in the Model Results.

      SRPC and SRI can offer no assurance as to the reasonableness, accuracy or impact of the Hypothetical Inputs, the Basic Monthly Outputs, the Simplified Priorities or the Model Assumptions (collectively, the "MODEL FACTORS"). Potential investors should compare the descriptions below of the Model Factors with the information contained elsewhere in this Prospectus to determine for themselves whether such Model Factors, and the Model Results, provide meaningful information.

MODEL ASSUMPTIONS

      1.    DECLINING POOL SCENARIO

      A principal Model Assumption is that the Receivables portfolio will be liquidated under circumstances where new Receivables are not being transferred to the Trust following the Amortization Period Commencement Date (such circumstances being the "DECLINING POOL SCENARIO"). Such an assumption would most likely be accurate if Palais had become a debtor in a bankruptcy proceeding in which it was being reorganized, as such an event would result in the occurrence of the Amortization Period Commencement Date and would terminate sales of Receivables to the Trust.

      Another important Model Assumption is that SRPC will fail to honor its obligations to make Required Adjustment Payments in respect of Receivables Dilutions during the Amortization Period and that Palais will also fail to honor its corresponding obligations under the Receivables Purchase Agreement. The Model Assumptions also contemplate that the Servicing Fee in the Declining Pool Scenario will be paid to a third party Servicer. This would result in a reduction of the amount of Finance Charge Collections that are available to reimburse Investor Default Amounts and Investor Charge-offs.

      The Declining Pool Scenario and the Model Assumptions and Hypothetical Inputs are consistent with a bankruptcy reorganization of Palais in which the business of SRI continues to be operated and in which all collections from the Receivables that arose prior to the date of the bankruptcy proceeding are allocated to the Trust. The Model assumes that Palais would continue to generate new Receivables following the date of the bankruptcy proceeding but that such new Receivables would not be sold to SRPC or transferred to the Trust. Thus, the Model assumes that the outstanding principal balance of Receivables in the Accounts remains at $200,120,000 throughout the Amortization Period, although no new principal Receivables will be transferred to the Trust. Therefore, the amount of principal Receivables held by the Trust will decline throughout the Amortization Period.

      The Model assumes that in a bankruptcy Collections will continue to be applied according to Palais' credit and collection policy. Palais would be required to act in accordance with such credit and collection policy, including, as required by the Receivables Purchase Agreement, the obligation to apply payments by SRI credit card holders first to finance charges, then to other charges or fees, and then to the unpaid principal balance of purchases allocated first to the longest outstanding Receivable. Potential investors should be aware that a bankruptcy court has substantial equitable powers and discretion, and that one result of a bankruptcy proceeding could be to require the Trust to share collections on all Receivables (those arising both prior to and following the bankruptcy proceeding) with lenders who are providing debtor-in-possession financing or other creditors, and that such an arrangement would materially impact the timing of cash flows to the Trust. In addition, although the Model Assumptions do not contemplate a liquidation of Palais, Palais might elect to close certain Stores during a reorganization, which could have an adverse impact on the SRI Portfolio.

      Finally, it should be noted that the Hypothetical Inputs described below have been selected based on the historical performance of the Receivables during Palais' normal course of business. Because SRI and Palais have no experience with a bankruptcy proceeding, it is unclear whether, and to what extent, such historical performance can be expected to be a useful basis for establishing Hypothetical Inputs that would be reliable in the context of such a proceeding.

      2.    OTHER MODEL ASSUMPTIONS

      The Model also assumes that each Fiscal Month of SRI is the same length. In fact, each of SRI's Fiscal Months ends on a Saturday (a conventional practice for retailers), with the result that a given Fiscal Month will be either exactly four weeks or exactly five weeks long. The Model also contains the further simplifying assumption that the sales giving rise to Receivables for each month preceding the Amortization Period Commencement Date were $34,304,000, which was the average charge sales per Fiscal Month in fiscal 1995. This assumption is relevant to the treatment of Receivables Dilutions, as shown below. The Model further assumes that the Amortization Period Commencement Date occurs on the first day of a month.

      The Model assumes that 12% is the per annum interest rate on the Notes. The actual rate applicable to the Notes is 12.5%. The Model also assumes that funds in the Equalization Account and the Principal Account are reinvested at a rate equal to LIBOR minus 1.0%.

HYPOTHETICAL INPUTS

      The Model utilizes the Hypothetical Inputs described below in order to generate the Basic Monthly Outputs. The Hypothetical Inputs and Basic Monthly Outputs are based on SRI's current operations, and the Model therefore assumes that SRI will continue to operate its business in substantially the same manner as it is currently operated. Thus, the Model assumes that SRI will not effect material changes in its merchandise, customer base, organizational structure (i.e., no credit card bank) or credit and collections policies.

      1.    PURCHASE RATE

      One Hypothetical Input is a 0% assumed purchase rate of Receivables, which (as described above under "-Declining Pool Scenario") means that no additional Receivables are being transferred to the Trust following the Amortization Period Commencement Date, even though Palais is continuing to generate Receivables at a rate that maintains the level of the overall principal Receivables balance at $200,120,000 throughout the Amortization Period.

      2.    PAYMENT RATE

      Another Hypothetical Input in the Model is the monthly payment rate on the Receivables, which is the rate at which outstanding Receivables are repaid during each month of the Amortization Period. The Model contains a series of payment rates, expressed as a percentage of the outstanding principal Receivables as of the Amortization Period Commencement Date, which decline throughout the Amortization Period.

      The Model's assumed payment rate is 17.69% in the first month, which was selected because it equals the average monthly collections in fiscal year 1995 divided by the average principal Receivables outstanding in fiscal year 1995. (It should be noted that data included elsewhere in this Prospectus presents an average monthly payment rate of 17.0%, which is based on average monthly collections, including recoveries, divided by average total Receivables outstanding in fiscal year 1995).

      The Model assumes a payment rate of 15.09% in the second month and 12.49% in the third month. The decline in the payment rates in the second and third months are based upon the assumption that the "convenience users" (those customers who pay their statements in full each month, and whose payments SRI believes represent, on average, approximately 5.2% out of the assumed payment rate of 17.69% in the first month) will repay their balances in full within 30 days after receiving their monthly statements. The Model assumes that these convenience users will have received monthly statements relating to half of their Receivables prior to the Amortization Period Commencement Date (so that those Receivables will be paid in the first month of the Amortization Period) and that they will receive their monthly statements relating to the other half of such Receivables during the month following the Amortization Period Commencement Date (which Receivables would then be expected to be paid during the second month following the Amortization Period Commencement Date).

      In months four and five, the Model assumes that the same 12.49% payment rate applies. Thereafter, the Model assumes that there will be a gradual decline in the payment rate to 12.00% in month twelve. This decline was judgmentally selected by SRI, which has no way to test this general decline in payment rate for accuracy. SRI does not have historical data that it believes would be useful in predicting the behavior of customers in a Declining Pool Scenario.

      3.    YIELD ON RECEIVABLE POOL

      The amount of Finance Charge Collections received on a monthly basis with respect to the Receivables is another Hypothetical Input. The Model assumes a per annum yield on the Receivables during the Amortization Period of 20.2%. This percentage was selected because it was the annual yield on the SRI Portfolio for fiscal year 1995, calculated as the net finance charges and fees billed in fiscal year 1995 by the average Receivables outstanding in fiscal year 1995.

      4.    DEFAULT RATE

      The Model uses a monthly default rate of 8.30%, which equals the net charge-offs for fiscal year 1995 divided by the average principal Receivables outstanding in fiscal year 1995. It should be noted that the default rate shown elsewhere in this Prospectus of 7.92% equals the net charge-offs for fiscal year 1995 divided by the average total Receivables outstanding in fiscal year 1995. In addition, Investor Default Amounts are calculated on the basis of gross charge-offs, but recoveries received in respect of Receivables balances previously charged-off are treated as Finance Charge Collections which, after application to payments of interest and servicing fees, would be available to cover Investor Default Amounts. The Model multiplies this assumed default rate by the principal Receivables balance at the beginning of each month during the Amortization Period. The resulting number reduces the Receivables balance at the end of that month, thereby reducing the amount of monthly collections on the Receivables in later months.

      5.    PRINCIPAL RECEIVABLES

      The Model assumes that the initial level of principal Receivables in the Trust on the Amortization Period Commencement Date is $200,120,000. For the Trust to hold this amount of principal Receivables means that the Transferor Interest would be 0.0%, which is the minimum level for all Fiscal Months other than November, December and January. Thus, the Model is assuming that the Amortization Period will not occur during the fourth quarter of the fiscal year. The Model also assumes that (i) the outstanding Invested Amount of Investor Certificates at such time was $200,120,000, which is the current Invested Amount of the Series 1993-1 Certificates and Series 1995-1 Certificates, (ii) no amount was outstanding under the Series 1993-2 Revolving Certificates, and (iii) there were no funds then held in the Equalization Account.

      6.    RECEIVABLES DILUTIONS

      In order to model the impact of Receivables Dilutions, it is necessary to estimate both the amount of unrealized Receivables Dilutions that are "embedded" in the Receivables pool at the Amortization Period Commencement Date and the rate at which those embedded Receivables Dilutions will be realized.

      EMBEDDED RECEIVABLES DILUTIONS. The first step in the Receivables Dilutions process is to attempt to estimate the amount of Receivables Dilutions that are embedded the Receivables pool on the Amortization Period Commencement Date. In other words, the question is how many returns, fraudulent charges, misbillings and other Receivables Dilutions will occur after the Amortization Period Commencement Date that will relate to the pre-existing Receivables and will thereby reduce the balance of principal Receivables. The assumed amount of embedded Receivables Dilutions has been established based on the following methodology.

      First, the Model establishes an assumed level of charge sales for each Fiscal Month preceding the Amortization Period Commencement Date. That amount is assumed to be $34,304,000 (which was chosen because it represents the average charge sales per Fiscal Month for fiscal year 1995). Second, the Model establishes the percentage of these charge sales expected to become Receivables Dilutions in each such Fiscal Month. The Model uses 11.13%, which is the average monthly amount of returns and fraudulent charges that occurred in fiscal year 1995. Finally, the Model assumes that these Receivables Dilutions are realized by SRI over the Receivables Dilutions horizon described below.

      Notwithstanding the foregoing Hypothetical Inputs, the actual amount of returned merchandise experienced by SRI is not level throughout the fiscal year. Rather, SRI's experience is that the highest level of returns as a percent of current month's sales occurs during the fourth quarter of its fiscal year (and particularly in January, when the ratio of returns to sales equaled 17.93%, principally due to returns of merchandise sold during the Christmas season). If the Amortization Period were to commence during the fourth quarter, the methodology described above might understate the amount of Receivables Dilutions embedded in the Receivables pool. However, the Pooling and Servicing Agreement requires SRPC to maintain a 2.0% Minimum Transferor Interest during the fourth quarter, compared to a 0.0% Minimum Transferor Interest otherwise, in order to provide an extra cushion for these additional potential Receivables Dilutions.

      DILUTION HORIZON PERCENTAGES. Once the level of Receivables Dilutions embedded in the Receivables pool has been established, the next step is to estimate the portion of such Receivables Dilutions that will be "realized" in each Fiscal Month during the Amortization Period. The following discussion describes the process used to estimate the "Dilution Horizon Percentages" that will be multiplied by the assumed amount of embedded Receivables Dilutions in order to establish a base level of expected Receivables Dilutions during each such Fiscal Month.

      Table 1 below presents a sampling of historical data that has been used to assist in the development of an assumption regarding the rate at which embedded Receivables Dilutions will be realized. The analysis of the amount of Receivables Dilutions expected in a liquidating pool of Receivables depends upon the amount of time that is expected to elapse between the charge sale that generates a Receivable and the date on which the Receivables Dilution with respect to such Receivable occurs (E.G., the date on which the merchandise is returned or the fraudulent charge is discovered). As shown in Table 1, SRI has sampled three months of returns in its Receivables portfolio in 1992, one month in 1995 and two months in 1996 in order to estimate the amount of time that elapses between a charge sale and a Receivables Dilution. (No comparable analysis has been prepared regarding fraudulent charges, misbillings or any other component of Receivables Dilutions. SRI believes that over 90% of all Receivables Dilutions arise from returns.)

      SRI did not utilize the January 1996 data shown on Table 1 in establishing the Receivables Dilution horizon. As is evident from Table 1, returns in January 1996 related to earlier sales periods than did returns in any other month to a significant degree. SRI believes that this distortion results from returns in January of merchandise purchased during the Christmas season, and that such results are not found in any other month of the year. Accordingly, and because the Model assumes that the Amortization Period does not commence in the fourth fiscal quarter, SRI has not utilized the January 1996 data for this purpose.

      The historical data shown in Table 1 for returns by number of occurrences and dollar volume (for months other than January) have been used to create the Dilution Horizon Assumptions shown in Table 1. First, the average results for the historical data have been judgmentally rounded to produce the Rounded Average Returns that are depicted. As presented in Table 1, approximately 71% of returns of merchandise occur within 14 days of the related sales (the 0-14 day interval), 13% occur within the next 16 days (the 15-30 day interval), 6% occur within the next thirty days (the 31- 60 day interval), 2% occur within the next thirty days (the 61-90 day interval), 1.5% cannot be matched up to sales and 6.5% occur over a long "tail" period. Next, the Interpolated Average Returns have been established as follows. For the 16-45 day interval, the 16.0% interpolated average returns is the sum of the 13.0% rounded average returns for the 15-30 day period and one-half (3.0%) of the rounded average returns of 6.0% for the 31-60 day period. For the 46-75 day interval, the 4.0% interpolated average returns equals the sum of the "remaining" 3.0% from the 31-60 day period and one-half (1.0%) of the rounded average returns for the 61-90 day period. The 9.0% interpolated average returns for the over 75 day period is the remainder of the returns; this portion of the returns is assumed to occur 2.0% in each of the following four 30-day periods (76-105, 106-135, 136-165 and 166-195) and 1.0% in the 195-225 day period.

Finally, the Cumulative Base Assumptions shows, for any assumed sales month, the percentage of embedded Receivables Dilutions that the Model estimates will have occurred by the end of any specified interval.

                                     TABLE 1
                         HISTORICAL ANALYSIS OF RETURNS

                                                         DAYS ELAPSED (BY INTERVALS) BETWEEN DATE OF SALE AND DATE OF RETURN
                                                 -----------------------------------------------------------------------------------
                                                  0-14      15-30   16-45     31-60    46-75    61-90   OVER 75   UNABLE     OVER
                                                  DAYS       DAYS   DAYS(1)   DAYS     DAYS(1)  DAYS    DAYS(1)   TO MATCH   90 DAYS
                                                 -----    ------  --------   -------  ------   -------  -------  ---------  --------

                        RETURNS BY NUMBER OF OCCURRENCES
June 1992 ...............................       71.76%    10.99%     --       6.74%    --       2.07%     --        1.44%      7.00%
September 1992 ..........................       69.57%    12.45%     --       8.01%    --       2.10%     --        1.66%      6.21%
December 1992 ...........................       71.37%    13.37%     --       5.26%    --       1.70%     --        1.40%      6.90%
Average .................................       70.90%    12.27%     --       6.67%    --       1.96%     --        1.50%      6.70%
Cumulative ..............................       70.90%    83.17%     --      89.84%    --      91.80%     --       93.30%    100.00%

                            RETURNS BY DOLLAR VOLUME
November 1995 ...........................       71.28%    11.51%     --       6.70%    --       2.02%     --        1.58%      6.91%
January 1996 ............................       54.47%    17.45%     --      12.90%    --       2.89%     --        2.54%      9.75%
April 1996 ..............................       71.08%    12.37%     --       6.57%    --       1.60%     --        1.78%      6.60%
Average(2) ..............................       71.18%    11.94%     --       6.64%    --       1.81%     --        1.68%      6.75%
Cumulative(2) ...........................       71.18%    83.12%     --      89.76%    --      91.57%     --       93.25%    100.00%

                 DILUTION HORIZON ASSUMPTIONS USED IN THE MODEL
Rounded average
returns .................................       71.00%    13.00%     --       6.00%    --       2.00%     --         --        8.00%
Interpolated average
returns(3) ..............................        --        --        16.00%    --     4.00%       --     9.00%       --         --
Base assumptions by
interval ................................       71.00%     --        16.00%    --     4.00%       --     9.00%(4)    --         --
Cumulative base
assumptions .............................       71.00%     --        87.00%    --    91.00%       --   100.00%       --         --

------------------------------
(1)  Historical data is not available for these intervals.

(2)  January 1996 returns are excluded from calculations.

(3)  Calculated as described in the preceding text.

(4)  Assumed to occur 2% in each of the 76-105, 106-135, 136-165, and 166-195 day intervals and 1% in the 196-225 day interval.

            The results shown in Table 1 have been utilized to create a set of Dilution Horizon Percentages for use in the Model. First, two simplifying assumptions have been made: that all sales in a sales month occur on the 15th day of that month and that each year consists of twelve thirty-day months. Then, the Model uses the Base Assumptions by Interval shown in Table 1 to establish the percentage of embedded Receivables Dilutions arising in a sales month that will occur in the first 15 days following the assumed date on which all sales occurred in such month (the 15th of such month) and in each 30-day interval thereafter. For each Fiscal Month during the Amortization Period (which are the column headings across the top of Table 2 below), Table 2 shows the percentage of Receivables Dilutions that are assumed to arise out of sales in each of the months comprising the row headings.

      An example of the use of the Dilution Horizon Percentages is as follows. If the first day of the Amortization Period occurs in April, then Receivables Dilutions arising in April will relate to sales that occurred in March, February, January, December and earlier. The preceding data showed that 71% of returns occurred within two weeks of the related sale. If it is assumed for the sake of simplicity that all sales occurred on approximately the 15th of a month, then approximately 71% of the returns for such sales month would occur before the end of such sales month and only 29% would occur in later months. This 29% is divided up among the later months as shown in Table 2. For the first month of the Amortization Period, it is assumed that 16% (which is 87% minus 71%) of the Receivables Dilutions embedded in the charge sales from the immediately preceding month would occur in the first month of the Amortization Period, that 4% of the Receivables Dilutions embedded in the charge sales from the second preceding month would occur in the first month of the Amortization Period, that 2% of the Receivables Dilutions embedded in the charge sales for each of the next preceding four months would occur in the applicable 30-day intervals, and that the final 1% would occur in the seventh preceding month.

            The Model thus is using an eight-month Receivables Dilutions "horizon," because it is assuming that any Receivables Dilutions that are going to arise out of a given month's charge sales will be realized over an eight-month period: 71% will occur in the Fiscal Month in which the charge sale occurred (and therefore will have occurred before the Amortization Period commences), 16% will occur in the first following Fiscal Month, 4% in the second following Fiscal Month, 2% in each of the next four following Fiscal Months and 1% in the seventh following Fiscal Month.

                                     TABLE 2
                    RECEIVABLES DILUTION HORIZON PERCENTAGES

                                                                   Fiscal Month During Amortization Period
                                          ---------------------------------------------------------------------------------------
              Sales Month                 Prior (1)     Month 1    Month 2     Month 3   Month 4     Month 5    Month 6   Month 7
------------------------------------      ---------     -------    -------     -------   -------     -------    -------   -------
First preceding month ..............         71%         16%          4%         2%         2%         2%         2%         1%
Second preceding month .............         87%          4           2          2          2          2          1          --
Third preceding month ..............         91%          2           2          2          2          1          -          --
Fourth preceding month .............         93%          2           2          2          1          -          -          --
Fifth preceding month ..............         95%          2           2          1          -          -          -          --
Sixth preceding month ..............         97%          2           1          -          -          -          -          --
Seventh preceding month ............         99%          1          --          -          -          -          -          --
                                                       -------    -------     -------   -------     -------    -------   -------
                                                         29%         13%         9%         7%         5%         3%         1%

------------------------------
(1) Percentage of embedded receivables dilutions for such sales month occurring prior to the commencement of the Amortization Period.

BASIC MONTHLY OUTPUTS

            The Model generates certain Basic Monthly Outputs from the Hypothetical Monthly Inputs. The first Basic Monthly Output that is generated is the level of Collections for a Fiscal Month. This number is generated by multiplying the assumed payment rate on the Receivables pool for the particular month by the ending principal Receivables balance on the last day of the preceding Fiscal Month. The Model then splits this amount of Collections into Finance Charge Collections and Principal Collections. The portion of the Collections that constitute Finance Charge Collections is established by utilizing the Hypothetical Monthly Input for per annum yield on the Receivables pool of 20.2%. The Model multiplies the monthly equivalent of this per annum rate by the assumed ongoing overall Receivables pool balance of $200,120,000, which results in the assumed level of Finance Charge Collections for the applicable Fiscal Month.

            The level of Principal Collections for a Fiscal Month during the Amortization Period is another Basic Monthly Output. This result equals the Collections for the Fiscal Month minus the Finance Charge Collections derived as described above.

            Another Basic Monthly Output is the level of Receivables Charge-offs. This amount is derived by multiplying the assumed Hypothetical Monthly Input variable for Receivables Charge-offs (8.30%) by the amount of Principal Collections for the applicable Fiscal Month.

            The level of Receivables Dilutions is another Basic Monthly Output. As described above in "--Hypothetical Inputs--Receivables Dilutions--Dilution Horizon Percentages," the amount of Receivables Dilutions in, for example, the first Fiscal Month during the Amortization Period is calculated as the sum of the embedded Receivables Dilutions for each of the seven Fiscal Months preceding the Amortization Period Commencement Date (11.13% of $34,304,000, or approximately $3,818,000) multiplied by the applicable Dilution Horizon Percentage for such sales month. Thus, for example, in the first month of the Amortization Period, the calculation would be $3,818,000 multiplied by 13%, the calculation for the next preceding sales month would be $3,818,000 multiplied by 4%, the calculation for the next four preceding sales months would be $3,818,000 multiplied by 2%, and the calculation for the next preceding sales month would be $3,818,000 multiplied by 1%. All such amounts are then totaled to determine the total Receivables Dilutions to occur in such first month of the Amortization Period.

            The final Basic Monthly Output in the Model is the balance of principal Receivables at the end of the Fiscal Month. This amount is calculated as the result of the following formula: the principal Receivables balance at the beginning of the Fiscal Month MINUS Principal Collections MINUS Receivables Charge-offs MINUS Receivables Dilutions, in each case for such Fiscal Month.

STRESS FACTORS

            The Hypothetical Inputs that are presented at different levels in the "stress analysis" are the level of Receivables Charge-offs, the amount of embedded Receivables Dilutions and the level of LIBOR. The Model presents (i) the level of Receivables Charge-offs and the embedded Receivables Dilutions percentage at 1.0, 1.25 and 1.5 times the base case Hypothetical Input and (ii) LIBOR at assumed levels of 5.50%, 7.50% and 9.50% (which levels are assumed to be constant throughout the entire Amortization Period).

SIMPLIFIED PRIORITIES

            The Model contains certain simplifications of the priorities and requirements for allocations that are set forth in the documents governing the Trust and the Notes. One such simplification is that the Model assumes that principal payments are made to each Class of Certificateholders quarterly in an amount equal to all collected principal. However, this assumption ignores the "controlled amortization" features of certain classes of the Series 1993-1 and Series 1995-1 Certificates. For Series 1995-1, distributions in respect of principal must be made in an amount equal to a minimum of $2,500,000 with respect to the Class A Certificates and $100,000 with respect to the Class B Certificates, and integral multiples thereof. At such time as the distribution will reduce the Class Invested Amount of such Class to zero, the distribution must be equal to $1,700,000 and integral multiples of $2,500,000 with respect to the Class A Certificates and $300,000 and integral multiples of $100,000 with respect to the Class B Certificates. Similarly, any distribution with respect to principal on the Series 1993-1 Class A Certificates must be made in an amount equal to $6,295,336.80 and multiples of $1,259,067.40. As a result of such limitations on the amount of distributions in respect of principal on the Series 1995-1 Class A Certificates, the Series 1995-1 Class B Certificates and the Series 1993-1 Class A Certificates, actual distributions in respect of principal on such Certificates would not be made in the amounts contained in the Model.

            The Model assumes the total amount of Basic Monthly Outputs are received on one day during each month. In actuality, the Trust receives collections on each business day during a month. In addition, on each business day, Finance Charge Collections are allocated among various priorities and uses. The Model allocates such funds on a monthly rather than daily basis. The Model also determines the Floating Allocation Percentage for each Series of Certificates on a monthly basis. As the components of the Floating Allocation Percentage fluctuate on a daily basis, the Floating Allocation Percentage will also fluctuate daily. As a result, Finance Charge Collections allocated to each Series pursuant to the Floating Allocation Percentage in the Model will differ from the amount of Finance Charge Collections actually allocated to such Series. See "Description of the Collateral--Allocation Percentages."

            On each business day during an Amortization Period, if a Negative Carry Amount for a Series exists, such amount will be deducted from Finance Charge Collections or Principal Collections and deposited in the Negative Carry Account for such Series. The Negative Carry Amount represents the amount by which the amount of interest accrued on the Certificates on a business day exceeds the amount of earnings available on such business day from investments on amounts on deposit in the Equalization Account. The Model does not provide for the application of funds to be deposited in the Negative Carry Account. As a result, the amount of Finance Charge Collections and Principal Collections available for other uses in the Model may be larger than such amounts actually are by reason of the failure to deduct amounts which are required to be deposited in the Negative Carry Amount.

            The Trust may redeem any Series of Certificates if the sum of the Invested Amounts of all Classes in a Series (other than any Transferror Retained Class) is less than or equal to 10% of the sum of the Initial Invested Amount of all such Classes in such Series. However, the Model assumes the Trust will not exercise its right to redeem such Certificates. As a result, holders of Investor Certificates and Holders of Notes may not receive distributions in respect of principal in the same amounts or on the same date as reflected in the Model.

            A portion of funds will be deposited in the Interest Reserve Account each month according to a given percentage. If the required amount of funds has not been reserved during the prior month, the percentage of funds deposited will increase. Such reservation of funds in respect of interest is designed to ensure funds equal to the amount of the semi-annual interest payment will be available. The Model does not contain a mechanism for reserving interest or increasing the amount of such funds reserved if there has been a failure to reserve the appropriate amount of funds in a prior period. See "Description of the Notes--Deposits in the Reserve Account."

            The Pooling and Servicing Agreement provides that the Trust may issue additional Series of Certificates under certain circumstances. The Model assumes that only the 1995-1 Certificates and the 1993-1 Certificates are outstanding. The issuance of additional Series of Certificates or the existence of a positive Variable Funding Class Invested Amount would reduce the percentage of Collections allocated to the 1995-1 Certificates and the 1993-1 Certificates, although the dollar amount of funds available will remain relatively unchanged unless a paired series has been issued. In addition, as Excess Finance Charge Collections from other Series are available to the extent of any shortfall, the issuance of an additional Series of Certificates may increase the amount of funds allocable to the 1995-1 Certificates and the 1993-1 Certificates.

MODEL RESULTS

            Table 3 sets forth certain results of the Model under the Stress Factors identified above. The Model Results are presented as of the end of the last Fiscal Month (the "PRESENTATION DATE") following the Amortization Period Commencement Date in which, under the Model, Collections are set aside either to repay the Notes in full or to reduce the Note principal balance to its lowest level (because thereafter interest accrues on, and is added to, the remaining Note principal balance at a rate faster than funds become available to repay principal). As of the Presentation Date, the Model Results consist of the amounts, if any, of Unpaid Original Principal, Capitalized Unpaid Interest, Total Unpaid Principal and Dilution Recourse.

            For purposes of the presentation of Model Results in Table 3, funds available to repay amounts due on the Notes are assumed to be applied first to accrued and unpaid current interest on the Notes, then to repayment of the original $30,000,000 principal balance of the Notes and finally to unpaid interest from prior periods that has been capitalized. It should be noted that such assumption is not fully consistent with the application of funds as required under the Indenture, pursuant to which, upon the occurrence of a Purchase Termination Event of Default, all available Transferor Daily Cash Flows are applied first to interest payments (including overdue interest, none of which is capitalized) and second to the repayment of principal. See "Description of the Notes--Deposits into the Interest Reserve Account--Event of Default" and "Description of the Notes--Deposits into the Principal Reserve Account--Event of Default." The amounts shown for Unpaid Original Principal and Capitalized Unpaid Interest are presented as of the Presentation Date on this basis, and the Total Unpaid Principal is the sum of such amounts.

            The amounts shown for Dilution Recourse represent the aggregate amounts owing by Palais to SRPC in respect of Receivables Dilutions as of the Presentation Date, under the Model Assumption that Palais has not honored its obligations to SRPC in respect of Receivables Dilutions. In such event, SRPC will not have funds available to make Required Adjustment Payments to the Trust, which may result in shortfalls in amounts needed to pay timely interest and principal to Holders of Notes. Although there will be unpaid obligations of Palais under all sets of Model Results, no numbers have been shown in those Model Results in which the Holders of Notes are paid in full.

            As the level of LIBOR increases, the amount paid in respect of interest on the Senior Certificates will increase, thereby reducing the amount available to make distributions in respect of principal. Similarly, as Receivables Dilutions increase, the amount of Principal Collections and Finance Charge Collections will decrease. As a result, funds may not be available to cover all Receivables Charge-offs, resulting in an increasing of amount of shortfalls.

            Although not shown in the presentation of the Model Results, if Dilution Recourse payments are not made by Palais to SRPC, funds will not be available in any month during the Amortization Period (even in those Model Results in which all amounts owing to Holders of Notes are ultimately repaid) to make timely distributions in respect of interest on the Notes until such time as the Senior Certificates have been repaid. Such unpaid interest, together with the principal balance, will continue to accrue interest.

CERTAIN DEFINITIONS

            "LIBOR" means the reserve adjusted per annum equivalent of the three-month London interbank offered rate for U.S. dollar deposits described on the Dow Jones Telerate System, page 3750.

            "RECEIVABLES CHARGE-OFFS" means the amount of principal Receivables that are charged off by SRI as uncollectible in accordance with its customary and usual servicing procedures. As used in the Model, Receivables Charge-offs during a Fiscal Month are net of recoveries during that Fiscal Month.

            "RECEIVABLES DILUTIONS" means any adjustment in the principal balance of a Receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such principal Receivable was created in respect of merchandise which was refused or returned by a cardholder, or because the transaction which gave rise to such principal Receivable was discovered as having been created through a fraudulent or counterfeit charge or because the Servicer otherwise adjusts downward the amount of any Receivable without receiving collections therefor or without charging off such amount as uncollectible.

                                     TABLE 3
                                  MODEL RESULTS

            Unpaid       Capitalized         Total
           original        unpaid           unpaid        Dilution
LIBOR     principal(1)   interest(1)      principal(1)    recourse(2)
------------------------------------------------------------------

                          CASE I (3)
               CHARGE OFFS 1x Actual (8.30%)
------------------------------------------------------------------
                             Dilution 1x
------------------------------------------------------------------
5.50%         --              --              --               N/R
7.50%         --              --              --               N/R
9.50%         --              --              --               N/R
------------------------------------------------------------------
                         Dilution 1.25x
------------------------------------------------------------------
5.50%         --              --              --               N/R
7.50%         --              --              --               N/R
9.50%         --           729,498         729,498       3,197,604
------------------------------------------------------------------
                          Dilution 1.50x
------------------------------------------------------------------
5.50%         --              --              --               N/R
7.50%         --           579,684         579,684       3,837,125
9.50%         --         1,505,212       1,505,212       3,837,125


                         CASE II (3)
                CHARGE OFFS 1.25x Actual (10.38%)
------------------------------------------------------------------
                             Dilution 1x
------------------------------------------------------------------
5.50%         --              --              --               N/R
7.50%         --           727,123         727,123       2,558,084
9.50%         --         1,652,624       1,652,624       2,558,084
------------------------------------------------------------------
                         Dilution 1.25x
------------------------------------------------------------------
5.50%         --           588,718         588,718       3,197,604
7.50%         --         1,496,842       1,496,642       3,197,604
9.50%      340,121       2,083,445       2,423,566       3,197,604
------------------------------------------------------------------
                          Dilution 1.50x
------------------------------------------------------------------
5.50%         --         1,355,637       1,355,637       3,837,125
7.50%      185,763       2,080,799       2,266,562       3,837,125
9.50%    1,098,377       2,096,131       3,194,508       3,837,125

                         CASE III (3)
                CHARGE OFFS 1.50x Actual (12.45%)
------------------------------------------------------------------
                             Dilution 1x
------------------------------------------------------------------
5.50%         --         1,489,829       1,489,829       2,558,084
7.50%      275,040       2,125,833       2,400,873       2,558,084
9.50%    1,187,770       2,141,167       3,328,937       2,558,084
------------------------------------------------------------------
                         Dilution 1.25x
------------------------------------------------------------------
5.50%      125,728       2,125,295       2,251,023       3,197,604
7.50%    1,025,887       2,137,394       3,163,281       3,197,604
9.50%    1,939,842       2,152,718       4,092,560       3,197,604
------------------------------------------------------------------
                          Dilution 1.50x
------------------------------------------------------------------
5.50%      875,351       2,136,866       3,012,217       3,837,125
7.50%    1,776,734       2,148,955       3,925,689       3,837,125
9.50%    2,693,700       2,164,061       4,857,761       3,837,125
------------
(1) The amounts, if any, of Unpaid Original Principal, Capitalized Unpaid Interest and Total Unpaid Principal are presented as of the end of the last Fiscal Month following the Amortization Period Commencement Date in which, under the Model, Collections are set aside either to repay the Notes in full or to reduce the Note principal balance to its lowest level (because thereafter interest accrues on, and is added to, the remaining Note principal balance at a rate faster than funds become available to repay principal).

(2) The amounts shown for Dilution Recourse represent the aggregate amounts owing by Palais to SRPC in respect of Receivables Dilutions as of the Presentation Date, under the Model Assumption that Palais has not honored its obligations to SRPC in respect of Receivables Dilutions.

(3) In each case, the amounts shown assume a Presentation Date in the ninth month of the Amortization Period and a payment date in the tenth month of the Amortization Period.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

            SRPC represents and warrants in the Pooling and Servicing Agreement that the transfer of Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title, and interest of SRPC in and to the Receivables, except for the interest of SRPC as holder of the Transferor Certificate and any Investor Certificate of any Series then held by it, or the grant to the Trust of a security interest in the Receivables. SRPC also represents and warrants in the Pooling and Servicing Agreement that, in the event the transfer of Receivables by SRPC to the Trust is deemed to create a security interest under the Uniform Commercial Code, there exists a valid, subsisting, and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, subject only to permitted liens.

            SRPC represents that the Receivables are "accounts," "general intangibles" or "chattel paper" for purposes of the UCC. Both the transfer and assignment of accounts, general intangibles, and chattel paper and the transfer of accounts, general intangibles, and chattel paper as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and an appropriate financing statement perfects the security interest of the Trust. In order to protect the interests of the Trust in the Receivables, financing statements covering the Receivables have been filed with the appropriate governmental authorities and the charge slip pursuant to which each Receivable that constitutes "chattel paper" for purposes of the UCC was generated has been marked with a legend stating that such Receivable has been conveyed to the Trust.

            There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after each Original Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, SRPC represents and warrants that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, SRPC covenants that it will not sell, pledge, assign, transfer, or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or other government lien on property of SRPC arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable.

            In the event that the Bank is chartered and becomes the originator of new Receivables, it is currently expected that the Bank would enter into appropriate agreements with the Trust and make representations, warranties and covenants similar to those described above.

CERTAIN MATTERS RELATING TO BANKRUPTCY

            SRPC will not, and does not, engage in any activities except purchasing accounts receivable from Palais, forming trusts, transferring such accounts receivable to such trusts and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. SRPC has no intention of filing a voluntary petition under the United States Bankruptcy Code or any similar applicable state law so long as SRPC is solvent and does not reasonably foresee becoming insolvent.

            The voluntary or involuntary application for relief under the United States Bankruptcy Code or any similar applicable state law with respect to SRI or Palais should not necessarily result in a similar voluntary application with respect to SRPC so long as SRPC is solvent and does not reasonably foresee becoming insolvent either by reason of SRI's or Palais's insolvency or otherwise. Counsel has advised SRI, Palais, and SRPC that (i) the assets and liabilities of SRPC will not be substantively consolidated with the assets and liabilities of SRI or Palais in the event of an application for relief under the United States Bankruptcy Code with respect to SRI or Palais and (ii) the sale of Receivables by Palais constitutes a valid sale and, therefore, such Receivables would not be property of Palais in the event of the filing of an application for relief by or against Palais under the United States Bankruptcy Code. The foregoing conclusions are reasoned conclusions, based upon various assumptions regarding factual matters and future events, as to which there necessarily can be no assurance. If a bankruptcy trustee for SRI or Palais, SRI or Palais as debtor in possession, or a creditor of SRI or Palais were to take the view that SRI or Palais and SRPC should be substantively consolidated or that the transfer of the Receivables from Palais to SRPC should be recharacterized as a pledge of such Receivables, then delays in payments on the Class D Certificates and the Transferor Certificate, and therefore on the Notes, or (should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor) reductions in such payments on such Certificates and Notes, could result.

            The Pooling and Servicing Agreement provides that, upon the bankruptcy or appointment of a receiver for SRPC, SRPC will promptly give notice thereof to the Receivables Trustee, and a Pay Out Event with respect to all Series will occur. Under the Pooling and Servicing Agreement, no new principal Receivables are transferred to the Trust and, unless otherwise instructed within a specified period by the Certificateholders representing undivided interests aggregating more than 50% of the Aggregate Invested Amount of each Series, the Receivables Trustee will proceed to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables are then to be treated by the Receivables Trustee as collections on the Receivables. If the only Pay Out Event to occur is either the insolvency of SRPC or the appointment of a bankruptcy trustee or receiver for SRPC, the receiver or bankruptcy trustee for SRPC may have the power to continue to require SRPC to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. See "Description of the Collateral--Pay Out Events."

CONSUMER AND DEBTOR PROTECTION LAWS

            The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by Palais, the most significant of these laws include the federal Truth-in-Lending Act and Equal Credit Act and comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year-end. In addition, these statutes limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Federal legislation requires credit card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods, and balance calculation methods associated with their credit card accounts. Cardholders are entitled under current law to have payments and credits applied to the credit card account promptly, to receive prescribed notices, and to have billing errors resolved promptly.

            The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of SRPC with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after such transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. SRPC covenants in the Pooling and Servicing Agreement to accept the transfer of all Receivables in an Account if any Receivable in such Account has not been created in compliance with the requirements of such laws. SRPC also agrees in the Pooling and Servicing Agreement to indemnify the Trust for, among other things, any liability arising from such violations.

            Application of federal and state bankruptcy and debtor relief laws to the obligations represented by the Receivables could adversely affect the interests of the Certificateholders, which could affect the Collateral Certificates, if such laws result in any Receivables being written off as uncollectible. See "Description of the Collateral--Defaulted Receivables; Rebates and Fraudulent Charges; Portfolio Reassignment."

                         FEDERAL INCOME TAX CONSEQUENCES

            The following discussion of material generally applicable federal income tax consequences of the acquisition, ownership and disposition of the New Notes is based on the advice of Federal Tax Counsel. This discussion is based upon provisions of the Code, applicable Treasury Department regulations, judicial authority and current administrative rulings and practice, all of which are subject to change at any legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a Holder of the Notes. Further, there can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no rulings from the IRS have been or will be sought as to any of the matters discussed below.

            This discussion is generally limited to those persons who are original owners of the Notes and who hold such Notes as capital assets. This discussion does not purport to address specific tax consequences that may be relevant to particular persons (including, for example, foreign persons, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, and persons in special situations such as those who hold Notes as part of a straddle or a hedging transaction). In addition, this discussion does not address any aspect of state, local or foreign taxation.

            PROSPECTIVE HOLDERS OF THE NEW NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE NEW NOTES AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS. THIS SUMMARY APPLIES ONLY TO A HOLDER OF OLD NOTES THAT ACQUIRED SUCH OLD NOTES FROM SRPC PURSUANT TO THEIR ORIGINAL ISSUANCE AND THAT WILL BE AN INITIAL HOLDER OF THE NEW NOTES PURSUANT TO THE EXCHANGE OF THE OLD NOTES FOR THE NEW NOTES HEREUNDER.

DEBT CHARACTERIZATION AND INTEREST INCOME

            In the opinion of Federal Tax Counsel, for federal income tax purposes the Notes will be characterized as debt and the issuance of the Notes will not cause the Trust to be characterized as an association (or publicly traded partnership) taxable as a corporation. SRPC and each Holder, by acceptance of a Note, will agree to treat the Notes as indebtedness.

            If the Notes were not treated as debt, they might be treated as ownership interests in SRPC or in the Trust. If the Notes were classified as interests in the Trust, the Trust might be classified as an association or publicly traded partnership taxable as a corporation. In that event, the deemed corporation would be subject to taxation on the income it derives from the Receivables, without any deduction for interest payable on the Notes or on any class of Certificates issued by the Trust that is not classified as debt for federal income tax purposes, including the Transferor Certificate and the Class D Certificates. As a result, the amount available to make payments to such classes of Certificates and the Notes would be reduced.

            Based on the foregoing, interest on the Notes will be taxable as ordinary income for federal income tax purposes when received or accrued by a Holder in accordance with such Holder's method of tax accounting. Interest received on the Notes may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

            It is not anticipated that the Notes will be issued with "original issue discount" within the meaning of Section 1273 of the Code ("OID"). A Holder who purchases a Note after the initial distribution thereof at a discount that exceeds a statutorily defined DE MINIMIS amount will be subject to the "market discount" rules of the Code, and a Holder who purchases a Note at a premium will be subject to the bond premium amortization rules of the Code.

EXCHANGE OF OLD NOTES FOR NEW NOTES

            In the opinion of Federal Tax Counsel, a Holder will not recognize gain for federal income tax purposes in respect of the exchange of Old Notes for New Notes. Each New Note will have the same adjusted tax basis as the Old Note for which it was exchanged. The holding period of each New Note will include the holding period of the Old Note for which it is exchanged if such Old Note was held as a capital asset.

DISPOSITION OF NOTES

            If a Holder sells a Note, the Holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Holder's adjusted tax basis in the Note. The adjusted tax basis of the Note to a particular Holder will equal the Holder's cost for the Note, increased by any OID, market discount and gain previously included by such Holder in income with respect to the Note and decreased by any bond premium previously amortized and any principal payments previously received by such Holder with respect to such Note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital gain or loss will be long-term if the Note was held by the Holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

            SRPC will be required to report annually to the IRS, and to each Holder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt Holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each Holder (other than Holders who are not subject to the reporting requirements) will be required to provide to SRPC, under penalties of perjury, a certificate containing the Holder's name, address, correct federal taxpayer identification number and a statement that the Holder is not subject to backup withholding. Should a nonexempt Holder fail to provide the required certification, SRPC will be required to withhold, from interest otherwise payable to the Holder, 31% of such interest and remit the withheld amount to the IRS as a credit against the Holder's federal income tax liability.

TAX CONSEQUENCES TO FOREIGN HOLDERS

            If interest paid (or accrued) to a Holder who is a nonresident alien, foreign corporation or other non-United States person (a "FOREIGN PERSON") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person (i) is not actually or constructively a "10 percent shareholder" of any of SRPC, ARI, SRI and Palais or a "controlled foreign corporation" with respect to which SRPC is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform SRPC within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty.

            Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

            If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the Holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

                              ERISA CONSIDERATIONS

            Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each, a "BENEFIT PLAN"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

            The acquisition or holding of the Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if SRPC, SRI, the Indenture Trustee, the Receivables Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

            Employee benefit plans that are governmental plans (as defined in Section 3(3) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

            A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

            Except as described below, a broker-dealer may not participate in the Exchange Offer in connection with a distribution of the New Notes, such broker-dealer would be deemed an underwriter in connection with such distribution, and such broker-dealer would be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions. A broker-dealer may, however, receive New Notes for its own account pursuant to the Exchange Offer in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities (other than Old Notes acquired directly from SRPC). Each such broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer (other than an "affiliate" of SRPC) in connection with resales of such New Notes. SRPC has agreed that, for a period of six months from the date on which the Registration Statement is declared effective, it will make this Prospectus available to any such broker-dealer for use in connection with any such resale. In addition, until , 1997, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

            SRPC will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

            For a period of six months from the date on which the Registration Statement is declared effective, SRPC will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

            Prior to the Exchange Offer, there has been no active market for the Old Notes. Although application has been made to have the Old Notes designated for trading in the PORTAL market, there can be no assurance that an active market for the New Notes will develop.

                                  LEGAL MATTERS

            Certain legal matters with respect to the New Notes offered in exchange hereby will be passed upon for SRPC by Kirkland & Ellis, Chicago, Illinois. Mr. Karl E. Lutz, whose professional corporation is a partner of Kirkland & Ellis, as of the date hereof holds 27,575 shares of Common Stock.

                             INDEPENDENT ACCOUNTANTS

            The financial statements of SRPC as of February 3, 1996 and January 28, 1995 and for each of the two years ended February 3, 1996 and for the period from inception to January 29, 1994 included in this Prospectus have been audited by Price Waterhouse LLP, independent accountants, as stated in their report appearing herein.

                             INDEX OF DEFINED TERMS

                                                                           PAGE
        1993-1 Certificates..............................................   37
        1993-1 Class A Certificates......................................   37
        1993-1 Class B Certificates......................................   37
        1993-1 Class C Certificates......................................   37
        1993-1 Class D Certificate.......................................   37
        1993-2 Certificates..............................................   37
        1993-2 Class A-R Certificates....................................   15
        1993-2 Class B-R Certificates....................................   15
        1995-1 Certificates..............................................   38
        1995-1 Class A Certificates......................................   38
        1995-1 Class B Certificates......................................   38
        1995-1 Class C Certificates......................................   38
        1995-1 Class D Certificate.......................................   38
        Accounts.........................................................   38
        Accounts Receivable Program......................................   11
        Active Account...................................................  125
        Adjusted Invested Amount.........................................  125
        Administrative Agent.............................................    1
        Aggregate Invested Amount........................................  125
        Aggregate Investor Percentage....................................  125
        AMC..............................................................   42
        Amendment........................................................   35
        Amortization Period..............................................  125
        Amortization Period Commencement Date............................  125
        AMT..............................................................   65
        ARI..............................................................    1
        ARI Senior Discount Debentures...................................   74
        Automatic Additional Account.....................................  125
        Available Designated Series Finance Charge
               Collections...............................................  109
        Available Variable Funding Series Finance
               Charge Collections........................................  111
        Bain.............................................................   63
        Bank.............................................................   52
        Base Rate........................................................  126
        Basic Monthly Outputs............................................  134
        Bealls Holding...................................................   73
        Bealls Holding Junior Subordinated Debentures....................   73
        Bealls Holding Subordinated Debentures...........................   73
        Benefit Plan.....................................................  150
        Cap Proceeds Account.............................................  104
        Cash Equivalents.................................................  104
        Certificated Security............................................   91
        Certificateholder................................................   37
        Certificates.....................................................   37
        Class A Certificate Rate.........................................  126
        Class A Investor Charge-Off......................................  118
        Class A Monthly Interest.........................................  126
        Class A Principal................................................  126
        Class A Principal Payment Commencement
               Date......................................................  126
        Class A Principal Payment Commencment
               Date......................................................  131
        Class B Certificate Rate.........................................  126
        Class B Investor Charge-Off......................................  118
        Class B Monthly Interest.........................................  126
        Class B Principal................................................  126
        Class B Principal Payment Commencement
               Date......................................................  127
        Class C Certificate Rate.........................................  127
        Class C Investor Charge-Off......................................  118
        Class C Monthly Interest.........................................  127
        Class C Principal................................................  127
        Class C Principal Payment Commencement
               Date......................................................  127
        Class D Certificate Rate.........................................  127
        Class D Certificateholders.......................................  101
        Class D Certificates.............................................   12
        Class D Daily Cash Flows.........................................   83
        Class D Fixed Allocation Percentage..............................  128
        Class D Floating Allocation Percentage...........................  128
        Class D Initial Invested Amount..................................  128
        Class D Invested Amount..........................................  128
        Class D Investor Charge-Off......................................  118
        Class D Monthly Principal........................................  113
        Class D Principal................................................  128
        Class D Principal Payment Commencement
               Date......................................................  129
        Class Fixed Allocation Percentage................................  129
        Class Floating Allocation Percentage.............................  129
        Class Invested Amount............................................  129
        Class Variable Funding Fixed Allocation
               Percentage................................................  129
        Class Variable Funding Floating Allocation
               Percentage................................................  129
        Closing Date.....................................................   91
        Code.............................................................   65
        Collateral Agent.................................................    1
        Collateral Certificates..........................................   15
        Collection Account...............................................  104
        Commission.......................................................    2
        Commitment Fees..................................................  112
        Committee........................................................   66
        Common Stock.....................................................   62
        Common Stock Offering............................................   24
        Court Square.....................................................   71
        Credit Agreement.................................................   72
        CVC..............................................................   63
        Daily Cap Proceeds Amount........................................  129
        DCR...............................................................   1
        Declining Pool Scenario........................................... 135
        Default...........................................................  87
        Deferred Compensation Plan........................................  68
        Depositary participants...........................................  92
        Designated Series.................................................37,82
        Determination Date................................................ 118
        Discount Option Receivable Collections............................ 104
        Discount Option Receivables....................................... 104
        Discounted Percentage............................................. 104
        disqualifying disposition.........................................  65
        Distribution Account.............................................. 104
        Distribution Date................................................. 130
        DTC...............................................................  75

        Early Amortization Period......................................... 130
        Early Termination Event........................................... 121
        Eligible Account.................................................. 101
        Eligible Institution..............................................  77
        Eligible Receivable............................................... 101
        Enhancement....................................................... 130
        Equalization Account.............................................. 104
        Equalization Plan.................................................  67
        ERISA............................................................. 150
        Event of Default..................................................  88
        Excess Cash.......................................................  72
        Excess Finance Charge Collections................................. 110
        Excess Transferor Daily Cash Flows................................  85
        Exchange..........................................................  14
        Exchange Act......................................................   6
        Exchange Agent....................................................  10
        Exchange Offer....................................................   1
        Executive Stock...................................................  63
        Existing Series................................................... 130
        Expected Final Payment Date.......................................  11
        Expected Maturity Date............................................  11
        Expiration Date...................................................   2
        Facilities Costs.................................................. 112
        FB Holdings.......................................................  73
        FB Holdings Subordinated Notes....................................  73
        FCP...............................................................  71
        FDIC..............................................................  53
        Federal Tax Counsel...............................................  17
        Finance Charge Collections........................................ 130
        Fiscal Month......................................................  85
        Fixed Allocation Percentage....................................... 130
        Floating Allocation Percentage.................................... 130
        foreign person.................................................... 149
        Fuchs Management Agreement........................................  62
        Global Note.......................................................  91
        Holder............................................................  75
        Hypothetical Inputs............................................... 134
        In-Store Payment.................................................. 106
        Incentive Plan....................................................  63
        Indenture.........................................................   1
        Indenture Trustee.................................................   1
        indirect participants.............................................  93
        Initial Invested Amount........................................... 130
        Initial Purchaser.................................................   2
        Insider...........................................................  66
        Insolvency Event.................................................. 121
        Interest Accrual Period........................................... 130
        Interest Funding Account.......................................... 104
        Interest Payment Date.............................................  82
        Interest Rate Cap................................................. 117
        Interest Reserve Account..........................................  84
        Investor Certificates.............................................  15
        Investor Charge-Offs.............................................. 118
        Investor Default Amount........................................... 130
        Investor Percentage............................................... 131
        IRS............................................................... 148
        Latest Rating Agency Approval..................................... 131
        Legal Defeasance..................................................  90
        Legal Maturity Date...............................................  87
        Letter of Transmittal.............................................   1
        LIBOR............................................................. 144
        Marcum Employment Agreement.......................................  62
        Minimum Aggregate Principal Receivables........................... 131
        Minimum Transferor Interest....................................... 131
        Minimum Transferor Interest Deficiency............................ 105
        Minimum Transferor Percentage..................................... 131
        Model............................................................. 134
        Model Assumptions................................................. 135
        Model Factors..................................................... 135
        Model Results..................................................... 134
        Monthly Interest Payment Amount...................................  85
        Monthly Interest Period...........................................  85
        Monthly Interest Reserve Amount...................................  84
        Monthly Payment Date..............................................  82
        Monthly Servicing Fee............................................. 121
        Negative Carry Account............................................ 104
        Negative Carry Amount............................................. 131
        Negative Carry Fill-up Date....................................... 115
        New Notes.........................................................   1
        Non-Global Purchasers.............................................  91
        Note Allocation Percentage........................................  83
        Notes.............................................................   1

        OCC...............................................................  53
        Offering..........................................................   7
        OID............................................................... 148
        Old Notes.........................................................   1
        Original Closing Date............................................. 131
        Palais............................................................   1
        Participants......................................................  63
        Pay Out Commencement Date......................................... 121
        Pay Out Event..................................................... 120
        Payment Account...................................................  84
        Payment Date......................................................  82
        Payment Default...................................................  88
        Plan Administrator................................................  63
        Pooling and Servicing Agreement...................................  11
        Port Arthur IDRB..................................................  74
        PORTAL............................................................   3
        Portfolio Reassignment............................................ 117
        Portfolio Yield................................................... 131
        POS    ...........................................................  46
        Presentation Date................................................. 143
        Principal Account................................................. 104
        Principal Collections............................................. 131
        Principal Reserve Account.........................................  84
        Principal Shortfall............................................... 131
        Proposed SERP.....................................................  67
        Prospectus........................................................   1
        PTCE   ........................................................... 150
        Purchase Agreement................................................   7
        Purchase Termination Event........................................ 131
        Purchase Termination Event of Default.............................  85
        Rapid Reserve Period..............................................  85
        Rate Determination Date........................................... 131
        Rating Agency..................................................... 101
        Receivables.......................................................  12

        Receivables Charge-offs........................................... 144
        Receivables Dilutions............................................. 144
        Receivables Purchase Agreement....................................  17
        Receivables Trustee...............................................  37
        Record Date....................................................... 131
        Refinancing.......................................................  41
        Registration Rights Agreement.....................................   7
        Registration Statement............................................   6
        Related Person.................................................... 125
        Released Equalization Account Cash Flows..........................  83
        Removed Accounts.................................................. 103
        Repurchase Distribution Date...................................... 132
        Required Adjustment Payment....................................... 117
        Required Amount................................................... 132
        Revolving Note....................................................  72
        Revolving Period.................................................. 132
        Rosecliff.........................................................  71
        S&P    ...........................................................   1
        SARs   ...........................................................  63
        Scheduled Deposit Month...........................................  84
        Seasonal Period...................................................  72
        Section 83(b) election............................................  65
        Securities Act....................................................   1
        Semi-Annual Interest Payment Amount...............................  85
        Semi-Annual Interest Payment Date.................................  82
        Semi-Annual Interest Period.......................................  85
        Senior Certificate Monthly Interest............................... 132
        Senior Certificate Principal Repayment Date....................... 132
        Senior Certificates............................................... 105
        Senior Class Certificate Rate..................................... 112
        Senior Class Interest............................................. 112
        Senior Class Investor Charge-Off.................................. 119
        Senior Classes.................................................... 132
        Senior Equalization Account Percentage............................ 132
        Senior Notes......................................................  72
        Senior Subordinated Notes.........................................  73
        Series ...........................................................  37
        Series 1993-1 Supplement..........................................  37
        Series 1993-2 Supplement..........................................  37
        Series 1995-1 Supplement..........................................  37
        Series B Senior Subordinated Notes................................  73
        Series D Senior Subordinated Notes................................  73
        Service Transfer.................................................. 123
        Servicer.......................................................... 103
        Servicer Default.................................................. 123
        SFAS 125..........................................................  36
        Shared Principal Collections......................................  99
        Simplified Priorities............................................. 134
        SRI    ...........................................................   1
        SRI Cards.........................................................  48
        SRI Portfolio.....................................................  50
        SRI Retirement Plan...............................................  66
        SRPC   ...........................................................   1
        Stage Stores......................................................   1
        Statutory Holding Periods.........................................  66
        Stock Option Plan.................................................  63
        Supplement........................................................  37
        Supplemental Accounts............................................. 102
        Tendering Holder..................................................  78
        Tooker Employment Agreement.......................................  62
        Transfer Date..................................................... 113
        Transferor........................................................  83
        Transferor Certificate............................................  12
        Transferor Daily Cash Flows.......................................  83
        Transferor Excess Finance Charge Cash Flows.......................  83
        Transferor Finance Charge Collections............................. 132
        Transferor Interest............................................... 132
        Transferor Percentage............................................. 132
        Transferor Percentage Finance Charge Cash
               Flows......................................................  83
        Transferor Percentage Principal Cash Flows........................  83
        Transferor Retained Class......................................... 133
        Transferor Retained Class Investor Charge-Off..................... 119
        Transferor Retained Class Principal Payment
               Commencement Date.......................................... 133
        Transferor Shared Principal Collection Cash
               Flows......................................................  84
        Transferor/Class D Cash Flows.....................................  83
        Trust Pay Out Event............................................... 121
        Tyler Entities....................................................  71
        Uhlmans...........................................................  19
        Variable Funding Certificates.....................................  37
        Variable Funding Class Invested Amount............................ 133
        Variable Funding Series...........................................  37
        Year of Credited Service..........................................  67
        Year of Service...................................................  67

                          INDEX TO FINANCIAL STATEMENTS

                                                                 PAGE
                                                                NUMBER
                                                                ------
SRI RECEIVABLES PURCHASE CO., INC.

            UNAUDITED CONDENSED FINANCIAL STATEMENTS

Condensed Balance Sheet at November 2, 1996
and February 3, 1996 ..........................................   F-2

Condensed Statement of Income for the nine months ended
November 2, 1996 and October 28, 1995 .........................   F-3

Condensed Statement of Cash Flows for the nine months ended
November 2, 1996 and October 28, 1995 .........................   F-4

Condensed Statement of Stockholder's Equity for the nine months
ended November 2, 1996 ........................................   F-5

Notes to Unaudited Condensed Financial Statements .............   F-6

AUDITED FINANCIAL STATEMENTS

Report of Independent Accountants .............................   F-7

Balance Sheet at February 3, 1996 and January 28, 1995 ........   F-8

Statement of Income for the fiscal years 1995 and 1994
and from inception to January 29, 1994 ........................   F-9

Statement of Cash Flows for the fiscal years 1995 and 1994
and from inception to January 29, 1994 ........................   F-10

Statement of Stockholder's Equity for the fiscal years 1995
and 1994 and from inception to January 29, 1994 ...............   F-12

Notes to Financial Statements .................................   F-13

                       SRI RECEIVABLES PURCHASE CO., INC.
          (An indirect, wholly owned subsidiary of Stage Stores, Inc.)
                             CONDENSED BALANCE SHEET
                    (dollars in thousands, except par value)

                                                       November 2,   February 3,
                                                          1996          1996
                                                         -------      -------
                                                       (unaudited)
               ASSETS
Retained Certificates in Trust ......................... $58,101      $66,833
Restricted cash ........................................   6,306        4,411
Debt issue costs .......................................   2,401         --
Trust organization costs ...............................   5,255        5,927
                                                         -------      -------
                                                         $72,063      $77,171
                                                         =======      =======
LIABILITIES AND STOCKHOLDER'S EQUITY
Accrued expenses and other accrued liabilities ......... $ 1,715      $    56
State franchise taxes payable ..........................     676        1,170
Payable to Palais ......................................   5,393       18,522
Deferred income taxes ..................................   1,156        1,063
Long-term debt .........................................  30,000         --
                                                         -------      -------
Total liabilities ......................................  38,940       20,811
                                                         -------      -------
Common stock, par value $0.01, 1,000 shares
authorized, issued and outstanding .....................    --           --
Additional paid-in capital .............................  28,336       52,195
Retained earnings ......................................   4,787        4,165
                                                         -------      -------
Stockholder's equity ...................................  33,123       56,360
                                                         -------      -------
Commitments and contingencies ..........................    --           --
                                                         -------      -------
                                                         $72,063      $77,171
                                                         =======      =======

         The accompanying notes are an integral part of this statement.

                       SRI RECEIVABLES PURCHASE CO., INC.
          (An indirect, wholly owned subsidiary of Stage Stores, Inc.)
                          CONDENSED STATEMENT OF INCOME
                                 (in thousands)
                                   (unaudited)

                                                             Nine Months Ended
                                                         ----------------------
                                                       November 2,   October 28,
                                                          1996           1995
                                                         -------       --------

Gain associated with Retained Certificates ........      $ 4,547       $ 26,975
Interest income on balances with Palais ...........        2,043            686
Interest income ...................................           97            127
Interest expense ..................................       (1,603)          --
Amortization of debt issue costs ..................         (233)          --
General and administrative expenses ...............         (714)          (622)
                                                         -------       --------
Operating income ..................................        4,137         27,166

Income tax expense ................................       (1,538)       (10,086)
                                                         -------       --------
Net income ........................................      $ 2,599       $ 17,080
                                                         =======       ========

         The accompanying notes are an integral part of this statement.

                       SRI RECEIVABLES PURCHASE CO., INC.
          (An indirect, wholly owned subsidiary of Stage Stores, Inc.)
                        CONDENSED STATEMENT OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                                  Nine Months Ended
                                                                                ----------------------
                                                                               November 2,  October 28,
                                                                                  1996         1995
                                                                                ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income ..................................................................   $   2,599    $  17,080
                                                                                ---------    ---------
Adjustments to reconcile net income to net cash used in operating activities:
Amortization of Trust organization and debt issue costs .....................         993          585
Deferred income taxes .......................................................          93         (123)

Change in operating assets and liabilities:
Decrease in payable to Palais ...............................................     (13,129)     (18,044)
Decrease in prepaid expenses and other current assets .......................        --             49
Increase (decrease) in state franchise taxes payable ........................        (494)         743
Increase in accrued expenses and other accrued liabilities ..................       1,659           18
Unrealized gain associated with the Retained Certificates ...................      (1,033)        (782)
                                                                                ---------    ---------
Total adjustments ...........................................................     (11,911)     (17,554)
                                                                                ---------    ---------
Net cash used in operating activities .......................................      (9,312)        (474)
                                                                                ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash .................................................      (1,895)         (19)
Purchases of accounts receivable from Palais ................................    (290,691)    (255,410)
Transfer of accounts receivable to the Trust ................................     304,010      278,313
Net cash provided by investing activities ...................................      11,424       22,884
                                                                                ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt ....................................      30,000         --
Additions to debt issue costs ...............................................      (2,635)        --
Additions to Trust organization costs .......................................        --           (700)
Dividends paid to Palais ....................................................     (29,477)     (21,710)
                                                                                ---------    ---------
Net cash used in financing activities .......................................      (2,112)     (22,410)
                                                                                ---------    ---------
Net change in cash and cash equivalents .....................................        --           --

CASH AND CASH EQUIVALENTS:
Beginning of period .........................................................        --           --
                                                                                ---------    ---------
End of period ...............................................................   $    --      $    --
                                                                                ---------    ---------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Contribution of ineligible accounts receivable ..............................   $   3,554    $   3,043
                                                                                =========    =========
Contribution of Trust organization costs ....................................   $      87    $      74
                                                                                =========    =========

         The accompanying notes are an integral part of this statement.

                       SRI RECEIVABLES PURCHASE CO., INC.
          (An indirect, wholly owned subsidiary of Stage Stores, Inc.)
                   CONDENSED STATEMENT OF STOCKHOLDER'S EQUITY
                     (in thousands except number of shares)
                                   (unaudited)

                                                  Common Stock
                                            -----------------------------  Additional
                                              Shares                         Paid-in   Retained
                                            Outstanding         Amount       Capital   Earnings     Total
                                            -----------      ------------   --------    -------    --------
Balance, February 3, 1996 ..............          1,000      $       --     $ 52,195    $ 4,165    $ 56,360

Net income .............................           --                --         --        2,599       2,599
Dividends ..............................           --                --      (27,500)    (1,977)    (29,477)
Contribution of ineligible accounts
receivable .............................           --                --        3,554       --         3,554
Contribution of Trust organization costs           --                --           87       --            87
                                            -----------      ------------   --------    -------    --------
Balance, November 2, 1996 ..............          1,000      $       --     $ 28,336    $ 4,787    $ 33,123
                                            ===========      ============   ========    =======    ========

         The accompanying notes are an integral part of this statement.

                       SRI RECEIVABLES PURCHASE CO., INC.
          (An indirect, wholly owned subsidiary of Stage Stores, Inc.)
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

            1. The accompanying unaudited condensed financial statements of SRI Receivables Purchase Co., Inc. ("SRPC") have been prepared in accordance with Rule 10-01 of Regulation S-X and do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. Those adjustments, which include only normal recurring adjustments, that are, in the opinion of management, necessary for a fair presentation of the results of the interim periods have been made. The results of operations for such interim periods are not necessarily indicative of results of operations for a full year. The unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto contained elsewhere herein. SRPC is an indirect, wholly owned subsidiary of Specialty Retailers, Inc. ("SRI"). SRPC's ultimate parent is Stage Stores, Inc. ("Stage Stores," formerly Apparel Retailers, Inc.). The fiscal years discussed herein end on the Saturday nearest to January 31 in the following calendar year. For example, references to "1996" mean the fiscal year ended February 1, 1997.

            2. Under the accounts receivable securitization program implemented in 1993 (the "Accounts Receivable Program"), SRPC purchases the accounts receivable generated under the private label credit card program. Such accounts receivable are in turn transferred to a master trust (the "Trust") which has issued certain certificates representing undivided interests in the Trust. SRPC owns an undivided interest in the accounts receivable not supporting the certificates issued by the Trust (the "Retained Interest"). SRPC is a separate corporate entity from Stage Stores and SRPC's creditors have a claim on its assets prior to those assets becoming available to any creditor of Stage Stores or any of its subsidiaries.

            3. During May 1996, SRPC issued $30.0 million in aggregate principal amount of 12.5% Trust Certificate-Backed Notes Due 2000 (the "SRPC Notes"). The proceeds of such issuance were transferred to SRI and ultimately used by Stage Stores to acquire Uhlmans Inc. ("Uhlmans"). Interest on the SRPC Notes is payable semi-annually on June 15 and December 15 of each year, commencing December 15, 1996 from amounts otherwise received by SRPC from its Retained Interest. Principal repayments are anticipated to commence in December 1999.

            The purchase price of Uhlmans was $28.2 million, including the repayment of certain debt of Uhlmans. Uhlmans, which operated thirty-four family apparel stores located in Ohio, Michigan and Indiana, had sales of $59.7 million and net income of $0.6 million for the year ended February 3, 1996. Stage Stores plans to operate the majority of the acquired locations under the "Stage" banner following a brief conversion period. Stage Stores filed a Current Report on Form 8-K on May 9, 1996 related to this transaction.

            4. During June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities ("SFAS 125"). The statement provides standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. A transfer will be considered a sale to the extent consideration other than beneficial interests in the assets transferred are received in exchange and control over the assets is surrendered. SRPC is currently evaluating the accounting implications of the standards set forth in this statement. Although SRPC has not completed its evaluation of this statement and is unable to determine the exact impact of the adoption of the statement, SRPC believes the adoption of SFAS 125 will not have a material impact on its financial position or results of operations.

            5. During February 1997, SRI merged into Palais Royal, Inc. ("Palais"). In connection with the merger, Palais changed its name to Specialty Retailers, Inc. All references to SRI in the accompanying financial statements refer to either SRI or Palais, as appropriate.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of SRI Receivables Purchase Co., Inc.

In our opinion, the accompanying financial statements listed in the accompanying index present fairly, in all material respects, the financial position of SRI Receivables Purchase Co., Inc., an indirect, wholly owned subsidiary of Stage Stores, Inc. (formerly Apparel Retailers, Inc.), at February 3, 1996 and January 28, 1995, and the results of its operations and its cash flows for each of the two years in the period ended February 3, 1996 and for the period from inception to January 29, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Houston, Texas
April 19, 1996

                       SRI RECEIVABLES PURCHASE CO., INC.
          (An indirect, wholly owned subsidiary of Stage Stores, Inc.)
                                  BALANCE SHEET
                    (dollars in thousands, except par value)

                                                     February 3,   January 28,
                                                        1996          1995
                                                      ---------     ---------
                    ASSETS
Retained Certificates in Trust ....................   $  66,833     $  64,693
Restricted cash ...................................       4,411         3,454
Trust organization costs ..........................       5,927         6,396
                                                      ---------     ---------
                                                      $  77,171     $  74,543
                                                      =========     =========

      LIABILITIES AND STOCKHOLDER'S EQUITY
Accrued expenses and other accrued liabilities ....   $      56     $      28
State franchise taxes payable .....................       1,170           533
Payable to Palais .................................      18,522         8,928
Deferred income taxes .............................       1,063         1,358
                                                      ---------     ---------
     Total liabilities ............................      20,811        10,847
                                                      ---------     ---------

Common stock, par value $0.01, 1,000 shares
     authorized, issued and outstanding ...........        --            --
Additional paid-in capital ........................      52,195        47,724
Retained earnings .................................       4,165        15,972
                                                      ---------     ---------
     Stockholder's equity .........................      56,360        63,696
                                                      ---------     ---------
Commitments and contingencies .....................        --            --
                                                      ---------     ---------
                                                      $  77,171     $  74,543
                                                      =========     =========

         The accompanying notes are an integral part of this statement.

                       SRI RECEIVABLES PURCHASE CO., INC.
          (An indirect, wholly owned subsidiary of Stage Stores, Inc.)
                               STATEMENT OF INCOME
                                 (in thousands)

                                                                      From
                                              Fiscal Year          Inception to
                                        -----------------------     January 29,
                                          1995           1994          1994
                                        --------       --------       -------
Gain associated with
     Retained Certificates .........    $ 23,397       $ 25,095       $ 9,498
Interest income (expense) on
     balances with Palais ..........         825            495           (88)
Interest income ....................         228            104            94
General and administrative
     expenses ......................      (1,152)          (892)         (530)
                                        --------       --------       -------
Operating income ...................      23,298         24,802         8,974

Income tax expense .................      (8,651)        (9,031)       (3,194)
                                        --------       --------       -------
Net income .........................    $ 14,647       $ 15,771       $ 5,780
                                        ========       ========       =======

         The accompanying notes are an integral part of this statement.

                       SRI RECEIVABLES PURCHASE CO., INC.
          (An indirect, wholly owned subsidiary of Stage Stores, Inc.)
                             STATEMENT OF CASH FLOWS
                                 (in thousands)

                                                                                           From
                                                                  Fiscal Year           Inception to
                                                          --------------------------    January 29,
                                                             1995           1994           1994
                                                          -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income ........................................   $    14,647    $    15,771    $     5,780
                                                          -----------    -----------    -----------
    Adjustments to reconcile net income to net
      cash provided by (used in) operating activities:
          Amortization of Trust organization costs ....         1,101            778            327
          Deferred income taxes .......................          (295)         2,798          1,108

    Change in operating assets and liabilities:
          Increase in payable to Palais ...............         9,594          8,695            233
          Increase in state franchise taxes payable ...           637            533           --
          Increase in Trust organization costs ........          (632)          --           (3,596)
          Increase (decrease) in accrued expenses
            and other accrued liabilities .............            28           (627)           673
          Unrealized (gain) loss associated with the
            Retained Certificates .....................        (1,017)           827         (4,706)
                                                          -----------    -----------    -----------
                  Total adjustments ...................         9,416         13,004         (5,961)
                                                          -----------    -----------    -----------
          Net cash provided by (used in)
            operating activities ......................        24,063         28,775           (181)
                                                          -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Decrease (increase) in restricted cash ............          (957)           181         (3,635)
    Purchases of accounts receivable from Palais ......      (408,278)      (385,660)      (189,570)
    Transfer of accounts receivable to the Trust ......       411,626        362,283        193,386
    Net cash provided by (used in) investing activities         2,391        (23,196)           181
                                                          -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Dividends paid to Palais ..........................       (26,454)        (5,579)          --
                                                          -----------    -----------    -----------
          Net cash used in investing activities .......       (26,454)        (5,579)          --
                                                          -----------    -----------    -----------
          Net change in cash and cash equivalents .....          --             --             --

CASH AND CASH EQUIVALENTS:
    Beginning of period ...............................          --             --             --
                                                          -----------    -----------    -----------
    End of period .....................................   $      --      $      --      $      --
                                                          ===========    ===========    ===========

         The accompanying notes are an integral part of this statement.

                       SRI RECEIVABLES PURCHASE CO., INC.
          (An indirect, wholly owned subsidiary of Stage Stores, Inc.)
                       STATEMENT OF CASH FLOWS (CONTINUED)
                                 (in thousands)

                                                                       From
                                                  Fiscal Year      Inception to
                                             ---------------------- January 29,
                                               1995         1994       1994
                                             ---------   ----------   -------
SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION:
    Income taxes paid ...................... $     111   $      233   $  --
                                             =========   ==========   =======
SUPPLEMENTAL SCHEDULE OF NONCASH
INVESTING AND FINANCING ACTIVITIES:
    Issuance of common stock in exchange for
        accounts receivable ................ $    --     $     --     $35,177
                                             =========   ==========   =======
    Contribution of ineligible accounts
        receivable ......................... $   4,471   $    4,120   $ 1,956
                                             =========   ==========   =======
    Contribution of Trust organization costs $    --     $      118   $ 3,805
                                             =========   ==========   =======
    Contribution of deferred tax benefit
        associated with bad debt reserve ... $    --     $     --     $ 2,548
                                             =========   ==========   =======

         The accompanying notes are an integral part of this statement.

                       SRI RECEIVABLES PURCHASE CO., INC.
          (An indirect, wholly owned subsidiary of Stage Stores, Inc.)
                        STATEMENT OF STOCKHOLDER'S EQUITY
                    (in thousands, except numbers of shares)

                                                     Common Stock
                                                  -------------------  Additional
                                                   Shares               Paid-In    Retained
                                                Outstanding   Amount    Capital    Earnings     Total
                                                  --------   --------   --------   --------    --------
Balance, July 27, 1993 inception date .........       --     $   --     $   --     $   --      $   --

Issuance of stock .............................      1,000       --       35,177       --        35,177
Net income ....................................       --         --         --        5,780       5,780
Contribution of ineligible accounts receivable        --         --        1,956       --         1,956
Contribution of trust organization costs ......       --         --        3,805       --         3,805
Contribution of deferred tax benefit associated
with bad debt reserve .........................       --         --        2,548       --         2,548
                                                  --------   --------   --------   --------    --------
Balance, January 29, 1994 .....................      1,000       --       43,486      5,780      49,266

Net income ....................................       --         --         --       15,771      15,771
Dividend ......................................       --         --         --       (5,579)     (5,579)
Contribution of ineligible accounts receivable        --         --        4,120       --         4,120
Contribution of trust organization costs ......       --         --          118       --           118
                                                  --------   --------   --------   --------    --------
Balance, January 28, 1995 .....................      1,000       --       47,724     15,972      63,696

Net income ....................................       --         --         --       14,647      14,647
Dividend ......................................       --         --         --      (26,454)    (26,454)
Contribution of ineligible accounts receivable        --         --        4,471       --         4,471
                                                  --------   --------   --------   --------    --------
Balance, February 3, 1996 .....................      1,000   $   --     $ 52,195   $  4,165    $ 56,360
                                                  ========   ========   ========   ========    ========

         The accompanying notes are an integral part of this statement.

                       SRI RECEIVABLES PURCHASE CO., INC.
          (An indirect, wholly owned subsidiary of Stage Stores, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS:

            SRI Receivables Purchase Co., Inc. ("SRPC") is a wholly owned, special-purpose subsidiary of Specialty Retailers, Inc. ("SRI"). SRPC's ultimate parent is Stage Stores, Inc. ("Stage Stores"). SRPC was incorporated on July 27, 1993 ("Inception") and was established to (i) acquire substantially all of the accounts receivable from SRI and (ii) transfer those accounts receivable to SRI Receivables Master Trust (the "Trust") under the terms of a pooling and servicing agreement.

            SRPC is a separate and distinct entity from Stage Stores and its other subsidiaries. SRPC was established with the intent that in the event of a liquidation, its creditors would be entitled to satisfy their claims from SRPC's assets prior to any distribution to Stage Stores or any of its subsidiaries.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

            FISCAL YEAR: The fiscal years discussed herein end on the Saturday nearest to January 31 in the following calendar year. For example, references to "1995" mean the fiscal year ended February 3, 1996. All fiscal years consist of fifty-two weeks except for 1995 which consists of fifty-three weeks.

            USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

            RETAINED CERTIFICATES IN TRUST: Retained certificates in Trust represents the Class D Term Certificates and the transferor certificate (the "Transferor Certificate" and along with the Class D Term Certificates, the "Retained Certificates") which are held by SRPC. SRPC accounts for the Retained Certificates under Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115"). Under SFAS 115, the Retained Certificates are accounted for as debt securities and classified as trading securities. Accordingly, the Retained Certificates are recorded at fair value in the accompanying balance sheet with any change in fair value reflected currently in income.

            Fair value is determined based upon the purchase price of the receivables from SRI as well as actual and estimated finance charge income, servicing cost and bad debt expense associated with the underlying accounts receivable portfolio as well as the return paid to the holders of the Class A, B and C certificates (the "Term Certificates") and the $40.0 million revolving certificate (the "Revolving Certificate"). The realized gain associated with the Retained and Revolving Certificates represents (i) actual finance charge income billed to the holders of the underlying accounts receivable less (ii) actual servicing costs incurred by SRPC under an agreement with SRI, actual return paid to the holders of the Term Certificates, actual premium payments made to Palais and actual bad debt write-offs net of any recoveries of defaulted accounts receivable from SRI, see Note 3. The change in the unrealized gain (loss) associated with the Retained Certificates represents (i) estimated future finance charge income to be billed to the holders of the underlying accounts receivable as the underlying accounts receivable portfolio liquidates less (ii) the estimated servicing cost to be incurred by SRPC over the liquidation period, estimated return to be paid to the holders of the Term and Revolving Certificates over the liquidation period and estimated future bad debt expense associated with the underlying accounts receivable portfolio.

            TRUST ORGANIZATION COSTS: Trust organization costs are amortized on a straight-line basis over the expected life of the Trust (nine years). Accumulated amortization of trust organization costs was $2,206,000 and $1,105,000 at February 3, 1996 and January 28, 1995, respectively.

                       SRI RECEIVABLES PURCHASE CO., INC.
          (An indirect, wholly owned subsidiary of Stage Stores, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

            STATEMENT OF CASH FLOWS: SRPC considers highly liquid investments with initial maturities of less than three months to be cash equivalents in its statement of cash flows.

            FINANCIAL INSTRUMENTS AND DERIVATIVES: SRPC records all financial instruments, other than the Retained Certificates, at cost. The fair values of these financial instruments approximate cost. SRPC has entered into two interest rate cap agreements in order to hedge its interest rate risk. The cost of entering into the agreements was not material and there are no future costs related to the exercise of these agreements. If future interest rates increase above specified amounts, reimbursements to SRPC under the agreements will reduce interest expense.

            INCOME TAXES: Although SRPC is included in the consolidated federal tax return of Stage Stores, the provisions for federal income taxes has been computed as if SRPC had filed a separate federal income tax return. The asset and liability approach is used to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

            RECLASSIFICATION: The accompanying financial statements include reclassifications from financial statements issued in previous years.

NOTE 3 - RECEIVABLES PURCHASE AGREEMENT:

            SRPC has entered into a Receivables Purchase Agreement (the "Purchase Agreement") with SRI. The Purchase Agreement requires SRPC to purchase eligible accounts receivable at a price which may be greater or less than the face amount of such receivables.

            The purchase price is based on (i) the expected yield on the Receivables, reduced by certain costs to SRPC (ii) the expected losses on the Receivables, net of certain expected benefits to SRPC from SRI and (iii) a reasonable rate of return on SRPC's capital. All accounts receivable were purchased at face value during 1994 and 1993. In 1995, all accounts receivable were purchased at face value plus a $12.0 million premium intended to compensate SRI for the cost of servicing the accounts receivable not offset by the fee SRI charged the Trust described in Note 4. The Purchase Agreement terminates upon the occurrence of certain events specified therein.

            Effective October 7, 1994, the Purchase Agreement and the Agreement were amended to allow SRPC to sell defaulted accounts receivable to SRI, subject to certain limitations (the "Amendment"). The Purchase Agreement does not allow for the repurchase of any other receivables by Palais. Sales of defaulted accounts receivable are limited to 95% of the immediately preceding fiscal year's default ratio, as defined in the Amendment, applied to eligible accounts receivable transferred from Palais during any fiscal period.

NOTE 4 - POOLING AND SERVICING AGREEMENT:

            On July 30, 1993, SRPC entered into a Pooling and Servicing Agreement, amended and restated as of August 11, 1995 (the "Agreement"), with the Trust, SRI and Bankers Trust (Delaware), as the trustee. Under the terms of the Agreement, as supplemented by the Series 1993-1 Supplement, the Series 1993-2 Supplement and the Series 1995-1 Supplement, the Trust issued to third parties $165.0 million of long-term Class A, B and C certificates (the "Term Certificates") and a $40.0 million revolving certificate (the "Revolving Certificate") in exchange for substantially all of the credit card accounts receivable of SRPC. The Trust also issued a $35.1 million Class D Term Certificate to SRPC, which does not receive a return, and a transferor certificate (the "Transferor Certificate") which represents an undivided interest in the assets of the Trust which do not support the Term, Revolving or Class D Term Certificates outstanding. The amount of the Transferor Certificate will vary depending on the level of assets in the Trust. The holder of the Revolving Certificate has agreed to purchase interests in the Trust equal to the amount of accounts receivable in the Trust above the level required to support the Term Certificates and the transferor's retained interest (currently $204.1 million), up to a maximum of $40.0 million. If receivable balances in the Trust fall below the level required to support the term

                       SRI RECEIVABLES PURCHASE CO., INC.
          (An indirect, wholly owned subsidiary of Stage Stores, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

certificates and revolving certificates, certain principal collections may be retained in the Trust until such time as the receivable balances exceed the certificates then outstanding and the required transferor's interest. SRI continues to service all of the accounts receivable in the Trust. The Trust may issue additional series of certificates from time to time. Terms of any future series will be determined at the time of issuance. The outstanding balances of the Term Certificates totaled $165.0 and $140.0 million February 3, 1996 and January 28, 1995, respectively. There was no portion of the Revolving Certificate outstanding at February 3, 1996 and January 28, 1995.

            The repayment of the Class D Term Certificates are contingent upon full repayment of the Class A, B and C Term Certificates. The repayment of the Class C Term Certificates are contingent upon full repayment of the Class A and B Term Certificates. The repayment of the Class B Certificates are contingent upon full repayment of the Class A Term Certificates.

            Total accounts receivable transferred to the Trust during 1995, 1994 and 1993 were $411.6 million, $362.3 million and $333.4 million, respectively. The cash flows generated from the accounts receivable in the Trust are dedicated to (i) the purchase of new accounts receivable generated by SRI, (ii) payment of a return on the certificates and (iii) the payment of a servicing fee to SRI. Any remaining cash flows are remitted to SRPC. The Term Certificates entitle the holders to receive a return, based upon the London Interbank Offered Rate ("LIBOR"), plus a specified margin paid on a quarterly basis. Principal payments commence on December 31, 1999 but can be accelerated upon occurrence of certain events. The revolving certificate entitles the holder to receive a return based upon a floating LIBOR rate, plus a specified margin, paid on a monthly basis. SRPC has entered into two interest rate protection agreements with a bank with notional amounts of $165.0 million and $40.0 million, respectively, which expire in 2002 and 2003, respectively. These agreements are designed to protect SRPC from increases in the floating rates on the Term and Revolving Certificates. Under these agreements, SRPC will receive payments from the bank if the floating LIBOR rate, as specified in the agreements, exceeds 12%. Currently, SRPC is not receiving any payments under the agreements. If the bank does not perform under the interest rate protection agreements, SRPC's exposure is limited to not receiving such payments. SRPC is exposed to loss in the event of non-performance by the bank. However, SRPC does not anticipate non-performance by the bank. At February 3, 1996, the weighted average rate of return on the Term Certificates was 6.8%. The Class D Term Certificates do not receive a return. The purchase commitment for the Revolving Certificate expires in December 1999, subject to renewal at the option of the parties. The Revolving Certificate holders are entitled to repayment in the event the accounts receivable decrease below that required to support such certificates.

            SRI acts as agent to service the accounts receivable but this appointment may be revoked under certain circumstances. Under the Agreement, SRI receives a servicing fee equal to 2% of all Term and Revolving Certificates outstanding. SRI received $3.8 million, $3.4 million and $1.7 million during 1995, 1994 and 1993, respectively, as compensation for servicing the accounts receivable under the Agreement.

                       SRI RECEIVABLES PURCHASE CO., INC.
          (An indirect, wholly owned subsidiary of Stage Stores, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 5 - INCOME TAXES:

            All SRPC operations are domestic. Income tax expense charged to operations consisted of the following (in thousands):

                                                                      From
                                                 Fiscal Year      Inception to
                                             -------------------   January 29,
                                              1995         1994       1994
                                             -------      ------     ------
Federal income tax expense (benefit):
            Current ......................   $ 8,309      $6,054     $2,004
            Deferred .....................      (420)      2,438        966
                                             -------      ------     ------
                                               7,889       8,492      2,970
                                             -------      ------     ------
State income tax expenses:
            Current ......................       637         179         82
            Deferred .....................       125         360        142
                                             -------      ------     ------
                                                 762         539        224
                                             -------      ------     ------
                                             $ 8,651      $9,031     $3,194
                                             =======      ======     ======

            A reconciliation between the federal income tax expense charged to operations computed at statutory tax rates and the actual income tax expense recorded follows (in thousands):

                                                                       From
                                                  Fiscal Year      Inception to
                                             ---------------------- January 29,
                                               1995         1994       1994
                                             ---------   ----------   -------
Federal income tax expense at the
  statutory rate ..........................    $ 8,154      $ 8,681   $ 3,141
State income taxes, net ....................       497          350        53
                                             ---------   ----------   -------
                                               $ 8,651      $ 9,031   $ 3,194
                                             =========   ==========   =======

                       SRI RECEIVABLES PURCHASE CO., INC.
          (An indirect, wholly owned subsidiary of Stage Stores, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

            Deferred tax liabilities (assets) consist of the following (in thousands):
                                                        February 3,  January 28,
                                                           1996          1995
                                                        ----------    ----------
Gross deferred tax liabilities:
     Unrealized gain associated
          with Retained Certificates ................   $    1,218    $    1,358
     State income taxes .............................          125          --
                                                        ----------    ----------
                                                             1,343         1,358
                                                        ----------    ----------
     Gross deferred tax assets:
     Other ..........................................         (280)         --
                                                        ----------    ----------
                                                              (280)         --
                                                        ----------    ----------
Deferred tax assets valuation allowance .............         --            --
                                                        ----------    ----------
                                                        $    1,063    $    1,358
                                                        ==========    ==========

       Income taxes payable to Stage Stores were $9.3 million and $8.1 million at February 3, 1996 and January 28, 1995, respectively, and are included in the payable to Palais.

NOTE 6 - COMMITMENTS AND CONTINGENCIES:

       LITIGATION: SRPC is subject to claims and litigation arising in the normal course of its business. SRPC does not believe that any of these proceedings will have a material adverse effect on its financial position, results of operations or cash flows.

       CONCENTRATION OF CREDIT RISK: Financial instruments which potentially subject SRPC to concentrations of credit risk are primarily cash and accounts receivable. The credit risk associated with SRPC's accounts receivable is limited by the large number of customers in SRI's customer base. Substantially all of SRI's customers reside in the central United States.

NOTE 7 - RELATED PARTY TRANSACTIONS:

       In connection with the transactions discussed in Note 3 and Note 4, SRPC will record a payable to or a receivable from SRI. Intercompany interest is charged at LIBOR plus 1.0% (6.8% at February 3, 1996).

NOTE 8 - SUBSEQUENT EVENTS (UNAUDITED):

       During May 1996, SRPC issued $30.0 million in aggregate principal amount of 12.5% Trust Certificate-Backed Notes Due 2000 (the "SRPC Notes"). The proceeds of such issuance were transferred to SRI and ultimately used by Stage Stores to acquire Uhlmans Inc. Interest on the SRPC Notes is payable semi-annually on June 15 and December 15 of each year commencing December 15, 1996 from amounts otherwise received by SRPC from its undivided interest in the accounts receivable not supporting the certificates issued by the Trust.

                       SRI RECEIVABLES PURCHASE CO., INC.
          (An indirect, wholly owned subsidiary of Stage Stores, Inc.)
                          NOTES TO FINANCIAL STATEMENTS

       During February 1997, SRI merged into Palais Royal, Inc. ("Palais"). In connection with the merger, Palais changed its name to Specialty Retailers, Inc. All references to SRI in the accompanying financial statements refer to either SRI or Palais, as appropriate.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him as a result of such action. In the case of a derivative action, such person must be indemnified against expenses (including attorney's fees). In either type of action the person must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for expenses. In a non-derivative action this indemnification does not apply to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

       Article Eleventh of the Company's Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director.

       Article V of the Company's bylaws provides that the Company shall indemnify each person who is or was an officer or director of the Company to the fullest extent authorized by the DGCL as currently in effect or as the same may be amended (but only to provide broader indemnification rights) in the future.

ITEM 21.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

       (a)    EXHIBITS

   3.1     Certificate of Incorporation of SRI Receivables Purchase Co., Inc.

   3.2     By-Laws of SRI Receivables Purchase Co., Inc.

   4.1 Form of Indenture among SRI Receivables Purchase Co., Inc., Specialty Retailers, Inc., as Administrative Agent, and Bankers Trust Company, as Trustee and Collateral Agent, relating to the 12.5% Series B Notes of SRI Receivables Purchase Co., Inc. (including form of note).

   4.2 Amended and Restated Pooling and Servicing Agreement by and among SRI Receivables Purchase Co., Inc., Specialty Retailers, Inc. and Bankers Trust (Delaware) dated as of August 11, 1995 (incorporated by reference to Exhibit 4.6 on Form 10-Q of Apparel Retailers, Inc., dated October 28,
           1995).

   4.3 First Amendment to Amended and Restated Pooling and Servicing Agreement by and among SRI Receivables Purchase Co., Inc., Specialty Retailers, Inc. and Bankers Trust (Delaware) dated as of May 30, 1996 (incorporated by reference to Exhibit 4.2 on Form 10-Q of Apparel Retailers, Inc., dated May 4, 1996).

   4.4 Amended and Restated Series 1993-1 Supplement among SRI Receivables Purchase Co., Inc., Specialty Retailers, Inc. and Bankers Trust (Delaware) dated as of May 30, 1996
           (incorporated by reference to Exhibit 4.3 on Form 10-Q of Apparel Retailers, Inc., dated May 4, 1996).

   4.5 Amended and Restated Series 1993-2 Supplement among SRI Receivables Purchase Co., Inc., Specialty Retailers, Inc. and Bankers Trust (Delaware) dated as of May 30, 1996
           (incorporated by reference to Exhibit 4.4 on Form 10-Q of Apparel Retailers, Inc., dated May 4, 1996).

   4.6 First Amendment to the Series 1993-2 Supplement and Revolving Certificate Purchase Agreement by and among Specialty Retailers, Inc., SRI Receivables Purchase Co., Inc., Bankers Trust (Delaware) as Trustee for the SRI Receivables Master Trust, the financial institutions parties thereto and National Westminster Bank Plc, New York branch, dated as of August 11, 1995 (incorporated by reference to Exhibit 4.5 on Form 10-Q of Apparel Retailers, Inc., dated May 4, 1996).

   4.7 Amended and Restated Series 1995-1 Supplement by and among SRI Receivables Purchase Co., Inc., Specialty Retailers, Inc. and Bankers Trust (Delaware) on behalf of the Series 1995-1 Certificateholders dated as of May 30, 1996 (incorporated by reference to Exhibit 4.6 on Form 10-Q of Apparel Retailers, Inc., dated May 4, 1996).

   4.8 Amended and Restated Receivables Purchase Agreement among SRI Receivables Purchase Co., Inc. and the Originators dated as of May 30, 1996 (incorporated by reference to Exhibit 4.7 on Form 10-Q of Apparel Retailers, Inc., dated May 4, 1996).

   4.9 Certificate Purchase Agreements between SRI Receivables Purchase Co., Inc. and the Purchasers of the Series 1993-1 Offered Certificates (incorporated by reference to Exhibit 4.10 of Registration No. 33-68258 on Form S-4 of Specialty Retailers, Inc.).

   4.10    Revolving Certificate Purchase Agreement between SRI
           Receivables Purchase Co., Inc., the Facility Agent and the Revolving Purchasers with respect to the Class A-R
           Certificates (incorporated by reference to Exhibit 4.11 of Registration No. 33-68258 on Form S-4 of Specialty Retailers, Inc.).

   4.11 Certificate Purchase Agreement among SRI Receivables Purchase Co., Inc., Specialty Retailers, Inc. and the Certificate Purchaser dated as of August 11, 1995 (incorporated by reference to Exhibit 4.9 on Form 10-Q of Apparel Retailers, Inc., dated October 28, 1995).

   5.1     Opinion of Kirkland & Ellis.

   8.1     Tax Opinion of Kirkland & Ellis.

  10.1 Registration Rights Agreement dated as of May 30, 1996 by and among SRI Receivables Purchase Co., Inc. and BT Securities Corporation relating to the sale of SRI Receivables Purchase Co., Inc. 12.5% Trust Certificate-Backed Notes.

  10.2 Employment Agreement between Specialty Retailers, Inc. and Carl E. Tooker dated June 9, 1993 (incorporated by reference to Exhibit
           10.17 to Registration No. 33-68258 on Form S-4 of Specialty Retailers, Inc.).

  10.3 Stock Option Agreement between Specialty Retailers, Inc. and Carl E. Tooker dated June 9, 1993 (incorporated by reference to Exhibit
           10.18 to Registration No. 33-68258 on Form S-4 of Specialty Retailers, Inc).

  10.4 Employment Agreement between Mark Shulman and Specialty Retailers, Inc., dated as of January 8, 1994 (incorporated by reference to Exhibit 10.1 on Form 10-Q of Apparel Retailers, Inc., dated April 29, 1995).

  10.5 Stock Option Agreement between Apparel Retailers, Inc. and Mark Shulman dated as of January 31, 1994 (incorporated by reference to Exhibit 10.2 on Form 10-Q of Apparel Retailers, Inc., dated April 29, 1995).

  10.6 Employment Agreement between James Marcum and Specialty Retailers, Inc. dated as of May 15, 1995 (incorporated by reference to Exhibit
           10.3 on Form 10-Q of Apparel Retailers, Inc., dated April 29, 1995).

  10.7 Employment Agreement between Stephen Lovell and Specialty Retailers, Inc. dated as of May 19, 1995 (incorporated by reference to Exhibit
           10.4 on Form 10-Q of Apparel Retailers, Inc., dated April 29, 1995).

  12.1     Statement re Computation of Ratio of Earnings to Fixed Charges.

  23.1     Consent of Price Waterhouse LLP.

  23.2     Consent of Kirkland & Ellis (included in Exhibits 5 and 8).

  24.1     Powers of Attorney.

  25.1     Statement of Eligibility of Trustee.

  99.1     Form of Letter of Transmittal.

  99.2     Form of Notice of Guarantee Delivery.

  99.3     Form of Instructions to Registered Holder.

       (B)    FINANCIAL STATEMENT SCHEDULES

              Not Applicable.

ITEM 22.      UNDERTAKINGS

       The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions described under Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

       The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS ON MARCH 12, 1997.

                              SRI RECEIVABLES PURCHASE CO., INC.,
                              AS ORIGINATOR OF, AND ON BEHALF OF,
                              THE TRUST AND AS REGISTRANT

                              By: /S/ JAMES A. MARCUM
                                      James A. Marcum
                                      EXECUTIVE VICE PRESIDENT AND
                                      CHIEF FINANCIAL OFFICER

       SIGNATURE               TITLE                                 DATE


* /s/ CARL TOOKER          President and Chief                   August 27, 1996
      Carl Tooker          Executive Officer

* /s/ JAMES MARCUM         Executive Vice President              August 27, 1996
      James Marcum         and Chief Financial Officer
                           (Principal Accounting Officer)

* /s/ JOSHUA BEKENSTEIN    Director                              August 27, 1996
      Joshua Bekenstein

* /s/ ADAM KIRSCH          Director                              August 27, 1996
      Adam Kirsch

* /s/ R. WAYNE CAIN        Director                               March 11, 1997
      R. Wayne Cain


       The undersigned, by signing his name hereto, does hereby sign this Amendment No. 2 to Registration Statement on behalf of each of the above-indicated officers and directors of the registrant pursuant to the power of attorney signed by such officers and directors.


                                     By:  /s/ JAMES A. MARCUM
                                              James A. Marcum, Attorney-in-Fact

                            EXHIBIT INDEX
EXHIBIT                                                            SEQUENTIALLY
NUMBER                       DESCRIPTION                           NUMBERED PAGE
-------                      -----------                           -------------
  3.1     Certificate of Incorporation of SRI Receivables Purchase         ***
          Co., Inc.

  3.2     By-laws of SRI Receivables Purchase Co., Inc.                    ***

  4.1     Form of Indenture among SRI Receivables Purchase Co., Inc.,      ***
          Specialty Retailers, Inc., as Administrative Agent, and
          Bankers Trust Company, as Trustee and Collateral Agent, relating to the 12.5% Series B Notes of SRI Receivables
          Purchase Co., Inc. (including form of note).

  4.2     Amended and Restated Pooling and Servicing Agreement by           **
          and among SRI Receivables Purchase Co., Inc., Specialty
          Retailers, Inc. and Bankers Trust (Delaware) dated as of
          August 11, 1995 (incorporated by reference to Exhibit 4.6
          on Form 10-Q of Apparel Retailers, Inc. dated October 28,
          1995)

  4.3     First Amendment to Amended and Restated Pooling                   **
          and Servicing Agreement by and among SRI Receivables
          Purchase Co., Inc., Specialty Retailers, Inc. and
          Bankers Trust (Delaware) dated as of May 30, 1996
          (incorporated by reference to Exhibit 4.2 on Form
          10-Q of Apparel Retailers, Inc., dated May 4, 1996)

  4.4     Amended and Restated Series 1993-1 Supplement                     **
          among SRI Receivables Purchase Co., Inc., Specialty
          Retailers, Inc. and Bankers Trust (Delaware) dated as of
          May 30, 1996 (incorporated by reference to Exhibit 4.3 on
          Form 10-Q of Apparel Retailers, Inc., dated May 4, 1996).

  4.5     Amended and Restated Series 1993-2 Supplement                     **
          among SRI Receivables Purchase Co., Inc., Specialty
          Retailers, Inc. and Bankers Trust (Delaware) dated as of
          May 30, 1996 (incorporated by reference to Exhibit 4.4 on
          Form 10-Q of Apparel Retailers, Inc., dated May 4, 1996).

  4.6     First amendment to the Series 1993-2 Supplement                   **
          and Revolving Certificate Purchase Agreement by and among Specialty Retailers, Inc., SRI Receivables Purchase Co.,
          Inc., Bankers Trust (Delaware) as Trustee for the SRI
          Receivables Maser Trust, the financial institutions parties thereto and National Westminster Bank Plc, New
          York branch, dated as of August 11, 1995 (incorporated by reference to Exhibit 4.5 on Form 10-Q of Apparel
          Retailers, Inc., dated May 4, 1996).

  4.7     Amended and Retailed Series 1995-1 Supplement                     **
          by and among SRI Receivables Purchase Co., Inc., Specialty Retailers, Inc. and Bankers Trust (Delaware) on behalf of the Series 1995-1 Certificateholders dated as of May 30,
          1996 (incorporated by reference to Exhibit 4.6 on Form
          10-Q of Apparel Retailers, Inc., dated May 4, 1996).

  4.8     Amended and Restated Receivables Purchase                         **
          Agreement among SRI Receivables Purchase Co., Inc. and the Originators dated as of May 30, 1996 (incorporated by reference to Exhibit 4.7 on Form 10-Q of Apparel
          Retailers, Inc., dated May 4, 1996).

  4.9     Certificate Purchase Agreements between SRI                       **
          Receivables Purchase Co., Inc. an the Purchasers of the
          Series 1993-1 Offered Certificates (incorporated by reference to Exhibit 4.10 of Registration No. 33-68258 on
          Form S-4 of Specialty Retailers, Inc.)

  4.10    Revolving Certificate Purchase Agreement                          **
          between SRI Receivables Purchase Co., Inc., the Facility
          Agent and the Revolving Purchasers with respect to the Class a-R Certificates (incorporated by reference to Exhibit 4.11 of Registration No. 33-68258 on Form S-4 of
          Specialty Retailers, Inc.)

  4.11    Certificate Purchase Agreement among SRI                         **
          Receivables Purchase Co., Inc., Specialty Retailers, Inc.
          and the Certificate Purchaser dated as of August 11, 1995 (incorporated by reference to Exhibit 4.9 on Form 10-Q of Apparel Retailers, Inc., dated October 28, 1995.

  5.1     Opinion of Kirkland & Ellis.                                      *

  8.1     Tax Opinion of Kirkland & Ellis.                                  *

 10.1     Registration Rights Agreement dated as                          ***
          of May 30, 1996 by and among SRI Receivables Purchase Co.,
          Inc. and BT Securities Corporation relating to the sale of SRI Receivables Purchase Co., Inc. 12.5% Trust
          Certificate-Backed Notes.

 10.2     Employment Agreement between Specialty                           **
          Retailers, Inc. and Carl E. Tooker dated June 9, 1993
          (incorporated by reference to Exhibit 10.17 to Registration No. 33-68258 on Form S-4 of Specialty
          Retailers, Inc.).

 10.3     Stock Option Agreement between Specialty                         **
          Retailers, Inc. and Carl E. Tooker dated June 9, 1993
          (incorporated by reference to Exhibit 10.18 to Registration No. 33-68258 on Form S-4 of Specialty
          Retailers, Inc.).

 10.4     Employment Agreement between Mark Shulman and                    **
          Specialty Retailers, Inc., dated as of January 8, 1994
          (incorporated by reference to Exhibit 10.1 on Form 10-Q of Apparel Retailers, Inc., dated April 29, 1995).

 10.5     Stock Option Agreement between Apparel Retailers,                **
          Inc. and Mark Shulman dated as of January 31, 1994
          (incorporated by reference to Exhibit 10.2 on Form 10-Q of Apparel Retailers, Inc., dated April 29, 1995).

 10.6     Employment Agreement between James Marcum and                    **
          Specialty Retailers, Inc., dated as of May 15, 1995
          (incorporated by reference to Exhibit 10.3 on Form 10-Q of Apparel Retailers, Inc., dated April 29, 1995).

 10.7     Employment Agreement between Stephen Lovell and                  **
          Specialty Retailers, Inc., dated as of May 19, 1995
          (incorporated by reference to Exhibit 10.4 on Form 10-Q of Apparel Retailers, Inc., dated April 29, 1995).

 12.1     Statement re Computation of Ratio of Earnings to Fixed Charges.   *

 23.1     Consent of Price Waterhouse LLP.                                  *

 23.2     Consent of Kirkland & Ellis (included in opinions                 *
          filed as Exhibits 5.1 and 8.1).

 24.1     Powers of Attorney.                                             ***

 25.1     Statement of Eligibility of Trustee                             ***

 99.1     Form of Letter of Transmittal.                                  ***

 99.2     Form of Notice of Guaranteed Delivery.                          ***

 99.3     Form of Instructions to Registered Holder.                      ***

--------------
*           Filed herewith.
**          Incorporated by reference.
***         Previously filed.